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                    WELLS FARGO ASSET SECURITIES CORPORATION

                                    (Seller)

                                       and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                (Master Servicer)

                                       and

                     UNITED STATES TRUST COMPANY OF NEW YORK

                                    (Trustee)

                                       and

                            FIRST UNION NATIONAL BANK

                              (Trust Administrator)

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 30, 2001

                                 $700,421,801.24

                       Mortgage Pass-Through Certificates
                                 Series 2001-17


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Definitions.....................................................
Section 1.02  Acts of Holders.................................................
Section 1.03  Effect of Headings and Table of Contents........................
Section 1.04  Benefits of Agreement...........................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans....................................
Section 2.02  Acceptance by Trust Administrator...............................
Section 2.03  Representations and Warranties of the Master
                 Servicer and the Seller......................................
Section 2.04  Execution and Delivery of Certificates..........................
Section 2.05  Designation of Certificates; Designation of
                 Startup Day and Latest Possible Maturity
                 Date.........................................................
Section 2.06  Optional Substitution of Mortgage Loans.........................


                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Certificate Account.............................................
Section 3.02  Permitted Withdrawals from the Certificate Account..............
Section 3.03  Advances by Master Servicer and Trust Administrator.............
Section 3.04  Trust Administrator to Cooperate;
                Release of Owner Mortgage Loan Files..........................
Section 3.05  Reports to the Trustee and the Trust Administrator;
                 Annual Compliance Statements.................................
Section 3.06  Title, Management and Disposition of Any
                 REO Mortgage Loan............................................
Section 3.07  Amendments to Servicing Agreements,
                Modification of Standard Provisions...........................
Section 3.08  Oversight of Servicing..........................................
Section 3.09  Termination and Substitution of Servicing Agreements............
Section 3.10  Application of Net Liquidation Proceeds.........................
Section 3.11  Act Reports.....................................................


                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

Section 4.01   Distributions..................................................
Section 4.02   Allocation of Realized Losses..................................
Section 4.03   Paying Agent...................................................
Section 4.04   Statements to Certificateholders;
                 Report to the Trust Administrator and the Seller.............
Section 4.05   Reports to Mortgagors and the Internal Revenue Service.........
Section 4.06   Calculation of Amounts; Binding Effect of
                 Interpretations and Actions of Master Servicer...............


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates...............................................
Section 5.02   Registration of Certificates...................................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates..............
Section 5.04   Persons Deemed Owners..........................................
Section 5.05   Access to List of Certificateholders' Names
                 and Addresses................................................
Section 5.06   Maintenance of Office or Agency................................
Section 5.07   Definitive Certificates........................................
Section 5.08   Notices to Clearing Agency.....................................


                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

Section 6.01   Liability of the Seller and the Master Servicer................
Section 6.02   Merger or Consolidation of the Seller or the
                 Master Servicer..............................................
Section 6.03   Limitation on Liability of the Seller, the
                 Master Servicer and Others...................................
Section 6.04   Resignation of the Master Servicer.............................
Section 6.05   Compensation to the Master Servicer............................
Section 6.06   Assignment or Delegation of Duties by
                 Master Servicer..............................................
Section 6.07   Indemnification of Trustee, the Trust
                 Administrator and Seller by Master Servicer..................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default..............................................
Section 7.02   Other Remedies of Trustee......................................
Section 7.03   Directions by Certificateholders and
                 Duties of Trustee During Event of Default....................
Section 7.04   Action upon Certain Failures of the
                 Master Servicer and upon Event of Default....................
Section 7.05   Trust Administrator to Act; Appointment of Successor...........
Section 7.06   Notification to Certificateholders.............................


                                  ARTICLE VIII

                CONCERNING THE TRUSTEE AND THE TRUST ADMINSTRATOR

Section 8.01   Duties of Trustee and the Trust Administrator..................
Section 8.02   Certain Matters Affecting the Trustee and the
                 Trust Administrator..........................................
Section 8.03   Neither Trustee nor Trust Administrator Required
                 to Make Investigation........................................
Section 8.04   Neither Trustee nor Trust Administrator Liable
                 for Certificates or Mortgage Loans...........................
Section 8.05   Trustee and the Trust Administrator
                 May Own Certificates.........................................
Section 8.06   The Master Servicer to Pay Fees and Expenses...................
Section 8.07   Eligibility Requirements.......................................
Section 8.08   Resignation and Removal........................................
Section 8.09   Successor......................................................
Section 8.10   Merger or Consolidation........................................
Section 8.11   Authenticating Agent...........................................
Section 8.12   Separate Trustees and Co-Trustees..............................
Section 8.13   Appointment of Custodians......................................
Section 8.14   Tax Matters; Compliance with REMIC Provisions..................
Section 8.15   Monthly Advances...............................................


                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination upon Purchase by the
                 Seller or Liquidation of All Mortgage Loans..................
Section 9.02   Additional Termination Requirements............................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment......................................................
Section 10.02  Recordation of Agreement.......................................
Section 10.03  Limitation on Rights of Certificateholders.....................
Section 10.04  Governing Law; Jurisdiction....................................
Section 10.05  Notices........................................................
Section 10.06  Severability of Provisions.....................................
Section 10.07  Special Notices to Rating Agencies.............................
Section 10.08  Covenant of Seller.............................................
Section 10.09  Recharacterization.............................................


                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

Section 11.01  Cut-Off Date...................................................
Section 11.02  Cut-Off Date Aggregate Principal Balance.......................
Section 11.03  Original Class A Percentage....................................
Section 11.04  Original Principal Balances of the Classes of
                 Class A Certificates.........................................
Section 11.05  Original Class A Non-PO Principal Balance......................
Section 11.06  Original Subordinated Percentage...............................
Section 11.07  Original Class B Principal Balance.............................
Section 11.08  Original Principal Balances of the Classes of
                 Class B Certificates.........................................
Section 11.09  Original Class B-1 Fractional Interest.........................
Section 11.10  Original Class B-2 Fractional Interest.........................
Section 11.11  Original Class B-3 Fractional Interest.........................
Section 11.12  Original Class B-4 Fractional Interest.........................
Section 11.13  Original Class B-5 Fractional Interest.........................
Section 11.14  Original Class B-1 Percentage..................................
Section 11.15  Original Class B-2 Percentage..................................
Section 11.16  Original Class B-3 Percentage..................................
Section 11.17  Original Class B-4 Percentage..................................
Section 11.18  Original Class B-5 Percentage..................................
Section 11.19  Original Class B-6 Percentage..................................
Section 11.20  Closing Date...................................................
Section 11.21  Right to Purchase..............................................
Section 11.22  Wire Transfer Eligibility......................................
Section 11.23  Single Certificate.............................................
Section 11.24  Servicing Fee Rate.............................................
Section 11.25  Master Servicing Fee Rate......................................

                                    EXHIBITS

EXHIBIT A-1     -       Form of Face of Class A-1 Certificate
EXHIBIT A-2     -       Form of Face of Class A-2 Certificate
EXHIBIT A-3     -       Form of Face of Class A-3 Certificate
EXHIBIT A-4     -       Form of Face of Class A-4 Certificate
EXHIBIT A-5     -       Form of Face of Class A-5 Certificate
EXHIBIT A-6     -       Form of Face of Class A-6 Certificate
EXHIBIT A-7     -       Form of Face of Class A-7 Certificate
EXHIBIT A-8     -       Form of Face of Class A-8 Certificate
EXHIBIT A-9     -       Form of Face of Class A-9 Certificate
EXHIBIT A-10    -       Form of Face of Class A-10 Certificate
EXHIBIT A-11    -       Form of Face of Class A-11 Certificate
EXHIBIT A-12    -       Form of Face of Class A-12 Certificate
EXHIBIT A-13    -       Form of Face of Class A-13 Certificate
EXHIBIT A-PO    -       Form of Face of Class A-PO Certificate
EXHIBIT A-R     -       Form of Face of Class A-R Certificate
EXHIBIT B-1     -       Form of Face of Class B-1 Certificate
EXHIBIT B-2     -       Form of Face of Class B-2 Certificate
EXHIBIT B-3     -       Form of Face of Class B-3 Certificate
EXHIBIT B-4     -       Form of Face of Class B-4 Certificate
EXHIBIT B-5     -       Form of Face of Class B-5 Certificate
EXHIBIT B-6     -       Form of Face of Class B-6 Certificate
EXHIBIT C       -       Form of Reverse of Series 2001-17 Certificates
EXHIBIT D       -       Reserved
EXHIBIT E       -       Custodial Agreement
EXHIBIT F-1     -       Schedule of Type 1 Mortgage Loans
EXHIBIT F-2     -       Schedule of Type 2 Mortgage Loans
EXHIBIT F-3     -       Schedule of Other Servicer Mortgage Loans
EXHIBIT G       -       Request for Release
EXHIBIT H       -       Affidavit Pursuant to Section 860E(e)(4) of the Internal
                        Revenue Code of 1986, as amended, and for Non-ERISA
                        Investors
EXHIBIT I       -       Letter from Transferor of Residual Certificates
EXHIBIT J       -       Transferee's Letter (Class [B-4][B-5][B-6] Certificates)
EXHIBIT K       -       [Reserved]
EXHIBIT L       -       Servicing Agreements
EXHIBIT M       -       Form of Special Servicing Agreement
SCHEDULE I      -       Applicable Unscheduled Principal Receipt Period

            This Pooling and Servicing Agreement, dated as of July 30, 2001 executed by WELLS FARGO ASSET SECURITIES CORPORATION, as Seller, WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Master Servicer, UNITED STATES TRUST COMPANY OF NEW YORK, as Trustee, and FIRST UNION NATIONAL BANK, as Trust Administrator.

                          W I T N E S S E T H  T H A T:

            In consideration of the mutual agreements herein contained, the Seller, the Master Servicer, the Trustee and the Trust Administrator agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            SECTION 1.01 DEFINITIONS.

            Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

            Accepted Master Servicing Practices: Accepted Master Servicing Practices shall consist of the customary and usual master servicing practices of prudent master servicing institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdictions in which the related Mortgaged Properties are located, regardless of the date upon which the related Mortgage Loans were originated.

            Accretion Termination Date: For the Class A-3 Certificates, the earlier to occur of (i) the Distribution Date following the Distribution Date on which the Principal Balance of the Class A-7 Certificates has been reduced to zero or (ii) the Subordination Depletion Date.

            Accrual Certificates: The Class A-3 Certificates.

            Accrual Distribution Amount: As to any Distribution Date prior to the Accretion Termination Date and the Accrual Certificates, an amount equal to the sum of (i) the Class A Interest Percentage of the Accrual Certificates of the Current Class A Interest Distribution Amount and (ii) the Class A Interest Shortfall Percentage of the Accrual Certificates of the amount distributed in respect of the Classes of Class A Certificates pursuant to Paragraph second of
Section 4.01(a) on such Distribution Date. As to any Distribution Date on or after the Accretion Termination Date, zero.

            Adjusted Pool Amount: With respect to any Distribution Date, the Cut-Off Date Aggregate Principal Balance of the Mortgage Loans minus the sum of
(i) all amounts in respect of principal received in respect of the Mortgage Loans (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (ii) the principal portion of all Liquidated Loan Losses incurred on such Mortgage Loans for which the Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and (iii) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Pool Amount (PO Portion): With respect to any Distribution Date, the sum of the amounts, calculated as follows, with respect to all Outstanding Mortgage Loans: the product of (i) the PO Fraction for each such Mortgage Loan and (ii) the remainder of (A) the Cut-Off Date Principal Balance of such Mortgage Loan minus (B) the sum of (x) all amounts in respect of principal received in respect of such Mortgage Loan (including, without limitation, amounts received as Monthly Payments, Periodic Advances, Unscheduled Principal Receipts and Substitution Principal Amounts) and distributed to Holders of the Certificates on such Distribution Date and all prior Distribution Dates, (y) the principal portion of any Liquidated Loan Losses incurred on such Mortgage Loans for which Liquidation Proceeds were received from the Cut-Off Date through the end of the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date and
(z) the principal portion of all Bankruptcy Losses (other than Debt Service Reductions) incurred on the Mortgage Loans from the Cut-Off Date through the end of the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Adjusted Principal Balance: As to any Distribution Date and any Class of Class B Certificates, the greater of (A) zero and (B) (i) the Principal Balance of such Class with respect to such Distribution Date minus (ii) the Adjustment Amount for such Distribution Date less the Principal Balances for any Classes of Class B Certificates with higher numerical designations.

            Adjustment Amount: For any Distribution Date, the difference between
(A) the sum of the Class A Principal Balance and the Class B Principal Balance as of the related Determination Date and (B) the sum of (i) the sum of the Class A Principal Balance and the Class B Principal Balance as of the Determination Date succeeding such Distribution Date, (ii) the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Certificates with respect to such Distribution Date and (iii) the aggregate amount that would have been distributed to all Classes as principal in accordance with Section 4.01(a) for such Distribution Date without regard to the provisos in the definitions of Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount and Class B-6 Optimal Principal Amount.

            Aggregate Class A Distribution Amount: As to any Distribution Date, the aggregate amount distributable to the Classes of Class A Certificates pursuant to Paragraphs first, second, third and fourth of Section 4.01(a) on such Distribution Date.

            Aggregate Class A Unpaid Interest Shortfall: As to any Distribution Date, an amount equal to the sum of the Class A Unpaid Interest Shortfalls for the Class A Certificates.

            Aggregate Current Bankruptcy Losses: With respect to any Distribution Date, the sum of all Bankruptcy Losses incurred on any of the Mortgage Loans during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Fraud Losses: With respect to any Distribution Date, the sum of all Fraud Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Current Special Hazard Losses: With respect to any Distribution Date, the sum of all Special Hazard Losses incurred on any of the Mortgage Loans for which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Aggregate Non-PO Principal Balance: With respect to any Distribution Date, the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance as of such Distribution Date.

            Agreement: This Pooling and Servicing Agreement and all amendments and supplements hereto.

            Applicable Unscheduled Principal Receipt Period: With respect to the Mortgage Loans serviced by each Servicer and each of Full Unscheduled Principal Receipts and Partial Unscheduled Principal Receipts, the Unscheduled Principal Receipt Period specified on Schedule I hereto, as amended from time to time by the Master Servicer pursuant to Section 10.01(b) hereof.

            Authenticating Agent: Any authenticating agent appointed by the Trust Administrator pursuant to Section 8.11. There shall initially be no Authenticating Agent for the Certificates.

            Available Master Servicer Compensation: With respect to any Distribution Date, the sum of (a) the Master Servicing Fee for such Distribution Date, (b) interest earned through the business day preceding the applicable Distribution Date on any Prepayments in Full remitted to the Master Servicer and
(c) the aggregate amount of Month End Interest remitted by the Servicers to the Master Servicer pursuant to the related Servicing Agreements.

            Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

            Bankruptcy Loss: With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction; provided, however, that a Bankruptcy Loss shall not be deemed a Bankruptcy Loss hereunder so long as the applicable Servicer has notified the Master Servicer and the Trust Administrator in writing that such Servicer is diligently pursuing any remedies that may exist in connection with the representations and warranties made regarding the related Mortgage Loan and either (A) the related Mortgage Loan is not in default with regard to payments due thereunder or (B) delinquent payments of principal and interest under the related Mortgage Loan and any premiums on any applicable primary hazard insurance policy and any related escrow payments in respect of such Mortgage Loan are being advanced on a current basis by such Servicer without giving effect to any Debt Service Reduction.

            Bankruptcy Loss Amount: As of any Distribution Date prior to the first anniversary of the Cut-Off Date, the Bankruptcy Loss Amount will equal $100,000.00 minus the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date. As of any Distribution Date on or after the first anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Bankruptcy Loss Amount calculated as of the close of business on the Business Day immediately preceding the most recent anniversary of the Cut-Off Date coinciding with or preceding such Distribution Date (the "Relevant Anniversary") and (b) such lesser amount which, as determined on the Relevant Anniversary will not cause any rated Certificates to be placed on credit review status (other than for possible upgrading) by either Rating Agency minus (2) the aggregate amount of Bankruptcy Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary. On and after the Subordination Depletion Date the Bankruptcy Loss Amount shall be zero.

            Beneficial Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency), as the case may be.

            Book-Entry Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates, beneficial ownership and transfers of which shall be evidenced by, and made through, book entries by the Clearing Agency as described in Section 5.01(b).

            Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a legal holiday in the City of New York, State of Iowa, State of Maryland, State of Minnesota or State of North Carolina or (iii) a day on which banking institutions in the City of New York, or the State of Iowa, State of Maryland, State of Minnesota or State of North Carolina are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Class A Certificates or Class B Certificates.

            Certificate Account: The trust account established and maintained by the Master Servicer in the name of the Master Servicer on behalf of the Trustee pursuant to Section 3.01. The Certificate Account shall be an Eligible Account.

            Certificate Custodian: Initially, First Union National Bank; thereafter any other Certificate Custodian acceptable to The Depository Trust Company and selected by the Trust Administrator.

            Certificate Register and Certificate Registrar: Respectively, the register maintained pursuant to and the registrar provided for in Section 5.02. The initial Certificate Registrar is the Trust Administrator.

            Certificateholder or Holder: The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of the taking of any action under Articles VII or VIII, any Certificate registered in the name of the Master Servicer, a Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Certificates necessary to effect any such action has been obtained.

            Class: All certificates whose form is identical except for variations in the Percentage Interest evidenced thereby.

            Class A Certificate: Any one of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-PO Certificates or Class A-R Certificate.

            Class A Certificateholder: The registered holder of a Class A Certificate.

            Class A Distribution Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Accrual Certificates and Class A-PO Certificates), the amount distributable to such Class of Class A Certificates pursuant to Paragraphs first, second and third clause (A) of
Section 4.01(a). As to the Accrual Certificates, (a) as to any Distribution Date prior to the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to the provisos in Paragraphs first and second of Section 4.01(a) and Paragraph third clause (A) of Section 4.01(a) and (b) as to any Distribution Date on or after the Accretion Termination Date, the amount distributable to the Accrual Certificates pursuant to Paragraphs first, second and third clause (A) of Section 4.01(a). As to any Distribution Date and the Class A-PO Certificates, the amount distributable to the Class A-PO Certificates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) on such Distribution Date.

            Class A Fixed Pass-Through Rate: As to any Distribution Date, the rate per annum set forth in Section 11.01.

            Class A Interest Accrual Amount: As to any Distribution Date, the sum of the Interest Accrual Amounts for the Class A Certificates with respect to such Distribution Date.

            Class A Interest Percentage: As to any Distribution Date and any Class of Class A Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class A Interest Accrual Amount (determined without regard to clause (ii) of the definition of Interest Accrual Amount).

            Class A Interest Shortfall Amount: As to any Distribution Date and any Class of Class A Certificates, any amount by which the Interest Accrual Amount of such Class with respect to such Distribution Date exceeds the amount distributed in respect of such Class on such Distribution Date pursuant to Paragraph first of Section 4.01(a), including, in the case of the Accrual Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (i) of the definition thereof.

            Class A Interest Shortfall Percentage: As to any Distribution Date and any Class of Class A Certificates the percentage calculated by dividing the Class A Unpaid Interest Shortfall for such Class by the Aggregate Class A Unpaid Interest Shortfall determined as of the Business Day preceding the applicable Distribution Date.

            Class A Loss Denominator: As to any Determination Date, an amount equal to the sum of (i) the Principal Balances of the Class A Certificates (other than the Accrual Certificates and the Class A-PO Certificates); and (ii) with respect to the Accrual Certificates, the lesser of the Principal Balance of the Accrual Certificates and the Original Principal Balance of the Accrual Certificates.

            Class A Loss Percentage: As to any Determination Date and any Class of Class A Certificates (other than the Class A-PO Certificates) then outstanding, the percentage calculated by dividing the Principal Balance of such Class (or, in the case of the Class A-3 Certificates, the Original Principal Balance of such Class if lower) by the Class A Loss Denominator (determined without regard to any such Principal Balance of any Class of Class A Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class A Non-PO Optimal Amount: As to any Distribution Date, the sum for such Distribution Date of (i) the Class A Interest Accrual Amount, (ii) the Aggregate Class A Unpaid Interest Shortfall, and (iii) the Class A Non-PO Optimal Principal Amount.

            Class A Non-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan, and (y) the sum of:

            (i) the Class A Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) the Class A Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Class A Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the Class A Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

            (II) the Class A Prepayment Percentage of the Non-PO Recovery for such Distribution Date.

            Class A Non-PO Principal Amount: As to any Distribution Date, the aggregate amount distributed in respect of the Class A Certificates pursuant to Paragraph third clause (A) of Section 4.01(a).

            Class A Non-PO Principal Balance: As of any date, an amount equal to the Class A Principal Balance less the Principal Balance of the Class A-PO Certificates.

            Class A Non-PO Principal Distribution Amount: As to any Distribution Date, the sum of (i) the Accrual Distribution Amount, if any, with respect to such Distribution Date and (ii) the Class A Non-PO Principal Amount with respect to such Distribution Date.

            Class A Pass-Through Rate: As to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-13 and Class A-R Certificates, the Class A Fixed Pass-Through Rate. As to the Class A-11 Certificates, 6.500% per annum. As to the Class A-12 Certificates, 7.000% per annum. The Class A-PO Certificates are not entitled to interest and have no Class A Pass-Through Rate.

            Class A Percentage: As to any Distribution Date occurring on or prior to the Subordination Depletion Date, the lesser of (i) 100% and (ii) the percentage obtained by dividing the Class A Non-PO Principal Balance (determined as of the Determination Date preceding such Distribution Date) by the Pool Balance (Non-PO Portion). As to any Distribution Date occurring subsequent to the Subordination Depletion Date, 100% or such lesser percentage which will cause the Class A Non-PO Principal Balance to decline to zero following the distribution made on such Distribution Date.

            Class A Prepayment Percentage: As to any Distribution Date to and including the Distribution Date in July 2006, 100%. As to any Distribution Date subsequent to July 2006 to and including the Distribution Date in July 2007, the Class A Percentage as of such Distribution Date plus 70% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2007 to and including the Distribution Date in July 2008, the Class A Percentage as of such Distribution Date plus 60% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2008 to and including the Distribution Date in July 2009, the Class A Percentage as of such Distribution Date plus 40% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2009 to and including the Distribution Date in July 2010, the Class A Percentage as of such Distribution Date plus 20% of the Subordinated Percentage as of such Distribution Date. As to any Distribution Date subsequent to July 2010, the Class A Percentage as of such Distribution Date. The foregoing is subject to the following: (i) if the aggregate distribution to the Class A Certificates on any Distribution Date of the Class A Prepayment Percentage provided above of Unscheduled Principal Receipts distributable on such Distribution Date would reduce the Class A Non-PO Principal Balance below zero, the Class A Prepayment Percentage for such Distribution Date shall be the percentage necessary to bring the Class A Non-PO Principal Balance to zero and thereafter the Class A Prepayment Percentage shall be zero and (ii) if the Class A Percentage as of any Distribution Date is greater than the Original Class A Percentage, the Class A Prepayment Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, with respect to any Distribution Date on which the following criteria are not met, the reduction of the Class A Prepayment Percentage described in the second through sixth sentences of this definition of Class A Prepayment Percentage shall not be applicable with respect to such Distribution Date. In such event, the Class A Prepayment Percentage for such Distribution Date will be determined in accordance with the applicable provision, as set forth in the first through fifth sentences above, which was actually used to determine the Class A Prepayment Percentage for the Distribution Date occurring in the July preceding such Distribution Date (it being understood that for the purposes of the determination of the Class A Prepayment Percentage for the current Distribution Date, the current Class A Percentage and Subordinated Percentage shall be utilized). No reduction in the Class A Prepayment Percentage referred to in the second through sixth sentences hereof shall be applicable, with respect to any Distribution Date if (a) the average outstanding principal balance on such Distribution Date and for the preceding five Distribution Dates on the Mortgage Loans that were delinquent 60 days or more (including for this purpose any payments due with respect to Mortgage Loans in foreclosure and REO Mortgage Loans) were greater than or equal to 50% of the current Class B Principal Balance or (b) cumulative Realized Losses on the Mortgage Loans exceed
(1) 30% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2006 and July 2007, (2) 35% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2007 and July 2008, (3) 40% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2008 and July 2009,
(4) 45% of the Original Class B Principal Balance if such Distribution Date occurs between and including August 2009 and July 2010, and (5) 50% of the Original Class B Principal Balance, if such Distribution Date occurs during or after August 2010. With respect to any Distribution Date on which the Class A Prepayment Percentage is reduced below the Class A Prepayment Percentage for the prior Distribution Date, the Master Servicer shall certify to the Trust Administrator, based upon information provided by each Servicer as to the Mortgage Loans serviced by it that the criteria set forth in the preceding sentence are met.

            Class A Principal Balance: As of any date, an amount equal to the sum of the Principal Balances for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class A-5 Certificates, Class A-6 Certificates, Class A-7 Certificates, Class A-8 Certificates, Class A-9 Certificates, Class A-10 Certificates, Class A-11 Certificates, Class A-12 Certificates, Class A-13 Certificates, Class A-PO Certificates and Class A-R Certificate.

            Class A Unpaid Interest Shortfall: As to any Distribution Date and any Class of Class A Certificates, the amount, if any, by which the aggregate of the Class A Interest Shortfall Amounts for such Class for prior Distribution Dates is in excess of the amounts distributed in respect of such Class (or in the case of the Class A-3 Certificates prior to the Accretion Termination Date, the amount included in the Accrual Distribution Amount pursuant to clause (ii) of the definition thereof) on prior Distribution Dates pursuant to Paragraph second of Section 4.01(a).

            Class A-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-1 and Exhibit C hereto.

            Class A-1 Certificateholder: The registered holder of a Class A-1 Certificate.

            Class A-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-2 and Exhibit C hereto.

            Class A-2 Certificateholder: The registered holder of a Class A-2 Certificate.

            Class A-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-3 and Exhibit C hereto.

            Class A-3 Certificateholder: The registered holder of a Class A-3 Certificate.

            Class A-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-4 and Exhibit C hereto.

            Class A-4 Certificateholder: The registered holder of a Class A-4 Certificate.

            Class A-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-5 and Exhibit C hereto.

            Class A-5 Certificateholder: The registered holder of a Class A-5 Certificate.

            Class A-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-6 and Exhibit C hereto.

            Class A-6 Certificateholder: The registered holder of a Class A-6 Certificate.

            Class A-7 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-7 and Exhibit C hereto.

            Class A-7 Certificateholder: The registered holder of a Class A-7 Certificate.

            Class A-8 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-8 and Exhibit C hereto.

            Class A-8 Certificateholder: The registered holder of a Class A-8 Certificate.

            Class A-9 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-9 and Exhibit C hereto.

            Class A-9 Certificateholder: The registered holder of a Class A-9 Certificate.

            Class A-10 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-10 and Exhibit C hereto.

            Class A-10 Certificateholder: The registered holder of a Class A-10 Certificate.

            Class A-11 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-11 and Exhibit C hereto.

            Class A-11 Certificateholder: The registered holder of a Class A-11 Certificate.

            Class A-12 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-12 and Exhibit C hereto.

            Class A-12 Certificateholder: The registered holder of a Class A-12 Certificate.

            Class A-13 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-13 and Exhibit C hereto.

            Class A-13 Certificateholder: The registered holder of a Class A-13 Certificate.

            Class A-PO Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-PO and Exhibit C hereto.

            Class A-PO Certificateholder: The registered holder of a Class A-PO Certificate.

            Class A-PO Deferred Amount: For any Distribution Date prior to the Subordination Depletion Date, the difference between (A) the sum of (x) the amount by which the sum of the Class A-PO Optimal Principal Amounts for all prior Distribution Dates exceeded the amounts distributed on the Class A-PO Certificates on such prior Distribution Dates pursuant to Paragraph third clause
(B) of Section 4.01(a) and (y) the sum of the product for each Discount Mortgage Loan which became a Liquidated Loan at any time on or prior to the last day of the Applicable Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts for the current Distribution Date of (a) the PO Fraction for such Discount Mortgage Loan and (b) an amount equal to the principal portion of Realized Losses (other than Bankruptcy Losses due to Debt Service Reductions) incurred with respect to such Mortgage Loan other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses and (B) the sum of (x) the sum of the Class A-PO Recoveries for such Distribution Date and prior Distribution Dates and (y) amounts distributed on the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraph fourth of Section 4.01(a). On and after the Subordination Depletion Date, the Class A-PO Deferred Amount will be zero. No interest will accrue on any Class A-PO Deferred Amount.

            Class A-PO Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum as to each Outstanding Mortgage Loan, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the sum of:

            (i) (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

            (ii) all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

            (iii) the Scheduled Principal Balance of each Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

            (iv) the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class A-PO Recovery for such Distribution Date.

            Class A-PO Recovery: As to any Distribution Date prior to the Subordination Depletion Date, the lesser of (a) the Class A-PO Deferred Amount for such Distribution Date (calculated without regard to the Class A-PO Recovery for such Distribution Date) and (b) an amount equal to the sum as to each Mortgage Loan as to which there has been a Recovery during the Applicable Unscheduled Principal Receipt Period, of the product of (x) the PO Fraction with respect to such Mortgage Loan and (y) the amount of the Recovery with respect to such Mortgage Loan. As to any Distribution Date on or after the Subordination Depletion Date, the amount determined in accordance with clause (b) above.

            Class A-R Certificate: The Certificate executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit A-R and Exhibit C hereto.

            Class A-R Certificateholder: The registered holder of the Class A-R Certificate.

            Class B Certificate: Any one of the Class B-1 Certificates, Class B-2 Certificates, Class B-3 Certificates, Class B-4 Certificates, Class B-5 Certificates or Class B-6 Certificates.

            Class B Certificateholder: The registered holder of a Class B Certificate.

            Class B Distribution Amount: Any of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 or Class B-6 Distribution Amounts.

            Class B Interest Accrual Amount: With respect to any Distribution Date, the sum of the Interest Accrual Amounts for the Classes of Class B Certificates with respect to such Distribution Date.

            Class B Interest Percentage: With respect to any Distribution Date and any Class of Class B Certificates, the percentage calculated by dividing the Interest Accrual Amount of such Class (determined without regard to clause (ii) of the definition thereof) by the Class B Interest Accrual Amount (determined without regard to clause (ii) of the definition of each Interest Accrual Amount).

            Class B Interest Shortfall Amount: Any of the Class B-1 Interest Shortfall Amount, Class B-2 Interest Shortfall Amount, Class B-3 Interest Shortfall Amount, Class B-4 Interest Shortfall Amount, Class B-5 Interest Shortfall Amount or Class B-6 Interest Shortfall Amount.

            Class B Loss Percentage: With respect to any Determination Date and any Class of Class B Certificates then outstanding, the percentage calculated by dividing the Principal Balance of such Class by the Class B Principal Balance (determined without regard to any Principal Balance of any Class of Class B Certificates not then outstanding), in each case determined as of the preceding Determination Date.

            Class B Pass-Through Rate: As to any Distribution Date, 6.750% per annum.

            Class B Percentage: Any one of the Class B-1 Percentage, Class B-2 Percentage, Class B-3 Percentage, Class B-4 Percentage, Class B-5 Percentage or Class B-6 Percentage.

            Class B Prepayment Percentage: Any of the Class B-1 Prepayment Percentage, Class B-2 Prepayment Percentage, Class B-3 Prepayment Percentage, Class B-4 Prepayment Percentage, Class B-5 Prepayment Percentage or Class B-6 Prepayment Percentage.

            Class B Principal Balance: As of any date, an amount equal to the sum of the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance.

            Class B Unpaid Interest Shortfall: Any of the Class B-1 Unpaid Interest Shortfall, Class B-2 Unpaid Interest Shortfall, Class B-3 Unpaid Interest Shortfall, Class B-4 Unpaid Interest Shortfall, Class B-5 Unpaid Interest Shortfall or Class B-6 Unpaid Interest Shortfall.

            Class B-1 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-1 and Exhibit C hereto.

            Class B-1 Certificateholder: The registered holder of a Class B-1 Certificate.

            Class B-1 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-1 Certificates pursuant to Paragraphs fifth, sixth and seventh of Section 4.01(a).

            Class B-1 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-1 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-1 Certificates on such Distribution Date pursuant to Paragraph fifth of Section 4.01(a).

            Class B-1 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-1 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-1 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-1 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-1 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-1 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-1 Optimal Principal Amount will equal the lesser of (A) the Class B-1 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-1 Certificates.

            Class B-1 Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Prepayment Percentage: As to any Distribution Date, the percentage calculated by multiplying the Subordinated Prepayment Percentage by either (i) if any Class B Certificates (other than the Class B-1 Certificates) are eligible to receive principal distributions for such Distribution Date in accordance with Section 4.01(d), a fraction, the numerator of which is the Class B-1 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d) or (ii) except as set forth in Section 4.01(d)(ii), in the event that the Class B Certificates (other than the Class B-1 Certificates) are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), one.

            Class B-1 Principal Balance: As to the first Determination Date, the Original Class B-1 Principal Balance. As of any subsequent Determination Date, the Original Class B-1 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-1 Certificates on prior Distribution Dates (A) pursuant to Paragraph seventh of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-1 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-1 Certificates are the most subordinate Certificates outstanding, the Class B-1 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the Class A Principal Balance as of such Determination Date.

            Class B-1 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-1 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-1 Certificates on prior Distribution Dates pursuant to Paragraph sixth of Section 4.01(a).

            Class B-2 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-2 and Exhibit C hereto.

            Class B-2 Certificateholder: The registered holder of a Class B-2 Certificate.

            Class B-2 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-2 Certificates pursuant to Paragraphs eighth, ninth and tenth of Section 4.01(a).

            Class B-2 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-2 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-2 Certificates on such Distribution Date pursuant to Paragraph eighth of Section 4.01(a).

            Class B-2 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-2 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-2 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-2 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-2 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-2 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-2 Optimal Principal Amount will equal the lesser of (A) the Class B-2 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-2 Certificates.

            Class B-2 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Percentage for such Distribution Date will be zero.

            Class B-2 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-2 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-2 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-2 Prepayment Percentage for such Distribution Date will be zero.

            Class B-2 Principal Balance: As to the first Determination Date, the Original Class B-2 Principal Balance. As of any subsequent Determination Date, the Original Class B-2 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-2 Certificates on prior Distribution Dates (A) pursuant to Paragraph tenth of Section 4.01(a) and (B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-2 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-2 Certificates are the most subordinate Certificates outstanding, the Class B-2 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance and the Class B-1 Principal Balance as of such Determination Date.

            Class B-2 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-2 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-2 Certificates on prior Distribution Dates pursuant to Paragraph ninth of Section 4.01(a).

            Class B-3 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-3 and Exhibit C hereto.

            Class B-3 Certificateholder: The registered holder of a Class B-3 Certificate.

            Class B-3 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-3 Certificates pursuant to Paragraphs eleventh, twelfth and thirteenth of Section 4.01(a).

            Class B-3 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-3 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-3 Certificates on such Distribution Date pursuant to Paragraph eleventh of Section 4.01(a).

            Class B-3 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-3 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-3 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-3 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-3 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-3 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-3 Optimal Principal Amount will equal the lesser of (A) the Class B-3 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-3 Certificates.

            Class B-3 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Percentage for such Distribution Date will be zero.

            Class B-3 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-3 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-3 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-3 Prepayment Percentage for such Distribution Date will be zero.

            Class B-3 Principal Balance: As to the first Determination Date, the Original Class B-3 Principal Balance. As of any subsequent Determination Date, the Original Class B-3 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-3 Certificates on prior Distribution Dates (A) pursuant to Paragraph thirteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-3 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-3 Certificates are the most subordinate Certificates outstanding, the Class B-3 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance as of such Determination Date.

            Class B-3 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-3 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-3 Certificates on prior Distribution Dates pursuant to Paragraph twelfth of Section 4.01(a).

            Class B-4 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-4 and Exhibit C hereto.

            Class B-4 Certificateholder: The registered holder of a Class B-4 Certificate.

            Class B-4 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-4 Certificates pursuant to Paragraphs fourteenth, fifteenth and sixteenth of Section 4.01(a).

            Class B-4 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-4 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-4 Certificates on such Distribution Date pursuant to Paragraph fourteenth of Section 4.01(a).

            Class B-4 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-4 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-4 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-4 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-4 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-4 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-4 Optimal Principal Amount will equal the lesser of (A) the Class B-4 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-4 Certificates.

            Class B-4 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Percentage for such Distribution Date will be zero.

            Class B-4 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-4 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-4 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-4 Prepayment Percentage for such Distribution Date will be zero.

            Class B-4 Principal Balance: As to the first Determination Date, the Original Class B-4 Principal Balance. As of any subsequent Determination Date, the Original Class B-4 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-4 Certificates on prior Distribution Dates (A) pursuant to Paragraph sixteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-4 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-4 Certificates are the most subordinate Certificates outstanding, the Class B-4 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance and the Class B-3 Principal Balance as of such Determination Date.

            Class B-4 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-4 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-4 Certificates on prior Distribution Dates pursuant to Paragraph fifteenth of Section 4.01(a).

            Class B-5 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-5 and Exhibit C hereto.

            Class B-5 Certificateholder: The registered holder of a Class B-5 Certificate.

            Class B-5 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-5 Certificates pursuant to Paragraphs seventeenth, eighteenth and nineteenth of Section 4.01(a).

            Class B-5 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-5 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-5 Certificates on such Distribution Date pursuant to Paragraph seventeenth of Section 4.01(a).

            Class B-5 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-5 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-5 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-5 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-5 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-5 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-5 Optimal Principal Amount will equal the lesser of (A) the Class B-5 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-5 Certificates.

            Class B-5 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Percentage for such Distribution Date will be zero.

            Class B-5 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-5 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-5 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-5 Prepayment Percentage for such Distribution Date will be zero.

            Class B-5 Principal Balance: As to the first Determination Date, the Original Class B-5 Principal Balance. As of any subsequent Determination Date, the Original Class B-5 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-5 Certificates on prior Distribution Dates (A) pursuant to Paragraph nineteenth of Section 4.01(a) and
(B) as a result of a Principal Adjustment and (b) the Realized Losses allocated through such Determination Date to the Class B-5 Certificates pursuant to
Section 4.02(b); provided, however, if the Class B-5 Certificates are the most subordinate Certificates outstanding, the Class B-5 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance and the Class B-4 Principal Balance as of such Determination Date.

            Class B-5 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-5 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-5 Certificates on prior Distribution Dates pursuant to Paragraph eighteenth of Section 4.01(a).

            Class B-6 Certificate: Any one of the Certificates executed by the Trust Administrator and authenticated by the Trust Administrator or the Authenticating Agent in substantially the form set forth in Exhibit B-6 and Exhibit C hereto.

            Class B-6 Certificateholder: The registered holder of a Class B-6 Certificate.

            Class B-6 Distribution Amount: As to any Distribution Date, any amount distributable to the Holders of the Class B-6 Certificates pursuant to Paragraphs twentieth, twenty-first and twenty-second of Section 4.01(a).

            Class B-6 Interest Shortfall Amount: As to any Distribution Date, any amount by which the Interest Accrual Amount of the Class B-6 Certificates with respect to such Distribution Date exceeds the amount distributed in respect of the Class B-6 Certificates on such Distribution Date pursuant to Paragraph twentieth of Section 4.01(a).

            Class B-6 Optimal Principal Amount: As to any Distribution Date, an amount equal to the sum of (I) the sum, as to each Outstanding Mortgage Loan, of the product of (x) the Non-PO Fraction with respect to such Mortgage Loan and
(y) the sum of:

      (i) the Class B-6 Percentage of (A) the principal portion of the Monthly Payment due on the Due Date occurring in the month of such Distribution Date on such Mortgage Loan, less (B) if the Bankruptcy Loss Amount has been reduced to zero, the principal portion of any Debt Service Reduction with respect to such Mortgage Loan;

      (ii) the Class B-6 Prepayment Percentage of all Unscheduled Principal Receipts (other than Recoveries) that were received by a Servicer with respect to such Mortgage Loan during the Applicable Unscheduled Principal Receipt Period relating to such Distribution Date for each applicable type of Unscheduled Principal Receipt;

      (iii) the Class B-6 Prepayment Percentage of the Scheduled Principal Balance of such Mortgage Loan which, during the one month period ending on the day preceding the Determination Date for such Distribution Date, was repurchased by the Seller pursuant to Sections 2.02 or 2.03; and

      (iv) the Class B-6 Percentage of the excess of the unpaid principal balance of such Mortgage Loan substituted for a Mortgage Loan during the one month period ending on the day preceding the Determination Date for such Distribution Date over the unpaid principal balance of such Mortgage Loan, less the amount allocable to the principal portion of any unreimbursed Periodic Advances previously made by the applicable Servicer, the Master Servicer or the Trust Administrator in respect of such Mortgage Loan; and

(II) the Class B-6 Prepayment Percentage of the Non-PO Recovery for such Distribution Date;

provided, however, that if an Optimal Adjustment Event occurs with respect to such Class and such Distribution Date, the Class B-6 Optimal Principal Amount will equal the lesser of (A) the Class B-6 Optimal Principal Amount calculated as described in the preceding provisions and (B) the Adjusted Principal Balance for the Class B-6 Certificates.

            Class B-6 Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of
Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Percentage for such Distribution Date will be zero.

            Class B-6 Prepayment Percentage: As to any Distribution Date, except as set forth in the next sentence, the percentage calculated by multiplying (i) the Subordinated Prepayment Percentage by (ii) a fraction, the numerator of which is the Class B-6 Principal Balance (determined as of the Determination Date preceding such Distribution Date) and the denominator of which is the sum of the Principal Balances of the Classes of Class B Certificates eligible to receive principal distributions for such Distribution Date in accordance with the provisions of Section 4.01(d). Except as set forth in Section 4.01(d)(ii), in the event that the Class B-6 Certificates are not eligible to receive distributions of principal in accordance with Section 4.01(d)(i), the Class B-6 Prepayment Percentage for such Distribution Date will be zero.

            Class B-6 Principal Balance: As to the first Determination Date, the Original Class B-6 Principal Balance. As of any subsequent Determination Date, the Original Class B-6 Principal Balance less the sum of (a) all amounts previously distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-second of Section 4.01(a) and
(b) the Realized Losses allocated through such Determination Date to the Class B-6 Certificates pursuant to Section 4.02(b); provided, however, if the Class B-6 Certificates are outstanding, the Class B-6 Principal Balance will equal the difference, if any, between the Adjusted Pool Amount as of the preceding Distribution Date less the sum of the Class A Principal Balance, the Class B-1 Principal Balance, the Class B-2 Principal Balance, the Class B-3 Principal Balance, the Class B-4 Principal Balance and the Class B-5 Principal Balance as of such Determination Date.

            Class B-6 Unpaid Interest Shortfall: As to any Distribution Date, the amount, if any, by which the aggregate of the Class B-6 Interest Shortfall Amounts for prior Distribution Dates is in excess of the amounts distributed in respect of the Class B-6 Certificates on prior Distribution Dates pursuant to Paragraph twenty-first of Section 4.01(a).

            Clearing Agency: An organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The initial Clearing Agency shall be The Depository Trust Company.

            Clearing Agency Participant: A broker, dealer, bank, financial institution or other Person for whom a Clearing Agency effects book-entry transfers of securities deposited with the Clearing Agency.

            Clearing Agency Indirect Participant: A broker, dealer, bank, financial institution or other Person that clears securities transactions through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

            Closing Date: The date of initial issuance of the Certificates, as set forth in Section 11.21.

            Code: The Internal Revenue Code of 1986, as it may be amended from time to time, any successor statutes thereto, and applicable U.S. Department of the Treasury temporary or final regulations promulgated thereunder.

            Compensating Interest: With respect to any Distribution Date, the lesser of (a) the product of (i) 1/12th of 0.20% and (ii) the Pool Scheduled Principal Balance for such Distribution Date and (b) the Available Master Servicing Compensation for such Distribution Date.

            Co-op Shares: Shares issued by private non-profit housing corporations.

            Corporate Trust Office: The principal office of the Trust Administrator or Trustee, as the case may be, at which at any particular time its corporate trust business shall be administered, which office with respect to the Trust Administrator at the date of the execution of this instrument is located at 401 South Tryon Street, NC 1179, Charlotte, North Carolina 28288 and with respect to the Trustee, at the date of execution of this instrument is located at 114 West 47th Street, New York, New York 10036.

            Current Class A Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Class A Certificates pursuant to Paragraph first of Section 4.01(a) on such Distribution Date.

            Current Class B Interest Distribution Amount: As to any Distribution Date, the amount distributed in respect of the Classes of Class B Certificates pursuant to Paragraphs fifth, eighth, eleventh, fourteenth, seventeenth and twentieth of Section 4.01(a) on such Distribution Date.

            Current Class B-1 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-1 Fractional Interest.

            Current Class B-2 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-2 Fractional Interest.

            Current Class B-3 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-4, Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-3 Fractional Interest.

            Current Class B-4 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the sum of the Principal Balances of the Class B-5 and Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-4 Fractional Interest.

            Current Class B-5 Fractional Interest: As to any Distribution Date subsequent to the first Distribution Date, the percentage obtained by dividing the Principal Balance of the Class B-6 Certificates by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance. As to the first Distribution Date, the Original Class B-5 Fractional Interest.

            Curtailment: Any Principal Prepayment made by a Mortgagor which is not a Prepayment in Full.

            Custodial Agreement: The Custodial Agreement, if any, from time to time in effect between the Custodian named therein, the Seller, the Master Servicer and the Trust Administrator, substantially in the form of Exhibit E hereto, as the same may be amended or modified from time to time in accordance with the terms thereof.

            Custodial P&I Account: The Custodial P&I Account, as defined in each of the Servicing Agreements, with respect to the Mortgage Loans. In determining whether the Custodial P&I Account under any Servicing Agreement is "acceptable" to the Master Servicer (as may be required by the definition of "Eligible Account" contained in the Servicing Agreements), the Master Servicer shall require that any such account shall be acceptable to each of the Rating Agencies.

            Custodian: Initially, the Trust Administrator, and thereafter the Custodian, if any, hereafter appointed by the Trust Administrator pursuant to
Section 8.13, or its successor in interest under the Custodial Agreement. The Custodian may (but need not) be the Trustee, the Trust Administrator or any Person directly or indirectly controlling or controlled by or under common control of the Trustee or Trust Administrator. Neither a Servicer, nor the Seller nor the Master Servicer nor any Person directly or indirectly controlling or controlled by or under common control with any such Person may be appointed Custodian.

            Cut-Off Date: The first day of the month of initial issuance of the Certificates as set forth in Section 11.02.

            Cut-Off Date Aggregate Principal Balance: The aggregate of the Cut-Off Date Principal Balances of the Mortgage Loans is as set forth in Section 11.03.

            Cut-Off Date Principal Balance: As to each Mortgage Loan, its unpaid principal balance as of the close of business on the Cut-Off Date (but without giving effect to any Unscheduled Principal Receipts received or applied on the Cut-Off Date), reduced by all payments of principal due on or before the Cut-Off Date and not paid, and increased by scheduled monthly payments of principal due after the Cut-Off Date but received by the related Servicer on or before the Cut-Off Date.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then-outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that results in a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

            Definitive Certificates: As defined in Section 5.01(b).

            Denomination: The amount, if any, specified on the face of each Certificate representing the principal portion of the Cut-Off Date Aggregate Principal Balance evidenced by such Certificate.

            Determination Date: The 17th day of the month in which the related Distribution Date occurs, or if such 17th day is not a Business Day, the Business Day preceding such 17th day.

            Discount Mortgage Loan: A Mortgage Loan with a Net Mortgage Interest Rate of less than 6.750%.

            Distribution Date: The 25th day of any month, beginning in the month following the month of initial issuance of the Certificates, or if such 25th day is not a Business Day, the Business Day following such 25th day.

            Due Date: With respect to any Mortgage Loan, the day of the month in which the Monthly Payment on such Mortgage Loan is scheduled to be paid.

            Eligible Account: One or more accounts (i) that are maintained with a depository institution (which may be the Master Servicer) whose long-term debt obligations (or, in the case of a depository institution which is part of a holding company structure, the long-term debt obligations of such parent holding company) at the time of deposit therein are rated at least "AA" (or the equivalent) by each of the Rating Agencies, (ii) the deposits in which are fully insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund, (iii) the deposits in which are insured by the FDIC through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured, as evidenced by an Opinion of Counsel delivered to the Trust Administrator, such that the Trust Administrator, on behalf of the Certificateholders has a claim with respect to the funds in such accounts or a perfected first security interest against any collateral securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such accounts are maintained, (iv) that are trust accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (v) such other account that is acceptable to each of the Rating Agencies and would not cause the Trust Estate to fail to qualify as a REMIC or result in the imposition of any federal tax on the REMIC.

            Eligible Investments: At any time, any one or more of the following obligations and securities which shall mature not later than the Business Day preceding the Distribution Date next succeeding the date of such investment, provided that such investments continue to qualify as "cash flow investments" as defined in Code Section 860G(a)(6):

            (i) obligations of the United States of America or any agency thereof, provided such obligations are backed by the full faith and credit of the United States of America;

            (ii) general obligations of or obligations guaranteed by any state of the United States of America or the District of Columbia receiving the highest short-term or highest long-term rating of each Rating Agency, or such lower rating as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iii) commercial or finance company paper which is then rated in the highest long-term commercial or finance company paper rating category of each Rating Agency or the highest short-term rating category of each Rating Agency, or such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (iv) certificates of deposit, demand or time deposits, federal funds or banker's acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest short-term or the highest long-term rating category for such securities of each of the Rating Agencies, or such lower rating categories as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency;

            (v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to each Rating Agency at the time of the issuance of such agreements;

            (vi) repurchase agreements on obligations with respect to any security described in clauses (i) or (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in (iv) above;

            (vii) securities (other than stripped bonds or stripped coupon securities) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest short-term or the highest long-term rating category by each Rating Agency, or in such lower rating category as would not result in the downgrading or withdrawal of the rating then assigned to any of the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency; and

            (viii) such other investments acceptable to each Rating Agency as would not result in the downgrading of the rating then assigned to the Certificates by either Rating Agency or result in any of such rated Certificates being placed on credit review status (other than for possible upgrading) by either Rating Agency.

            In no event shall an instrument be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at the date of investment of greater than 120% of the yield to maturity at par of such underlying obligations.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA Prohibited Holder: As defined in Section 5.02(d).

            Errors and Omissions Policy: As defined in each of the Servicing Agreements.

            Event of Default: Any of the events specified in Section 7.01.

            Excess Bankruptcy Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Bankruptcy Loss is realized in the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date exceed the then-applicable Bankruptcy Loss Amount, then the portion of such Bankruptcy Loss represented by the ratio of (a) the excess of the Aggregate Current Bankruptcy Losses over the then-applicable Bankruptcy Loss Amount, divided by (b) the Aggregate Current Bankruptcy Losses or (ii) if the Aggregate Current Bankruptcy Losses with respect to such Distribution Date are less than or equal to the then-applicable Bankruptcy Loss Amount, then zero. In addition, any Bankruptcy Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Bankruptcy Loss.

            Excess Fraud Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Fraud Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Fraud Losses with respect to such Distribution Date exceed the then-applicable Fraud Loss Amount, then the portion of such Fraud Loss represented by the ratio of (a) the excess of the Aggregate Current Fraud Losses over the then-applicable Fraud Loss Amount, divided by (b) the Aggregate Current Fraud Losses, or (ii) if the Aggregate Current Fraud Losses with respect to such Distribution Date are less than or equal to the then-applicable Fraud Loss Amount, then zero. In addition, any Fraud Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Fraud Loss.

            Excess Special Hazard Loss: With respect to any Distribution Date and any Mortgage Loan as to which a Special Hazard Loss is realized and as to which Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, (i) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date exceed the then-applicable Special Hazard Loss Amount, then the portion of such Special Hazard Loss represented by the ratio of
(a) the excess of the Aggregate Current Special Hazard Losses over the then-applicable Special Hazard Loss Amount, divided by (b) the Aggregate Current Special Hazard Losses, or (ii) if the Aggregate Current Special Hazard Losses with respect to such Distribution Date are less than or equal to the then-applicable Special Hazard Loss Amount, then zero. In addition, any Special Hazard Loss occurring with respect to a Mortgage Loan on or after the Subordination Depletion Date will be an Excess Special Hazard Loss.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Fidelity Bond: As defined in each of the Servicing Agreements.

            Final Distribution Date: The Distribution Date on which the final distribution in respect of the Certificates is made pursuant to Section 9.01.

            Final Scheduled Maturity Date: The Final Scheduled Maturity Date for each Class of Certificates is August 25, 2031, which corresponds to the "latest possible maturity date" for purposes of Section 860G(a)(1) of the Internal Revenue Code of 1986, as amended.

            Fitch: Fitch, Inc., or its successors in interest.

            Fixed Retained Yield: The fixed percentage of interest on each Mortgage Loan with a Mortgage Interest Rate greater than the sum of (a) 6.750%,
(b) the applicable Servicing Fee Rate and (c) the Master Servicing Fee Rate, which will be determined on a loan by loan basis and will equal the Mortgage Interest Rate on each Mortgage Loan minus the sum of (a), (b) and (c), which is not assigned to and not part of the Trust Estate.

            Fixed Retained Yield Rate: With respect to each Mortgage Loan, a per annum rate equal to the greater of (a) zero and (b) the Mortgage Interest Rate on such Mortgage Loan minus the sum of (i) 6.750%, (ii) the applicable Servicing Fee Rate and (iii) the Master Servicing Fee Rate.

            Fraud Loss: A Liquidated Loan Loss as to which there was fraud in the origination of such Mortgage Loan.

            Fraud Loss Amount: As of any Distribution Date after the Cut-Off Date an amount equal to: (X) prior to the first anniversary of the Cut-Off Date an amount equal to $14,008,436.02 minus the aggregate amount of Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the Cut-Off Date, and (Y) from the first through fifth anniversary of the Cut-Off Date, an amount equal to (1) the lesser of (a) the Fraud Loss Amount as of the most recent anniversary of the Cut-Off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent anniversary of the Cut-Off Date minus (2) the Fraud Losses allocated solely to the Class B Certificates in accordance with Section 4.02(a) since the most recent anniversary of the Cut-Off Date. On and after the Subordination Depletion Date or after the fifth anniversary of the Cut-Off Date the Fraud Loss Amount shall be zero.

            Full Unscheduled Principal Receipt: Any Unscheduled Principal Receipt with respect to a Mortgage Loan (i) in the amount of the outstanding principal balance of such Mortgage Loan and resulting in the full satisfaction of such Mortgage Loan or (ii) representing Liquidation Proceeds other than Partial Liquidation Proceeds.

            Holder: See "Certificateholder."

            Independent: When used with respect to any specified Person, such Person who (i) is in fact independent of the Seller, the Master Servicer and any Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer or any Servicer or in an affiliate of either, and (iii) is not connected with the Seller, the Master Servicer or any Servicer as an officer, employee, promoter, underwriter, trustee, trust administrator, partner, director or person performing similar functions.

            Insurance Policy: Any insurance or performance bond relating to a Mortgage Loan or the Mortgage Loans, including any hazard insurance, special hazard insurance, flood insurance, primary mortgage insurance, mortgagor bankruptcy bond or title insurance.

            Insurance Proceeds: Proceeds paid by any insurer pursuant to any Insurance Policy covering a Mortgage Loan.

            Insured Expenses: Expenses covered by any Insurance Policy covering a Mortgage Loan.

            Interest Accrual Amount: As to any Distribution Date and any Class of Class A Certificates (other than the Class A-PO Certificates), (i) the product of (a) 1/12th of the Class A Pass-Through Rate for such Class and (b) the Principal Balance of such Class as of the Determination Date immediately preceding such Distribution Date minus (ii) the Class A Interest Percentage of such Class of (a) any Non-Supported Interest Shortfall allocated to the Class A Certificates with respect to such Distribution Date, (b) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class A Certificates with respect to such Distribution Date pursuant to Section 4.02(e) and (c) the interest portion of any Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) allocated to the Class A Certificates on or after the Subordination Depletion Date pursuant to Section 4.02(e). The Class A-PO Certificates have no Interest Accrual Amount.

            As to any Distribution Date and any Class of Class B Certificates an amount equal to (i) the product of 1/12th of the Class B Pass-Through Rate and the Principal Balance of such Class as of the Determination Date preceding such Distribution Date minus (ii) the Class B Interest Percentage of such Class of
(x) any Non-Supported Interest Shortfall allocated to the Class B Certificates with respect to such Distribution Date and (y) the interest portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to the Class B Certificates with respect to such Distribution Date pursuant to Section 4.02(e).

            Liquidated Loan: A Mortgage Loan with respect to which the related Mortgaged Property has been acquired, liquidated or foreclosed and with respect to which the applicable Servicer determines that all Liquidation Proceeds which it expects to recover have been recovered.

            Liquidated Loan Loss: With respect to any Distribution Date, the aggregate of the amount of losses with respect to each Mortgage Loan which became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, equal to the excess of (i) the unpaid principal balance of each such Liquidated Loan, plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date as to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs, over (ii) Net Liquidation Proceeds with respect to such Liquidated Loan.

            Liquidation Expenses: Expenses incurred by a Servicer in connection with the liquidation of any defaulted Mortgage Loan or property acquired in respect thereof (including, without limitation, legal fees and expenses, committee or referee fees, and, if applicable, brokerage commissions and conveyance taxes), any unreimbursed advances expended by such Servicer pursuant to its Servicing Agreement or the Master Servicer or Trust Administrator pursuant hereto respecting the related Mortgage Loan, including any unreimbursed advances for real property taxes or for property restoration or preservation of the related Mortgaged Property. Liquidation Expenses shall not include any previously incurred expenses in respect of an REO Mortgage Loan which have been netted against related REO Proceeds.

            Liquidation Proceeds: Amounts received by a Servicer (including Insurance Proceeds) or PMI Advances made by a Servicer in connection with the liquidation of defaulted Mortgage Loans or property acquired in respect thereof, whether through foreclosure, sale or otherwise, including payments in connection with such Mortgage Loans received from the Mortgagor, other than amounts required to be paid to the Mortgagor pursuant to the terms of the applicable Mortgage or to be applied otherwise pursuant to law.

            Liquidation Profits: As to any Distribution Date and any Mortgage Loan that became a Liquidated Loan during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date, the excess, if any, of (i) Net Liquidation Proceeds in respect of such Liquidated Loan over (ii) the unpaid principal balance of such Liquidated Loan plus accrued interest thereon in accordance with the amortization schedule at the time applicable thereto at the applicable Net Mortgage Interest Rate from the Due Date to which interest was last paid with respect thereto through the last day of the month preceding the month in which such Distribution Date occurs.

            Loan-to-Value Ratio: The ratio, expressed as a percentage, the numerator of which is the principal balance of a particular Mortgage Loan at origination and the denominator of which is the lesser of (x) the appraised value of the related Mortgaged Property determined in the appraisal used by the originator at the time of origination of such Mortgage Loan, and (y) if the Mortgage is originated in connection with a sale of the Mortgaged Property, the sale price for such Mortgaged Property.

            Master Servicer: Wells Fargo Bank Minnesota, National Association, or its successor in interest.

            Master Servicing Fee: With respect to any Mortgage Loan and any Distribution Date, the fee payable monthly to the Master Servicer pursuant to
Section 6.05 equal to a fixed percentage (expressed as a per annum rate) of the unpaid principal balance of such Mortgage Loan.

            Master Servicing Fee Rate: As set forth in Section 11.26.

            MERS: As defined in Section 2.01.

            Mid-Month Receipt Period: With respect to each Distribution Date, the one month period beginning on the Determination Date (or, in the case of the first Distribution Date, from and including the Cut-Off-Date) occurring in the calendar month preceding the month in which such Distribution Date occurs and ending on the day preceding the Determination Date immediately preceding such Distribution Date.

            Month End Interest: As defined in each Servicing Agreement.

            Monthly Payment: As to any Mortgage Loan (including any REO Mortgage
Loan) and any Due Date, the payment of principal and interest due thereon in accordance with the amortization schedule at the time applicable thereto (after adjustment for any Curtailments and Deficient Valuations occurring prior to such Due Date but before any adjustment to such amortization schedule, other than for Deficient Valuations, by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

            Moody's: Moody's Investors Service, Inc., or its successor in interest.

            Mortgage: The mortgage, deed of trust or other instrument creating a first lien on Mortgaged Property securing a Mortgage Note together with any Mortgage Loan Rider, if applicable.

            Mortgage Interest Rate: As to any Mortgage Loan, the per annum rate at which interest accrues on the unpaid principal balance thereof as set forth in the related Mortgage Note, which rate is as indicated on the Mortgage Loan Schedule.

            Mortgage Loan Purchase Agreement: The mortgage loan purchase agreement dated as of July 30, 2001 between WFHM, as seller, and the Seller, as purchaser.

            Mortgage Loan Rider: The standard Fannie Mae/Freddie Mac riders to the Mortgage Note and/or Mortgage riders required when the Mortgaged Property is a condominium unit or a unit in a planned unit development.

            Mortgage Loan Schedule: The list of the Mortgage Loans transferred to the Trust Administrator on the Closing Date as part of the Trust Estate and attached hereto as Exhibits F-1, F-2 and F-3, which list may be amended following the Closing Date upon conveyance of a Substitute Mortgage Loan pursuant to Sections 2.02, 2.03 or 2.06 and which list shall set forth at a minimum the following information of the close of business on the Cut-Off Date (or, with respect to Substitute Mortgage Loans, as of the close of business on the day of substitution) as to each Mortgage Loan:

            (i)   the Mortgage Loan identifying number;

            (ii)  the city, state and zip code of the Mortgaged Property;

            (iii) the type of property;

            (iv)  the Mortgage Interest Rate;

            (v)   the Net Mortgage Interest Rate;

            (vi)  the Monthly Payment;

            (vii) the original number of months to maturity;

            (viii) the scheduled maturity date;

            (ix)  the Cut-Off Date Principal Balance;

            (x)   the Loan-to-Value Ratio at origination;

            (xi)  whether such Mortgage Loan is a Subsidy Loan;

            (xii) whether such Mortgage Loan is covered by primary mortgage insurance;

            (xiii) the applicable Servicing Fee Rate;

            (xiv) the Master Servicing Fee Rate;

            (xv)  Fixed Retained Yield Rate, if applicable; and

            (xvi) for each Other Servicer Mortgage Loan, the name of the
                  Servicer with respect thereto.

            Such schedule may consist of multiple reports that collectively set forth all of the information required.

            Mortgage Loans: Each of the mortgage loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01 and any mortgage loans substituted therefor pursuant to Sections 2.02, 2.03 or 2.06, in each case as from time to time are included in the Trust Estate as identified in the Mortgage Loan Schedule.

            Mortgage Note: The note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan together with any related Mortgage Loan Riders, if applicable.

            Mortgaged Property: The property subject to a Mortgage, which may include Co-op Shares or residential long-term leases.

            Mortgagor: The obligor on a Mortgage Note.

            Net Liquidation Proceeds: As to any defaulted Mortgage Loan, Liquidation Proceeds net of Liquidation Expenses.

            Net Mortgage Interest Rate: With respect to each Mortgage Loan, a rate equal to (i) the Mortgage Interest Rate on such Mortgage Loan minus (ii) the sum of (a) the applicable Servicing Fee Rate, as set forth in Section 11.25 with respect to such Mortgage Loan, (b) the Master Servicing Fee Rate, as set forth in Section 11.26 with respect to such Mortgage Loan and (c) the Fixed Retained Yield Rate, if any, with respect to such Mortgage Loan. Any regular monthly computation of interest at such rate shall be based upon annual interest at such rate on the applicable amount divided by twelve.

            Net REO Proceeds: As to any REO Mortgage Loan, REO Proceeds net of any related expenses of the Servicer.

            Non-permitted Foreign Holder: As defined in Section 5.02(d).

            Non-PO Fraction: With respect to any Mortgage Loan, the lesser of
(i) 1.00 and (ii) the quotient obtained by dividing the Net Mortgage Interest Rate for such Mortgage Loan by 6.750%.

            Non-PO Recovery: As to any Distribution Date, the amount of all Recoveries received during the Applicable Unscheduled Principal Receipt Periods for such Distribution Date less the Class A-PO Recovery for such Distribution Date.

            Nonrecoverable Advance: Any portion of a Periodic Advance previously made or proposed to be made in respect of a Mortgage Loan which has not been previously reimbursed to the Servicer, the Master Servicer or the Trust Administrator, as the case may be, and which the Servicer, the Master Servicer or the Trust Administrator determines will not, or in the case of a proposed Periodic Advance would not, be ultimately recoverable from Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan. The determination by the Servicer, the Master Servicer or the Trust Administrator (i) that it has made a Nonrecoverable Advance or (ii) that any proposed Periodic Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officer's Certificate of the Servicer delivered to the Master Servicer for redelivery to the Trust Administrator or, in the case of a Master Servicer or the Trust Administrator determination, an Officer's Certificate of the Master Servicer or the Trust Administrator delivered to the Trustee, in each case detailing the reasons for such determination.

            Non-Supported Interest Shortfall: With respect to any Distribution Date, the excess, if any, of the aggregate Prepayment Interest Shortfall on the Mortgage Loans over the aggregate Compensating Interest with respect to such Distribution Date. With respect to each Distribution Date occurring on or after the Subordination Depletion Date, the Non-Supported Interest Shortfall determined pursuant to the preceding sentence will be increased by the amount of any Subordination Depletion Date Interest Shortfall for such Distribution Date. Any Non-Supported Interest Shortfall will be allocated to (a) the Class A Certificates according to the percentage obtained by dividing the Class A Non-PO Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance and (b) the Class B Certificates according to the percentage obtained by dividing the Class B Principal Balance by the sum of the Class A Non-PO Principal Balance and the Class B Principal Balance.

            Non-U.S. Person: As defined in Section 4.01(f).

            Officers' Certificate: With respect to any Person, a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries of such Person (or, in the case of a Person which is not a corporation, signed by the person or persons having like responsibilities), and delivered to the Trustee or the Trust Administrator, as the case may be.

            Opinion of Counsel: A written opinion of counsel, who may be outside or salaried counsel for the Seller, a Servicer or the Master Servicer, or any affiliate of the Seller, a Servicer or the Master Servicer, acceptable to the Trustee if such opinion is to be delivered to the Trustee or acceptable to the Trust Administrator if such opinion is to be delivered to the Trust Administrator; provided, however, that with respect to REMIC matters, matters relating to the determination of Eligible Accounts or matters relating to transfers of Certificates, such counsel shall be Independent.

            Optimal Adjustment Event: With respect to any Class of Class B Certificates and any Distribution Date, an Optimal Adjustment Event will occur with respect to such Class if: (i) the Principal Balance of such Class on the Determination Date succeeding such Distribution Date would have been reduced to zero (regardless of whether such Principal Balance was reduced to zero as a result of principal distribution or the allocation of Realized Losses) and (ii)
(a) the Principal Balance of any Class of Class A Certificates would be subject to further reduction as a result of the third or fifth sentences of the definition of Principal Balance or (b) the Principal Balance of a Class of Class B Certificates with a lower numerical designation would be reduced with respect to such Distribution Date as a result of the application of the proviso in the definition of Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance or Class B-6 Principal Balance.

            Original Class A Non-PO Principal Balance: The sum of the Original Principal Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13 and Class A-R Certificates, as set forth in Section 11.06.

            Original Class A Percentage: The Class A Percentage as of the Cut-Off Date, as set forth in Section 11.04.

            Original Class B Principal Balance: The sum of the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and Original Class B-6 Principal Balance, as set forth in
Section 11.08.

            Original Class B-1 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-2 Principal Balance, the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-1 Fractional Interest is specified in Section 11.10.

            Original Class B-2 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-3 Principal Balance, the Original Class B-4 Principal Balance, Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-2 Fractional Interest is specified in Section 11.11.

            Original Class B-3 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-4 Principal Balance, the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-3 Fractional Interest is specified in Section 11.12.

            Original Class B-4 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the sum of the Original Class B-5 Principal Balance and the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-4 Fractional Interest is specified in Section 11.13.

            Original Class B-5 Fractional Interest: As to the first Distribution Date, the percentage obtained by dividing the Original Class B-6 Principal Balance by the sum of the Original Class A Non-PO Principal Balance and the Original Class B Principal Balance. The Original Class B-5 Fractional Interest is specified in Section 11.14.

            Original Class B-1 Percentage: The Class B-1 Percentage as of the Cut-Off Date, as set forth in Section 11.15.

            Original Class B-2 Percentage: The Class B-2 Percentage as of the Cut-Off Date, as set forth in Section 11.16.

            Original Class B-3 Percentage: The Class B-3 Percentage as of the Cut-Off Date, as set forth in Section 11.17.

            Original Class B-4 Percentage: The Class B-4 Percentage as of the Cut-Off Date, as set forth in Section 11.18.

            Original Class B-5 Percentage: The Class B-5 Percentage as of the Cut-Off Date, as set forth in Section 11.19.

            Original Class B-6 Percentage: The Class B-6 Percentage as of the Cut-Off Date, as set forth in Section 11.20.

            Original Class B-1 Principal Balance: The Class B-1 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-2 Principal Balance: The Class B-2 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-3 Principal Balance: The Class B-3 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-4 Principal Balance: The Class B-4 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-5 Principal Balance: The Class B-5 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Class B-6 Principal Balance: The Class B-6 Principal Balance as of the Cut-Off Date, as set forth in Section 11.09.

            Original Principal Balance: Any of the Original Principal Balances of the Classes of Class A Certificates as set forth in Section 11.05; the Original Class B-1 Principal Balance, Original Class B-2 Principal Balance, Original Class B-3 Principal Balance, Original Class B-4 Principal Balance, Original Class B-5 Principal Balance or Original Class B-6 Principal Balance as set forth in Section 11.09.

            Original Subordinated Percentage: The Subordinated Percentage as of the Cut-Off Date, as set forth in Section 11.07.

            Other Servicer: Any of the Servicers other than WFHM.

            Other Servicer Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-3 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, which Mortgage Loan is serviced under an Other Servicing Agreement.

            Other Servicing Agreements: The Servicing Agreements other than the WFHM Servicing Agreement.

            Outstanding Mortgage Loan: As to any Due Date, a Mortgage Loan (including an REO Mortgage Loan) which was not the subject of a Full Unscheduled Principal Receipt prior to such Due Date and which was not repurchased by the Seller prior to such Due Date pursuant to Sections 2.02 or 2.03.

            Owner Mortgage Loan File: A file maintained by the Trust Administrator (or the Custodian, if any) for each Mortgage Loan that contains the documents specified in the Servicing Agreements under their respective "Owner Mortgage Loan File" definition or similar definition and/or other provisions requiring delivery of specified documents to the owner of the Mortgage Loan in connection with the purchase thereof, and any additional documents required to be added to the Owner Mortgage Loan File pursuant to this Agreement.

            Partial Liquidation Proceeds: Liquidation Proceeds received by a Servicer prior to the month in which the related Mortgage Loan became a Liquidated Loan.

            Partial Unscheduled Principal Receipt: An Unscheduled Principal Receipt which is not a Full Unscheduled Principal Receipt.

            Paying Agent: The Person authorized on behalf of the Trust Administrator, as agent for the Master Servicer, to make distributions to Certificateholders with respect to the Certificates and to forward to Certificateholders the periodic and annual statements required by Section 4.04. The Paying Agent may be any Person directly or indirectly controlling or controlled by or under common control with the Master Servicer and may be the Trustee or the Trust Administrator. The initial Paying Agent is appointed in
Section 4.03(a).

            Payment Account: The account maintained pursuant to Section 4.03(b).

            Percentage Interest: With respect to a Class A Certificate, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class A Certificates. With respect to a Class B Certificate of a Class, the undivided percentage interest obtained by dividing the original principal balance of such Certificate by the Original Principal Balance of such Class of Class B Certificates.

            Periodic Advance: The aggregate of the advances required to be made by a Servicer on any Distribution Date pursuant to its Servicing Agreement or by the Master Servicer or the Trust Administrator hereunder, the amount of any such advances being equal to the total of all Monthly Payments (adjusted, in each case (i) in respect of interest, to the applicable Mortgage Interest Rate less the Servicing Fee in the case of Periodic Advances made by a Servicer and to the applicable Net Mortgage Interest Rate in the case of Periodic Advances made by the Master Servicer or Trust Administrator and (ii) by the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar legislation or regulations then in effect) on the Mortgage Loans, that (x) were delinquent as of the close of business on the related Determination Date, (y) were not the subject of a previous Periodic Advance by such Servicer or of a Periodic Advance by the Master Servicer or the Trust Administrator, as the case may be and (z) have not been determined by the Master Servicer, such Servicer or Trust Administrator to be Nonrecoverable Advances.

            Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Plan: As defined in Section 5.02(c).

            PMI Advance: As defined in the related Servicing Agreement, if applicable.

            PO Fraction: With respect to any Discount Mortgage Loan, the difference between 1.0 and the Non-PO Fraction for such Mortgage Loan; with respect to any other Mortgage Loan, zero.

            Pool Balance (Non-PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the Non-PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Balance (PO Portion): As of any Distribution Date, the sum of the amounts for each Mortgage Loan that is an Outstanding Mortgage Loan of the product of (i) the PO Fraction for such Mortgage Loan and (ii) the Scheduled Principal Balance of such Mortgage Loan.

            Pool Distribution Amount: As of any Distribution Date, the funds eligible for distribution to the Class A Certificates and Class B Certificates on such Distribution Date, which shall be the sum of (i) all previously undistributed payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including, without limitation, the proceeds of any repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amount) received by the Master Servicer with respect to the applicable Remittance Date in the month of such Distribution Date and any Unscheduled Principal Receipts received by the Master Servicer on or prior to the Business Day preceding such Distribution Date, (ii) all Periodic Advances made by a Servicer pursuant to the related Servicing Agreement or Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03, and
(iii) all other amounts required to be placed in the Certificate Account by the Servicer on or before the applicable Remittance Date or by the Master Servicer or the Trust Administrator on or prior to the Distribution Date, but excluding the following:

            (a) amounts received as late payments of principal or interest and respecting which the Master Servicer or the Trust Administrator has made one or more unreimbursed Periodic Advances;

            (b) the portion of Liquidation Proceeds used to reimburse any unreimbursed Periodic Advances by the Master Servicer or the Trust Administrator;

            (c) those portions of each payment of interest on a particular Mortgage Loan which represent (i) the Fixed Retained Yield, if any, (ii) the Servicing Fee and (iii) the Master Servicing Fee;

            (d) all amounts representing scheduled payments of principal and interest due after the Due Date occurring in the month in which such Distribution Date occurs;

            (e) all Unscheduled Principal Receipts received by the Servicers after the Applicable Unscheduled Principal Receipt Period relating to the Distribution Date for the applicable type of Unscheduled Principal Receipt, and all related payments of interest on such amounts;

            (f) all repurchase proceeds with respect to Mortgage Loans repurchased by the Seller pursuant to Sections 2.02 or 2.03 on or following the Determination Date in the month in which such Distribution Date occurs and the difference between the unpaid principal balance of a Mortgage Loan substituted for a Mortgage Loan pursuant to Sections 2.02,
      2.03 or 2.06 on or following the Determination Date in the month in which such Distribution Date occurs and the unpaid principal balance of such Mortgage Loan;

            (g) that portion of Liquidation Proceeds and REO Proceeds which represents any unpaid Servicing Fee or Master Servicing Fee;

            (h) all income from Eligible Investments that is held in the Certificate Account for the account of the Master Servicer;

            (i) all other amounts permitted to be withdrawn from the Certificate Account in respect of the Mortgage Loans, to the extent not covered by clauses (a) through (h) above, or not required to be deposited in the Certificate Account under this Agreement;

            (j) Liquidation Profits;

            (k) Month End Interest; and

            (l) all amounts reimbursable to a Servicer for PMI Advances.

            Pool Scheduled Principal Balance: As to any Distribution Date, the aggregate Scheduled Principal Balances of all Mortgage Loans that were Outstanding Mortgage Loans on the Due Date in the month preceding the month of such Distribution Date.

            Prepayment In Full: With respect to any Mortgage Loan, a Mortgagor payment consisting of a Principal Prepayment in the amount of the outstanding principal balance of such loan and resulting in the full satisfaction of such obligation.

            Prepayment Interest Shortfall: On any Distribution Date, the amount of interest, if any, that would have accrued on any Mortgage Loan which was the subject of a Prepayment in Full at the Net Mortgage Interest Rate for such Mortgage Loan from the date of its Prepayment in Full (but in the case of a Prepayment in Full where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period, only if the date of the Prepayment in Full is on or after the Determination Date in the month prior to the month of such Distribution Date and prior to the first day of the month of such Distribution
Date) through the last day of the month prior to the month of such Distribution Date.

            Prepayment Shift Percentage: As to any Distribution Date, the percentage indicated below:

   Distribution Date Occurring In                        Prepayment Shift
   ------------------------------                           Percentage
                                                            ----------

   August 2001 through July 2006.......................            0%
   August 2006 through July 2007.......................           30%
   August 2007 through July 2008.......................           40%
   August 2008 through July 2009.......................           60%
   August 2009 through July 2010.......................           80%
   August 2010 and thereafter..........................          100%

            Principal Adjustment: In the event that the Class B-1 Optimal Principal Amount, Class B-2 Optimal Principal Amount, Class B-3 Optimal Principal Amount, Class B-4 Optimal Principal Amount, Class B-5 Optimal Principal Amount or Class B-6 Optimal Principal Amount is calculated in accordance with the proviso in such definition with respect to any Distribution Date, the Principal Adjustment for such Class of Class B Certificates shall equal the difference between (i) the amount that would have been distributed to such Class as principal in accordance with Section 4.01(a) for such Distribution Date, calculated without regard to such proviso and assuming there are no Principal Adjustments for such Distribution Date and (ii) the Adjusted Principal Balance for such Class.

            Principal Balance: As of the first Determination Date and as to any Class of Class A Certificates, the Original Principal Balance of such Class. As of any subsequent Determination Date prior to the Subordination Depletion Date and as to any Class of Class A Certificates (other than the Class A-PO Certificates), the Original Principal Balance of such Class (increased in the case of the Accrual Certificates by the Accrual Distribution Amounts with respect to prior Distribution Dates for the Accrual Certificates) less the sum of (a) all amounts previously distributed in respect of such Class on prior Distribution Dates (i) pursuant to Paragraph third clause (A) of Section 4.01(a) ), (ii) as a result of a Principal Adjustment and (iii) if applicable, from the Accrual Distribution Amount for such prior Distribution Dates and (b) the Realized Losses allocated through such Determination Date to such Class pursuant to Section 4.02(b). After the Subordination Depletion Date, each such Principal Balance of a Class of Class A Certificates (other than the Class A-PO Certificates) will also be reduced (if clause (i) is greater than clause (ii)) or increased (if clause (i) is less than clause (ii)) on each Determination Date by an amount equal to the product of the Class A Loss Percentage of such Class and the difference, if any, between (i) the Class A Non-PO Principal Balance as of such Determination Date without regard to this sentence and (ii) the difference between (A) the Adjusted Pool Amount for the preceding Distribution Date and (B) the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As of any subsequent Determination Date prior to the Subordination Depletion Date and as to the Class A-PO Certificates, the Original Principal Balance of such Class less the sum of (a) all amounts previously distributed in respect of the Class A-PO Certificates on prior Distribution Dates pursuant to Paragraphs third clause (B) and fourth of Section 4.01(a) and (b) the Realized Losses allocated through such Determination Date to the Class A-PO Certificates pursuant to Section 4.02(b). After the Subordination Depletion Date, the Adjusted Pool Amount (PO Portion) for the preceding Distribution Date.

            As to the Class B Certificates, the Class B-1 Principal Balance, Class B-2 Principal Balance, Class B-3 Principal Balance, Class B-4 Principal Balance, Class B-5 Principal Balance and Class B-6 Principal Balance, respectively.

            Notwithstanding the foregoing, no Principal Balance of a Class will be increased on any Determination Date such that the Principal Balance of such Class exceeds its Original Principal Balance (plus any Accrual Distribution Amount previously added to the Principal Balance of the Accrual Certificates) less all amounts previously distributed in respect of such Class on prior Distribution Dates pursuant to Paragraph third clause (A) of Section 4.01(a), Paragraph third clause (B) of Section 4.01(a), or Paragraphs seventh, tenth, thirteenth, sixteenth, nineteenth or twenty-second of Section 4.01(a).

            Principal Prepayment: Any Mortgagor payment on a Mortgage Loan which is received in advance of its Due Date and is not accompanied by an amount representing scheduled interest for any period subsequent to the date of prepayment.

            Prior Month Receipt Period: With respect to each Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

            Priority Amount: For any Distribution Date, the lesser of (i) the Principal Balance of the Class A-4 Certificates and (ii) the sum of (A) the product of (1) the Priority Percentage, (2) the Shift Percentage and (3) the Scheduled Principal Amount and (B) the product of (1) the Priority Percentage,
(2) the Prepayment Shift Percentage and (3) the Unscheduled Principal Amount.

            Priority Percentage: The Principal Balance of the Class A-4 Certificates divided by the Aggregate Non-PO Principal Balance.

            Prohibited Transaction Tax: Any tax imposed under Section 860F of the Code.

            Prospectus: The prospectus dated July 19, 2001 as supplemented by the prospectus supplement dated July 23, 2001, relating to the Class A, Class B-1, Class B-2 and Class B-3 Certificates.

            Prudent Servicing Practices: The standard of care set forth in each Servicing Agreement.

            Rating Agency: Any nationally recognized statistical credit rating agency, or its successor, that rated one or more Classes of the Certificates at the request of the Seller at the time of the initial issuance of the Certificates. The Rating Agencies for the Class A Certificates (other than the Class A-R Certificate) are Fitch and Moody's. The Rating Agency for the Class A-R, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates is Fitch. If any such agency or a successor is no longer in existence, "Rating Agency" shall be such statistical credit rating agency, or other comparable Person, designated by the Seller, notice of which designation shall be given to the Trust Administrator and the Master Servicer. References herein to the highest short-term rating category of a Rating Agency shall mean F-1+ in the case of Fitch, P-1 in the case of Moody's and in the case of any other Rating Agency shall mean its equivalent of such ratings. References herein to the highest long-term rating categories of a Rating Agency shall mean AAA in the case of Fitch and Aaa in the case of Moody's, and in the case of any other Rating Agency shall mean its equivalent of such ratings without any plus or minus.

            Realized Losses: With respect to any Distribution Date, (i) Liquidated Loan Losses (including Special Hazard Losses and Fraud Losses) incurred on Liquidated Loans for which the Liquidation Proceeds were received during the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts with respect to such Distribution Date and (ii) Bankruptcy Losses incurred during the period corresponding to the Applicable Unscheduled Principal Receipt Period with respect to Full Unscheduled Principal Receipts for such Distribution Date.

            Record Date: The last Business Day of the month preceding the month of the related Distribution Date.

            Recovery: Any amount received on a Mortgage Loan subsequent to such Mortgage Loan being determined to be a Liquidated Loan.

            Relevant Anniversary: See "Bankruptcy Loss Amount."

            REMIC: A "real estate mortgage investment conduit" as defined in Code Section 860D. "The REMIC" means the REMIC constituted by the Trust Estate.

            REMIC Provisions: Provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of Part IV of Subchapter M of Chapter 1 of Subtitle A of the Code, and related provisions, and U.S. Department of the Treasury temporary, proposed or final regulations promulgated thereunder, as the foregoing are in effect (or with respect to proposed regulations, are proposed to be in effect) from time to time.

            Remittance Date: As defined in each of the Servicing Agreements.

            REO Mortgage Loan: Any Mortgage Loan which is not a Liquidated Loan and as to which the indebtedness evidenced by the related Mortgage Note is discharged and the related Mortgaged Property is held as part of the Trust Estate.

            REO Proceeds: Proceeds received in respect of any REO Mortgage Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property).

            Request for Release: A request for release in substantially the form attached as Exhibit G hereto.

            Responsible Officer: When used with respect to the Trustee or the Trust Administrator, the Chairman or Vice-Chairman of the Board of Directors or Trustees, the Chairman or Vice-Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, the Cashier, any Assistant Cashier, any Trust Officer or Assistant Trust Officer, the Controller and any Assistant Controller or any other officer of the Trustee or the Trust Administrator, as the case may be, customarily performing functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

            Rule 144A: Rule 144A promulgated under the Securities Act of 1933, as amended.

            Scheduled Principal Amount: means the sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(i) and y(iv) of the definition of "Class A Non-PO Optimal Principal Amount" but without such amounts being multiplied by the Class A Percentage.

            Scheduled Principal Balance: As to any Mortgage Loan and Distribution Date, the principal balance of such Mortgage Loan as of the Due Date in the month preceding the month of such Distribution Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy (other than Deficient Valuations) or similar proceeding or any moratorium or similar waiver or grace period) after giving effect to (A) Unscheduled Principal Receipts received or applied by the applicable Servicer during the related Unscheduled Principal Receipt Period for each applicable type of Unscheduled Principal Receipt related to the Distribution Date occurring in the month preceding such Distribution Date, (B) Deficient Valuations incurred prior to such Due Date and (C) the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. Accordingly, the Scheduled Principal Balance of a Mortgage Loan which becomes a Liquidated Loan at any time through the last day of such related Unscheduled Principal Receipt Period shall be zero.

            Seller: Wells Fargo Asset Securities Corporation, or its successor in interest.

            Servicer Mortgage Loan File: As defined in each of the Servicing Agreements.

            Servicers: Each of WFHM, National City Mortgage Co., HomeSide Lending, Inc., Old Kent Mortgage Company, HSBC Mortgage Corporation (USA), Colonial Savings, F.A., First Union Mortgage Corporation, Chase Manhattan Mortgage Corporation, Chevy Chase Bank, F.S.B., Bank of Oklahoma, N.A., Washington Mutual Bank, F.A., Fleet Mortgage Corp., The Huntington Mortgage Company, Hibernia National Bank and CUNA Mutual Mortgage Corporation.

            Servicing Agreements: Each of the Servicing Agreements executed with respect to a portion of the Mortgage Loans by one of the Servicers, which agreements are attached hereto, collectively, as Exhibit L.

            Servicing Fee: With respect to any Servicer, as defined in its Servicing Agreement.

            Servicing Fee Rate: With respect to a Mortgage Loan, as set forth in
Section 11.25.

            Servicing Officer: Any officer of a Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans.

            Shift Percentage: As to any Distribution Date, the percentage indicated below:

                                                                      Shift
   Distribution Date Occurring In                                   Percentage
   ------------------------------                                   ----------

   August 2001 through July 2006..............................           0%
   August 2006 and thereafter.................................         100%

            Similar Law: As defined in Section 5.02(c).

            Single Certificate: A Certificate of any Class that evidences the smallest permissible Denomination for such Class, as set forth in Section 11.24.

            Special Hazard Loss: (i) A Liquidated Loan Loss suffered by a Mortgaged Property on account of direct physical loss, exclusive of (a) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to a Servicing Agreement and (b) any loss caused by or resulting from:

            (1)   normal wear and tear;

            (2) infidelity, conversion or other dishonest act on the part of the Trustee, Trust Administrator or the Servicer or any of their agents or employees; or

            (3) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues;

or (ii) any Liquidated Loan Loss suffered by the Trust Estate arising from or related to the presence or suspected presence of hazardous wastes or hazardous substances on a Mortgaged Property unless such loss to a Mortgaged Property is covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to the Servicing Agreement.

            Special Hazard Loss Amount: As of any Distribution Date, an amount equal to $7,004,218.01minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to the Class B Certificates in accordance with
Section 4.02(a) and (ii) the Special Hazard Adjustment Amount (as defined below) as most recently calculated. For each anniversary of the Cut-Off Date, the Special Hazard Adjustment Amount shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Special Hazard Adjustment Amount for such anniversary) exceeds the greater of (A) the product of the Special Hazard Percentage for such anniversary multiplied by the outstanding principal balance of all the Mortgage Loans on the Distribution Date immediately preceding such anniversary, (B) twice the outstanding principal balance of the Mortgage Loan in the Trust Estate which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary and (C) that which is necessary to maintain the original ratings on the Certificates as evidenced by letters to that effect delivered by Rating Agencies to the Master Servicer and the Trust Administrator. On and after the Subordination Depletion Date, the Special Hazard Loss Amount shall be zero.

            Special Hazard Percentage: As of each anniversary of the Cut-Off Date, the greater of (i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of the immediately preceding Distribution Date.

            Startup Day: As defined in Section 2.05.

            Subordination Depletion Date: The Distribution Date preceding the first Distribution Date on which the Class A Percentage (determined pursuant to clause (ii) of the definition thereof) equals or exceeds 100%.

            Subordination Depletion Date Interest Shortfall: With respect to any Distribution Date that occurs on or after the Subordination Depletion Date with respect to any Unscheduled Principal Receipt (other than a Prepayment in Full):

            (A) in the case where the Applicable Unscheduled Principal Receipt Period is the Mid-Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer on or after the Determination Date in the month preceding the month of such Distribution Date but prior to the first day of the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month preceding the month of such Distribution Date; and

            (B) in the case where the Applicable Unscheduled Principal Receipt Period is the Prior Month Receipt Period and such Unscheduled Principal Receipt is received by the Servicer during the month preceding the month of such Distribution Date, the amount of interest that would have accrued at the Net Mortgage Interest Rate on the amount of such Unscheduled Principal Receipt from the day of its receipt or, if earlier, its application by the Servicer through the last day of the month in which such Unscheduled Principal Receipt is received.

            Subordinated Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Percentage for such date.

            Subordinated Prepayment Percentage: As to any Distribution Date, the percentage which is the difference between 100% and the Class A Prepayment Percentage for such date.

            Subsidy Loan: Any Mortgage Loan subject to a temporary interest subsidy agreement pursuant to which the monthly interest payments made by the related Mortgagor will be less than the scheduled monthly interest payments on such Mortgage Loan, with the resulting difference in interest payments being provided by the employer of the Mortgagor. Each Subsidy Loan will be identified as such in the Mortgage Loan Schedule.

            Substitute Mortgage Loan: As defined in Section 2.02

            Substitution Principal Amount: With respect to any Mortgage Loan substituted in accordance with Section 2.02 or pursuant to Sections 2.03 or 2.06, the excess of (x) the unpaid principal balance of the Mortgage Loan which is substituted for over (y) the unpaid principal balance of the Substitute Mortgage Loan, each balance being determined as of the date of substitution.

            Trust Administrator: First Union National Bank, a national banking association with its principal office located in Charlotte, North Carolina, or any successor trust administrator appointed as herein provided.

            Trust Estate: The corpus of the trust created by this Agreement, consisting of the Mortgage Loans (other than any Fixed Retained Yield), such amounts as may be held from time to time in the Certificate Account (other than any Fixed Retained Yield), the rights of the Trust Administrator, on behalf of the Trustee, to receive the proceeds of all insurance policies and performance bonds, if any, required to be maintained hereunder or under the related Servicing Agreement and property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure.

            Trustee: United States Trust Company of New York, or any successor trustee appointed as herein provided.

            Type 1 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-1 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Mid-Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Type 2 Mortgage Loan: Any of the Mortgage Loans identified in Exhibit F-2 hereto, as such Exhibit may be amended from time to time in connection with a substitution pursuant to Sections 2.02 or 2.06, serviced under the WFHM Servicing Agreement and having a Prior Month Receipt Period with respect to all types of Unscheduled Principal Receipts.

            Unpaid Interest Shortfalls: Each of the Class A Unpaid Interest Shortfalls, the Class B-1 Unpaid Interest Shortfall, the Class B-2 Unpaid Interest Shortfall, the Class B-3 Unpaid Interest Shortfall, the Class B-4 Unpaid Interest Shortfall, the Class B-5 Unpaid Interest Shortfall and the Class B-6 Unpaid Interest Shortfall.

            Unscheduled Principal Amount: The sum for each outstanding Mortgage Loan (including each defaulted Mortgage Loan with respect to which the related Mortgaged Property has been acquired by the Trust Estate) of the product of (A) the Non-PO Fraction for such Mortgage Loan and (B) the sum of the amounts described in clauses y(ii) and y(iii) of the definition of Class A Non-PO Optimal Principal Amount, but without such amounts being multiplied by the Class A Prepayment Percentage.

            Unscheduled Principal Receipt: Any Principal Prepayment or other recovery of principal on a Mortgage Loan, including, without limitation, Liquidation Proceeds, Net REO Proceeds, Recoveries and proceeds received from any condemnation award or proceeds in lieu of condemnation other than that portion of such proceeds released to the Mortgagor in accordance with the terms of the Mortgage or Prudent Servicing Practices, but excluding any Liquidation Profits and proceeds of a repurchase of a Mortgage Loan by the Seller and any Substitution Principal Amounts.

            Unscheduled Principal Receipt Period: Either a Mid-Month Receipt Period or a Prior Month Receipt Period.

            U.S. Person: As defined in Section 4.01(f).

            Voting Interest: With respect to any provisions hereof providing for the action, consent or approval of the Holders of all Certificates evidencing specified Voting Interests in the Trust Estate, the Holders of each Class of Certificates will collectively be entitled to the then applicable percentage of the aggregate Voting Interest represented by all Certificates equal to the ratio obtained by dividing the Principal Balance of such Class by the sum of the Class A Principal Balance and the Class B Principal Balance. Each Certificateholder of a Class will have a Voting Interest equal to the product of the Voting Interest to which such Class is collectively entitled and the Percentage Interest in such Class represented by such Holder's Certificates. With respect to any provisions hereof providing for action, consent or approval of each Class of Certificates or specified Classes of Certificates, each Certificateholder of a Class will have a Voting Interest in such Class equal to such Holder's Percentage Interest in such Class.

            Weighted Average Net Mortgage Interest Rate: As to any Distribution Date, a rate per annum equal to the average, expressed as a percentage of the Net Mortgage Interest Rates of all Mortgage Loans that were Outstanding Mortgage Loans as of the Due Date in the month preceding the month of such Distribution Date, weighted on the basis of the respective Scheduled Principal Balances of such Mortgage Loans.

            WFHM: Wells Fargo Home Mortgage, Inc., or its successor in interest.

            WFHM Correspondents: The entities listed on the Mortgage Loan Schedule, from which WFHM purchased the Mortgage Loans.

            WFHM Servicing Agreement: The Servicing Agreement providing for the servicing of the Type 1 Mortgage Loans and Type 2 Mortgage Loans initially by WFHM.

            SECTION 1.02 ACTS OF HOLDERS.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and the Trust Administrator. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust Administrator, if made in the manner provided in this Section 1.02. The Trustee shall promptly notify the Master Servicer in writing of the receipt of any such instrument or writing.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. When such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee or the Trust Administrator deems sufficient.

            (c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee, the Trust Administrator and the Authenticating Agent) shall be proved by the Certificate Register, and neither the Trustee, the Trust Administrator, the Seller nor the Master Servicer shall be affected by any notice to the contrary.

            (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee, the Trust Administrator, the Seller or the Master Servicer in reliance thereon, whether or not notation of such action is made upon such Certificate.

            SECTION 1.03 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

            The Article and Section headings in this Agreement and the Table of Contents are for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

            SECTION 1.04 BENEFITS OF AGREEMENT.

            Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates any benefit or any legal or equitable right, power, remedy or claim under this Agreement.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF THE CERTIFICATES

            SECTION 2.01 CONVEYANCE OF MORTGAGE LOANS.

            The Seller, concurrently with the execution and delivery hereof, does hereby assign to the Trustee, without recourse all the right, title and interest of the Seller in and to (a) the Trust Estate, including all interest (other than the portion, if any, representing the Fixed Retained Yield) and principal received by the Seller on or with respect to the Mortgage Loans after the Cut-Off Date (and including scheduled payments of principal and interest due after the Cut-Off Date but received by the Seller on or before the Cut-Off Date and Unscheduled Principal Receipts received or applied on the Cut-Off Date, but not including payments of principal and interest due on the Mortgage Loans on or before the Cut-Off Date), (b) the Insurance Policies, (c) the obligations of the Servicers under the Servicing Agreements with respect to the Mortgage Loans and
(d) proceeds of all the foregoing.

            In connection with such assignment, the Seller shall, with respect to each Mortgage Loan, deliver, or cause to be delivered, to the Trust Administrator, as initial Custodian, on or before the Closing Date, an Owner Mortgage Loan File. If any Mortgage or an assignment of a Mortgage to the Trust Administrator, on behalf of the Trustee, or any prior assignment is in the process of being recorded on the Closing Date, the Seller shall deliver a copy thereof, certified by WFHM or the applicable WFHM Correspondent to be a true and complete copy of the document sent for recording, and the Seller shall use its best efforts to cause each such original recorded document or certified copy thereof to be delivered to the Trust Administrator promptly following its recordation, but in no event later than one (1) year following the Closing Date. If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no assignment of Mortgage in favor of the Trust Administrator, on behalf of the Trustee, will be required to be prepared or delivered and instead, the Master Servicer shall take all actions as are necessary to cause the Trust Estate to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS. The Trust Administrator agrees that any recordation of assignments in the name of the Trust Administrator shall be on behalf of the Trustee for the benefit of the Certificateholders. The Seller shall also cause to be delivered to the Trust Administrator any other original mortgage loan document to be included in the Owner Mortgage Loan File if a copy thereof has been delivered. The Seller shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate by reason of the failure of the Seller to cause to be delivered to the Trust Administrator within one (1) year following the Closing Date any original Mortgage or assignment of a Mortgage (except with respect to any Mortgage recorded in the name of MERS) not delivered to the Trust Administrator on the Closing Date.

            In lieu of recording an assignment of any Mortgage the Seller may, to the extent set forth in the applicable Servicing Agreement, deliver or cause to be delivered to the Trust Administrator the assignment of the Mortgage Loan from the Seller to the Trust Administrator on behalf of the Trustee, in a form suitable for recordation, if (i) with respect to a particular state the Trust Administrator has received an Opinion of Counsel acceptable to it that such recording is not required to make the assignment effective against the parties to the Mortgage or subsequent purchasers or encumbrancers of the Mortgaged Property or (ii) the Seller has been advised by each Rating Agency that non-recordation in a state will not result in a reduction of the rating assigned by that Rating Agency at the time of the initial issuance of the Certificates. In the event that the Master Servicer receives notice that recording is required to protect the right, title and interest of the Trustee in and to any such Mortgage Loan for which recordation of an assignment has not previously been required, the Master Servicer shall promptly notify the Trust Administrator and the Trust Administrator shall within five Business Days (or such other reasonable period of time mutually agreed upon by the Master Servicer and the Trust Administrator) of its receipt of such notice deliver each previously unrecorded assignment to the related Servicer for recordation.

            SECTION 2.02 ACCEPTANCE BY TRUST ADMINISTRATOR.

            The Trust Administrator, on behalf of the Trustee acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments (unless the related Mortgage has been registered in the name of MERS or its designee) and other documents required to be delivered on the Closing Date pursuant to Section
2.01 above and declares that it holds and will hold such documents and the other documents constituting a part of the Owner Mortgage Loan Files delivered to it in trust, upon the trusts herein set forth, for the use and benefit of all present and future Certificateholders. The Trust Administrator agrees, for the benefit of Certificateholders, to review each Owner Mortgage Loan File within 45 days after execution of this Agreement in order to ascertain that all required documents set forth in Section 2.01 have been executed and received and appear regular on their face, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule, and in so doing the Trust Administrator may rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If within such 45 day period the Trust Administrator finds any document constituting a part of an Owner Mortgage Loan File not to have been executed or received or to be unrelated to the Mortgage Loans identified in the Mortgage Loan Schedule or not to appear regular on its face, the Trust Administrator shall promptly (and in no event more than 30 days after the discovery of such defect) notify the Seller, which shall have a period of 60 days after the date of such notice within which to correct or cure any such defect. The Seller hereby covenants and agrees that, if any material defect is not so corrected or cured, the Seller will, not later than 60 days after the Trust Administrator's notice to it referred to above respecting such defect, either (i) repurchase the related Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (a) 100% of the unpaid principal balance of such Mortgage Loan plus (b) accrued interest at the Mortgage Interest Rate less any Fixed Retained Yield through the last day of the month in which such repurchase takes place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for any Mortgage Loan to which such material defect relates, a new mortgage loan (a "Substitute Mortgage Loan") having such characteristics so that the representations and warranties of the Seller set forth in Section 2.03(b) hereof (other than Section 2.03(b)(i)) would not have been incorrect had such Substitute Mortgage Loan originally been a Mortgage Loan. In no event shall any Substitute Mortgage Loan have an unpaid principal balance, as of the date of substitution, greater than the Scheduled Principal Balance (reduced by the scheduled payment of principal due on the Due Date in the month of substitution) of the Mortgage Loan for which it is substituted. In addition, such Substitute Mortgage Loan shall have a Loan-to-Value Ratio less than or equal to and a Mortgage Interest Rate equal to that of the Mortgage Loan for which it is substituted.

            In the case of a repurchased Mortgage Loan or property, the purchase price shall be deposited by the Seller in the Certificate Account maintained by the Master Servicer pursuant to Section 3.01. In the case of a Substitute Mortgage Loan, the Owner Mortgage Loan File relating thereto shall be delivered to the Trust Administrator and the Substitution Principal Amount, together with
(i) interest on such Substitution Principal Amount at the applicable Net Mortgage Interest Rate to the following Due Date of such Mortgage Loan which is being substituted for and (ii) an amount equal to the aggregate amount of unreimbursed Periodic Advances in respect of interest previously made by the Servicer, the Master Servicer or the Trust Administrator with respect to such Mortgage Loan, shall be deposited in the Certificate Account. The Monthly Payment on the Substitute Mortgage Loan for the Due Date in the month of substitution shall not be part of the Trust Estate. Upon receipt by the Trust Administrator of written notification of any such deposit signed by an officer of the Seller, or the new Owner Mortgage Loan File, as the case may be, the Trust Administrator shall release to the Seller the related Owner Mortgage Loan File and shall execute and deliver such instrument of transfer or assignment (or, in the case of a Mortgage Loan registered in the name of MERS or its designee, the Master Servicer shall take all necessary action to reflect such assignment on the records of MERS), in each case without recourse, as shall be necessary to vest in the Seller legal and beneficial ownership of such substituted or repurchased Mortgage Loan or property. It is understood and agreed that the obligation of the Seller to substitute a new Mortgage Loan for or repurchase any Mortgage Loan or property as to which such a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to the Certificateholders, the Trust Administrator on behalf of the Trustee and the Trustee on behalf of the Certificateholders. The failure of the Trust Administrator to give any notice contemplated herein within forty-five (45) days after the execution of this Agreement shall not affect or relieve the Seller's obligation to repurchase any Mortgage Loan pursuant to this
Section 2.02.

            The Trust Administrator may, concurrently with the execution and delivery hereof or at any time thereafter, enter into a Custodial Agreement substantially in the form of Exhibit E hereto pursuant to which the Trust Administrator appoints a Custodian to hold the Mortgage Notes, the Mortgages, the assignments and other documents related to the Mortgage Loans received by the Trust Administrator, as agent for the Trustee in trust for the benefit of all present and future Certificateholders, which may provide, among other things, that the Custodian shall conduct the review of such documents required under the first paragraph of this Section 2.02.

            SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE MASTER SERVICER
                         AND THE SELLER.

            (a) The Master Servicer hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement:

            (i) The Master Servicer is a national banking association duly chartered and validly existing in good standing under the laws of the United States;

            (ii) The execution and delivery of this Agreement by the Master Servicer and its performance and compliance with the terms of this Agreement will not violate the Master Servicer's corporate charter or by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which the Master Servicer is a party or which may be applicable to the Master Servicer or any of its assets;

            (iii) This Agreement, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator and the Seller, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

            (iv) The Master Servicer is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would affect its performance hereunder; and

            (v) No litigation is pending or, to the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(a) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator or the Custodian.

            (b) The Seller hereby represents and warrants to the Trustee and the Trust Administrator for the benefit of Certificateholders that, as of the date of execution of this Agreement, with respect to the Mortgage Loans, or each Mortgage Loan, as the case may be:

            (i) The information set forth in the Mortgage Loan Schedule was true and correct in all material respects at the date or dates respecting which such information is furnished as specified in the Mortgage Loan Schedule;

            (ii) Immediately prior to the transfer and assignment contemplated herein, the Seller was the sole owner and holder of the Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature and has full right and authority to sell and assign the same;

            (iii) The Mortgage is a valid, subsisting and enforceable first lien on the property therein described, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lien of the Mortgage except for liens for real estate taxes and special assessments not yet due and payable and liens or interests arising under or as a result of any federal, state or local law, regulation or ordinance relating to hazardous wastes or hazardous substances, and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute or homeowners association fees; and if the Mortgaged Property consists of shares of a cooperative housing corporation, any lien for amounts due to the cooperative housing corporation for unpaid assessments or charges or any lien of any assignment of rents or maintenance expenses secured by the real property owned by the cooperative housing corporation; and any security agreement, chattel mortgage or equivalent document related to, and delivered to the Trust Administrator or to the Custodian with, any Mortgage establishes in the Seller a valid and subsisting first lien on the property described therein and the Seller has full right to sell and assign the same to the Trustee;

            (iv) Neither the Seller nor any prior holder of the Mortgage or the related Mortgage Note has modified the Mortgage or the related Mortgage
      Note in any material respect, satisfied, canceled or subordinated the Mortgage in whole or in part, released the Mortgaged Property in whole or in part from the lien of the Mortgage, or executed any instrument of release, cancellation, modification or satisfaction, except in each case as is reflected in an agreement delivered to the Trust Administrator or the Custodian pursuant to Section 2.01;

            (v) All taxes, governmental assessments, insurance premiums, and water, sewer and municipal charges, which previously became due and owing have been paid, or an escrow of funds has been established, to the extent permitted by law, in an amount sufficient to pay for every such item which remains unpaid; and the Seller has not advanced funds, or received any advance of funds by a party other than the Mortgagor, directly or indirectly (except pursuant to any Subsidy Loan arrangement) for the payment of any amount required by the Mortgage, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the day which precedes by thirty days the first Due Date under the related Mortgage Note;

            (vi) The Mortgaged Property is undamaged by water, fire, earthquake, earth movement other than earthquake, windstorm, flood, tornado or similar casualty (excluding casualty from the presence of hazardous wastes or hazardous substances, as to which the Seller makes no representations), so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and to the best of the Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property;

            (vii) The Mortgaged Property is free and clear of all mechanics' and materialmen's liens or liens in the nature thereof; provided, however, that this warranty shall be deemed not to have been made at the time of the initial issuance of the Certificates if a title policy affording, in substance, the same protection afforded by this warranty is furnished to the Trust Administrator by the Seller;

            (viii) Except for Mortgage Loans secured by Co-op Shares and Mortgage Loans secured by residential long-term leases, the Mortgaged Property consists of a fee simple estate in real property; all of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property and no improvements on adjoining properties encroach upon the Mortgaged Property (unless insured against under the related title insurance policy); and to the best of the Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

            (ix) The Mortgage Loan meets, or is exempt from, applicable state or federal laws, regulations and other requirements, pertaining to usury, and the Mortgage Loan is not usurious;

            (x) To the best of the Seller's knowledge, all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

            (xi) All payments required to be made up to the Due Date immediately preceding the Cut-Off Date for such Mortgage Loan under the terms of the related Mortgage Note have been made and no Mortgage Loan had more than one delinquency in the 12 months preceding the Cut-Off Date;

            (xii) The Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of the Seller's knowledge, all parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

            (xiii) Any and all requirements of any federal, state or local law with respect to the origination of the Mortgage Loans including, without limitation, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loans have been complied with;

            (xiv) The proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with (except for escrow funds for exterior items which could not be completed due to weather and escrow funds for the completion of swimming pools); and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

            (xv) The Mortgage Loan (except any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction, as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received) is covered by an American Land Title Association mortgagee title insurance policy or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac insuring the originator, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (A) the lien of current real property taxes and assessments not yet due and payable, (B) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located or specifically referred to in the appraisal performed in connection with the origination of the related Mortgage Loan, (C) liens created pursuant to any federal, state or local law, regulation or ordinance affording liens for the costs of clean-up of hazardous substances or hazardous wastes or for other environmental protection purposes and (D) such other matters to which like properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage; the Seller is the sole insured of such mortgagee title insurance policy, the assignment to the Trust Administrator, on behalf of the Trustee of the Seller's interest in such mortgagee title insurance policy does not require any consent of or notification to the insurer which has not been obtained or made, such mortgagee title insurance policy is in full force and effect and will be in full force and effect and inure to the benefit of the Trust Administrator, on behalf of the Trustee, no claims have been made under such mortgagee title insurance policy, and no prior holder of the related Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such mortgagee title insurance policy;

            (xvi) The Mortgaged Property securing each Mortgage Loan is insured by an insurer acceptable to Fannie Mae or Freddie Mac against loss by fire and such hazards as are covered under a standard extended coverage endorsement, in an amount which is not less than the lesser of 100% of the insurable value of the Mortgaged Property and the outstanding principal balance of the Mortgage Loan, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis; if the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project; if upon origination of the Mortgage Loan, the improvements on the Mortgaged Property were in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (A) the outstanding principal balance of the Mortgage Loan, (B) the full insurable value of the Mortgaged Property and (C) the maximum amount of insurance which was available under the National Flood Insurance Act of 1968, as amended; and each Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense;

            (xvii) To the best of the Seller's knowledge, there is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration; the Seller has not waived any default, breach, violation or event of acceleration; and no foreclosure action is currently threatened or has been commenced with respect to the Mortgage Loan;

            (xviii) No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

            (xix) Each Mortgage Note is payable in monthly payments, resulting in complete amortization of the Mortgage Loan over a term of not more than 360 months;

            (xx) Each Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency or other law for the relief of debtors), and there is no homestead or other exemption available to the Mortgagor which would interfere with such right of foreclosure;

            (xxi) To the best of the Seller's knowledge, no Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding;

            (xxii) Each Mortgaged Property is located in the United States and consists of a one- to four-unit residential property, which may include a detached home, townhouse, condominium unit or a unit in a planned unit development or, in the case of Mortgage Loans secured by Co-op Shares, leases or occupancy agreements;

            (xxiii) The Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code;

            (xxiv) With respect to each Mortgage where a lost note affidavit has been delivered to the Trust Administrator in place of the related Mortgage Note, the related Mortgage Note is no longer in existence;

            (xxv) In the event that the Mortgagor is an inter vivos "living" trust, (i) such trust is in compliance with Fannie Mae or Freddie Mac standards for inter vivos trusts and (ii) holding title to the Mortgaged Property in such trust will not diminish any rights as a creditor including the right to full title to the Mortgaged Property in the event foreclosure proceedings are initiated; and

            (xxvi) If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or
      (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            Notwithstanding the foregoing, no representations or warranties are made by the Seller as to the environmental condition of any Mortgaged Property; the absence, presence or effect of hazardous wastes or hazardous substances on any Mortgaged Property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any Mortgaged Property; the impact on Certificateholders of any environmental condition or presence of any hazardous substance on or near any Mortgaged Property; or the compliance of any Mortgaged Property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the Seller authorized or able to make any such representation, warranty or assumption of liability relative to any Mortgaged Property. In addition, no representations or warranties are made by the Seller with respect to the absence or effect of fraud in the origination of any Mortgage Loan.

            It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Owner Mortgage Loan Files to the Trust Administrator and shall inure to the benefit of the Trust Administrator, on behalf of the Trustee, notwithstanding any restrictive or qualified endorsement or assignment.

            (c) Upon discovery by either the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Custodian that any of the representations and warranties made in subsection (b) above is not accurate (referred to herein as a "breach") and, except for a breach of the representation and warranty set forth in subsection (b)(i), where such breach is a result of the Cut-Off Date Principal Balance of a Mortgage Loan being greater, by $5,000 or greater, than the Cut-Off Date Principal Balance of such Mortgage Loan indicated on the Mortgage Loan Schedule, that such breach materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement). Within 60 days of the earlier of its discovery or its receipt of notice of any such breach, the Seller shall cure such breach in all material respects or shall either (i) repurchase the Mortgage Loan or any property acquired in respect thereof from the Trust Estate at a price equal to (A) 100% of the unpaid principal balance of such Mortgage Loan plus (B) accrued interest at the Net Mortgage Interest Rate for such Mortgage Loan through the last day of the month in which such repurchase took place or (ii) if within two years of the Startup Day, or such other period permitted by the REMIC Provisions, substitute for such Mortgage Loan in the manner described in Section 2.02. The purchase price of any repurchase described in this paragraph and the Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in Section 2.02, shall be deposited in the Certificate Account. It is understood and agreed that the obligation of the Seller to repurchase or substitute for any Mortgage Loan or property as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders, the Trust Administrator on behalf of the Trustee, or the Trustee on behalf of Certificateholders, and such obligation shall survive until termination of the Trust Estate hereunder.

            SECTION 2.04 EXECUTION AND DELIVERY OF CERTIFICATES.

            The Trustee acknowledges the assignment to it of the Mortgage Loans and the and the Trust Administrator acknowledges the delivery of the Owner Mortgage Loan Files to it, and, concurrently with such delivery, has executed and delivered to or upon the order of the Seller, in exchange for the Mortgage Loans together with all other assets included in the definition of "Trust Estate," receipt of which is hereby acknowledged, Certificates in authorized denominations which evidence ownership of the entire Trust Estate.

            SECTION 2.05 DESIGNATION OF CERTIFICATES; DESIGNATION OF STARTUP DAY
                         AND LATEST POSSIBLE MATURITY DATE.

            The Seller hereby designates the Classes of Class A Certificates (other than the Class A-R Certificate) and the Classes of Class B Certificates as classes of "regular interests" and the Class A-R Certificate as the single class of "residual interest" in the REMIC for the purposes of Code Sections 860G(a)(1) and 860G(a)(2), respectively. The Closing Date is hereby designated as the "Startup Day" of the REMIC within the meaning of Code Section 860G(a)(9). The "latest possible maturity date" of the regular interests in the REMIC is August 25, 2031 for purposes of Code Section 860G(a)(1).

            SECTION 2.06 OPTIONAL SUBSTITUTION OF MORTGAGE LOANS.

            During the three-month period beginning on the Startup Date, the Seller shall have the right, but not the obligation, in its sole discretion for any reason, to substitute for any Mortgage Loan a Substitute Mortgage Loan meeting the requirements of Section 2.02. Any such substitution shall be carried out in the manner described in Section 2.02. The Substitution Principal Amount, if any, plus accrued interest thereon and the other amounts referred to in
Section 2.02, shall be deposited in the Certificate Account.

                                   ARTICLE III

                  ADMINISTRATION OF THE TRUST ESTATE; SERVICING
                              OF THE MORTGAGE LOANS

            SECTION 3.01 CERTIFICATE ACCOUNT.

            (a) The Master Servicer shall establish and maintain a Certificate Account for the deposit of funds received by the Master Servicer with respect to the Mortgage Loans serviced by each Servicer pursuant to each of the Servicing Agreements. Such account shall be maintained as an Eligible Account. The Master Servicer shall give notice to each Servicer and the Seller of the location of the Certificate Account and of any change in the location thereof.

            (b) The Master Servicer shall deposit into the Certificate Account on the day of receipt thereof all amounts received by it from any Servicer pursuant to any of the Servicing Agreements, and shall, in addition, deposit into the Certificate Account the following amounts, in the case of amounts specified in clause (i), not later than the Distribution Date on which such amounts are required to be distributed to Certificateholders and, in the case of the amounts specified in clause (ii), not later than the Business Day next following the day of receipt and posting by the Master Servicer:

            (i) Periodic Advances pursuant to Section 3.03(a) made by the Master Servicer or the Trust Administrator, if any and any amounts deemed received by the Master Servicer pursuant to Section 3.01(d); and

            (ii) in the case of any Mortgage Loan that is repurchased by the Seller pursuant to Sections 2.02 or 2.03 or that is auctioned by the Master Servicer pursuant to Section 3.08 or purchased by the Master Servicer pursuant to Section 3.08 or 9.01, the purchase price therefor or, where applicable, any Substitution Principal Amount and any amounts received in respect of the interest portion of unreimbursed Periodic Advances.

            (c) The Master Servicer shall cause the funds in the Certificate Account to be invested in Eligible Investments. No such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Master Servicer has received an Opinion of Counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Estate to be subject to Prohibited Transactions Tax, otherwise subject the Trust Estate to tax, or cause the Trust Estate to fail to qualify as a REMIC while any Certificates are outstanding. Any amounts deposited in the Certificate Account prior to the Distribution Date shall be invested for the account of the Master Servicer and any investment income thereon shall be additional compensation to the Master Servicer for services rendered under this Agreement. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Master Servicer out of its own funds immediately as realized.

            (d) For purposes of this Agreement, the Master Servicer will be deemed to have received from a Servicer on the applicable Remittance Date for such funds all amounts deposited by such Servicer into the Custodial Account for P&I maintained in accordance with the applicable Servicing Agreement, if such Custodial Account for P&I is not an Eligible Account as defined in this Agreement, to the extent such amounts are not actually received by the Master Servicer on such Remittance Date as a result of the bankruptcy, insolvency, receivership or other financial distress of the depository institution in which such Custodial Account for P&I is being held. To the extent that amounts so deemed to have been received by the Master Servicer are subsequently remitted to the Master Servicer, the Master Servicer shall be entitled to retain such amounts.

            SECTION 3.02 PERMITTED WITHDRAWALS FROM THE CERTIFICATE ACCOUNT.

            (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for the following purposes (limited, in the case of Servicer reimbursements, to cases where funds in the respective Custodial P&I Account are not sufficient therefor):

            (i) to reimburse the Master Servicer, the Trust Administrator or any Servicer for Periodic Advances made by the Master Servicer or the Trust Administrator pursuant to Section 3.03(a) or any Servicer pursuant to any Servicing Agreement with respect to previous Distribution Dates, such right to reimbursement pursuant to this subclause (i) being limited to amounts received on or in respect of particular Mortgage Loans (including, for this purpose, Liquidation Proceeds, REO Proceeds and proceeds from the purchase, sale, repurchase or substitution of Mortgage Loans pursuant to Sections 2.02, 2.03, 2.06, 3.08 or 9.01) respecting which any such Periodic Advance was made;

            (ii) to reimburse any Servicer, the Master Servicer or the Trust Administrator for any Periodic Advances determined in good faith to have become Nonrecoverable Advances provided, however, that any portion of Nonrecoverable Advances representing Fixed Retained Yield shall be reimbursable only from amounts constituting Fixed Retained Yield and not from the assets of the Trust Estate;

            (iii) to reimburse the Master Servicer or any Servicer from Liquidation Proceeds for Liquidation Expenses and for amounts expended by the Master Servicer or any Servicer pursuant hereto or to any Servicing Agreement, respectively, in good faith in connection with the restoration of damaged property or for foreclosure expenses;

            (iv) from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, to pay the Master Servicing Fee with respect to such Mortgage Loan to the Master Servicer;

            (v) to reimburse the Master Servicer, any Servicer or the Trust Administrator (or, in certain cases, the Seller) for expenses incurred by it (including taxes paid on behalf of the Trust Estate) and recoverable by or reimbursable to it pursuant to Section 3.03(c), 3.03(d) or 6.03 or the second sentence of Section 8.14(a) or pursuant to such Servicer's Servicing Agreement, provided such expenses are "unanticipated" within the meaning of the REMIC Provisions;

            (vi) to pay to the Seller or other purchaser with respect to each Mortgage Loan or property acquired in respect thereof that has been repurchased or replaced pursuant to Sections 2.02, 2.03 or 2.06 or auctioned pursuant to Section 3.08 or to pay to the Master Servicer with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 3.08 or 9.01, all amounts received thereon and not required to be distributed as of the date on which the related repurchase or purchase price or Scheduled Principal Balance was determined;

            (vii) to remit funds to the Paying Agent in the amounts and in the manner provided for herein;

            (viii) to pay to the Master Servicer any interest earned on or investment income with respect to funds in the Certificate Account;

            (ix) to pay to the Master Servicer or any Servicer out of Liquidation Proceeds allocable to interest the amount of any unpaid Master Servicing Fee or Servicing Fee (as adjusted pursuant to the related Servicing Agreement) and any unpaid assumption fees, late payment charges or other Mortgagor charges on the related Mortgage Loan;

            (x) to pay to the Master Servicer as additional master servicing compensation any Liquidation Profits which a Servicer is not entitled to pursuant to the applicable Servicing Agreement;

            (xi) to withdraw from the Certificate Account any amount deposited in the Certificate Account that was not required to be deposited therein;

            (xii) to clear and terminate the Certificate Account pursuant to
      Section 9.01; and

            (xiii) to pay to WFHM from any Mortgagor payment on account of interest or other recovery (including Net REO Proceeds) with respect to a particular Mortgage Loan, the Fixed Retained Yield, if any, with respect to such Mortgage Loan; provided, however, that with respect to any payment of interest received by the Master Servicer in respect of a Mortgage Loan (whether paid by the Mortgagor or received as Liquidation Proceeds, Insurance Proceeds or otherwise) which is less than the full amount of interest then due with respect to such Mortgage Loan, only that portion of such payment of interest that bears the same relationship to the total amount of such payment of interest as the Fixed Retained Yield Rate, if any, in respect of such Mortgage Loan bears to the Mortgage Interest Rate shall be allocated to the Fixed Retained Yield with respect thereto.

            (b) The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any payment to and withdrawal from the Certificate Account.

            SECTION 3.03 ADVANCES BY MASTER SERVICER AND TRUST ADMINISTRATOR.

            (a) In the event an Other Servicer fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the related Other Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Master Servicer shall make Periodic Advances to the extent provided hereby. In addition, if under the terms of an Other Servicing Agreement, the applicable Servicer is not required to make Periodic Advances on a Mortgage Loan or REO Mortgage Loan through the liquidation of such Mortgage Loan or REO Mortgage Loan, the Master Servicer to the extent provided hereby shall make the Periodic Advances thereon during the period the Servicer is not obligated to do so. In the event WFHM fails to make any required Periodic Advances of principal and interest on a Mortgage Loan as required by the WFHM Servicing Agreement prior to the Distribution Date occurring in the month during which such Periodic Advance is due, the Trust Administrator shall, to the extent required by Section 8.15, make such Periodic Advance to the extent provided hereby, provided that the Trust Administrator has previously received the certificate of the Master Servicer described in the following sentence. The Master Servicer shall certify to the Trust Administrator with respect to any such Distribution Date (i) the amount of Periodic Advances required of WFHM or such Other Servicer, as the case may be,
(ii) the amount actually advanced by WFHM or such Other Servicer, (iii) the amount that the Trust Administrator or Master Servicer is required to advance hereunder, including any amount the Master Servicer is required to advance pursuant to the second sentence of this Section 3.03(a), and (iv) whether the Master Servicer has determined that it reasonably believes that such Periodic Advance is a Nonrecoverable Advance. Amounts advanced by the Trust Administrator or Master Servicer shall be deposited in the Certificate Account on the related Distribution Date. Notwithstanding the foregoing, neither the Master Servicer nor the Trust Administrator will be obligated to make a Periodic Advance that it reasonably believes to be a Nonrecoverable Advance. The Trust Administrator may conclusively rely for any determination to be made by it hereunder upon the determination of the Master Servicer as set forth in its certificate.

            (b) To the extent an Other Servicer fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the related Other Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of the Servicer, advance such funds and take such steps as are necessary to pay such taxes or insurance premiums. To the extent WFHM fails to make an advance on account of the taxes or insurance premiums with respect to a Mortgage Loan required pursuant to the WFHM Servicing Agreement, the Master Servicer shall, if the Master Servicer knows of such failure of WFHM, certify to the Trust Administrator that such failure has occurred. Upon receipt of such certification, the Trust Administrator shall advance such funds and take such steps as are necessary to pay such taxes or insurance premiums.

            (c) The Master Servicer and the Trust Administrator shall each be entitled to be reimbursed from the Certificate Account for any Periodic Advance made by it under Section 3.03(a) to the extent described in Section 3.02(a)(i) and (a)(ii). The Master Servicer and the Trust Administrator shall be entitled to be reimbursed pursuant to Section 3.02(a)(v) for any advance by it pursuant to Section 3.03(b). The Master Servicer shall diligently pursue restoration of such amount to the Certificate Account from the related Servicer. The Master Servicer shall, to the extent it has not already done so, upon the request of the Trust Administrator, withdraw from the Certificate Account and remit to the Trust Administrator any amounts to which the Trust Administrator is entitled as reimbursement pursuant to Section 3.02 (a)(i), (ii) and (v).

            (d) Except as provided in Section 3.03(a) and (b), neither the Master Servicer nor the Trust Administrator shall be required to pay or advance any amount which any Servicer was required, but failed, to deposit in the Certificate Account.

            SECTION 3.04 TRUST ADMINISTRATOR TO COOPERATE;
                         RELEASE OF OWNER MORTGAGE LOAN FILES.

            Upon the receipt by the Master Servicer of a Request for Release in connection with the deposit by a Servicer into the Certificate Account of the proceeds from a Liquidated Loan or of a Prepayment in Full, the Master Servicer shall confirm to the Trust Administrator that all amounts required to be remitted to the Certificate Account in connection with such Mortgage Loan have been so deposited, and shall deliver such Request for Release to the Trust Administrator. The Trust Administrator shall, within five Business Days of its receipt of such a Request for Release, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

            From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including but not limited to, collection under any insurance policies, or to effect a partial release of any Mortgaged Property from the lien of the Mortgage, the Servicer of such Mortgage Loan shall deliver to the Master Servicer a Request for Release. Upon the Master Servicer's receipt of any such Request for Release, the Master Servicer shall promptly forward such request to the Trust Administrator and the Trust Administrator shall, within five Business Days, release the related Owner Mortgage Loan File to the Master Servicer or such Servicer, as requested by the Master Servicer. Any such Request for Release shall obligate the Master Servicer or such Servicer, as the case may be, to return each and every document previously requested from the Owner Mortgage Loan File to the Trust Administrator by the twenty-first day following the release thereof, unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account or (ii) the Owner Mortgage Loan File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trust Administrator a certificate of the Master Servicer or such Servicer certifying as to the name and address of the Person to which such Owner Mortgage Loan File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of an Officer's Certificate of the Master Servicer or such Servicer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account have been so deposited, or that such Mortgage Loan has become an REO Mortgage Loan, the Request for Release shall be released by the Trust Administrator to the Master Servicer or such Servicer, as appropriate.

            Upon written certification of the Master Servicer or the Servicer pursuant to clause (ii) of the preceding paragraph, the Trust Administrator shall execute and deliver to the Master Servicer or such Servicer, as directed by the Master Servicer, court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trust Administrator and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trust Administrator will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure proceeding or trustee's sale.

            SECTION 3.05 REPORTS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR;
                         ANNUAL COMPLIANCE STATEMENTS.

            (a) Not later than 15 days after each Distribution Date, the Master Servicer shall deliver to the Trustee and the Trust Administrator a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date stating that all distributions required to be made by the Master Servicer under this Agreement have been made (or, if any required distribution has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from such account for each category of deposit and withdrawal specified in Sections 3.01 and 3.02. Such statement may be in the form of the then current Fannie Mae monthly accounting report for its Guaranteed Mortgage Pass-Through Program with appropriate additions and changes, and shall also include information as to the aggregate unpaid principal balance of all of the Mortgage Loans as of the close of business as of the last day of the calendar month immediately preceding such Distribution Date. Copies of such statement shall be provided by the Trust Administrator to any Certificateholder upon written request, provided such statement is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            (b) The Master Servicer shall deliver to the Trustee and the Trust Administrator on or before April 30 of each year, a certificate signed by an officer of the Master Servicer, certifying that (i) such officer has reviewed the activities of the Master Servicer during the preceding calendar year or portion thereof and its performance under this agreement and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has performed and fulfilled its duties, responsibilities and obligations under this agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof, and, (iii) (A) the Master Servicer has received from each Servicer any financial statements, officer's certificates, accountant's statements or other information required to be provided to the Master Servicer pursuant to the related Servicing Agreement and (B) to the best of such officer's knowledge, based on a review of the information provided to the Master Servicer by each Servicer as described in (iii)(A) above, each Servicer has performed and fulfilled its duties, responsibilities and obligations under the related Servicing Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such duties, responsibilities or obligations, specifying each such default known to such officer and the nature and status thereof. Copies of such officers' certificate shall be provided by the Trust Administrator to any Certificateholder upon written request provided such certificate is delivered, or caused to be delivered, by the Master Servicer to the Trust Administrator.

            SECTION 3.06 TITLE, MANAGEMENT AND DISPOSITION OF ANY REO MORTGAGE
                         LOAN.

            The Master Servicer shall ensure that each REO Mortgage Loan is administered by the related Servicer at all times so that it qualifies as "foreclosure property" under the REMIC Provisions and that it does not earn any "net income from foreclosure property" which is subject to tax under the REMIC Provisions. In the event that a Servicer is unable to dispose of any REO Mortgage Loan within the period mandated by each of the Servicing Agreements, the Master Servicer shall monitor such Servicer to verify that such REO Mortgage Loan is auctioned to the highest bidder within the period so specified. In the event of any such sale of a REO Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such sale or auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the REO Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Estate, shall provide financing from the Trust Estate to any purchaser of an REO Mortgage Loan.

            SECTION 3.07 AMENDMENTS TO SERVICING AGREEMENTS,
                         MODIFICATION OF STANDARD PROVISIONS.

            (a) Subject to the prior written consent of the Trustee and the Trust Administrator pursuant to Section 3.07(b), the Master Servicer from time to time may, to the extent permitted by the applicable Servicing Agreement, make such modifications and amendments to such Servicing Agreement as the Master Servicer deems necessary or appropriate to confirm or carry out more fully the intent and purpose of such Servicing Agreement and the duties, responsibilities and obligations to be performed by the Servicer thereunder. Such modifications may only be made if they are consistent with the REMIC Provisions, as evidenced by an Opinion of Counsel. Prior to the issuance of any modification or amendment, the Master Servicer shall deliver to the Trustee and the Trust Administrator such Opinion of Counsel and an Officer's Certificate setting forth
(i) the provision that is to be modified or amended, (ii) the modification or amendment that the Master Servicer desires to issue and (iii) the reason or reasons for such proposed amendment or modification.

            (b) The Trustee and the Trust Administrator shall consent to any amendment or supplement to a Servicing Agreement proposed by the Master Servicer pursuant to Section 3.07(a), which consent and amendment shall not require the consent of any Certificateholder if it is (i) for the purpose of curing any mistake or ambiguity or to further effect or protect the rights of the Certificateholders or (ii) for any other purpose, provided such amendment or supplement for such other purpose cannot reasonably be expected to adversely affect Certificateholders. The lack of reasonable expectation of an adverse effect on Certificateholders may be established through the delivery to the Trustee and the Trust Administrator of (i) an Opinion of Counsel to such effect or (ii) written notification from each Rating Agency to the effect that such amendment or supplement will not result in reduction of the current rating assigned by that Rating Agency to the Certificates. Notwithstanding the two immediately preceding sentences, either the Trustee or the Trust Administrator may, in its discretion, decline to enter into or consent to any such supplement or amendment if its own rights, duties or immunities shall be adversely affected.

            (c)(i) Notwithstanding anything to the contrary in this Section 3.07, the Master Servicer from time to time may, without the consent of any Certificateholder, the Trustee or the Trust Administrator, enter into an amendment (A) to an Other Servicing Agreement for the purpose of (i) eliminating or reducing Month End Interest and (ii) providing for the remittance of Full Unscheduled Principal Receipts by the applicable Servicer to the Master Servicer not later than the 24th day of each month (or if such day is not a Business Day, on the previous Business Day) or (B) to the WFHM Servicing Agreement for the purpose of changing the applicable Remittance Date to the 18th day of each month (or if such day is not a Business Day, on the previous Business Day).

            (ii) The Master Servicer may direct WFHM to enter into an amendment to the WFHM Servicing Agreement for the purposes described in Sections 3.07(c)(i)(B) and 10.01(b)(iii).

            SECTION 3.08 OVERSIGHT OF SERVICING.

            The Master Servicer shall supervise, monitor and oversee the servicing of the Mortgage Loans by each Servicer and the performance by each Servicer of all services, duties, responsibilities and obligations (including the obligation to maintain an Errors and Omissions Policy and Fidelity Bond) that are to be observed or performed by the Servicer under its respective Servicing Agreement. In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with Accepted Master Servicing Practices and with the Trustee's, the Trust Administrator's and the Certificateholders' reliance on the Master Servicer, and in a manner consistent with the terms and provisions of any insurance policy required to be maintained by the Master Servicer or any Servicer pursuant to this Agreement or any Servicing Agreement. The Master Servicer acknowledges that prior to taking certain actions required to service the Mortgage Loans, each Servicing Agreement provides that the Servicer thereunder must notify, consult with, obtain the consent of or otherwise follow the instructions of the Master Servicer. The Master Servicer is also given authority to waive compliance by a Servicer with certain provisions of its Servicing Agreement. In each such instance, the Master Servicer shall promptly instruct such Servicer or otherwise respond to such Servicer's request. In no event will the Master Servicer instruct such Servicer to take any action, give any consent to action by such Servicer or waive compliance by such Servicer with any provision of such Servicer's Servicing Agreement if any resulting action or failure to act would be inconsistent with the requirements of the Rating Agencies that rated the Certificates or would otherwise have an adverse effect on the Certificateholders. Any such action or failure to act shall be deemed to have an adverse effect on the Certificateholders if such action or failure to act either results in (i) the downgrading of the rating assigned by any Rating Agency to the Certificates,
(ii) the loss by the Trust Estate of REMIC status for federal income tax purposes or (iii) the imposition of any Prohibited Transaction Tax or any federal taxes on the REMIC or the Trust Estate. The Master Servicer shall have full power and authority in its sole discretion to take any action with respect to the Trust Estate as may be necessary or advisable to avoid the circumstances specified including clause (ii) or (iii) of the preceding sentence.

            For the purposes of determining whether any modification of a Mortgage Loan shall be permitted by the Master Servicer, such modification shall be construed as a substitution of the modified Mortgage Loan for the Mortgage Loan originally deposited in the Trust Estate if it would be a "significant modification" within the meaning of Section 1.860G-2(b) of the regulations of the U.S. Department of the Treasury. No modification shall be approved unless
(i) the modified Mortgage Loan would qualify as a Substitute Mortgage Loan under
Section 2.02 and (ii) with respect to any modification that occurs more than three months after the Closing Date and is not the result of a default or a reasonably foreseeable default under the Mortgage Loan, there is delivered to the Trust Administrator an Opinion of Counsel (at the expense of the party seeking to modify the Mortgage Loan) to the effect that such modification would not be treated as giving rise to a new debt instrument for federal income tax purposes as described in the preceding sentence; provided, however, that no such Opinion of Counsel need be delivered if the sole purpose of the modification is to reduce the Monthly Payment on a Mortgage Loan as a result of a Curtailment such that the Mortgage Loan is fully amortized by its original maturity date.

            During the term of this Agreement, the Master Servicer shall consult fully with each Servicer as may be necessary from time to time to perform and carry out the Master Servicer's obligations hereunder and otherwise exercise reasonable efforts to encourage such Servicer to perform and observe the covenants, obligations and conditions to be performed or observed by it under its Servicing Agreement.

            The relationship of the Master Servicer to the Trustee and the Trust Administrator under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

            The Master Servicer shall administer the Trust Estate on behalf of the Trustee and shall have full power and authority, acting alone or (subject to Section 6.06) through one or more subcontractors, to do any and all things in connection with such administration which it may deem necessary or desirable. Upon the execution and delivery of this Agreement, and from time to time as may be required thereafter, the Trust Administrator, on behalf of the Trustee shall furnish the Master Servicer or its subcontractors with any powers of attorney and such other documents as may be necessary or appropriate to enable the Master Servicer to carry out its administrative duties hereunder.

            The Seller shall have a limited option to repurchase any defaulted Mortgage Loan or REO Mortgage Loan during the following time periods: (i) beginning on the first day of the second month following the month in which the Master Servicer has reported that a Servicer has initiated foreclosure proceedings with respect to such a defaulted Mortgage Loan, with such repurchase option expiring on the last day of such second following month; (ii) beginning on the first day of the second month following the month in which the Master Servicer has reported that such defaulted Mortgage Loan has become an REO Mortgage Loan, with such repurchase option expiring on the last day of such second following month; and (iii) beginning on the day on which a Servicer accepts a contractual commitment by a third party to purchase the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan, with such repurchase option expiring on the earlier of the last day of the month in which such contractual commitment was accepted by the Servicer or the day immediately prior to the day on which the closing occurs with respect to such third party purchase of the Mortgaged Property related to the defaulted Mortgage Loan or REO Mortgage Loan. The Seller shall be entitled to repurchase at its option any Mortgage Loan in the Trust Estate which, pursuant to paragraph 5(b) of the Mortgage Loan Purchase Agreement, WFHM requests the Seller to repurchase and to sell to WFHM to facilitate the exercise of WFHM's rights against the originator or a prior holder of such Mortgage Loan. The purchase price for any Mortgage Loan repurchased pursuant to this paragraph shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued interest thereon at the Mortgage Interest Rate for such Mortgage Loan, through the last day of the month in which such repurchase occurs. Upon the receipt of such purchase price, the Master Servicer shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian, if any, shall promptly release to the Seller the Owner Mortgage Loan File relating to the Mortgage Loan being repurchased.

            In the event that (i) the Master Servicer determines at any time that, notwithstanding the representations and warranties set forth in Section 2.03(b), any Mortgage Loan is not a "qualified mortgage" within the meaning of
Section 860G of the Code and (ii) the Master Servicer is unable to enforce the obligation of the Seller to purchase such Mortgage Loan pursuant to Section 2.02 within two months of such determination, the Master Servicer shall cause such Mortgage Loan to be auctioned to the highest bidder and sold out of the Trust Estate no later than the date 90 days after such determination. In the event of any such sale of a Mortgage Loan, the Trust Administrator shall, at the written request of the Master Servicer and upon being supported with appropriate forms therefor, within five Business Days of the deposit by the Master Servicer of the proceeds of such auction into the Certificate Account, release or cause to be released to the entity identified by the Master Servicer the related Owner Mortgage Loan File and Servicer Mortgage Loan File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the auction purchaser title to the Mortgage Loan and the Trust Administrator shall have no further responsibility with regard to such Owner Mortgage Loan File or Servicer Mortgage Loan File. Neither the Trust Administrator, the Master Servicer nor any Servicer, acting on behalf of the Trust Administrator, shall provide financing from the Trust Estate to any purchaser of a Mortgage Loan.

            The Master Servicer, on behalf of the Trust Administrator, shall, pursuant to the Servicing Agreements, object to the foreclosure upon, or other related conversion of the ownership of, any Mortgaged Property by the related Servicer if (i) the Master Servicer believes such Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances or
(ii) such Servicer does not agree to administer such Mortgaged Property, once the related Mortgage Loan becomes an REO Mortgage Loan, in a manner which would not result in a federal tax being imposed upon the Trust Estate or the REMIC.

            The Master Servicer may enter into a special servicing agreement with an unaffiliated holder of 100% Percentage Interest of a Class of Class B Certificates or a holder of a class of securities representing interests in the Class B Certificates and/or other subordinated mortgage pass-through certificates, such agreement to be substantially in the form of Exhibit M hereto or subject to each Rating Agency's acknowledgment that the ratings of the Certificates in effect immediately prior to the entering into of such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement. Any such agreement may contain provisions whereby such holder may instruct the Master Servicer to instruct a Servicer to the extent provided in the applicable Servicing Agreement to commence or delay foreclosure proceedings with respect to delinquent Mortgage Loans and will contain provisions for the deposit of cash by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had the Servicer acted in accordance with its normal procedures.

            SECTION 3.09 TERMINATION AND SUBSTITUTION OF SERVICING AGREEMENTS.

            Upon the occurrence of any event for which a Servicer may be terminated pursuant to its Servicing Agreement, the Master Servicer shall promptly deliver to the Seller and the Trustee and the Trust Administrator an Officer's Certificate certifying that an event has occurred which may justify termination of such Servicing Agreement, describing the circumstances surrounding such event and recommending what action should be taken by the Trustee with respect to such Servicer. If the Master Servicer recommends that such Servicing Agreement be terminated, the Master Servicer's certification must state that the breach is material and not merely technical in nature. Upon written direction of the Master Servicer, based upon such certification, the Trustee shall promptly terminate such Servicing Agreement. Notwithstanding the foregoing, in the event that (i) WFHM fails to make any advance, as a consequence of which the Trust Administrator is obligated to make an advance pursuant to Section 3.03 and (ii) the Trust Administrator provides WFHM written notice of the failure to make such advance and such failure shall continue unremedied for a period of 15 days after receipt of such notice, the Trust Administrator shall recommend to the Trustee the termination of the WFHM Servicing Agreement without the recommendation of the Master Servicer and upon such recommendation, the Trustee shall terminate the WFHM Servicing Agreement. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold each harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of, or assessed against the Trustee or the Trust Administrator in connection with termination of such Servicing Agreement at the direction of the Master Servicer. In addition, the Master Servicer shall indemnify the Trustee and hold it harmless from and against any and all claims, liabilities, costs and expenses (including, without limitation, reasonable attorney's fees) arising out of, or assessed against the Trustee in connection with the termination of the WFHM Servicing Agreement as provided in the second preceding sentence. If the Trustee terminates such Servicing Agreement, the Trustee may enter into a substitute Servicing Agreement with the Master Servicer or, at the Master Servicer's nomination, with another mortgage loan service company acceptable to the Trustee, the Trust Administrator, the Master Servicer and each Rating Agency under which the Master Servicer or such substitute servicer, as the case may be, shall assume, satisfy, perform and carry out all liabilities, duties, responsibilities and obligations that are to be, or otherwise were to have been, satisfied, performed and carried out by such Servicer under such terminated Servicing Agreement. Until such time as the Trustee enters into a substitute servicing agreement with respect to the Mortgage Loans previously serviced by such Servicer, the Master Servicer shall assume, satisfy, perform and carry out all obligations which otherwise were to have been satisfied, performed and carried out by such Servicer under its terminated Servicing Agreement. However, in no event shall the Master Servicer be deemed to have assumed the obligations of a Servicer to advance payments of principal and interest on a delinquent Mortgage Loan in excess of the Master Servicer's independent Periodic Advance obligation under Section 3.03 of this Agreement. As compensation for the Master Servicer of any servicing obligations fulfilled or assumed by the Master Servicer, the Master Servicer shall be entitled to any servicing compensation to which a Servicer would have been entitled if the Servicing Agreement with such Servicer had not been terminated.

            SECTION 3.10 APPLICATION OF NET LIQUIDATION PROCEEDS.

            For all purposes under this agreement, Net Liquidation Proceeds received from a Servicer shall be allocated first to accrued and unpaid interest on the related Mortgage Loan and then to the unpaid principal balance thereof.

            SECTION 3.11 ACT REPORTS.

            The Master Servicer shall, on behalf of the Seller, make all filings required to be made by the Seller with respect to the Class A Certificates and the Class B-1, Class B-2 and Class B-3 Certificates pursuant to the Securities Exchange Act of 1934, as amended.

                                   ARTICLE IV

                    DISTRIBUTIONS IN RESPECT OF CERTIFICATES;
                         PAYMENTS TO CERTIFICATEHOLDERS;
                             STATEMENTS AND REPORTS

            SECTION 4.01 DISTRIBUTIONS.

            (a) On each Distribution Date, the Pool Distribution Amount will be applied in the following amounts, to the extent the Pool Distribution Amount is sufficient therefor, in the manner and in the order of priority as follows:

            first, to the Classes of Class A Certificates, pro rata, based upon their respective Interest Accrual Amounts, in an aggregate amount up to the Class A Interest Accrual Amount with respect to such Distribution Date; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            second, to the Classes of Class A Certificates, pro rata, based upon their respective Class A Unpaid Interest Shortfalls, in an aggregate amount up to the Aggregate Class A Unpaid Interest Shortfall; provided that prior to the Accretion Termination Date, an amount equal to the amount that would otherwise be distributable in respect of interest to the Accrual Certificates pursuant to this provision will instead be distributed in reduction of the Principal Balances of certain Classes of Class A Certificates, in each case in accordance with Section 4.01(b);

            third, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and the Class A-PO Certificates, pro rata, based on their respective Class A Non-PO Optimal Principal Amount and Class A-PO Optimal Principal Amount, (A) to the Class A Certificates (other than the Class A-PO Certificates), in an aggregate amount up to the Class A Non-PO Optimal Principal Amount, such distribution to be allocated among such Classes in accordance with
Section 4.01(b) or Section 4.01(c), as applicable, and (B) to the Class A-PO Certificates in an amount up to the Class A-PO Optimal Principal Amount;

            fourth, to the Class A-PO Certificates in an amount up to the Class A-PO Deferred Amount from amounts otherwise distributable (without regard to this Paragraph fourth) first to the Class B-6 Certificates pursuant to Paragraph twenty-second below, second to the Class B-5 Certificates pursuant to Paragraph nineteenth below, third to the Class B-4 Certificates pursuant to Paragraph sixteenth below, fourth to the Class B-3 Certificates pursuant to Paragraph thirteenth below, fifth to the Class B-2 Certificates pursuant to Paragraph tenth below, and sixth to the Class B-1 Certificates pursuant to Paragraph seventh below;

            fifth, to the Class B-1 Certificates, in an amount up to the Interest Accrual Amount for the Class B-1 Certificates with respect to such Distribution Date;

            sixth, to the Class B-1 Certificates in an amount up to the Class B-1 Unpaid Interest Shortfall;

            seventh, to the Class B-1 Certificates in an amount up to the Class B-1 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-1 Certificates pursuant to this Paragraph seventh will be reduced by the amount, if any, that would have been distributable to the Class B-1 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eighth, to the Class B-2 Certificates, in an amount up to the Interest Accrual Amount for the Class B-2 Certificates with respect to such Distribution Date;

            ninth, to the Class B-2 Certificates in an amount up to the Class B-2 Unpaid Interest Shortfall;

            tenth, to the Class B-2 Certificates in an amount up to the Class B-2 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-2 Certificates pursuant to this Paragraph tenth will be reduced by the amount, if any, that would have been distributable to the Class B-2 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            eleventh, to the Class B-3 Certificates, in an amount up to the Interest Accrual Amount for the Class B-3 Certificates with respect to such Distribution Date;

            twelfth, to the Class B-3 Certificates in an amount up to the Class B-3 Unpaid Interest Shortfall;

            thirteenth, to the Class B-3 Certificates in an amount up to the Class B-3 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-3 Certificates pursuant to this Paragraph thirteenth will be reduced by the amount, if any, that would have been distributable to the Class B-3 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            fourteenth, to the Class B-4 Certificates in an amount up to the Interest Accrual Amount for the Class B-4 Certificates with respect to such Distribution Date;

            fifteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Unpaid Interest Shortfall;

            sixteenth, to the Class B-4 Certificates in an amount up to the Class B-4 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-4 Certificates pursuant to this Paragraph sixteenth will be reduced by the amount, if any, that would have been distributable to the Class B-4 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            seventeenth, to the Class B-5 Certificates in an amount up to the Interest Accrual Amount for the Class B-5 Certificates with respect to such Distribution Date;

            eighteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Unpaid Interest Shortfall;

            nineteenth, to the Class B-5 Certificates in an amount up to the Class B-5 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-5 Certificates pursuant to this Paragraph nineteenth will be reduced by the amount, if any, that would have been distributable to the Class B-5 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above;

            twentieth, to the Class B-6 Certificates in an amount up to the Interest Accrual Amount for the Class B-6 Certificates with respect to such Distribution Date;

            twenty-first, to the Class B-6 Certificates in an amount up to the Class B-6 Unpaid Interest Shortfall;

            twenty-second, to the Class B-6 Certificates in an amount up to the Class B-6 Optimal Principal Amount; provided, however, that the amount distributable to the Class B-6 Certificates pursuant to this Paragraph twenty-second will be reduced by the amount, if any, that would have been distributable to the Class B-6 Certificates hereunder used to pay the Class A-PO Deferred Amount as provided in Paragraph fourth above; and

            twenty-third, to the Holder of the Class A-R Certificate, any amounts remaining in the Payment Account.

            Notwithstanding the foregoing, after the Principal Balance of any Class (other than the Class A-R Certificate) has been reduced to zero, such Class will be entitled to no further distributions of principal or interest (including, without limitation, any Unpaid Interest Shortfalls).

            With respect to any Distribution Date, the amount of the Principal Adjustment, if any, attributable to any Class B Certificates will be allocated to the Classes of Class A Certificates (other than the Class A-PO Certificates) and any Class of Class B Certificates with a lower numerical designation pro rata based on their outstanding Principal Balances.

            (b) On each Distribution Date prior to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

      I. On each Distribution Date occurring prior to the Accretion Termination Date for the Class A-3 Certificates, the Accrual Distribution Amount for the Class A-3 Certificates will be distributed sequentially as follows:

            first, to the Class A-7 Certificates; and

            second, to the Class A-3 Certificates;

      II. On each Distribution Date occurring prior to the Subordination Depletion Date, the Class A Non-PO Principal Amount will be allocated among and distributed in reduction of the Principal Balances of the Class A Certificates (other than the Class A-PO Certificates) sequentially as follows:

            first, to the Class A-R Certificate;

            second, to the Class A-4 Certificates, up to the Priority Amount for such Distribution Date;

            third, concurrently, as follows:

                  (a) 52.7201851674% to the Class A-1 Certificates;

                  (b) 3.7274542814%, sequentially, as follows:

                        (i) sequentially, to the Class A-5 Certificates and
                  Class A-6 Certificates;

                        (ii) concurrently, to the Class A-10 Certificates, Class
                  A-11 Certificates and the Class A-12 Certificates, pro rata;
                  and

                        (iii) to the A-13 Certificates; and

                  (c) 43.5523605512%, sequentially, to the Class A-8
            Certificates and the Class A-9 Certificates; and

            fourth, sequentially, to the Class A-2 Certificates, Class A-7 Certificates, Class A-3 Certificates and Class A-4 Certificates.

            (c) Notwithstanding the foregoing, on each Distribution Date occurring on or subsequent to the Subordination Depletion Date, the Class A Non-PO Principal Distribution Amount shall be distributed among the Class A Certificates (other than the Class A-PO Certificates), pro rata, in accordance with their outstanding Principal Balances without regard to either the proportions or the priorities set forth in Section 4.01(b).

            (d) (i) For purposes of determining whether the Classes of Class B Certificates are eligible to receive distributions of principal with respect to any Distribution Date, the following tests shall apply:

            (A) if the Current Class B-1 Fractional Interest is less than the Original Class B-1 Fractional Interest and the Class B-1 Principal Balance is greater than zero, the Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (B) if the Current Class B-2 Fractional Interest is less than the Original Class B-2 Fractional Interest and the Class B-2 Principal Balance is greater than zero, the Class B-3, Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (C) if the Current Class B-3 Fractional Interest is less than the Original Class B-3 Fractional Interest and the Class B-3 Principal Balance is greater than zero, the Class B-4, Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (D) if the Current Class B-4 Fractional Interest is less than the Original Class B-4 Fractional Interest and the Class B-4 Principal Balance is greater than zero, the Class B-5 and Class B-6 Certificates shall not be eligible to receive distributions of principal; or

            (E) if the Current Class B-5 Fractional Interest is less than the Original Class B-5 Fractional Interest and the Class B-5 Principal Balance is greater than zero, the Class B-6 Certificates shall not be eligible to receive distributions of principal.

            (ii) Notwithstanding the foregoing, if on any Distribution Date the aggregate distributions to Holders of the Classes of Class B Certificates entitled to receive distributions of principal would reduce the Principal Balances of the Classes of Class B Certificates entitled to receive distributions of principal below zero, first the Class B Prepayment Percentage of any affected Class of Class B Certificates for such Distribution Date beginning with the affected Class with the lowest numerical Class designation and then, if necessary, the Class B Percentage of such Class of the Class B Certificates for such Distribution Date shall be reduced to the respective percentages necessary to bring the Principal Balance of such Class of Class B Certificates to zero. The Class B Prepayment Percentages and the Class B Percentages of the remaining Classes of Class B Certificates will be recomputed substituting for the Subordinated Prepayment Percentage and Subordinated Percentage in such computations the difference between (A) the Subordinated Prepayment Percentage or Subordinated Percentage as the case may be, and (B) the percentages determined in accordance with the preceding sentence necessary to bring the Principal Balances of the affected Classes of Class B Certificates to zero; provided, however, that if the Principal Balances of all the Classes of Class B Certificates eligible to receive distributions of principal shall be reduced to zero on such Distribution Date, the Class B Prepayment Percentage and the Class B Percentage of the Class of Class B Certificates with the lowest numerical Class designation which would otherwise be ineligible to receive distributions of principal in accordance with this Section shall equal the remainder of the Subordinated Prepayment Percentage for such Distribution Date minus the sum of the Class B Prepayment Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, and the remainder of the Subordinated Percentage for such Distribution Date minus the sum of the Class B Percentages of the Classes of Class B Certificates having lower numerical Class designations, if any, respectively. Any entitlement of any Class of Class B Certificates to principal payments solely pursuant to this clause (ii) shall not cause such Class to be regarded as being eligible to receive principal distributions for the purpose of applying the definition of its Class B Percentage or Class B Prepayment Percentage.

            (e) On each Distribution Date other than the Final Distribution Date (if such Final Distribution Date is in connection with a purchase of the assets of the Trust Estate by the Seller), the Paying Agent shall, on behalf of the Master Servicer, from funds remitted to it by the Master Servicer, distribute to each Certificateholder of record on the preceding Record Date (other than as provided in Section 9.01 respecting the final distribution to Certificateholders or in the last paragraph of this Section 4.01(e) respecting the final distribution in respect of any Class) either in immediately available funds by wire transfer to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder holds Certificates having a Denomination at least equal to that specified in Section 11.23, and has so notified the Master Servicer or, if applicable, the Paying Agent at least seven Business Days prior to the Distribution Date or, if such Holder holds Certificates having, in the aggregate, a Denomination less than the requisite minimum Denomination or if such Holder holds the Class A-R Certificate or has not so notified the Paying Agent, by check mailed to such Holder at the address of such Holder appearing in the Certificate Register, such Holder's share of the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each such Class of Class B Certificates.

            In the event that, on any Distribution Date prior to the Final Distribution Date, the Principal Balance of any Class of Class A Certificates (other than the Class A-R Certificate) or the Principal Balance of any Class of Class B Certificates would be reduced to zero, the Master Servicer shall, as soon as practicable after the Determination Date relating to such Distribution Date, send a notice to the Trust Administrator. The Trust Administrator will then send a notice to each Certificateholder of such Class with a copy to the Certificate Registrar, specifying that the final distribution with respect to such Class will be made on such Distribution Date only upon the presentation and surrender of such Certificateholder's Certificates at the office or agency of the Trust Administrator therein specified; provided, however, that the failure to give such notice will not entitle a Certificateholder to any interest beyond the interest payable with respect to such Distribution Date in accordance with
Section 4.01(a).

            (f) The Paying Agent (or if no Paying Agent is appointed by the Master Servicer, the Master Servicer) shall withhold or cause to be withheld such amounts as may be required by the Code (giving full effect to any exemptions from withholding and related certifications required to be furnished by Certificateholders and any reductions to withholding by virtue of any bilateral tax treaties and any applicable certification required to be furnished by Certificateholders with respect thereto) from distributions to be made to Persons other than U.S. Persons ("Non-U.S. Persons"). Amounts withheld pursuant to this Section 4.01(f) shall be treated as having been distributed to the related Certificateholder for all purposes of this Agreement. For the purposes of this paragraph, a "U.S. Person" is a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            SECTION 4.02 ALLOCATION OF REALIZED LOSSES.

            (a) With respect to any Distribution Date, the principal portion of Realized Losses (other than Debt Service Reductions, Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated as follows:

            first, to the Class B-6 Certificates until the Class B-6 Principal Balance has been reduced to zero;

            second, to the Class B-5 Certificates until the Class B-5 Principal Balance has been reduced to zero;

            third, to the Class B-4 Certificates until the Class B-4 Principal Balance has been reduced to zero;

            fourth, to the Class B-3 Certificates until the Class B-3 Principal Balance has been reduced to zero;

            fifth, to the Class B-2 Certificates until the Class B-2 Principal Balance has been reduced to zero;

            sixth, to the Class B-1 Certificates until the Class B-1 Principal Balance has been reduced to zero; and

            seventh, concurrently, to the Class A Certificates (other than the Class A-PO Certificates) and Class A-PO Certificates, pro rata, based on the Non-PO Fraction and the PO Fraction, respectively.

            This allocation of Realized Losses will be effected through the reduction of the applicable Class's Principal Balance.

            (b) With respect to any Distribution Date, the principal portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses occurring with respect to any Mortgage Loan allocable to the Class A-PO Certificates will equal the product of the amount of any such principal loss and the PO Fraction for such Mortgage Loan. The principal portion of any Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses remaining after allocation to the Class A-PO Certificates in accordance with the preceding sentence shall be allocated pro rata among the Class A Certificates (other than the Class A-PO Certificates) and Class B Certificates based on the Class A Non-PO Principal Balance and the Class B Principal Balance, respectively. Any such loss allocated to the Class A Certificates shall be allocated on the subsequent Determination Date to the outstanding Classes of Class A Certificates (other than the Class A-PO Certificates) in accordance with the Class A Loss Percentages as of such Determination Date. Any such loss allocated to the Class B Certificates shall be allocated pro rata among the outstanding Classes of Class B Certificates based on their Principal Balances.

            (c) Any Realized Losses allocated to a Class of Class A Certificates or Class B Certificates pursuant to Section 4.02(a) or Section 4.02(b) shall be allocated among the Certificates of such Class based on their Percentage Interests.

            (d) [Intentionally Left Blank]

            (e) The interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses shall be allocated between (i) the Class A Certificates and (ii) the Class B Certificates, pro rata based on the Class A Interest Accrual Amount and the Class B Interest Accrual Amount for the related Distribution Date without regard to any reduction pursuant to this sentence. Any such loss allocated to the Class A Certificates shall be allocated among the outstanding Classes of Class A Certificates based on each Class's Class A Interest Percentage. Any such loss allocated to the Class B Certificates will be allocated among the outstanding Classes of Class B Certificates based on their Class B Interest Percentages. In addition, after the Class B Principal Balance has been reduced to zero, the interest portion of Realized Losses (other than Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses) will be allocated among the outstanding Classes of Class A Certificates based on their Class A Interest Percentages.

            (f) Realized Losses allocated in accordance with this Section 4.02 will be allocated as follows: (i) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Mid-Month Receipt Period will be allocated on the Determination Date in the month following the month in which such Mid-Month Receipt Period ended and (ii) Liquidated Loan Losses on Liquidated Loans for which the Liquidation Proceeds were received during, and Bankruptcy Losses incurred in a period corresponding to, an Unscheduled Principal Receipt Period for Full Unscheduled Principal Receipts that is a Prior Month Receipt Period will be allocated on the Determination Date in the second month following the month which is such Prior Month Receipt Period.

            SECTION 4.03 PAYING AGENT.

            (a) The Master Servicer hereby appoints the Trust Administrator as initial Paying Agent to make distributions to Certificateholders and to forward to Certificateholders the periodic statements and the annual statements required by Section 4.04 as agent of the Master Servicer.

            The Master Servicer may, at any time, remove or replace the Paying Agent.

            The Master Servicer shall cause any Paying Agent that is not the Trust Administrator to execute and deliver to the Trust Administrator an instrument in which such Paying Agent agrees with the Trust Administrator that such Paying Agent shall:

            (i) hold all amounts remitted to it by the Master Servicer for distribution to Certificateholders in trust for the benefit of Certificateholders until such amounts are distributed to Certificateholders or otherwise disposed of as herein provided;

            (ii) give the Trust Administrator notice of any default by the Master Servicer in remitting any required amount; and

            (iii) at any time during the continuance of any such default, upon the written request of the Trust Administrator, forthwith pay to the Trust Administrator all amounts held in trust by such Paying Agent.

            (b) The Paying Agent shall establish and maintain a Payment Account, which shall be a separate trust account and an Eligible Account, in which the Master Servicer shall cause to be deposited from funds in the Certificate Account or, to the extent required hereunder, from its own funds (i) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, any Periodic Advance for such Distribution Date, pursuant to Section 3.03 and (ii) at or before 10:00 a.m., New York time, on the Business Day preceding each Distribution Date, by wire transfer of immediately available funds, an amount equal to the Pool Distribution Amount. The Master Servicer may cause the Paying Agent to invest the funds in the Payment Account. Any such investment shall be in Eligible Investments, which shall mature not later than the Business Day preceding the related Distribution Date (unless the Eligible Investments are obligations of the Trust Administrator, in which case such Eligible Investments shall mature not later than the Distribution Date), and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized. The Paying Agent may withdraw from the Payment Account any amount deposited in the Payment Account that was not required to be deposited therein and may clear and terminate the Payment Account pursuant to Section 9.01.

            SECTION 4.04 STATEMENTS TO CERTIFICATEHOLDERS;
                         REPORT TO THE TRUST ADMINISTRATOR AND THE SELLER.

            Concurrently with each distribution pursuant to Section 4.01(e), the Master Servicer, or the Paying Agent appointed by the Master Servicer (upon receipt of such statement from the Master Servicer), shall forward or cause to be forwarded by mail to each Holder of a Certificate and the Seller a statement setting forth:

            (i) the amount of such distribution to Holders of each Class of Class A Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (ii) (a) the amount of such distribution to Holders of each Class of Class A Certificates allocable to interest, (b) the amount of the Current Class A Interest Distribution Amount allocated to each Class of Class A Certificates, (c) any Class A Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class A Unpaid Interest Shortfall with respect to each Class after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class A Certificates for such Distribution Date and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class A Certificates for such Distribution Date;

            (iii) the amount of such distribution to Holders of each Class of Class B Certificates allocable to principal, separately identifying the aggregate amount of any Unscheduled Principal Receipts included therein;

            (iv) (a) the amount of such distribution to Holders of each Class of Class B Certificates allocable to interest, (b) the amount of the Current Class B Interest Distribution Amount allocated to each Class of Class B Certificates (c) any Class B Interest Shortfall Amounts arising with respect to such Distribution Date and any remaining Class B Unpaid Interest Shortfall with respect to each Class of Class B Certificates after giving effect to such distribution, (d) the amount of any Non-Supported Interest Shortfall allocated to each Class of Class B Certificates for such Distribution Date, and (e) the interest portion of Excess Special Hazard Losses, Excess Fraud Losses and Excess Bankruptcy Losses allocated to each Class of Class B Certificates for such Distribution Date;

            (v) the amount of any Periodic Advance by any Servicer, the Master Servicer or the Trust Administrator pursuant to the Servicing Agreements or this Agreement;

            (vi) the number of Mortgage Loans outstanding as of the preceding Determination Date;

            (vii) the Class A Principal Balance, the Principal Balance of each Class of Class A Certificates, the Class B Principal Balance and the Principal Balance of each Class of Class B Certificates as of the following Determination Date after giving effect to the distributions of principal made, and the principal portion of Realized Losses, if any, allocated with respect to such Distribution Date;

            (viii) the Adjusted Pool Amount, the Adjusted Pool Amount (PO Portion), the Pool Scheduled Principal Balance of the Mortgage Loans for such Distribution Date and the aggregate Scheduled Principal Balance of the Discount Mortgage Loans for such Distribution Date;

            (ix) the aggregate Scheduled Principal Balances of the Mortgage Loans serviced by WFHM and, collectively, by the Other Servicers as of such Distribution Date;

            (x) the Class A Percentage for such Distribution Date;

            (xi) the Class A Prepayment Percentage for such Distribution Date;

            (xii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Percentages for such Distribution Date;

            (xiii) the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Prepayment Percentages for such Distribution Date;

            (xiv) the number and aggregate principal balances of Mortgage Loans delinquent (a) one month, (b) two months and (c) three months or more;

            (xv) the number and aggregate principal balances of the Mortgage Loans in foreclosure as of the preceding Determination Date;

            (xvi) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

            (xvii) the amount of the remaining Special Hazard Loss Amount, Fraud Loss Amount and Bankruptcy Loss Amount as of the close of business on such Distribution Date;

            (xviii) the principal and interest portions of Realized Losses allocated as of such Distribution Date and the amount of such Realized Losses constituting Excess Special Hazard Losses, Excess Fraud Losses or Excess Bankruptcy Losses;

            (xix) the aggregate amount of Bankruptcy Losses allocated to each Class of Class B Certificates in accordance with Section 4.02(a) since the Relevant Anniversary;

            (xx) the amount by which the Principal Balance of each Class of Class B Certificates has been reduced as a result of Realized Losses allocated as of such Distribution Date;

            (xxi) the unpaid principal balance of any Mortgage Loan as to which the Servicer of such Mortgage Loan has determined not to foreclose because it believes the related Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances;

            (xxii) the amount of the aggregate Servicing Fees and Master Servicing Fees paid (and not previously reported) with respect to the related Distribution Date and the amount by which the aggregate Available Master Servicer Compensation has been reduced by the Prepayment Interest Shortfall for the related Distribution Date;

            (xxiii) the Class A-PO Deferred Amount if any;

            (xxiv) the amount of PMI Advances made by a Servicer, if any; and

            (xxv) such other customary information as the Master Servicer deems necessary or desirable to enable Certificateholders to prepare their tax returns;

and shall deliver a copy of each type of statement to the Trust Administrator, who shall provide copies thereof to Persons making written request therefor at the Corporate Trust Office.

            In the case of information furnished with respect to a Class of Class A Certificates pursuant to clauses (i) and (ii) above and with respect to a Class of Class B Certificates pursuant to clauses (iii) and (iv) above, the amounts shall be expressed as a dollar amount per Class A or Class B Certificate (other than the Class A-R Certificate) with a $1,000 Denomination, and as a dollar amount per Class A-R Certificate with a $100 Denomination.

            Within a reasonable period of time after the end of each calendar year, the Master Servicer shall furnish or cause to be furnished to each Person who at any time during the calendar year was the Holder of a Certificate a statement containing the information set forth in clauses (i) and (ii)(a) above in the case of a Class A Certificateholder and the information set forth in clauses (iii) and (iv)(a) above in the case of a Class B Certificateholder aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Master Servicer shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Master Servicer pursuant to any requirements of the Code from time to time in force.

            Prior to the close of business on the third Business Day preceding each Distribution Date, the Master Servicer shall furnish a statement to the Trust Administrator, any Paying Agent and the Seller (the information in such statement to be made available to Certificateholders by the Master Servicer on written request) setting forth the Class A Distribution Amount with respect to each Class of Class A Certificates and the Class B Distribution Amount with respect to each Class of Class B Certificates. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Trust Administrator and the Paying Agent shall be protected in relying upon the same without any independent check or verification.

            In addition to the reports required pursuant to this Section 4.04, the Master Servicer shall make available upon request to each Holder and each proposed transferee of a Class B-4, Class B-5 or, Class B-6 Certificate such additional information, if any, as may be required to permit the proposed transfer to be effected pursuant to Rule 144A.

            SECTION 4.05 REPORTS TO MORTGAGORS AND THE INTERNAL REVENUE SERVICE.

            The Master Servicer shall, in each year beginning after the Cut-Off Date, make the reports of foreclosures and abandonments of any Mortgaged Property as required by Code Section 6050J. In order to facilitate this reporting process, the Master Servicer shall request that each Servicer, on or before January 15th of each year, shall provide to the Internal Revenue Service, with copies to the Master Servicer, reports relating to each instance occurring during the previous calendar year in which such Servicer (i) on behalf of the Trustee acquires an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan serviced by such Servicer, or (ii) knows or has reason to know that a Mortgaged Property has been abandoned. Reports from the Servicers shall be in form and substance sufficient to meet the reporting requirements imposed by Code Section 6050J. In addition, each Servicer shall provide the Master Servicer with sufficient information to allow the Master Servicer to, for each year ending after the Cut-Off Date, provide, or cause to be provided, to the Internal Revenue Service and the Mortgagors such information as is required under Code Sections 6050H (regarding payment of interest) and 6050P (regarding cancellation of indebtedness).

            SECTION 4.06 CALCULATION OF AMOUNTS; BINDING EFFECT OF
                         INTERPRETATIONS AND ACTIONS OF MASTER SERVICER.

            The Master Servicer will compute the amount of all distributions to be made on the Certificates and all losses to be allocated to the Certificates. In the event that the Master Servicer concludes that any ambiguity or uncertainty exists in any provisions of this Agreement relating to distributions to be made on the Certificates, the allocation of losses to the Certificates or otherwise, the interpretation of such provisions and any actions taken by the Master Servicer in good faith to implement such interpretation shall be binding upon Certificateholders.

                                    ARTICLE V

                                THE CERTIFICATES

            SECTION 5.01 THE CERTIFICATES.

            (a) The Class A and Class B Certificates shall be issued only in minimum Denominations of a Single Certificate and, except for the Class A-R Certificate, integral multiples of $1,000 in excess thereof (except, if necessary, for one Certificate of each Class (other than the Class A-R Certificate) that evidences one Single Certificate plus such additional principal portion as is required in order for all Certificates of such Class to equal the aggregate Original Principal Balance of such Class), and shall be substantially in the respective forms set forth as Exhibits A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-R, A-PO, B-1, B-2, B-3, B-4,
B-5, B-6 and C (reverse side of Certificates) hereto. On original issue the Certificates shall be executed and delivered by the Trust Administrator to or upon the order of the Seller upon receipt by the Trust Administrator or the Custodian of the documents specified in Section 2.01. The aggregate principal portion evidenced by the Class A and Class B Certificates shall be the sum of the amounts specifically set forth in the respective Certificates. The Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by any Responsible Officer thereof. Certificates bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Trust Administrator shall bind the Trust Administrator notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless manually countersigned by a Responsible Officer of the Trust Administrator, or unless there appears on such Certificate a certificate of authentication executed by the Authenticating Agent by manual signature, and such countersignature or certificate upon a Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

            Until such time as Definitive Certificates are issued pursuant to
Section 5.07, each Book-Entry Certificate shall bear the following legend:

            "Unless this certificate is presented by an authorized representative of [the Clearing Agency] to the Seller or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of [the Clearing Agency] or such other name as requested by an authorized representative of [the Clearing Agency] and any payment is made to [the Clearing Agency], any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful since the registered owner hereof, [the Clearing Agency], has an interest herein."

            (b) Upon original issuance, the Book-Entry Certificates shall be issued in the form of one or more typewritten certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Seller or to, and deposited with the Certificate Custodian, on behalf of The Depository Trust Company, if directed to do so pursuant instructions from The Depository Trust Company. Such Certificates shall initially be registered in the Certificate Register in the name of the nominee of the initial Clearing Agency, and no Beneficial Owner will receive a definitive certificate representing such Beneficial Owner's interest in the Book-Entry Certificates, except as provided in Section 5.07. Unless and until definitive, fully registered certificates ("Definitive Certificates") have been issued to Beneficial Owners pursuant to
Section 5.07:

            (i) the provisions of this Section 5.01(b) shall be in full force and effect;

            (ii) the Seller, the Master Servicer, the Certificate Registrar and the Trust Administrator may deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates and the taking of actions by the Holders of Book-Entry Certificates) as the authorized representative of the Beneficial Owners;

            (iii) to the extent that the provisions of this Section 5.01(b) conflict with any other provisions of this Agreement, the provisions of this Section 5.01(b) shall control;

            (iv) the rights of Beneficial Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law, the rules, regulations and procedures of the Clearing Agency and agreements between such Beneficial Owners and the Clearing Agency and/or the Clearing Agency Participants, and all references in this Agreement to actions by Certificateholders shall, with respect to the Book-Entry Certificates, refer to actions taken by the Clearing Agency upon instructions from the Clearing Agency Participants, and all references in this Agreement to distributions, notices, reports and statements to Certificateholders shall, with respect to the Book-Entry Certificates, refer to distributions, notices, reports and statements to the Clearing Agency or its nominee, as registered holder of the Book-Entry Certificates, as the case may be, for distribution to Beneficial Owners in accordance with the procedures of the Clearing Agency; and

            (v) the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal and interest on the Certificates to the Clearing Agency Participants, for distribution by such Clearing Agency Participants to the Beneficial Owners or their nominees.

            For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of Book-Entry Certificates evidencing specified Voting Interests, such direction or consent shall be given by Beneficial Owners having the requisite Voting Interests, acting through the Clearing Agency.

            Unless and until Definitive Certificates have been issued to Beneficial Owners pursuant to Section 5.07, copies of the reports or statements referred to in Section 4.04 shall be available to Beneficial Owners upon written request to the Trust Administrator at the Corporate Trust Office.

            SECTION 5.02 REGISTRATION OF CERTIFICATES.

            (a) The Trust Administrator shall cause to be kept at one of the offices or agencies to be maintained in accordance with the provisions of
Section 5.06 a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trust Administrator shall act as, or shall appoint, a Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

            Upon surrender for registration of transfer of any Certificate at any office or agency maintained for such purpose pursuant to Section 5.06 (and subject to the provisions of this Section 5.02) the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, in the name of the designated transferee or transferees, one or more new Certificates of a like aggregate principal portion or Percentage Interest and of the same Class.

            At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized Denominations of a like aggregate principal portion or Percentage Interest and of the same Class upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, and shall date, authenticate (or cause the Authenticating Agent to authenticate) and deliver, the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Certificate Registrar or the Trust Administrator) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Certificate Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any transfer or exchange of Certificates, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

            All Certificates surrendered for transfer and exchange shall be canceled by the Certificate Registrar, the Trust Administrator or the Authenticating Agent in accordance with their standard procedures.

            (b) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the registration requirements of the Securities Act of 1933, as amended, and any applicable State securities laws are complied with, or such transfer is exempt from the registration requirements under said Act and laws. In the event that a transfer is to be made in reliance upon an exemption from said Act or laws, (i) unless such transfer is made in reliance on Rule 144A, the Trust Administrator or the Seller may, if such transfer is to be made within three years after the later of (i) the date of the initial sale of Certificates or (ii) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, require a Class B-4, Class B-5 or Class B-6 Certificateholder to deliver a written Opinion of Counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller, to the effect that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer, and (ii) the Trust Administrator shall require the transferee (other than an affiliate of the Seller on the Closing Date) to execute an investment letter in the form of Exhibit J hereto certifying to the Seller and the Trust Administrator the facts surrounding such transfer, which investment letter shall not be an expense of the Trust Administrator, the Trustee, the Seller or the Master Servicer. The Holder of a Class B-4, Class B-5 or Class B-6 Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer and any Paying Agent acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws. Neither the Seller nor the Trust Administrator is under an obligation to register the Class B-4, Class B-5 or Class B-6 Certificates under said Act or any other securities law.

            (c) No transfer of a Class B-4, Class B-5 or Class B-6 Certificate shall be made unless the Trust Administrator and the Seller shall have received
(i) a representation letter from the transferee in the form of Exhibit J hereto, to the effect that either (a) such transferee is not an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Code Section 4975, or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law ("Similar Law") which is to a material extent similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") and is not a person acting on behalf of or using the assets of any such Plan, which representation letter shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer or (b) with respect to the Class B Certificates only, if such transferee is an insurance company, (A) the source of funds used to purchase the Class B-4, Class B-5 or Class B-6 Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995)), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class B-4, Class B-5 or Class B-6 Certificate is covered by Sections I and III of PTE 95-60 or (ii) in the case of any such Class B-4, Class B-5 or Class B-6 Certificate presented for registration in the name of a Plan, or a trustee of any such Plan, (A) an Opinion of Counsel satisfactory to the Trust Administrator and the Seller to the effect that the purchase or holding of such Class B-4, Class B-5 or Class B-6 Certificate will not result in the assets of the Trust Estate being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trustee, the Trust Administrator, the Seller or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer and (B) such other opinions of counsel, officer's certificates and agreements as the Seller or the Master Servicer may require in connection with such transfer, which opinions of counsel, officers' certificates and agreements shall not be an expense of the Trustee, the Trust Administrator, the Seller or the Master Servicer. The Class B-4, Class B-5 and Class B-6 Certificates shall bear a legend referring to the foregoing restrictions contained in this paragraph.

            (d) No legal or beneficial interest in all or any portion of the Class A-R Certificate may be transferred directly or indirectly to a "disqualified organization" within the meaning of Code Section 860E(e)(5) or an agent of a disqualified organization (including a broker, nominee, or middleman), to a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or to an individual, corporation, partnership or other person unless such transferee (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form 4224 or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes (any such person who is not covered by clauses (i), (ii) or (iii) above being referred to herein as a "Non-permitted Foreign Holder"), and any such purported transfer shall be void and have no effect. The Trust Administrator shall not execute, and shall not authenticate (or cause the Authenticating Agent to authenticate) and deliver, a new Class A-R Certificate in connection with any such transfer to a disqualified organization or agent thereof (including a broker, nominee or middleman), an ERISA Prohibited Holder or a Non-permitted Foreign Holder, and neither the Certificate Registrar nor the Trust Administrator shall accept a surrender for transfer or registration of transfer, or register the transfer of, the Class A-R Certificate, unless the transferor shall have provided to the Trust Administrator an affidavit, substantially in the form attached as Exhibit H hereto, signed by the transferee, to the effect that the transferee is not such a disqualified organization, an agent (including a broker, nominee, or middleman) for any entity as to which the transferee has not received a substantially similar affidavit, an ERISA Prohibited Holder or a Non-permitted Foreign Holder, which affidavit shall contain the consent of the transferee to any such amendments of this Agreement as may be required to further effectuate the foregoing restrictions on transfer of the Class A-R Certificate to disqualified organizations, ERISA Prohibited Holders or Non-permitted Foreign Holders. Such affidavit shall also contain the statement of the transferee that (i) the transferee has historically paid its debts as they have come due and intends to do so in the future, (ii) the transferee understands that it may incur liabilities in excess of cash flows generated by the residual interest, (iii) the transferee intends to pay taxes associated with holding the residual interest as they become due and (iv) the transferee will not transfer the Class A-R Certificate to any Person who does not provide an affidavit substantially in the form attached as Exhibit H hereto.

            The affidavit described in the preceding paragraph, if not executed in connection with the initial issuance of the Class A-R Certificate, shall be accompanied by a written statement in the form attached as Exhibit I hereto, signed by the transferor, to the effect that as of the time of the transfer, the transferor has no actual knowledge that the transferee is a disqualified organization, ERISA Prohibited Holder or Non-permitted Foreign Holder, and has no knowledge or reason to know that the statements made by the transferee with respect to clauses (i) and (iii) of the last sentence of the preceding paragraph are not true. The Class A-R Certificate shall bear a legend referring to the foregoing restrictions contained in this paragraph and the preceding paragraph.

            Upon notice to the Master Servicer that any legal or beneficial interest in any portion of the Class A-R Certificate has been transferred, directly or indirectly, to a disqualified organization or agent thereof (including a broker, nominee, or middleman) in contravention of the foregoing restrictions, (i) such transferee shall be deemed to hold the Class A-R Certificate in constructive trust for the last transferor who was not a disqualified organization or agent thereof, and such transferor shall be restored as the owner of such Class A-R Certificate as completely as if such transfer had never occurred, provided that the Master Servicer may, but is not required to, recover any distributions made to such transferee with respect to the Class A-R Certificate, and (ii) the Master Servicer agrees to furnish to the Internal Revenue Service and to any transferor of the Class A-R Certificate or such agent (within 60 days of the request therefor by the transferor or agent) such information necessary to the application of Code Section 860E(e) as may be required by the Code, including but not limited to the present value of the total anticipated excess inclusions with respect to the Class A-R Certificate (or portion thereof) for periods after such transfer. At the election of the Master Servicer, the cost to the Master Servicer of computing and furnishing such information may be charged to the transferor or such agent referred to above; however, the Master Servicer shall in no event be excused from furnishing such information.

            SECTION 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

            If (i) any mutilated Certificate is surrendered to the Trust Administrator or the Authenticating Agent, or the Trust Administrator or the Authenticating Agent receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trust Administrator or the Authenticating Agent such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trust Administrator or the Authenticating Agent that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute and authenticate (or cause the Authenticating Agent to authenticate) and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and principal portion or Percentage Interest and of the same Class. Upon the issuance of any new Certificate under this Section, the Trust Administrator or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expense (including the fees and expenses of the Trust Administrator or the Authenticating Agent) in connection therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Estate, as if originally issued, whether or not the lost, stolen, or destroyed Certificate shall be found at any time.

            SECTION 5.04 PERSONS DEEMED OWNERS.

            Prior to the due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar and any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01, and for all other purposes whatsoever, and neither the Seller, the Master Servicer, the Trustee, the Trust Administrator, the Certificate Registrar nor any agent of the Seller, the Master Servicer, the Trustee, the Trust Administrator or the Certificate Registrar shall be affected by notice to the contrary.

            SECTION 5.05 ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND
                         ADDRESSES.

            (a) If the Trust Administrator is not acting as Certificate Registrar, the Certificate Registrar shall furnish or cause to be furnished to the Trust Administrator, within 15 days after receipt by the Certificate Registrar of a request by the Trust Administrator in writing, a list, in such form as the Trust Administrator may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

            (b) If five or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trust Administrator, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trust Administrator shall, within five Business Days following the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trust Administrator. If such a list is as of the date more than 90 days prior to the date of receipt of such applicants' request and the Trust Administrator is not the Certificate Registrar, the Trust Administrator shall promptly request from the Certificate Registrar a current list as provided in paragraph (a) hereof, and shall afford such applicants access to such list promptly upon receipt.

            (c) Every Certificateholder, by receiving and holding a Certificate, agrees with the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator and the Trustee that neither the Seller, the Master Servicer, the Certificate Registrar, the Trust Administrator nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names, addresses and Percentage Interests of the Certificateholders hereunder, regardless of the source from which such information was delivered.

            SECTION 5.06 MAINTENANCE OF OFFICE OR AGENCY.

            The Trust Administrator will maintain, at its expense, an office or agency where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Certificate Registrar in respect of the Certificates and this Agreement may be served. The Trust Administrator initially designates the Corporate Trust Office and the principal corporate trust office of the Authenticating Agent, if any, as its offices and agencies for said purposes.

            SECTION 5.07 DEFINITIVE CERTIFICATES.

            If (i)(A) the Master Servicer advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able properly to discharge its responsibilities as depository with respect to the Book-Entry Certificates, and (B) the Master Servicer is unable to locate a qualified successor, (ii) the Master Servicer, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system through the Clearing Agency, (iii) after the occurrence of dismissal or resignation of the Master Servicer, Beneficial Owners representing aggregate Voting Interests of not less than 51% of the aggregate Voting Interests of each outstanding Class of Book-Entry Certificates advise the Trust Administrator through the Clearing Agency and Clearing Agency Participants in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interests of the Beneficial Owners, the Trust Administrator shall notify the Beneficial Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Beneficial Owners requesting the same. Upon surrender to the Trust Administrator by the Clearing Agency of the Certificates held of record by its nominee, accompanied by reregistration instructions and directions to execute and authenticate new Certificates from the Master Servicer, the Trust Administrator shall execute and authenticate Definitive Certificates for delivery at its Corporate Trust Office. The Master Servicer shall arrange for, and will bear all costs of, the printing and issuance of such Definitive Certificates. Neither the Seller, the Master Servicer, the Trust Administrator nor the Trustee shall be liable for any delay in delivery of such instructions by the Clearing Agency and may conclusively rely on, and shall be protected in relying on, such instructions.

            SECTION 5.08 NOTICES TO CLEARING AGENCY.

            Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Beneficial Owners pursuant to Section 5.07, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of Book-Entry Certificates to the Clearing Agency.

                                   ARTICLE VI

                       THE SELLER AND THE MASTER SERVICER

            SECTION 6.01 LIABILITY OF THE SELLER AND THE MASTER SERVICER.

            The Seller and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically imposed by this Agreement and undertaken hereunder by the Seller and the Master Servicer.

            SECTION 6.02 MERGER OR CONSOLIDATION OF THE SELLER OR THE MASTER
                         SERVICER.

            Subject to the following paragraph, the Seller and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            The Seller or the Master Servicer may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Seller or Master Servicer shall be a party, or any Person succeeding to the business of the Seller or Master Servicer, shall be the successor of the Seller or Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that, in the case of the Master Servicer, any such successor or resulting Person shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac.

            SECTION 6.03 LIMITATION ON LIABILITY OF THE SELLER, THE MASTER
                         SERVICER AND OTHERS.

            Neither the Seller nor the Master Servicer nor any subcontractor nor any of the partners, directors, officers, employees or agents of any of them shall be under any liability to the Trust Estate or the Certificateholders and all such Persons shall be held harmless for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect any such Person against any breach of warranties or representations made herein or against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Seller, the Master Servicer, any subcontractor, and any partner, director, officer, employee or agent of any of them shall be entitled to indemnification by the Trust Estate and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, including without limitation, any legal action against the Trustee or Trust Administrator in their respective capacities hereunder, other than any loss, liability or expense (including without limitation, expenses payable by the Master Servicer under Section 8.06) incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties hereunder or by reason of reckless disregard of his or its obligations and duties hereunder. The Seller, the Master Servicer and any of the directors, officers, employees or agents of either may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder. Neither the Seller nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its respective duties under this Agreement and which in its opinion does not involve it in any expense or liability; provided, however, that the Seller or the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder if the Certificateholders offer to the Seller or the Master Servicer, as the case may be, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Estate, and the Seller or the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account, and such amounts shall, on the following Distribution Date or Distribution Dates, be allocated in reduction of distributions on the Class A Certificates and Class B Certificates in the same manner as Realized Losses are allocated pursuant to
Section 4.02(a).

            SECTION 6.04 RESIGNATION OF THE MASTER SERVICER.

            The Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator. No such resignation shall become effective until the Trustee, the Trust Administrator or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

            SECTION 6.05 COMPENSATION TO THE MASTER SERVICER.

            The Master Servicer shall be entitled to receive a monthly fee equal to the Master Servicing Fee, as compensation for services rendered by the Master Servicer under this Agreement. The Master Servicer also will be entitled to any late reporting fees paid by a Servicer pursuant to its Servicing Agreement, any investment income on funds on deposit in the Certificate Account and any Liquidation Profits to which a Servicer is not entitled under its Servicing Agreement.

            SECTION 6.06 ASSIGNMENT OR DELEGATION OF DUTIES BY MASTER SERVICER.

            The Master Servicer shall not assign or transfer any of its rights, benefits or privileges under this Agreement to any other Person, or delegate to or subcontract with, or authorize or appoint any other Person to perform any of the duties, covenants or obligations to be performed by the Master Servicer without the prior written consent of the Trustee and the Trust Administrator, and any agreement, instrument or act purporting to effect any such assignment, transfer, delegation or appointment shall be void. Notwithstanding the foregoing, the Master Servicer shall have the right without the prior written consent of the Trustee or the Trust Administrator (i) to assign its rights and delegate its duties and obligations hereunder; provided, however, that (a) the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for Fannie Mae or Freddie Mac, is satisfactory to the Trustee and the Trust Administrator, in the exercise of its reasonable judgment, and executes and delivers to the Trustee and the Trust Administrator an agreement, in form and substance reasonably satisfactory to the Trustee and the Trust Administrator, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer hereunder from and after the date of such agreement; and (b) each applicable Rating Agency's rating of any Certificates in effect immediately prior to such assignment, sale or transfer is not reasonably likely to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and the Certificates are not reasonably likely to be placed on credit review status by any such Rating Agency; and (ii) to delegate to, subcontract with, authorize, or appoint an affiliate of the Master Servicer to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer under this Agreement and hereby agrees so to delegate, subcontract, authorize or appoint to an affiliate of the Master Servicer any duties, covenants or obligations to be performed and carried out by the Master Servicer to the extent that such duties, covenants or obligations are to be performed in any state or states in which the Master Servicer is not authorized to do business as a foreign corporation but in which the affiliate is so authorized. In no case, however, shall any permitted assignment and delegation relieve the Master Servicer of any liability to the Trustee, the Trust Administrator or the Seller under this Agreement, incurred by it prior to the time that the conditions contained in clause (i) above are met.

            SECTION 6.07 INDEMNIFICATION OF TRUSTEE, THE TRUST ADMINISTRATOR AND
                         SELLER BY MASTER SERVICER.

            The Master Servicer shall indemnify and hold harmless the Trustee, the Trust Administrator and the Seller and any director, officer or agent thereof against any loss, liability or expense, including reasonable attorney's fees, arising out of, in connection with or incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer under this Agreement or by reason of reckless disregard of its obligations and duties under this Agreement. Any payment pursuant to this Section made by the Master Servicer to the Trustee, the Trust Administrator or the Seller shall be from such entity's own funds, without reimbursement therefor. The provisions of this Section 6.07 shall survive the termination of this Agreement.

                                   ARTICLE VII

                                     DEFAULT

            SECTION 7.01 EVENTS OF DEFAULT.

            In case one or more of the following Events of Default by the Master Servicer shall occur and be continuing, that is to say:

            (i) any failure by the Master Servicer (a) to remit any funds to the Paying Agent as required by Section 4.03 or (b) to distribute or cause to be distributed to Certificateholders any payment required to be made by the Master Servicer under the terms of this Agreement which, in either case, continues unremedied for a period of three business days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer in the Certificates or in this Agreement which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates;

            (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days;

            (iv) the Master Servicer shall consent to the appointment of a trustee, conservator, receiver or liquidator or liquidating committee in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation or similar proceedings of or relating to the Master Servicer, or of or relating to all or substantially all of its property;

            (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations;

            (vi) the Master Servicer shall be dissolved, or shall dispose of all or substantially all of its assets; or consolidate with or merge into another entity or shall permit another entity to consolidate or merge into it, such that the resulting entity does not meet the criteria for a successor servicer, as specified in Section 6.02 hereof; or

            (vii) the Master Servicer and any subservicer appointed by it becomes ineligible to service for both Fannie Mae and Freddie Mac, which ineligibility continues unremedied for a period of 90 days.

then, and in each and every such case, subject to applicable law, so long as an Event of Default shall not have been remedied, either the Trustee or the holders of Certificates evidencing in the aggregate not less than 66 2/3% of the aggregate Voting Interest represented by all Certificates, by notice in writing to the Master Servicer and the Trust Administrator (and to the Trustee if given by the Certificateholders) may terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans, but without prejudice to any rights which the Master Servicer may have to the aggregate Master Servicing Fees due prior to the date of transfer of the Master Servicer's responsibilities hereunder, reimbursement of expenses to the extent permitted by this Agreement, Periodic Advances and other advances of its own funds. Upon receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trust Administrator, on behalf of the Trustee pursuant to and under this Section, subject to the provisions of Section 7.05; and, without limitation, the Trust Administrator, on behalf of the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trust Administrator and Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder and shall promptly provide the Trustee all documents and records reasonably requested by it to enable it to assume the Master Servicer's functions hereunder and shall promptly also transfer to the Trust Administrator, on behalf of the Trustee all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans.

            SECTION 7.02 OTHER REMEDIES OF TRUSTEE.

            During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 7.01, shall have the right, in its own name as trustee of an express trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce the rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

            SECTION 7.03 DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE
                         DURING EVENT OF DEFAULT.

            During the continuance of any Event of Default, Holders of Certificates evidencing in the aggregate not less than 25% of the aggregate Voting Interest represented by all Certificates may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement; provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the rights or powers vested in it by this agreement (including, without limitation, (i) the conducting or defending of any administrative action or litigation hereunder or in relation hereto and (ii) the terminating of the Master Servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby and, provided further, that, subject to the provisions of Section 8.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the nonassenting Certificateholders.

            SECTION 7.04 ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND
                         UPON EVENT OF DEFAULT.

            In the event that the Trustee or the Trust Administrator shall have knowledge of any failure of the Master Servicer specified in Section 7.01(i) or
(ii) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee or the Trust Administrator may, but need not if the Trustee or the Trust Administrator, as the case may be, deems it not in the Certificateholders' best interest, give notice thereof to the Master Servicer. For all purposes of this Agreement, in the absence of actual knowledge by a corporate trust officer of the Trustee or the Trust Administrator, the Trustee or the Trust Administrator, as the case may be, shall not be deemed to have knowledge of any failure of the Master Servicer as specified in Section 7.01(i) and (ii) or any Event of Default unless notified thereof in writing by the Master Servicer or by a Certificateholder.

            SECTION 7.05 TRUST ADMINISTRATOR TO ACT; APPOINTMENT OF SUCCESSOR.

            When the Master Servicer receives notice of termination pursuant to
Section 7.01 or the Trustee or the Trust Administrator receives the resignation of the Master Servicer evidenced by an Opinion of Counsel pursuant to Section 6.04, the Trust Administrator, on behalf of the Trustee shall be the successor in all respects to the Master Servicer in its capacity as master servicer under this Agreement and the transactions set forth or provided for herein and shall have the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof and in its capacity as such successor shall have the same limitation of liability herein granted to the Master Servicer. In the event that the Trust Administrator is succeeding to the Master Servicer as the Master Servicer, as compensation therefor, the Trust Administrator shall be entitled to receive monthly such portion of the Master Servicing Fee, together with such other servicing compensation as is agreed to at such time by the Trust Administrator and the Master Servicer, but in no event more than 25% thereof until the date of final cessation of the Master Servicer's servicing activities hereunder. Notwithstanding the above, the Trust Administrator may, if it shall be unwilling to so act, or shall, if it is unable to so act or to obtain a qualifying bid as described below, appoint, or petition a court of competent jurisdiction to appoint, any housing and home finance institution, bank or mortgage servicing institution having a net worth of not less than $10,000,000 and meeting such other standards for a successor servicer as are set forth herein, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that until such a successor master servicer is appointed and has assumed the responsibilities, duties and liabilities of the Master Servicer hereunder, the Trust Administrator shall continue as the successor to the Master Servicer as provided above. The compensation of any successor master servicer so appointed shall not exceed the compensation specified in Section 6.05 hereof. In the event the Trust Administrator is required to solicit bids as provided above, the Trust Administrator shall solicit, by public announcement, bids from housing and home finance institutions, banks and mortgage servicing institutions meeting the qualifications set forth in the preceding sentence for the purchase of the master servicing functions. Such public announcement shall specify that the successor master servicer shall be entitled to the full amount of the Master Servicing Fee as compensation together with the other servicing compensation in the form of late reporting fees or otherwise as provided in Section 6.05. Within 30 days after any such public announcement, the Trust Administrator shall negotiate and effect the sale, transfer and assignment of the master servicing rights and responsibilities hereunder to the qualified party submitting the highest qualifying bid. The Trust Administrator shall deduct all costs and expenses of any public announcement and of any sale, transfer and assignment of the servicing rights and responsibilities hereunder from any sum received by the Trust Administrator from the successor to the Master Servicer in respect of such sale, transfer and assignment. After such deductions, the remainder of such sum shall be paid by the Trust Administrator to the Master Servicer at the time of such sale, transfer and assignment to the Master Servicer's successor. The Trust Administrator and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Master Servicer agrees to cooperate with the Trustee and Trust Administrator and any successor servicer in effecting the termination of the Master Servicer's servicing responsibilities and rights hereunder and shall promptly provide the Trust Administrator or such successor master servicer, as applicable, all documents and records reasonably requested by it to enable it to assume the Master Servicer's function hereunder and shall promptly also transfer to the Trust Administrator or such successor master servicer, as applicable, all amounts which then have been or should have been deposited in the Certificate Account by the Master Servicer or which are thereafter received by the Master Servicer with respect to the Mortgage Loans. Neither the Trust Administrator nor any other successor master servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. Notwithstanding anything to the contrary contained in
Section 7.01 above or this Section 7.05, the Master Servicer shall retain all of its rights and responsibilities hereunder, and no successor (including the Trust Administrator) shall succeed thereto, if the assumption thereof by such successor would cause the rating assigned to any Certificates to be revoked, downgraded or placed on credit review status (other than for possible upgrading) by either Rating Agency and the retention thereof by the Master Servicer would avert such revocation, downgrading or review.

            SECTION 7.06 NOTIFICATION TO CERTIFICATEHOLDERS.

            Upon any termination of the Master Servicer or appointment of a successor master servicer, in each case as provided herein, the Trust Administrator shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register. The Trust Administrator shall also, within 45 days after the occurrence of any Event of Default known to the Trust Administrator, give written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register, unless such Event of Default shall have been cured or waived within said 45 day period.

                                  ARTICLE VIII

               CONCERNING THE TRUSTEE AND THE TRUST ADMINISTRATOR

            SECTION 8.01 DUTIES OF TRUSTEE AND THE TRUST ADMINISTRATOR.

            The Trustee and the Trust Administrator, prior to the occurrence of an Event of Default and after the curing of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred (which has not been cured), the Trustee and the Trust Administrator, subject to the provisions of Sections 7.01, 7.03, 7.04 and 7.05, shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in its exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

            The Trustee and the Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee and the Trust Administrator which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee and the Trust Administrator shall not be responsible for the accuracy or content of any certificate, statement, instrument, report, notice or other document furnished by the Master Servicer or the Servicers pursuant to Articles III, IV and IX.

            No provision of this Agreement shall be construed to relieve the Trustee and the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

            (i) Prior to the occurrence of an Event of Default and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trustee and the Trust Administrator shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trust Administrator and, in the absence of bad faith on the part of the Trustee and the Trust Administrator, the Trustee and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and the Trust Administrator, and conforming to the requirements of this Agreement;

            (ii) The Trustee and the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates which evidence in the aggregate not less than 25% of the Voting Interest represented by all Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee and the Trust Administrator, or exercising any trust or power conferred upon the Trustee and the Trust Administrator under this Agreement; and

            (iii) The Trustee and the Trust Administrator shall not be liable for any error of judgment made in good faith by any of their respective Responsible Officers, unless it shall be proved that the Trustee or the Trust Administrator or such Responsible Officer, as the case may be, was negligent in ascertaining the pertinent facts.

            None of the provisions contained in this Agreement shall require the Trustee or the Trust Administrator to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if there is reasonable ground for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

            SECTION 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE AND THE TRUST
                         ADMINISTRATOR.

            Except as otherwise provided in Section 8.01:

            (i) Each of the Trustee and the Trust Administrator may request and rely and shall be protected in acting or refraining from acting upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the manner of obtaining consents and evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Trustee or Trust Administrator, as applicable may prescribe;

            (ii) Each of the Trustee and the Trust Administrator may consult with counsel, and any written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

            (iii) Neither of the Trustee nor the Trust Administrator shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (iv) Subject to Section 7.04, the Trust Administrator shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trust Administrator may be required to act as Master Servicer pursuant to
      Section 7.05 and thereupon only for the acts or omissions of the Trust Administrator as successor Master Servicer; and

            (v) Each of the Trustee and the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys.

            SECTION 8.03 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR REQUIRED TO
                         MAKE INVESTIGATION.

            Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, neither the Trustee nor the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond, Mortgage, Mortgage Note or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interest represented by all Certificates; provided, however, that if the payment within a reasonable time to the Trustee or the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee or the Trust Administrator, not reasonably assured to the Trustee or the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trustee or the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to so proceeding. The reasonable expense of every such investigation shall be paid by the Master Servicer or, if paid by the Trustee or the Trust Administrator, shall be repaid by the Master Servicer upon demand.

            SECTION 8.04 NEITHER TRUSTEE NOR TRUST ADMINISTRATOR LIABLE FOR
                         CERTIFICATES OR MORTGAGE LOANS.

            The recitals contained herein and in the Certificates (other than the certificate of authentication on the Certificates) shall be taken as the statements of the Seller, and neither the Trustee nor the Trust Administrator assumes responsibility as to the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation for the correctness of the same. Neither the Trustee nor the Trust Administrator makes any representation as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document. Subject to Section 2.04, neither the Trustee nor the Trust Administrator shall be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans deposited into the Certificate Account by the Master Servicer or, in its capacity as trustee, for investment of any such amounts.

            SECTION 8.05 TRUSTEE AND THE TRUST ADMINISTRATOR MAY OWN
                         CERTIFICATES.

            Each of the Trustee, the Trust Administrator and any agent thereof, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee, Trust Administrator or such agent and may transact banking and/or trust business with the Seller, the Master Servicer or their Affiliates.

            SECTION 8.06 THE MASTER SERVICER TO PAY FEES AND EXPENSES.

            The Master Servicer covenants and agrees to pay to each of the Trustee and the Trust Administrator from time to time, and each of the Trustee and the Trust Administrator shall be entitled to receive, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee or the Trust Administrator, as the case may be and the Master Servicer will pay or reimburse the Trustee or the Trust Administrator, as the case may be upon its request for all reasonable expenses, disbursements and advances incurred or made by it in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement, or advance as may arise from its negligence or bad faith.

            SECTION 8.07 ELIGIBILITY REQUIREMENTS.

            Each of the Trustee and the Trust Administrator hereunder shall at all times (i) be a corporation or association having its principal office in a state and city acceptable to the Seller, organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, or shall be a member of a bank holding system, the aggregate combined capital and surplus of which is at least $50,000,000, provided that its separate capital and surplus shall at all times be at least the amount specified in Section 310(a)(2) of the Trust Indenture Act of 1939, (ii) be subject to supervision or examination by federal or state authority and (iii) have a credit rating or be otherwise acceptable to the Rating Agencies such that neither of the Rating Agencies would reduce their respective then current ratings of the Certificates (or have provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section, such entity shall resign immediately in the manner and with the effect specified in
Section 8.08.

            SECTION 8.08 RESIGNATION AND REMOVAL.

            Either of the Trustee or the Trust Administrator may at any time resign and be discharged from the trust hereby created by giving written notice of resignation to the Master Servicer, such resignation to be effective upon the appointment of a successor trustee or trust administrator. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee or trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning entity and one copy to its successor. If no successor trustee or trust administrator shall have been appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or Trust Administrator, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or trust administrator.

            If at any time the Trustee or the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 8.07 and shall fail to resign after written request for its resignation by the Master Servicer, or if at any time the Trustee or the Trust Administrator shall become incapable of acting, or an order for relief shall have been entered in any bankruptcy or insolvency proceeding with respect to such entity, or a receiver of such entity or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or the Trust Administrator or of the property or affairs of the Trustee or the Trust Administrator for the purpose of rehabilitation, conversion or liquidation, or the Master Servicer shall deem it necessary in order to change the situs of the Trust Estate for state tax reasons, then the Master Servicer shall remove the Trustee and/or the Trust Administrator, as the case may be, and appoint a successor trustee and/or successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee or the Trust Administrator so removed and one copy to the successor trustee or successor trust administrator, as the case may be.

            The Holders of Certificates evidencing in the aggregate not less than 51% of the Voting Interests represented by all Certificates (except that any Certificate registered in the name of the Seller, the Master Servicer or any affiliate thereof will not be taken into account in determining whether the requisite Voting Interests has been obtained) may at any time remove the Trustee and/or the Trust Administrator and appoint a successor by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set of which shall be delivered to the entity or entities so removed and one complete set of which shall be delivered to the successor so appointed.

            Any resignation or removal of the Trustee or the Trust Administrator and appointment of a successor pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor as provided in Section 8.09.

            SECTION 8.09 SUCCESSOR.

            Any successor trustee or successor trust administrator appointed as provided in Section 8.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee or trust administrator, as the case may be an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or trust administrator shall become effective, and such successor, without any further act, deed or reconveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee or trust administrator, as the case may be herein. The predecessor trustee or trust administrator shall deliver to its successor all Owner Mortgage Loan Files and related documents and statements held by it hereunder (other than any Owner Mortgage Loan Files at the time held by a Custodian, which Custodian shall become the agent of any successor trustee hereunder), and the Seller, the Master Servicer and the predecessor entity shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee or successor trust administrator, as the case may be all such rights, powers, duties and obligations. No successor shall accept appointment as provided in this Section unless at the time of such acceptance such successor shall be eligible under the provisions of Section 8.07

            Upon acceptance of appointment by a successor as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee or trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of the successor trustee or successor trust administrator, as the case may be, the successor trustee or trust administrator shall cause such notice to be mailed at the expense of the Master Servicer.

            SECTION 8.10 MERGER OR CONSOLIDATION.

            Any Person into which either the Trustee or the Trust Administrator may be merged or converted or with which it may be consolidated, to which it may sell or transfer its corporate trust business and assets as a whole or substantially as a whole or any Person resulting from any merger, sale, transfer, conversion or consolidation to which the Trustee or the Trust Administrator shall be a party, or any Person succeeding to the business of such entity, shall be the successor of the Trustee or Trust Administrator, as the case may be, hereunder; provided, however, that (i) such Person shall be eligible under the provisions of Section 8.07, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, and (ii) the Trustee or the Trust Administrator, as the case may be, shall deliver an Opinion of Counsel to the Seller and the Master Servicer to the effect that such merger, consolidation, sale or transfer will not subject the REMIC to federal, state or local tax or cause the REMIC to fail to qualify as a REMIC, which Opinion of Counsel shall be at the sole expense of the Trustee or the Trust Administrator, as the case may be.

            SECTION 8.11 AUTHENTICATING AGENT.

            The Trust Administrator may appoint an Authenticating Agent, which shall be authorized to act on behalf of the Trust Administrator in authenticating Certificates. Wherever reference is made in this Agreement to the authentication of Certificates by the Trust Administrator or the Trust Administrator's countersignature, such reference shall be deemed to include authentication on behalf of the Trust Administrator by the Authenticating Agent and a certificate of authentication executed on behalf of the Trust Administrator by the Authenticating Agent. The Authenticating Agent must be acceptable to the Seller and the Master Servicer and must be a corporation organized and doing business under the laws of the United States of America or of any state, having a principal office and place of business in a state and city acceptable to the Seller and the Master Servicer, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

            Any corporation into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency business of the Authenticating Agent, shall be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trust Administrator or the Authenticating Agent.

            The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee, the Trust Administrator the Seller and the Master Servicer. The Trust Administrator may at any time terminate the agency of the Authenticating Agent by giving written notice thereof to the Authenticating Agent, the Seller and the Master Servicer. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 8.11, the Trust Administrator promptly shall appoint a successor Authenticating Agent, which shall be acceptable to the Master Servicer, and shall give written notice of such appointment to the Seller, and shall mail notice of such appointment to all Certificateholders. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 8.11.

            The Authenticating Agent shall have no responsibility or liability for any action taken by it as such at the direction of the Trust Administrator. Any reasonable compensation paid to the Authenticating Agent shall be a reimbursable expense under Section 8.06.

            SECTION 8.12 SEPARATE TRUSTEES AND CO-TRUSTEES.

            The Trustee shall have the power from time to time to appoint one or more persons or corporations to act either as co-trustees jointly with the Trustee, or as separate trustees, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business, where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a Mortgaged Property is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a Mortgaged Property is located or in any state in which any portion of the Trust Estate is located. The Master Servicer shall advise the Trustee when, in its good faith opinion, a separate trustee or co-trustee is necessary or advisable as aforesaid. The separate trustees or co-trustees so appointed shall be trustees for the benefit of all of the Certificateholders and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee. The Seller and the Master Servicer shall join in any such appointment, but such joining shall not be necessary for the effectiveness of such appointment.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (i) all powers, duties, obligations and rights conferred upon the Trustee, in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

            (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Estate or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee;

            (iii) no separate trustee or co-trustee hereunder shall be personally liable by reason of any act or omission of any other separate trustee or co-trustee hereunder; and

            (iv) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee so appointed by it, if such resignation or removal does not violate the other terms of this Agreement.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee, or custodian shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee, or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be furnished to the Trustee.

            Any separate trustee, co-trustee, or custodian may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee to the extent permitted by law, without the appointment of a new or successor trustee.

            No separate trustee or co-trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.07 hereunder and no notice to Certificateholders of the appointment thereof shall be required under Section 8.09 hereof.

            The Trustee agrees to instruct its co-trustees, if any, to the extent necessary to fulfill such entity's obligations hereunder.

            The Master Servicer shall pay the reasonable compensation of the co-trustees to the extent, and in accordance with the standards, specified in
Section 8.06 hereof.

            SECTION 8.13 APPOINTMENT OF CUSTODIANS.

            The Trust Administrator may at any time on or after the Closing Date, with the consent of the Master Servicer and the Seller, appoint one or more Custodians to hold all or a portion of the Owner Mortgage Loan Files as agent for the Trust Administrator, by entering into a Custodial Agreement. Subject to this Article VIII, the Trust Administrator agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $10,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Owner Mortgage Loan File. Each Custodial Agreement may be amended only as provided in Section 10.01(a).

            SECTION 8.14 TAX MATTERS; COMPLIANCE WITH REMIC PROVISIONS.

            (a) Each of the Trustee, the Trust Administrator and the Master Servicer covenants and agrees that it shall perform its duties hereunder in a manner consistent with the REMIC Provisions and shall not knowingly take any action or fail to take any action that would (i) affect the determination of the Trust Estate's status as a REMIC; or (ii) cause the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either the REMIC or the Trust Estate. The Master Servicer, or, in the case of any tax return or other action required by law to be performed directly by the Trust Administrator, the Trust Administrator, shall (i) prepare or cause to be prepared, timely cause to be signed by the Trustee and file or cause to be filed annual federal and applicable state and local income tax returns using a calendar year as the taxable year for the REMIC and the accrual method of accounting; (ii) in the first such federal tax return, make, or cause to be made, elections satisfying the requirements of the REMIC Provisions, on behalf of the Trust Estate, to treat the Trust Estate as a REMIC; (iii) prepare, execute and forward, or cause to be prepared, executed and forwarded, to the Certificateholders all information reports or tax returns required with respect to the REMIC, as and when required to be provided to the Certificateholders, and to the Internal Revenue Service and any other relevant governmental taxing authority in accordance with the REMIC Provisions and any other applicable federal, state or local laws, including without limitation information reports relating to "original issue discount" and "market discount" as defined in the Code based upon the issue prices, prepayment assumption and cash flows provided by the Seller to the Trust Administrator and calculated on a monthly basis by using the issue prices of the Certificates; (iv) make available information necessary for the application of any tax imposed on transferors of residual interests to "disqualified organizations" (as defined in the REMIC Provisions);
(v) file Form 8811 and apply for an Employee Identification Number with a Form SS-4 or any other permissible method and respond to inquiries by Certificateholders or their nominees concerning information returns, reports or tax returns; (vi) maintain (or cause to be maintained by the Servicers) such records relating to the REMIC, including but not limited to the income, expenses, individual Mortgage Loans (including REO Mortgage Loans), other assets and liabilities of the REMIC, and the fair market value and adjusted basis of the property of the REMIC determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns or information reports; (vii) exercise reasonable care not to allow the creation of any "interests" in the REMIC within the meaning of Code Section 860D(a)(2) other than the interests represented by the Class A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, A-12, A-13, A-PO, A-R, B-1, B-2, B-3, B-4, B-5 and B-6
Certificates; (viii) exercise reasonable care not to allow the occurrence of any "prohibited transactions" within the meaning of Code Section 860F(a), unless the Master Servicer shall have provided an Opinion of Counsel to the Trust Administrator that such occurrence would not (a) result in a taxable gain, (b) otherwise subject either the Trust Estate or the REMIC to tax or (c) cause the Trust Estate to fail to qualify as a REMIC; (ix) exercise reasonable care not to allow the REMIC to receive income from the performance of services or from assets not permitted under the REMIC Provisions to be held by a REMIC; (x) pay (on behalf of the REMIC) the amount of any federal income tax, including, without limitation, prohibited transaction taxes, taxes on net income from foreclosure property, and taxes on certain contributions to a REMIC after the Startup Day, imposed on the REMIC when and as the same shall be due and payable (but such obligation shall not prevent the Master Servicer or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Master Servicer from withholding or depositing payment of such tax, if permitted by law, pending the outcome of such proceedings); and
(xi) if required or permitted by the Code and applicable law, act as "tax matters person" for the REMIC within the meaning of Treasury Regulations Section 1.860F-4(d), and the Master Servicer is hereby designated as agent of the Class A-R Certificateholder for such purpose (or if the Master Servicer is not so permitted, the Holder of the Class A-R Certificate shall be the tax matters person in accordance with the REMIC Provisions). The Master Servicer shall be entitled to be reimbursed pursuant to Section 3.02 for any taxes paid by it pursuant to clause (x) of the preceding sentence, except to the extent that such taxes are imposed as a result of the bad faith, willful misfeasance or gross negligence of the Master Servicer in the performance of its obligations hereunder. The Trustee's sole duties with respect to the REMIC are to sign the tax returns referred to in clause (i) of the second preceding sentence and to comply with written directions from the Master Servicer or the Trust Administrator.

            In order to enable the Master Servicer, the Trust Administrator or the Trustee, as the case may be, to perform its duties as set forth above, the Seller shall provide, or cause to be provided, to the Master Servicer within ten days after the Closing Date all information or data that the Master Servicer determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of each Class of Certificates and the Mortgage Loans in the aggregate. Thereafter, the Seller shall provide to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, promptly upon request therefor, any such additional information or data that the Master Servicer, the Trust Administrator or the Trustee, as the case may be, may from time to time, request in order to enable the Master Servicer to perform its duties as set forth above. The Seller hereby indemnifies the Master Servicer, the Trust Administrator or the Trustee, as the case may be, for any losses, liabilities, damages, claims or expenses of the Master Servicer, the Trust Administrator or the Trustee arising from any errors or miscalculations by the Master Servicer, the Trust Administrator or the Trustee pursuant to this Section that result from any failure of the Seller to provide, or to cause to be provided, accurate information or data to the Master Servicer, the Trust Administrator or the Trustee, as the case may be, on a timely basis. The Master Servicer hereby indemnifies the Seller, the Trust Administrator and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Trust Administrator or the Trustee arising from the Master Servicer's willful misfeasance, bad faith or gross negligence in preparing any of the federal, state and local tax returns of the REMIC as described above. In the event that the Trust Administrator prepares any of the federal, state and local tax returns of the REMIC as described above, the Trust Administrator hereby indemnifies the Seller, the Master Servicer and the Trustee for any losses, liabilities, damages, claims or expenses of the Seller, the Master Servicer or the Trustee arising from the Trust Administrator's willful misfeasance, bad faith or negligence in connection with such preparation.

            (b) Notwithstanding anything in this Agreement to the contrary, each of the Master Servicer, the Trust Administrator and the Trustee shall pay from its own funds, without any right of reimbursement therefor, the amount of any costs, liabilities and expenses incurred by the Trust Estate (including, without limitation, any and all federal, state or local taxes, including taxes imposed on "prohibited transactions" within the meaning of the REMIC Provisions) if and to the extent that such costs, liabilities and expenses arise from a failure of the Master Servicer, the Trust Administrator or the Trustee, respectively, to perform its obligations under this Section 8.14.

            SECTION 8.15 MONTHLY ADVANCES.

            In the event that WFHM fails to make a Periodic Advance required to be made pursuant to the WFHM Servicing Agreement on or before the Distribution Date, the Trust Administrator shall make a Periodic Advance as required by
Section 3.03 hereof; provided, however, the Trust Administrator shall not be required to make such Periodic Advances if prohibited by law or if it determines that such Periodic Advance would be a Nonrecoverable Advance. With respect to those Periodic Advances which should have been made by WFHM, the Trust Administrator shall be entitled, pursuant to Section 3.02(a)(i), (ii) or (v) hereof, to be reimbursed from the Certificate Account for Periodic Advances and Nonrecoverable Advances made by it.

                                   ARTICLE IX

                                   TERMINATION

            SECTION 9.01 TERMINATION UPON PURCHASE BY THE SELLER OR LIQUIDATION
                         OF ALL MORTGAGE LOANS.

            Subject to Section 9.02, the respective obligations and responsibilities of the Seller, the Master Servicer, the Trust Administrator and the Trustee created hereby (other than the obligation of the Trust Administrator to make certain payments after the Final Distribution Date to Certificateholders and the obligation of the Master Servicer to send certain notices as hereinafter set forth and the tax reporting obligations under Sections 4.05 and 8.14 hereof) shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to this Article IX following the earlier of (i) the purchase by the Seller of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Trust Estate at a price equal to the sum of (x) 100% of the unpaid principal balance of each Mortgage Loan (other than any REO Mortgage Loan) as of the Final Distribution Date, and (y) the fair market value of the Mortgaged Property related to any REO Mortgage Loan (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Section 9.01), plus any accrued and unpaid interest through the last day of the month preceding the month of such purchase at the applicable Mortgage Interest Rate less any Fixed Retained Yield on each Mortgage Loan (including any REO Mortgage Loan) and (ii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Estate (including for this purpose the discharge of any Mortgagor under a defaulted Mortgage Loan on which a Servicer is not obligated to foreclose due to environmental impairment) or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

            The right of the Seller to purchase all the assets of the Trust Estate pursuant to clause (i) of the preceding paragraph are subject to Section
9.02 and conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans as of the Final Distribution Date being less than the amount set forth in
Section 11.22. In the case of any purchase by the Seller pursuant to said clause
(i), the Seller shall provide to the Trust Administrator the certification required by Section 3.04 and the Trust Administrator and the Custodian shall, promptly following payment of the purchase price, release to the Seller the Owner Mortgage Loan Files pertaining to the Mortgage Loans being purchased.

            Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trust Administrator for payment of the final distribution and cancellation, shall be given promptly by the Trust Administrator by letter to Certificateholders mailed not earlier than the 15th day of the month preceding the month of such final distribution and not later than the twentieth day of the month of such final distribution specifying (A) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trust Administrator therein designated, (B) the amount of any such final payment and (C) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made (except in the case of any Class A Certificate surrendered on a prior Distribution Date pursuant to Section 4.01) only upon presentation and surrender of the Certificates at the office or agency of the Trust Administrator therein specified. If the Seller is exercising its right to purchase, the Seller shall deposit in the Certificate Account on or before the Final Distribution Date in immediately available funds an amount equal to the purchase price for the assets of the Trust Estate computed as above provided. Failure to give notice of termination as described herein shall not entitle a Certificateholder to any interest beyond the interest payable on the Final Distribution Date.

            Upon presentation and surrender of the Certificates, the Trust Administrator shall cause to be distributed to Certificateholders on the Final Distribution Date in proportion to their respective Percentage Interests an amount equal to (i) as to the Classes of Class A Certificates, the respective Principal Balance together with any related Class A Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount, (ii) as to the Classes of Class B Certificates, the respective Principal Balance together with any related Class B Unpaid Interest Shortfall and one month's interest in an amount equal to the respective Interest Accrual Amount and (iii) as to the Class A-R Certificate, the amounts, if any, which remain on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i), (ii) and (iii) above and payment to the Master Servicer of any amounts it is entitled as reimbursement or otherwise hereunder. Notwithstanding the foregoing, if the price paid pursuant to clause
(i) of the first paragraph of this Section 9.01, after reimbursement to the Servicers, the Master Servicer and the Trust Administrator of any Periodic Advances, is insufficient to pay in full the amounts set forth in clauses (i),
(ii) and (iii) of this paragraph, then any shortfall in the amount available for distribution to Certificateholders shall be allocated in reduction of the amounts otherwise distributable on the Final Distribution Date in the same manner as Realized Losses are allocated pursuant to Section 4.02(a) hereof. Such distribution on the Final Distribution Date shall be in lieu of the distribution otherwise required to be made on such Distribution Date in respect of each Class of Certificates.

            In the event that all of the Certificateholders shall not surrender their Certificates for final payment and cancellation within three months following the Final Distribution Date, the Trust Administrator shall on such date cause all funds, if any, in the Certificate Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate escrow account for the benefit of such Certificateholders. The Trust Administrator shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within three months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such escrow account.

            SECTION 9.02 ADDITIONAL TERMINATION REQUIREMENTS.

            In the event of a termination of the Trust Estate upon the exercise by the Seller of its purchase option as provided in Section 9.01, the Trust Estate shall be terminated in accordance with the following additional requirements, unless the Trust Administrator has received an Opinion of Counsel to the effect that any other manner of termination (i) will constitute a "qualified liquidation" of the Trust Estate within the meaning of Code Section 860F(a)(4)(A) and (ii) will not subject the REMIC to federal tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (i) The notice given by the Master Servicer under Section 9.01 shall provide that such notice constitutes the adoption of a plan of complete liquidation of the REMIC as of the date of such notice (or, if earlier, the date on which the first such notice is mailed to Certificateholders). The Master Servicer shall also specify such date in a statement attached to the final tax return of the REMIC; and

            (ii) At or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trust Administrator, on behalf of the Trustee, shall sell all of the assets of the Trust Estate to the Seller for cash at the purchase price specified in
      Section 9.01 and shall distribute such cash within 90 days of such adoption in the manner specified in Section 9.01.

                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

            SECTION 10.01 AMENDMENT.

            (a) This Agreement or any Custodial Agreement may be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein or therein which may be inconsistent with any other provisions herein or therein or in the related Prospectus, (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Estate as a REMIC at all times that any Certificates are outstanding or to avoid or minimize the risk of the imposition of any federal tax on the Trust Estate or the REMIC pursuant to the Code that would be a claim against the Trust Estate, provided that (a) the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (b) such action shall not, as evidenced by such Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (iv) to change the timing and/or nature of deposits into the Certificate Account provided that such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, (v) to modify, eliminate or add to the provisions of
Section 5.02 or any other provisions hereof restricting transfer of the Certificates, provided that the Master Servicer for purposes of Section 5.02 has determined in its sole discretion that any such modifications to this Agreement will neither adversely affect the rating on the Certificates nor give rise to a risk that either the Trust Estate or the REMIC or any of the Certificateholders will be subject to a tax caused by a transfer to a non-permitted transferee and
(vi) to make any other provisions with respect to matters or questions arising under this Agreement or such Custodial Agreement which shall not be materially inconsistent with the provisions of this Agreement, provided that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder. Notwithstanding the foregoing, any amendment pursuant to clause (iv) or (vi) shall not be deemed to adversely affect in any material respect the interest of Certificateholders and no Opinion of Counsel to that effect shall be required if the person requesting the amendment instead obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

            This Agreement or any Custodial Agreement may also be amended from time to time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the aggregate Voting Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall
(i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interest of the Holders of Certificates of any Class in a manner other than as described in clause (i) hereof without the consent of Holders of Certificates of such Class evidencing, as to such Class, Voting Interests aggregating not less than 66-2/3% or (iii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates of such Class then outstanding.

            Notwithstanding any contrary provision of this Agreement, neither the Trustee nor the Trust Administrator shall consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel to the effect that such amendment will not subject the REMIC to tax or cause the Trust Estate to fail to qualify as a REMIC at any time that any Certificates are outstanding.

            Promptly after the execution of any amendment requiring the consent of Certificateholders, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01(a) to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

            Notwithstanding any contrary provision of this Agreement, the Master Servicer may, from time to time, amend Schedule I hereto without the consent of any Certificateholder, the Trustee or the Trust Administrator; provided, however, (i) that such amendment does not conflict with any provisions of the related Servicing Agreement, (ii) that the related Servicing Agreement provides for the remittance of each type of Unscheduled Principal Receipts received by such Servicer during the Applicable Unscheduled Principal Receipt Period (as so amended) related to each Distribution Date to the Master Servicer no later than the 24th day of the month in which such Distribution Date occurs and (iii) that such amendment is for the purpose of changing the Applicable Unscheduled Principal Receipt Period for all Mortgage Loans serviced by any Servicer to a Mid-Month Receipt Period with respect to Full Unscheduled Principal Receipts and to a Prior Month Receipt Period with respect to Partial Unscheduled Principal Receipts.

            A copy of any amendment to Schedule I pursuant to this Section 10.01(b) shall be promptly forwarded to the Trust Administrator.

            SECTION 10.02 RECORDATION OF AGREEMENT.

            This Agreement (or an abstract hereof, if acceptable to the applicable recording office) is subject to recordation in all appropriate public offices for real property records in all the towns or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            SECTION 10.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

            The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Estate, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust Estate, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the operation and management of the Trust Estate, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing not less than 25% of the Voting Interest represented by all Certificates shall have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

            SECTION 10.04 GOVERNING LAW; JURISDICTION.

            This Agreement shall be construed in accordance with the laws of the State of New York (without regard to conflicts of laws principles), and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            SECTION 10.05 NOTICES.

            All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified or registered mail, return receipt requested (i) in the case of the Seller, to Wells Fargo Asset Securities Corporation, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Chief Executive Officer, or such other address as may hereafter be furnished to the Master Servicer, the Trust Administrator and the Trustee in writing by the Seller, (ii) in the case of the Master Servicer, to Wells Fargo Bank Minnesota, National Association, 7485 New Horizon Way, Frederick, Maryland 21703, Attention: Vice President or such other address as may hereafter be furnished to the Seller and the Trustee in writing by the Master Servicer, (iii) in the case of the Trustee, to the Corporate Trust Office and, (iv) in the case of the Trust Administrator, to the Corporate Trust Office, or such other address as may hereafter be furnished to the Seller and the Master Servicer in writing by the Trustee or the Trust Administrator, in each case Attention: Corporate Trust Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice mailed or transmitted within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the addressee receives such notice, provided, however, that any demand, notice or communication to or upon the Seller, the Master Servicer, the Trust Administrator or the Trustee shall not be effective until received.

            For all purposes of this Agreement, in the absence of actual knowledge by an officer of the Master Servicer, the Master Servicer shall not be deemed to have knowledge of any act or failure to act of any Servicer unless notified thereof in writing by the Trustee, the Trust Administrator, the Servicer or a Certificateholder.

            SECTION 10.06 SEVERABILITY OF PROVISIONS.

            If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            SECTION 10.07 SPECIAL NOTICES TO RATING AGENCIES.

            (a) The Trust Administrator shall give prompt notice to each Rating Agency of the occurrence of any of the following events of which it has notice:

            (i) any amendment to this Agreement pursuant to Section 10.01(a);

            (ii) any sale or transfer of the Class B Certificates pursuant to
      Section 5.02 to an affiliate of the Seller;

            (iii) any assignment by the Master Servicer of its rights and delegation of its duties pursuant to Section 6.06;

            (iv) any resignation of the Master Servicer pursuant to Section
      6.04;

            (v) the occurrence of any of the Events of Default described in
      Section 7.01;

            (vi) any notice of termination given to the Master Servicer pursuant to Section 7.01;

            (vii) the appointment of any successor to the Master Servicer pursuant to Section 7.05; or

            (viii) the making of a final payment pursuant to Section 9.01.

            (b) The Master Servicer shall give prompt notice to each Rating Agency of the occurrence of any of the following events:

            (i) the appointment of a Custodian pursuant to Section 2.02;

            (ii) the resignation or removal of the Trustee or the Trust Administrator pursuant to Section 8.08;

            (iii) the appointment of a successor trustee or trust administrator pursuant to Section 8.09; or

            (iv) the sale, transfer or other disposition in a single transaction of 50% or more of the equity interests in the Master Servicer.

            (c) The Master Servicer shall deliver to each Rating Agency:

            (i) reports prepared pursuant to Section 3.05; and

            (ii) statements prepared pursuant to Section 4.04.

            SECTION 10.08 COVENANT OF SELLER.

            The Seller shall not amend Article Third of its Certificate of Incorporation without the prior written consent of each Rating Agency rating the Certificates.

            SECTION 10.09 Recharacterization.

            The Parties intend the conveyance by the Seller to the Trustee of all of its right, title and interest in and to the Mortgage Loans pursuant to this Agreement to constitute a purchase and sale and not a loan. Notwithstanding the foregoing, to the extent that such conveyance is held not to constitute a sale under applicable law, it is intended that this Agreement shall constitute a security agreement under applicable law and that the Seller shall be deemed to have granted to the Trustee a first priority security interest in all of the Seller's right, title and interest in and to the Mortgage Loans.

                                   ARTICLE XI

                             TERMS FOR CERTIFICATES

            SECTION 11.01 CLASS A FIXED PASS-THROUGH RATE.

            The Class A Fixed Pass-Through Rate is 6.750% per annum.

            SECTION 11.02 CUT-OFF DATE.

            The Cut-Off Date for the Certificates is July 1, 2001.

            SECTION 11.03 CUT-OFF DATE AGGREGATE PRINCIPAL BALANCE.

            The Cut-Off Date Aggregate Principal Balance is $700,421,801.24.

            SECTION 11.04 ORIGINAL CLASS A PERCENTAGE.

            The Original Class A Percentage is 96.49738528%.

            SECTION 11.05 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS A
                          CERTIFICATES.

            As to the following Classes of Class A Certificates, the Principal Balance of such Class as of the Cut-Off Date, as follows:

                                                                   Original
               Class                                           Principal Balance
               -----                                           -----------------
            Class A-1                                      $269,000,000.00
            Class A-2                                       $70,291,000.00
            Class A-3                                       $11,000,000.00
            Class A-4                                       $67,539,700.00
            Class A-5                                       $10,000,000.00
            Class A-6                                        $1,724,000.00
            Class A-7                                       $16,325,300.00
            Class A-8                                      $210,283,000.00
            Class A-9                                       $11,939,000.00
            Class A-10                                       $1,830,000.00
            Class A-11                                       $2,000,000.00
            Class A-12                                       $2,000,000.00
            Class A-13                                       $1,465,000.00
            Class A-PO                                         $509,468.84
            Class A-R                                              $100.00


            SECTION 11.06 ORIGINAL CLASS A NON-PO PRINCIPAL BALANCE.

            The Original Class A Non-PO Principal Balance is $675,397,100.00.

            SECTION 11.07 ORIGINAL SUBORDINATED PERCENTAGE.

            The Original Subordinated Percentage is 3.50261472%.

            SECTION 11.08 ORIGINAL CLASS B PRINCIPAL BALANCE.

            The Original Class B Principal Balance is $24,515,232.40.

            SECTION 11.09 ORIGINAL PRINCIPAL BALANCES OF THE CLASSES OF CLASS B
                          CERTIFICATES.

            As to the following Classes of Class B Certificate, the Principal Balance of such Class as of the Cut-Off Date, is as follows:

                                                       Original

             Class                                     Principal Balance
             -----                                     -----------------
               Class B-1                                     $12,608,000.00
               Class B-2                                      $4,552,000.00
               Class B-3                                      $2,802,000.00
               Class B-4                                      $2,101,000.00
               Class B-5                                      $1,051,000.00
               Class B-6                                      $1,401,232.40


            SECTION 11.10 ORIGINAL CLASS B-1 FRACTIONAL INTEREST.

            The Original Class B-1 Fractional Interest is 1.70124626%.

            SECTION 11.11 ORIGINAL CLASS B-2 FRACTIONAL INTEREST.

            The Original Class B-2 Fractional Interest is 1.05087909%.

            SECTION 11.12 ORIGINAL CLASS B-3 FRACTIONAL INTEREST.

            The Original Class B-3 Fractional Interest is 0.65054324%.

            SECTION 11.13 ORIGINAL CLASS B-4 FRACTIONAL INTEREST.

            The Original Class B-4 Fractional Interest is 0.35036279%.

            SECTION 11.14 ORIGINAL CLASS B-5 FRACTIONAL INTEREST.

            The Original Class B-5 Fractional Interest is 0.20020113%.

            SECTION 11.15 ORIGINAL CLASS B-1 PERCENTAGE.

            The Original Class B-1 Percentage is 1.80136846%.

            SECTION 11.16 ORIGINAL CLASS B-2 PERCENTAGE.

            The Original Class B-2 Percentage is 0.65036717%.

            SECTION 11.17 ORIGINAL CLASS B-3 PERCENTAGE.

            The Original Class B-3 Percentage is 0.40033585%.

            SECTION 11.18 ORIGINAL CLASS B-4 PERCENTAGE.

            The Original Class B-4 Percentage is 0.30018045%.

            SECTION 11.19 ORIGINAL CLASS B-5 PERCENTAGE.

            The Original Class B-5 Percentage is 0.15016166%.

            SECTION 11.20 ORIGINAL CLASS B-6 PERCENTAGE.

            The Original Class B-6 Percentage is 0.20020113%.

            SECTION 11.21 CLOSING DATE.

            The Closing Date is July 30, 2001.

            SECTION 11.22 RIGHT TO PURCHASE.

            The right of the Seller to purchase all of the Mortgage Loans pursuant to Section 9.01 hereof shall be conditioned upon the Pool Scheduled Principal Balance of the Mortgage Loans being less than $70,042,180.12 (10% of the Cut-Off Date Aggregate Principal Balance) at the time of any such purchase.

            SECTION 11.23 WIRE TRANSFER ELIGIBILITY.

            With respect to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class A-10, Class A-11, Class A-12, Class A-13, Class A-PO and Class B Certificates, the minimum Denomination eligible for wire transfer on each Distribution Date is $500,000. The Class A-R Certificate is not eligible for wire transfer.

            SECTION 11.24 SINGLE CERTIFICATE.

            A Single Certificate for each Class of Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-7 and Class A-8 Certificates represents a $25,000 Denomination. A Single Certificate for each Class of Class A-6, Class A-9, Class A-10, Class A-11, Class A-12 and Class A-13 Certificates represents a $1,000 Denomination. A Single Certificate for the Class A-PO, Class B-1, Class B-2 and Class B-3 Certificates represents a $100,000 Denomination. A Single Certificate for the Class B-4, Class B-5 and Class B-6 Certificates represents a $250,000 Denomination. A Single Certificate for the Class A-R Certificate represents a $100 Denomination.

            SECTION 11.25 SERVICING FEE RATE.

            The rate used to calculate the Servicing Fee is equal to such rate as is set forth on the Mortgage Loan Schedule with respect to a Mortgage Loan.

            SECTION 11.26 MASTER SERVICING FEE RATE.

            The rate used to calculate the Master Servicing Fee for each Mortgage Loan is 0.017% per annum.

            IN WITNESS WHEREOF, the Seller, the Master Servicer, the Trust Administrator and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                  WELLS FARGO ASSET SECURITIES CORPORATION
                                        as Seller

                                  By:
                                        -------------------------------------
                                        Name:  Alan S. McKenney
                                        Title:    Vice President


                                  WELLS FARGO BANK MINNESOTA,
                                    NATIONAL ASSOCIATION
                                        as Master Servicer

                                  By:
                                        -------------------------------------
                                        Name:  Nancy E. Burgess
                                        Title:    Vice President


                                  FIRST UNION NATIONAL BANK
                                      as Trust Administrator

                                  By:
                                        -------------------------------------
                                        Name:
                                        Title:


Attest:
By:
    -----------------------------------
Name:
      ---------------------------------
Title:
       --------------------------------


                                  UNITED STATES TRUST COMPANY
                                     OF NEW YORK
                                        as Trustee

                                  By:
                                        -------------------------------------
                                        Name
                                        Title:

STATE OF MARYLAND        )
                         ss.:
COUNTY OF FREDERICK      )

            On this 30th day of July, 2001, before me, a notary public in and for the State of Maryland, personally appeared Alan S. McKenney, known to me who, being by me duly sworn, did depose and say that he resides in McLean, Virginia; that he is Vice President of Wells Fargo Asset Securities Corporation, a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND        )
                         ss.:
COUNTY OF FREDERICK      )

            On this 30th day of July, before me, a notary public in and for the State of Maryland, personally appeared Nancy E. Burgess, known to me who, being by me duly sworn, did depose and say that she resides in Frederick, Maryland; that she is a Vice President of Wells Fargo Bank Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that she signed her name thereto by order of the Board of Directors of said association.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF                 )
                         )   ss.:
COUNTY OF                )


            On this 30th day of July, 2001, before me, a notary public in and for _________________, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, _________________; that s/he is a ____________________ of
United States Trust Company of New York, a ________________, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public
[NOTARIAL SEAL]

STATE OF NORTH CAROLINA           )
                                  ss.:
COUNTY OF                         )

            On this 30th day of July, 2001, before me, a notary public in and for the State of North Carolina, personally appeared ___________________, known to me who, being by me duly sworn, did depose and say that s/he resides in _________________, North Carolina; that s/he is a ____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his/her name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

STATE OF NORTH CAROLINA           )
                                  ss.:
COUNTY OF                         )

            On this 30th day of July, 2001, before me, a notary public in and for the State of North Carolina, personally appeared _____________________, known to me who, being by me duly sworn, did depose and say that he resides in __________________, North Carolina; that he is a _____________________ of First
Union National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that s/he signed his name thereto by order of the Board of Directors of said corporation.

-------------------------
Notary Public

[NOTARIAL SEAL]

                                   SCHEDULE I

                    Wells Fargo Asset Securities Corporation,
               Mortgage Pass-Through Certificates, Series 2001-17
                 Applicable Unscheduled Principal Receipt Period

                                                                 Full Unscheduled                      Partial Unscheduled
Servicer                                                        Principal Receipts                     Principal Receipts
--------                                                        ------------------                     ------------------

WFHM (Exhibits F-1)                                                  Mid-Month                              Mid-Month
WFHM (Exhibits F-2)                                                 Prior Month                            Prior Month
National City Mortgage Co.                                           Mid-Month                             Prior Month
HomeSide Lending, Inc.                                              Prior Month                            Prior Month
Old Kent Mortgage Company                                            Mid-Month                             Prior Month
HSBC Mortgage Corporation (USA)                                      Mid-Month                             Prior Month
Colonial Savings, F.A.                                               Mid-Month                             Prior Month
First Union Mortgage Corporation                                     Mid-Month                             Prior Month
Chase Manhattan Mortgage Corporation                                 Mid-Month                             Prior Month
Chevy Chase Bank, F.S.B.                                             Mid-Month                             Prior Month
Bank of Oklahoma, N.A.                                               Mid-Month                             Prior Month
Washington Mutual Bank, F.A.                                         Mid-Month                             Prior Month
Fleet Mortgage Corp.                                                 Mid-Month                             Prior Month
The Huntington Mortgage Company                                      Mid-Month                             Prior Month
Hibernia National Bank                                               Mid-Month                             Prior Month
CUNA Mutual Mortgage Corporation                                     Mid-Month                             Prior Month

                                   EXHIBIT A-1
                     [FORM OF FACE OF CLASS A-1 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS A-1

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AA 4           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-1 Certificates required to be distributed to Holders of the Class A-1 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator


                                       By
                                          ----------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator


By:
   ---------------------------
   Authorized Officer

                                   EXHIBIT A-2
                     [FORM OF FACE OF CLASS A-2 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS A-2

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AB 2           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-2 Certificates required to be distributed to Holders of the Class A-2 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT A-3
                     [FORM OF FACE OF CLASS A-3 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-9, CLASS A-3

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            UNTIL THE ACCRETION TERMINATION DATE, THE INTEREST THAT ACCRUES ON THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL NOT BE PAYABLE. BECAUSE SUCH UNPAID INTEREST IS ADDED TO THE PRINCIPAL BALANCE OF THIS CERTIFICATE AND BECAUSE DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE WILL BE MADE IN THE MANNER DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN), THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE MORE OR LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AC 0           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date: August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-3 Certificates required to be distributed to Holders of the Class A-3 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-3 Certificates applicable to each Distribution Date will be 6.750% per annum. Prior to the Accretion Termination Date, no distribution of interest on this Certificate will be made. Prior to the applicable Accretion Termination Date, interest otherwise available for distribution on this Certificate will be added to the Principal Balance of the Class A-3 Certificates on each Distribution Date. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT A-4
                     [FORM OF FACE OF CLASS A-4 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS A-4

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AD 8           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-4 Certificates required to be distributed to Holders of the Class A-4 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT A-5
                     [FORM OF FACE OF CLASS A-5 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS A-5

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AE 6           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-5 Certificates required to be distributed to Holders of the Class A-5 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT A-6
                     [FORM OF FACE OF CLASS A-6 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
        REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS A-6

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AF 3           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-6 Certificates required to be distributed to Holders of the Class A-6 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT A-7
                     [FORM OF FACE OF CLASS A-7 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS A-7

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AG 1           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-7 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-7 Certificates required to be distributed to Holders of the Class A-7 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-7 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-7 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT A-8
                     [FORM OF FACE OF CLASS A-8 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS A-8

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AH 9           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-8 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-8 Certificates required to be distributed to Holders of the Class A-8 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-8 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-8 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT A-9
                     [FORM OF FACE OF CLASS A-9 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS A-9

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AJ 5           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-9 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-9 Certificates required to be distributed to Holders of the Class A-9 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-9 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-9 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                  EXHIBIT A-10
                    [FORM OF FACE OF CLASS A-10 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-17, CLASS A-10

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AK 2           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-10 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-10 Certificates required to be distributed to Holders of the Class A-10 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-10 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-10 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                  EXHIBIT A-11
                    [FORM OF FACE OF CLASS A-11 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-17, CLASS A-11

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AL 0           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-11 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-11 Certificates required to be distributed to Holders of the Class A-11 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-11 Certificates applicable to each Distribution Date will be 6.500% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-11 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                  EXHIBIT A-12
                    [FORM OF FACE OF CLASS A-12 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-17, CLASS A-12

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AM 8           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-12 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-12 Certificates required to be distributed to Holders of the Class A-12 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-12 Certificates applicable to each Distribution Date will be 7.000% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-12 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                  EXHIBIT A-13
                    [FORM OF FACE OF CLASS A-13 CERTIFICATE]

  [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
     DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN
     THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED
       REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS
                MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER
                 USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY
                  PERSON IS WRONGFUL SINCE THE REGISTERED OWNER
                  HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-17, CLASS A-13

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AN 6           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:   ______%   Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT_____________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-13 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations ("the Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-13 Certificates required to be distributed to Holders of the Class A-13 Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-13 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-13 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                  EXHIBIT A-PO
                    [FORM OF FACE OF CLASS A-PO CERTIFICATE]


                        MORTGAGE PASS-THROUGH CERTIFICATE
                           SERIES 2001-17, CLASS A-PO

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AP 1           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  August 25, 2031


            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class A-PO Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-PO Certificates required to be distributed to Holders of the Class A-PO Certificates on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. The Class A-PO Certificates are not entitled to distributions in respect of interest.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT A-R
                     [Form of Face of Class A-R Certificate]

FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(a)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"). A TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT, AND SHALL BE REQUIRED TO FURNISH AN AFFIDAVIT TO THE TRANSFEROR AND THE TRUST ADMINISTRATOR TO THE EFFECT THAT, AMONG OTHER THINGS, IT IS NOT A DISQUALIFIED ORGANIZATION, AS SUCH TERM IS DEFINED IN CODE SECTION 860E(e)(5), AN AGENT (INCLUDING A BROKER, NOMINEE OR OTHER MIDDLEMAN) FOR A DISQUALIFIED ORGANIZATION OR A NON-PERMITTED FOREIGN HOLDER, AS DEFINED IN
SECTION 5.02(d) OF THE POOLING AND SERVICING AGREEMENT AND TO HAVE AGREED TO SUCH AMENDMENTS TO THE POOLING AND SERVICING AGREEMENT AS MAY BE REQUIRED TO FURTHER EFFECTUATE THE RESTRICTIONS ON TRANSFERS TO DISQUALIFIED ORGANIZATIONS, AGENTS THEREOF OR NON-PERMITTED FOREIGN HOLDERS.

THE HOLDER OF THIS CLASS A-R CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE AGREED TO THE DESIGNATION OF THE MASTER SERVICER AS ITS AGENT TO ACT AS "TAX MATTERS PERSON" OF THE REMIC TO PERFORM THE FUNCTIONS OF A "TAX MATTERS PARTNER" FOR PURPOSES OF SUBCHAPTER C OF CHAPTER 63 OF SUBTITLE F OF THE CODE, OR, IF SO REQUESTED BY THE MASTER SERVICER, TO ACT AS TAX MATTERS PERSON OF THE REMIC.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
SECTION 4975 OF THE CODE OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), OR ANY PERSON ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN.


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS A-R

                    evidencing an interest in a pool of fixed
                    interest rate, conventional, monthly pay,
                      fully amortizing, first lien, one- to
                four-family residential mortgage loans, which may
                    include loans secured by shares issued by
                    cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AQ 9           First Distribution Date:  August 27, 2001

                                 Denomination: $___________

Percentage Interest evidenced
by this Certificate:  ______%    Final Scheduled Maturity Date:  August 25, 2031


            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holder of the Class A-R Certificate with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the Class A Distribution Amount for the Class A-R Certificate required to be distributed to Holders of the Class A-R Certificate on such Distribution Date, subject to adjustment in certain events as specified in the Agreement. Distributions in reduction of the Principal Balance of certain Classes of Class A Certificates may not commence on the first Distribution Date specified above. Distributions of principal will be allocated among the Classes of Class A Certificates in accordance with the provisions of the Agreement. The pass-through rate on the Class A-R Certificate applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class A-R Certificate, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT B-1
                     [FORM OF FACE OF CLASS B-1 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS B-1

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AR 7           First Distribution Date:  August 27, 2001

                                 Denomination: $_________________

Percentage Interest evidenced
by this Certificate:  ________%  Final Scheduled Maturity Date:  August 25, 2031


            THIS CERTIFIES THAT __________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-1 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates as specified in the Agreement, any Class B-1 Distribution Amount required to be distributed to Holders of the Class B-1 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-1 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-1 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT B-2
                     [FORM OF FACE OF CLASS B-2 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CLASS A CERTIFICATES AND THE CLASS B-1 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS B-2

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AS 5           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-2 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificate and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-2 Distribution Amount required to be distributed to Holders of the Class B-2 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-2 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-2 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT B-3
                     [FORM OF FACE OF CLASS B-3 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES AND THE CLASS B-2 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE SELLER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS B-3

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AT 3           First Distribution Date:  August 27, 2001

                                 Denomination: $________________

Percentage Interest evidenced
by this Certificate:  ____%      Final Scheduled Maturity Date:  August 25, 2031


            THIS CERTIFIES THAT ________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-3 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-3 Distribution Amount required to be distributed to Holders of the Class B-3 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-3 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-3 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT B-4
                     [FORM OF FACE OF CLASS B-4 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES AND THE CLASS B-3 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS B-4

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G  AU 0          First Distribution Date:  August 27, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  August 25, 2031


            THIS CERTIFIES THAT ___________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-4 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-4 Distribution Amount required to be distributed to Holders of the Class B-4 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-4 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-4 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-4 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT B-5
                     [FORM OF FACE OF CLASS B-5 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES AND THE CLASS B-4 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS B-5

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AV 8           First Distribution Date:  August 27, 2001

                                 Denomination: $_____________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  August 25, 2031

            THIS CERTIFIES THAT _________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-5 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-5 Distribution Amount required to be distributed to Holders of the Class B-5 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-5 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-5 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-5 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                   EXHIBIT B-6
                     [FORM OF FACE OF CLASS B-6 CERTIFICATE]

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES, THE CLASS B-1 CERTIFICATES, THE CLASS B-2 CERTIFICATES, THE CLASS B-3 CERTIFICATES, THE CLASS B-4 CERTIFICATES AND THE CLASS B-5 CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

EXCEPT AS PROVIDED IN SECTION 5.02(C) OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN, THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON THAT HAS NOT DELIVERED A REPRESENTATION LETTER STATING EITHER (A) THAT THE TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA, SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (COLLECTIVELY, A "PLAN"), AND IS NOT ACTING ON BEHALF OF OR INVESTING THE ASSETS OF A PLAN OR (B) SUBJECT TO CERTAIN CONDITIONS SET FORTH IN THE POOLING AND SERVICING AGREEMENT, THAT THE SOURCE OF FUNDS USED TO PURCHASE THIS CERTIFICATE IS AN "INSURANCE COMPANY GENERAL ACCOUNT."


                        MORTGAGE PASS-THROUGH CERTIFICATE
                            SERIES 2001-17, CLASS B-6

            evidencing an interest in a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-
       family residential mortgage loans, which may include loans secured by shares issued by cooperative housing corporations, sold by

                    WELLS FARGO ASSET SECURITIES CORPORATION
                (Not an interest in or obligation of the Seller)

            THIS CERTIFICATE DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, AND IS NOT INSURED OR GUARANTEED BY THE SELLER, THE MASTER SERVICER, THE TRUSTEE, THE TRUST ADMINISTRATOR OR ANY OF THEIR AFFILIATES, OR BY ANY GOVERNMENT AGENCY OR PRIVATE INSURER.

            DISTRIBUTIONS IN REDUCTION OF THE PRINCIPAL BALANCE OF THIS CERTIFICATE WILL BE MADE IN THE MANNER DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. ACCORDINGLY, THE OUTSTANDING PRINCIPAL BALANCE OF THIS CERTIFICATE AT ANY TIME MAY BE LESS THAN THE INITIAL PRINCIPAL BALANCE REPRESENTED HEREBY.

Certificate No.                  Cut-Off Date:  July 1, 2001

CUSIP No.: 94977G AW 6           First Distribution Date:  August 27, 2001

                                 Denomination: $_______________

Percentage Interest evidenced
by this Certificate:  _____%     Final Scheduled Maturity Date:  August 25, 2031


            THIS CERTIFIES THAT ______________________________ is the registered owner of the Percentage Interest evidenced by this Certificate in monthly distributions to the Holders of the Class B-6 Certificates with respect to a Trust Estate consisting of a pool of fixed interest rate, conventional, monthly pay, fully amortizing, first lien, one- to four-family residential mortgage loans, other than the Fixed Retained Yield, if any, with respect thereto, and which may include loans secured by shares issued by cooperative housing corporations (the "Mortgage Loans"), formed by Wells Fargo Asset Securities Corporation (hereinafter called the "Seller", which term includes any successor entity under the Agreement referred to below). The Trust Estate was created pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 (the "Agreement") among the Seller, Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereinafter. To the extent not defined herein, the capitalized terms used herein have the meanings ascribed to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month preceding the month of such distribution, in an amount equal to the product of the Percentage Interest evidenced by this Certificate and, subject to the prior rights of the Class A Certificates and each Class of Class B Certificates bearing a lower numerical designation as specified in the Agreement, any Class B-6 Distribution Amount required to be distributed to Holders of the Class B-6 Certificates on such Distribution Date, subject to adjustment, in certain events, as specified in the Agreement. The pass-through rate on the Class B-6 Certificates applicable to each Distribution Date will be 6.750% per annum. The amount of interest which accrues on this Certificate in any month will be subject to reduction with respect to any Non-Supported Interest Shortfall and the interest portion of certain Realized Losses allocated to the Class B-6 Certificates, as described in the Agreement.

            Distributions on this Certificate will be made on behalf of the Trustee either by the Master Servicer or by a Paying Agent appointed by the Master Servicer by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register, unless such Person is entitled to receive payments by wire transfer in immediately available funds in accordance with the Pooling and Servicing Agreement and such Person has notified the Master Servicer pursuant to the Pooling and Servicing Agreement that such payments are to be made by wire transfer of immediately available funds. Notwithstanding the above, the final distribution in reduction of the Principal Balance of this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency specified by the Trust Administrator for that purpose in the notice of final distribution.

            No transfer of a Class B-6 Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is desired to be made by the Holder hereof, (i) the transferee will be required to execute an investment letter in the form described in the Agreement and (ii) if such transfer is to be made within three years from the later of (a) the date of initial issuance of the Certificates or (b) the last date on which the Seller or any affiliate thereof was a Holder of the Certificates proposed to be transferred, and unless such transfer is made in reliance on Rule 144A of the Securities Act of 1933, as amended, the Trust Administrator or the Seller may require the Holder to deliver an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator, the Seller, the Master Servicer, and any Paying Agent acting on behalf of the Trust Administrator against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trust Administrator will also require (i) a representation letter, in the form as described in the Agreement, stating either (a) that the transferee is not a Plan and is not acting on behalf of a Plan or using the assets of a Plan to effect such purchase or (b) subject to certain conditions described in the Agreement, that the source of funds used to purchase this Certificate is an "insurance company general account," or (ii) if such transferee is a Plan, (a) an opinion of counsel acceptable to and in form and substance satisfactory to the Trust Administrator and the Seller with respect to certain matters and (b) such other documentation as the Seller or the Master Servicer may require, as described in the Agreement.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate constitutes a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined in Section 860G(a)(1) and Section 860D, respectively, of the Internal Revenue Code of 1986, as amended.

            Unless this Certificate has been countersigned by an authorized officer of the Trust Administrator, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

            IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed as of the date set forth below.

Dated:


                                       First Union National Bank,
                                          Trust Administrator

                                       By:
                                          ---------------------------
                                          Authorized Officer

Countersigned:


First Union National Bank,
   Trust Administrator

By:
   ----------------------------
   Authorized Officer

                                    EXHIBIT C
                [Form of Reverse of Series 2001-17 Certificates]

                    WELLS FARGO ASSET SECURITIES CORPORATION
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-17

            This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

            The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event funds are advanced with respect to any Mortgage Loan by a Servicer, the Master Servicer or the Trust Administrator, such advances are reimbursable to such Servicer, the Master Servicer or the Trust Administrator to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

            As provided in the Agreement, withdrawals from the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement to a Servicer, the Master Servicer or the Trust Administrator, as applicable, of advances made by such Servicer, the Master Servicer or the Trust Administrator.

            The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Seller, the Master Servicer, the Trust Administrator and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Seller, the Master Servicer, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Voting Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the office or agency appointed by the Trust Administrator, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar, duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in Classes and Denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized Denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Seller, the Master Servicer, the Trust Administrator, the Trustee and the Certificate Registrar, and any agent of the Seller, the Master Servicer, the Trust Administrator, the Trustee or the Certificate Registrar, may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Seller, the Master Servicer, the Trust Administrator, the Trustee, the Certificate Registrar nor any such agent shall be affected by notice to the contrary.

            The obligations created by the Agreement in respect of the Certificates and the Trust Estate created thereby shall terminate upon the last action required to be taken by the Trust Administrator on the Final Distribution Date pursuant to the Agreement following the earlier of (i) the payment or other liquidation (or advance with respect thereto) of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan, and (ii) the purchase by the Seller from the Trust Estate of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans; provided, however, that the Trust Estate will in no event continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date of the Agreement. The Agreement permits, but does not require, the Seller to purchase all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan at a price determined as provided in the Agreement. The exercise of such option will effect early retirement of the Certificates, the Seller's right to exercise such option being subject to the Pool Scheduled Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of such repurchase are distributed being less than ten percent of the Cut-Off Date Aggregate Principal Balance.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)
unto
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                  (Please print or typewrite name and address
                     including postal zip code of assignee)

the beneficial interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Estate.

            I (We) further direct the Certificate Registrar to issue a new Certificate of a like Denomination or Percentage Interest and Class, to the above named assignee and deliver such Certificate to the following address:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Social Security or other Identifying Number of Assignee:

Dated:



                                        -----------------------------------
                                       Signature by or on behalf of assignor



                                        -----------------------------------
                                               Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, if the assignee is eligible to receive distributions in immediately available funds, by wire transfer or otherwise, in immediately available funds to _________________________________________________________________ for the
account of _______________________________________________ account number
_____________, or, if mailed by check, to
_______________________________________________________. Applicable statements should be mailed to ___________________________________________________________

            This information is provided by ______________________, the assignee named above, or ___________________________________, as its agent.

                                    EXHIBIT D

                                    RESERVED

                                    EXHIBIT E

                               CUSTODIAL AGREEMENT

            THIS CUSTODIAL AGREEMENT (as amended and supplemented from time to time, the "Agreement"), dated as of _____________, by and among FIRST UNION NATIONAL BANK, not individually, but solely as Trust Administrator (including its successors under the Pooling and Servicing Agreement defined below, the "Trust Administrator"), WELLS FARGO ASSET SECURITIES CORPORATION (together with any successor in interest, the "Seller"), WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (together with any successor in interest or successor under the Pooling and Servicing Agreement referred to below, the "Master Servicer") and ___________________________ (together with any successor in interest or any successor appointed hereunder, the "Custodian").

                           W I T N E S S E T H  T H A T

            WHEREAS, the Seller, the Master Servicer, and the Trust Administrator and the United States Trust Company of New York, as trustee, have entered into a Pooling and Servicing Agreement dated as of July 30, 2001 relating to the issuance of Mortgage Pass-Through Certificates, Series 2001-17 (as in effect on the date of this Agreement, the "Original Pooling and Servicing Agreement", and as amended and supplemented from time to time, the "Pooling and Servicing Agreement"); and

            WHEREAS, the Custodian has agreed to act as agent for the Trust Administrator for the purposes of receiving and holding certain documents and other instruments delivered by the Seller under the Pooling and Servicing Agreement, all upon the terms and conditions and subject to the limitations hereinafter set forth;

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the Trust Administrator, the Seller, the Master Servicer and the Custodian hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Capitalized terms used in this Agreement and not defined herein shall have the meanings assigned in the Original Pooling and Servicing Agreement, unless otherwise required by the context herein.

                                   ARTICLE II

                          CUSTODY OF MORTGAGE DOCUMENTS

            Section 2.1. Custodian to Act as Agent; Acceptance of Custodial Files. The Custodian, as the duly appointed agent of the Trust Administrator for these purposes, acknowledges receipt of the Mortgage Notes, the Mortgages, the assignments and other documents relating to the Mortgage Loans identified on the schedule attached hereto and declares that it holds and will hold such Mortgage Notes, Mortgages, assignments and other documents and any similar documents received by the Trust Administrator subsequent to the date hereof (the "Custodial Files") as agent for the Trust Administrator, in trust, for the use and benefit of all present and future Certificateholders.

            Section 2.2. Recordation of Assignments. If any Custodial File includes one or more assignments to the Trust Administrator of Mortgage Notes and related Mortgages that have not been recorded, each such assignment shall be delivered by the Custodian to the Seller for the purpose of recording it in the appropriate public office for real property records, and the Seller, at no expense to the Custodian, shall promptly cause to be recorded in the appropriate public office for real property records each such assignment and, upon receipt thereof from such public office, shall return each such assignment to the Custodian.

            Section 2.3. Review of Custodial Files. The Custodian agrees, for the benefit of Certificateholders, to review, in accordance with the provisions of Section 2.01 of the Pooling and Servicing Agreement, each Custodial File. If in performing the review required by this Section 2.3 the Custodian finds any document or documents constituting a part of a Custodial File to be missing or defective in any material respect, the Custodian shall promptly so notify the Seller, the Master Servicer and the Trust Administrator.

            Section 2.4. Notification of Breaches of Representations and Warranties. Upon discovery by the Custodian of a breach of any representation or warranty made by the Seller or the Master Servicer as set forth in the Pooling and Servicing Agreement, the Custodian shall give prompt written notice to the Seller, the Master Servicer and the Trust Administrator.

            Section 2.5. Custodian to Cooperate; Release of Custodial Files. Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer shall immediately notify the Custodian by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.02 of the Pooling and Servicing Agreement have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File. The Custodian agrees, upon receipt of such certification and request, promptly to release the related Custodial File to the Master Servicer.

            From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Master Servicer shall deliver to the Custodian a certificate of a Servicing Officer requesting that possession of all, or any document constituting part of, the Custodial File be released to the Master Servicer and certifying as to the reason for such release and that such release will not invalidate any insurance coverage provided in respect of the Mortgage Loan. With such certificate, the Master Servicer shall deliver to the Custodian a receipt signed by a Servicing Officer on behalf of the Master Servicer, and upon receipt of the foregoing, the Custodian shall deliver the Custodial File or such document to the Master Servicer. The Master Servicer shall cause each Custodial File or any document therein so released to be returned to the Custodian when the need therefor by the Master Servicer no longer exists, unless
(i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Certificate Account to the extent required by the Pooling and Servicing Agreement or (ii) the Custodial File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Custodial File or such document were delivered and the purpose or purposes of such delivery. In the event of the liquidation of a Mortgage Loan, the Custodian shall deliver such receipt with respect thereto to the Master Servicer upon deposit of the related Liquidation Proceeds in the Certificate Account to the extent required by the Pooling and Servicing Agreement.

            Section 2.6. Assumption Agreements. In the event that any assumption agreement or substitution of liability agreement is entered into with respect to any Mortgage Loan subject to this Agreement in accordance with the terms and provisions of the Pooling and Servicing Agreement, the Master Servicer shall notify the Custodian that such assumption or substitution agreement has been completed by forwarding to the Custodian the original of such assumption or substitution agreement, which copy shall be added to the related Custodial File and, for all purposes, shall be considered a part of such Custodial File to the same extent as all other documents and instruments constituting parts thereof.

                                   ARTICLE III

                            CONCERNING THE CUSTODIAN

            Section 3.1. Custodian a Bailee and Agent of the Trust Administrator. With respect to each Mortgage Note, Mortgage and other documents constituting each Custodian File which are delivered to the Custodian, the Custodian is exclusively the bailee and agent of the Trust Administrator, holds such documents for the benefit of Certificateholders and undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Except upon compliance with the provisions of Section 2.5 of this Agreement, no Mortgage Note, Mortgage or other document constituting a part of a Custodial File shall be delivered by the Custodian to the Seller or the Master Servicer or otherwise released from the possession of the Custodian.

            Section 3.2. Indemnification. The Seller hereby agrees to indemnify and hold the Custodian harmless from and against all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expenses, fees or charges of any character or nature, which the Custodian may incur or with which the Custodian may be threatened by reasons of its acting as custodian under this Agreement, including indemnification of the Custodian against any and all expenses, including attorney's fees if counsel for the Custodian has been approved by the Seller, and the cost of defending any action, suit or proceedings or resisting any claim. Notwithstanding the foregoing, it is specifically understood and agreed that in the event any such claim, liability, loss, action, suit or proceeding or other expense, fees, or charge shall have been caused by reason of any negligent act, negligent failure to act, or willful misconduct on the part of the Custodian, or which shall constitute a willful breach of its duties hereunder, the indemnification provisions of this Agreement shall not apply.

            Section 3.3. Custodian May Own Certificates. The Custodian in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Custodian.

            Section 3.4. Master Servicer to Pay Custodian's Fees and Expenses. The Master Servicer covenants and agrees to pay to the Custodian from time to time, and the Custodian shall be entitled to, reasonable compensation for all services rendered by it in the exercise and performance of any of the powers and duties hereunder of the Custodian, and the Master Servicer will pay or reimburse the Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by the Custodian in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ), except any such expense, disbursement or advance as may arise from its negligence or bad faith.

            Section 3.5. Custodian May Resign; Trust Administrator May Remove Custodian. The Custodian may resign from the obligations and duties hereby imposed upon it as such obligations and duties relate to its acting as Custodian of the Mortgage Loans. Upon receiving such notice of resignation, the Trust Administrator shall either take custody of the Custodial Files itself and give prompt notice thereof to the Seller, the Master Servicer and the Custodian or promptly appoint a successor Custodian by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Custodian and one copy to the successor Custodian. If the Trust Administrator shall not have taken custody of the Custodial Files and no successor Custodian shall have been so appointed and have accepted resignation, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian.

            The Trust Administrator may remove the Custodian at any time. In such event, the Trust Administrator shall appoint, or petition a court of competent jurisdiction to appoint, a successor Custodian hereunder. Any successor Custodian shall be a depository institution subject to supervision or examination by federal or state authority and shall be able to satisfy the other requirements contained in Section 3.7.

            Any resignation or removal of the Custodian and appointment of a successor Custodian pursuant to any of the provisions of this Section 3.5 shall become effective upon acceptance of appointment by the successor Custodian. The Trust Administrator shall give prompt notice to the Seller and the Master Servicer of the appointment of any successor Custodian. No successor Custodian shall have been appointed and accepted appointment by the Trust Administrator without the prior approval of the Seller and the Master Servicer.

            Section 3.6. Merger or Consolidation of Custodian. Any Person into which the Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any Person succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 3.7. Representations of the Custodian. The Custodian hereby represents that it is a depository institution subject to supervision or examination by a federal or state authority, has a combined capital and surplus of at least $10,000,000 and is qualified to do business in the jurisdiction in which it will hold any Custodian File.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.1. Notices. All notices, requests, consents and demands and other communications required under this Agreement or pursuant to any other instrument or document delivered hereunder shall be in writing and, unless otherwise specifically provided, may be delivered personally, by telegram or telex, or by registered or certified mail, postage prepaid, return receipt requested, at the addresses specified on the signature page hereof (unless changed by the particular party whose address is stated herein by similar notice in writing), in which case the notice will be deemed delivered when received.

            Section 4.2. Amendments. No modification or amendment of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by all parties hereto, and neither the Seller, the Master Servicer nor the Trust Administrator shall enter into any amendment hereof except as permitted by the Pooling and Servicing Agreement. The Trust Administrator shall give prompt notice to the Custodian of any amendment or supplement to the Pooling and Servicing Agreement and furnish the Custodian with written copies thereof.

            SECTION 4.3. GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            Section 4.4. Recordation of Agreement. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer and at its expense on direction by the Trust Administrator, but only upon direction accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

            IN WITNESS WHEREOF, this Agreement is executed as of the date first above written.

Address:                              FIRST UNION NATIONAL BANK



401 South Tryon Street                By:__________________________________
Charlotte, North Carolina, 28202         Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO ASSET SECURITIES CORPORATI



7485 New Horizon Way                  By:__________________________________
Frederick, Maryland 21703                Name:_____________________________
                                         Title:____________________________


Address:                              WELLS FARGO BANK MINNESOTA, NATIONAL
                                         ASSOCIATION

7485 New Horizon Way
Frederick, Maryland 21703             By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________


Address:                              [CUSTODIAN]



                                      By:__________________________________
                                         Name:_____________________________
                                         Title:____________________________

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Asset
Securities Corporation a Delaware corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       ---------------------------------------
                                                    Notary Public

        [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of _________, 20__, before me, a notary public in and for the State of ____________, personally appeared _______________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the __________ of Wells Fargo Bank
Minnesota, National Association, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

                                       ---------------------------------------
                                                    Notary Public

        [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ___ day of ________, 20__, before me, a notary public in and for the State of ____________, personally appeared __________ _________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the ____________________ of First Union
National Bank, a national banking association, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association.

                                       ---------------------------------------
                                                    Notary Public

        [NOTARIAL SEAL]

STATE OF                )
                        )  ss.:
COUNTY OF               )


            On this ____ day of ________, 20__, before me, a notary public in and for the State of __________, personally appeared __________ __________, known to me who, being by me duly sworn, did depose and say that he resides at __________________________; that he is the _______________________ of
______________________, a _________________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said association

                                       ---------------------------------------
                                                    Notary Public

        [NOTARIAL SEAL]

                                   EXHIBIT F-1

                       [Schedule of Type 1 Mortgage Loans]

WFMBS
WFMBS 2001-17 EXHIBIT F-1
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)         (ii)                                          (iii)      (iv)        (v)          (vi)       (vii)      (viii)
--------    -----------------------------   ------  ----- --------   ----------- -----------  ---------- ---------- -----------
                                                                                 NET
MORTGAGE                                                             MORTGAGE    MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                                ZIP   PROPERTY   INTEREST    INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER      CITY                            STATE   CODE  TYPE       RATE        RATE         PAYMENT    MATURITY   DATE
--------    -----------------------------   ------  ----- --------   ----------- -----------  ---------- ---------- -----------
4237360     LAWRENCE                        NY      11559 SFD              7.375       6.750  $ 3,108.04        360    1-Apr-31
4243479     DIX HILLS                       NY      11746 SFD              7.500       6.750  $ 2,796.86        360    1-Jul-31
5139156     CHICAGO                         IL      60614 PUD              7.625       6.750  $ 2,012.75        360    1-Mar-30
5707089     EDEN PRAIRIE                    MN      55347 SFD              8.375       6.750  $ 2,827.47        360    1-Apr-30
5768630     BAKERSFIELD                     CA      93312 SFD              7.500       6.750  $ 1,678.11        360    1-Apr-31
5808315     BRONX                           NY      10465 MF2              7.875       6.750  $ 3,915.38        360    1-Jul-31
5830303     KINNELON ROAD                   NJ      07405 SFD              8.250       6.750  $ 2,516.74        360    1-Oct-30
5840069     CORTLANDT MANOR                 NY      10567 SFD              7.500       6.750  $ 4,544.90        360    1-Jul-31
5848065     PERRINEVILLE                    NJ      08535 SFD              7.875       6.750  $ 2,842.28        360    1-Jul-31
5851473     BROOKLYN                        NY      11209 SFD              8.250       6.750  $ 2,178.68        360    1-Jan-31
5854894     CALDWELL                        NJ      07006 SFD              7.000       6.733  $ 3,039.11        360    1-Jul-31
5855913     WINDHAM                         NH      03087 SFD              7.875       6.750  $ 3,314.71        240    1-Jan-21
5866866     MELVILLE                        NY      11747 SFD              8.250       6.750  $ 2,524.26        360    1-Jan-31
5873865     HASTINGS ON HUDSON              NY      10706 PUD              7.375       6.750  $ 4,309.82        360    1-Jul-31
5874074     BOGART                          GA      30622 SFD              7.250       6.750  $ 2,645.80        360    1-Jul-31
5881599     DALLAS                          TX      75205 SFD              7.875       6.750  $ 2,639.26        360    1-Jan-31
5882747     WEST HAMPTON                    NY      11978 SFD              7.500       6.750  $ 2,726.94        360    1-Apr-31
5883619     LOS ANGELES                     CA      90035 SFD              7.875       6.750  $ 3,987.88        360    1-Jan-31
5885558     YORKTOWN HEIGHTS                NY      10598 SFD              7.750       6.750  $ 3,474.60        360    1-Apr-31
5886997     BAYSIDE                         NY      11361 SFD              7.625       6.750  $ 4,600.66        360    1-May-31
5890290     WHITE PLAINS                    NY      10605 SFD              7.125       6.750  $ 1,913.37        360    1-Jul-31
5892741     MINNESTRISTA                    MN      55364 SFD              7.500       6.750  $ 2,901.74        360    1-May-31
5892749     EXETER                          NH      03833 SFD              7.500       6.750  $ 2,705.97        360    1-Jun-31
5893961     NORTH ANDOVER                   MA      01845 SFD              7.375       6.750  $ 2,762.71        360    1-Jun-31
5895238     SAINT JAMES                     NY      11780 SFD              7.250       6.750  $ 4,434.15        360    1-Jun-31
5895462     MILPITAS                        CA      95035 SFD              7.250       6.750  $ 2,653.67        360    1-Jun-31
5896226     ROUND HILL                      VA      20141 SFD              7.250       6.750  $ 3,694.97        360    1-Jun-31
5898950     GRAND ISLAND                    NE      68801 SFD              7.875       6.750  $ 2,428.98        360    1-Jan-31
5898981     HAYWARD                         CA      94544 SFD              7.375       6.750  $ 2,072.03        360    1-Jul-31
5899488     DENVER                          NC      28037 SFD              7.500       6.750  $ 2,684.99        360    1-Jul-31
5902954     PHILADELPHIA                    PA      19115 SFD              7.625       6.750  $ 1,995.98        360    1-May-31
5904010     SAN DIEGO                       CA      92131 SFD              7.250       6.750  $ 2,694.60        360    1-Feb-31
5905519     ALLAMUCHY                       NJ      07820 SFD              7.125       6.750  $ 4,274.20        240    1-May-21
5908184     SCOTCH PLAINS                   NJ      07076 SFD              7.375       6.750  $ 3,094.23        360    1-Jun-31
5910585     JAMAICA                         NY      11432 SFD              7.375       6.750  $ 2,203.26        360    1-Apr-31
5910764     NORTH POTOMAC                   MD      20878 SFD              7.000       6.733  $ 3,087.01        360    1-Jul-31
5910985     ROUND ROCK                      TX      78664 SFD              7.500       6.750  $ 2,643.04        360    1-Jul-31
5911979     CREVE COEUR                     MO      63141 SFD              7.625       6.750  $ 2,831.17        360    1-Apr-31
5912270     BELLEVUE                        WA      98004 SFD              7.250       6.750  $ 3,329.03        360    1-Jul-31
5913963     BRENTWOOD                       TN      37027 SFD              7.500       6.750  $ 2,097.65        360    1-Jul-31
5916868     HASTINGS ON HUDSON              NY      10706 SFD              7.250       6.750  $ 2,387.62        360    1-Jul-31
5918060     DULUTH                          GA      30095 SFD              7.500       6.750  $ 2,342.37        360    1-Jul-31
5918287     EATONS NECK                     NY      11768 SFD              7.625       6.750  $ 2,537.36        240    1-Jun-21
5919063     PONTE VEDRA                     FL      32082 SFD              7.250       6.750  $ 3,410.55        360    1-Jul-31
5919372     PLEASANTON                      CA      94566 SFD              7.000       6.733  $ 4,547.13        240    1-Jun-21
5920486     SAVAGE                          MN      55378 SFD              7.375       6.750  $ 2,046.13        360    1-Jun-31
5923240     MEDFIELD                        MA      02052 SFD              7.625       6.750  $ 2,371.11        360    1-Apr-31
5927233     MEDFIELD                        MA      02052 SFD              7.500       6.750  $ 2,236.93        360    1-Jun-31
5927622     SAN FRANCISCO                   CA      94131 SFD              7.375       6.750  $ 2,520.96        360    1-Jun-31
5927696     ALAMO                           CA      94507 SFD              7.250       6.750  $ 3,683.76        360    1-Jul-31
5928432     BRIARCLIFF MANOR                NY      10510 SFD              7.375       6.750  $ 4,489.39        360    1-May-31
5929207     REDLANDS                        CA      92373 SFD              7.125       6.750  $ 2,290.65        360    1-Jun-31
5929985     RYE BROOK                       NY      10573 SFD              7.125       6.750  $ 3,368.60        360    1-May-31
5933285     BROOKLYN                        NY      11210 SFD              7.625       6.750  $ 7,042.55        360    1-May-31
5933601     GREENBRAE                       CA      94904 SFD              7.625       6.750  $ 2,063.22        360    1-Apr-31
5933815     FALLBROOK                       CA      92028 SFD              7.500       6.750  $ 2,740.93        360    1-Jul-31
5933834     VIRGINIA BEACH                  VA      23454 SFD              7.375       6.750  $ 2,486.43        360    1-Jun-31
5934257     BROOKLYN                        NY      11223 MF2              7.375       6.750  $ 2,590.04        360    1-Jun-31
5935298     GOLDEN                          CO      80403 SFD              7.250       6.750  $ 2,154.20        360    1-Jul-31
5935632     TALLAHASSE                      FL      32312 SFD              7.500       6.750  $ 3,856.17        360    1-May-31
5937620     MCLEAN                          VA      22101 SFD              7.375       6.750  $ 2,813.48        360    1-Jun-31
5938734     NEWPORT BEACH                   CA      92660 SFD              7.250       6.750  $ 3,035.69        360    1-Jun-31
5939168     LIVERMORE                       CA      94550 SFD              7.500       6.750  $ 2,705.97        360    1-Jun-31
5939687     OCEANSIDE                       CA      92054 SFD              8.375       6.750  $ 2,949.08        360    1-Jun-31
5940837     LA VERNE                        CA      91750 SFD              7.250       6.750  $ 2,616.15        360    1-Jul-31
5942737     TRABUCO CANYON AREA             CA      92679 SFD              7.750       6.750  $ 2,836.99        360    1-Apr-31
5943606     DES PLAINES                     IL      60016 SFD              7.250       6.750  $ 2,421.73        360    1-Jul-31
5943649     CREVE COEUR                     MO      63141 LCO              7.500       6.750  $ 3,964.55        360    1-Jun-31
5944296     LOS ANGELES                     CA      90040 SFD              6.875       6.608  $ 3,941.57        360    1-May-31
5944415     PRINCETON                       NJ      08540 SFD              7.625       6.750  $ 4,135.08        360    1-Jun-31
5944630     MAPLE GROVE                     MN      55311 SFD              7.250       6.750  $ 2,101.11        360    1-Jul-31
5944668     ROCKVILLE                       MD      20853 SFD              7.375       6.750  $ 2,811.05        360    1-Jul-31
5944684     SOUTHAMPTON                     NY      11968 SFD              7.625       6.750  $ 2,866.57        360    1-Jun-31
5945069     MONTEBELLO                      NY      10901 SFD              7.500       6.750  $ 4,544.90        360    1-Jul-31
5945143     SAN JOSE                        CA      95123 SFD              7.500       6.750  $ 2,648.28        360    1-Mar-31
5946569     KEY WEST                        FL      33040 LCO              7.750       6.750  $ 3,109.23        360    1-Jun-31
5947153     EAST WILLISTON                  NY      11596 SFD              7.625       6.750  $ 3,312.48        360    1-Jul-31
5950782     CARMEL                          CA      93923 SFD              7.250       6.750  $ 2,933.36        360    1-Jul-31
5950804     WEST HARRISON                   NY      10604 SFD              7.125       6.750  $ 4,716.03        360    1-Jun-31
5952941     STOCKTON                        CA      95215 SFD              7.250       6.750  $ 2,312.58        360    1-Jun-31
5953029     PLANO                           TX      75093 SFD              7.250       6.750  $ 4,147.63        360    1-Apr-31
5953090     SCARSDALE                       NY      10583 SFD              7.375       6.750  $ 2,983.72        360    1-Jun-31
5953833     SANTA CRUZ                      CA      95060 LCO              7.500       6.750  $ 2,587.10        360    1-Jul-31
5953975     EAST HAMPTON                    NY      11937 SFD              7.500       6.750  $ 2,587.10        360    1-Jul-31
5954199     WASHINGTON                      MI      48094 SFD              7.250       6.750  $ 2,105.91        360    1-Jul-31
5954482     PELHAM                          NY      10803 SFD              6.875       6.608  $ 2,548.89        360    1-Jul-31
5954591     WASHINGTON                      DC      20012 SFD              8.250       6.750  $ 2,975.02        360    1-Mar-31
5955087     LEESBURG                        VA      20175 SFD              7.000       6.733  $ 1,946.01        360    1-Jul-31
5955502     CORTLANDT MANOR                 NY      10567 SFD              7.125       6.750  $ 2,169.38        360    1-Jun-31
5956060     LAGUNA BEACH                    CA      92651 SFD              7.250       6.750  $ 4,058.95        360    1-Jun-31
5956679     MAHWAH                          NJ      07430 SFD              7.250       6.750  $ 3,376.78        360    1-Jun-31
5956825     WOODSIDE                        CA      94062 SFD              8.250       6.750  $ 5,071.05        360    1-Jul-31
5956830     MARTINSVILLE                    NJ      08836 SFD              7.125       6.750  $ 2,604.45        240    1-Jun-21
5957336     SAN FRANCISCO                   CA      94132 SFD              7.750       6.750  $ 2,407.15        360    1-Jul-31
5957395     SPRINGFIELD                     MO      65809 SFD              7.125       6.750  $ 2,560.13        360    1-Jun-31
5957406     LITTLETON                       MA      01460 SFD              7.375       6.750  $ 2,849.04        360    1-Jun-31
5960050     MANASSAS                        VA      20132 SFD              7.375       6.750  $ 2,249.53        360    1-Jun-31
5960720     AUSTIN                          TX      78731 SFD              7.500       6.750  $ 2,576.26        360    1-Jun-31
5960840     HOUSTON                         TX      77056 SFD              7.125       6.750  $ 3,031.74        360    1-Jul-31
5961192     TEMECULA                        CA      92592 SFD              7.125       6.750  $ 2,677.25        240    1-Jun-21
5961412     HERNDON                         VA      20170 SFD              7.375       6.750  $ 2,244.69        360    1-Jun-31
5961552     HILTON HEAD ISLAND              SC      29928 SFD              7.500       6.750  $ 3,174.43        360    1-Mar-31
5961645     FAIRFAX                         VA      22032 SFD              7.375       6.750  $ 2,935.37        360    1-May-31
5961736     MELROSE                         MA      02176 SFD              7.250       6.750  $ 1,964.67        360    1-Jul-31
5961908     STAMFORD                        CT      06903 SFD              7.125       6.750  $ 2,871.39        360    1-Jul-31
5962298     PANAMA CITY BEACH               FL      32413 SFD              7.500       6.750  $ 4,894.51        360    1-May-31
5962544     BROOKLYN                        NY      11217 LCO              8.000       6.750  $ 2,260.00        360    1-Jun-31
5962932     KEARNEYSVILLE                   WV      25430 SFD              7.000       6.733  $ 2,403.43        240    1-Jun-21
5963409     UPPER MONTCLAIR                 NJ      07043 SFD              7.500       6.750  $ 2,796.86        360    1-Jul-31
5963903     NAPLES                          FL      34105 SFD              7.500       6.750  $ 3,496.07        360    1-Jun-31
5964310     THOUSAND OAKS                   CA      91320 SFD              7.375       6.750  $ 6,216.08        360    1-Jun-31
5964790     GREAT FALLS                     VA      22066 SFD              7.625       6.750  $ 7,077.94        360    1-Jun-31
5965103     CAMPBELL                        CA      95008 SFD              7.250       6.750  $ 2,182.97        360    1-Jul-31
5965455     CROZIER                         VA      23039 SFD              7.000       6.733  $ 3,808.20        360    1-Jun-31
5965807     MALIBU  AREA                    CA      90265 SFD              8.000       6.750  $ 3,235.91        360    1-Jun-31
5965819     BRIDGEWATER                     NJ      08807 SFD              7.125       6.750  $ 2,270.18        240    1-May-21
5966804     EDGEWATER                       MD      21037 SFD              7.625       6.750  $ 2,293.25        360    1-Jun-31
5968047     MCLEAN                          VA      22102 SFD              7.250       6.750  $ 3,738.48        240    1-Jul-21
5968960     VALLEJO                         CA      94591 SFD              7.250       6.750  $ 2,018.56        360    1-Jul-31
5969193     BROOKLINE                       MA      02446 SFD              7.625       6.750  $ 2,540.98        360    1-Jun-31
5969354     SCOTCH PLAINS                   NJ      07076 SFD              7.250       6.750  $ 3,847.48        360    1-Jun-31
5969777     MIAMI                           FL      33109 SFD              7.125       6.750  $ 3,914.31        360    1-Jul-31
5969975     LEXINGTON                       MA      02420 SFD              7.125       6.750  $ 2,917.21        360    1-Jul-31
5970104     HIGHLANDS RANCH                 CO      80126 SFD              7.375       6.750  $ 2,198.07        360    1-May-31
5970493     LONGPORT                        NJ      08403 SFD              7.500       6.750  $ 5,593.72        360    1-Jun-31
5970535     REDWOOD CITY                    CA      94061 SFD              7.500       6.750  $ 4,195.29        360    1-Jun-31
5970566     BROOKLYN                        NY      11230 SFD              7.625       6.750  $ 4,600.66        360    1-Jun-31
5970591     SAN JOSE                        CA      95123 SFD              7.125       6.750  $ 2,850.51        360    1-Jun-31
5971059     MIAMI                           FL      33133 SFD              7.500       6.750  $ 2,153.59        360    1-Jul-31
5971260     MORGAN HILL                     CA      95037 SFD              7.750       6.750  $ 2,627.45        360    1-Jul-31
5971431     BAINBRIDGE ISLAND               WA      98110 SFD              7.000       6.733  $ 2,162.24        360    1-Jun-31
5971549     KANSAS CITY                     MO      64154 SFD              7.750       6.750  $ 2,381.40        360    1-Jul-31
5971689     LOS ALTOS                       CA      94024 SFD              7.250       6.750  $ 2,728.71        360    1-Jun-31
5971720     SAN CARLOS                      CA      94070 SFD              7.750       6.750  $ 3,188.04        360    1-Jun-31
5971881     MANHATTAN BEACH                 CA      90266 MF2              7.875       6.750  $ 6,757.65        360    1-Jul-31
5972014     SCOTTSDALE                      AZ      85260 SFD              7.250       6.750  $ 2,356.75        360    1-Jul-31
5972566     WEST LINN                       OR      97068 SFD              7.125       6.750  $ 2,694.88        360    1-Jul-31
5972572     SYOSSET                         NY      11791 SFD              7.250       6.750  $ 3,888.40        360    1-Jun-31
5972573     EL DORADO HILLS                 CA      95762 SFD              8.000       6.750  $ 4,093.56        345    1-Nov-29
5972582     CROTON ON HUDSON                NY      10520 SFD              7.875       6.750  $ 2,815.63        348    1-Feb-30
5972903     HARBOR CITY                     CA      90710 SFD              7.625       6.750  $ 2,831.18        360    1-Jul-31
5972915     WRIGHTSVILLE BEACH              NC      28480 LCO              7.125       6.750  $ 2,358.02        360    1-Jul-31
5973353     PURCELLVILLE                    VA      20132 SFD              7.875       6.750  $ 2,316.04        347    1-Jan-30
5973503     WADSWORTH                       IL      60083 SFD              7.250       6.750  $ 3,342.67        360    1-Jul-31
5973591     MAHWAH                          NJ      07430 SFD              7.125       6.750  $ 1,994.21        360    1-Jul-31
5973714     BRYN MAWR                       PA      19010 SFD              6.875       6.608  $ 3,284.65        360    1-Jun-31
5973780     SAN JOSE                        CA      95125 SFD              7.875       6.750  $ 2,041.08        360    1-Jun-31
5973989     ENCINITAS                       CA      92024 SFD              7.375       6.750  $ 2,141.10        360    1-Jun-31
5973992     WAQUOIT                         MA      02536 SFD              7.625       6.750  $ 2,831.18        360    1-May-31
5973994     CARMEL                          IN      46033 SFD              7.125       6.750  $ 4,301.70        360    1-Jun-31
5975741     HAVERFORD                       PA      19041 SFD              7.125       6.750  $ 2,583.04        360    1-Jul-31
5976090     NORTHBOROUGH                    MA      01532 SFD              7.250       6.750  $ 2,371.80        360    1-Jul-31
5976239     LEESBURG                        VA      20175 SFD              7.000       6.733  $ 2,334.88        360    1-Jun-31
5976348     HOWARD BEACH                    NY      11414 SFD              7.250       6.750  $ 2,080.64        360    1-Jul-31
5976473     PLEASANTON                      CA      94588 SFD              7.125       6.750  $ 2,694.87        360    1-Apr-31
5976825     BOERNE                          TX      78006 SFD              7.625       6.750  $ 3,538.97        360    1-Jun-31
5977245     RAMSEY                          NJ      07446 SFD              7.375       6.750  $ 3,862.26        360    1-Jul-31
5977568     NORTH TOPSAIL BEACH             NC      28460 SFD              7.375       6.750  $ 2,486.44        360    1-Jul-31
5977833     MT VIEW                         CA      94043 PUD              7.250       6.750  $ 2,728.03        360    1-May-31
5977865     MANHASSET                       NY      11030 SFD              7.375       6.750  $ 2,659.10        360    1-Jul-31
5977961     ROCKVILLE                       MD      20853 SFD              7.500       6.750  $ 2,955.00        360    1-May-31
5978500     ELLICOTT CITY                   MD      21042 SFD              7.625       6.750  $ 5,308.45        360    1-May-31
5978591     CHEVY CHASE                     MD      20815 SFD              7.000       6.733  $ 4,856.71        360    1-Jun-31
5979820     TRABUCO CANYON                  CA      92679 SFD              7.625       6.750  $ 2,756.19        360    1-Jun-31
5979969     SARATOGA                        CA      95070 SFD              7.250       6.750  $ 4,434.15        360    1-Jun-31
5980203     CASTRO VALLEY                   CA      94552 SFD              7.500       6.750  $ 2,752.81        360    1-May-31
5980276     ORANGE                          CA      92869 SFD              7.250       6.750  $ 2,098.38        360    1-Jun-31
5980426     CARLSBAD                        CA      92009 SFD              7.375       6.750  $ 2,378.69        360    1-Jun-31
5980628     SAN DIEGO                       CA      92127 SFD              7.250       6.750  $ 2,674.14        360    1-Jun-31
5981454     CLAYTON                         CA      94517 SFD              7.250       6.750  $ 2,919.72        360    1-Jul-31
5981620     CENTREVILLE                     VA      20120 SFD              7.000       6.733  $ 3,203.44        360    1-Jul-31
5981724     WEST NEW YORK                   NJ      07093 LCO              7.625       6.750  $ 7,077.94        360    1-May-31
5982182     WOODBRIDGE                      VA      22192 SFD              6.875       6.608  $ 1,991.81        360    1-Jun-31
5982245     BLOOMFIELD TOWNSHIP             MI      48301 SFD              7.875       6.750  $ 3,335.32        360    1-May-31
5982389     WASHINGTON                      DC      20009 SFD              7.250       6.750  $ 4,434.15        360    1-Jul-31
5982430     LOS ANGELES                     CA      90045 SFD              8.125       6.750  $ 2,561.62        360    1-Jun-31
5982523     OCEANSIDE                       CA      92056 SFD              7.500       6.750  $ 2,529.06        360    1-Jun-31
5982631     PARKER                          CO      80134 SFD              7.500       6.750  $ 2,028.42        360    1-Jun-31
5983195     SHERMAN OAKS                    CA      91423 SFD              7.250       6.750  $ 3,165.30        360    1-Jul-31
5983439     BASKING RIDGE                   NJ      07920 SFD              7.875       6.750  $ 4,314.16        360    1-Jun-31
5983441     PALO ALTO                       CA      94301 SFD              7.500       6.750  $ 5,523.80        360    1-Jun-31
5984454     HALLANDALE                      FL      33009 SFD              7.125       6.750  $ 2,652.77        360    1-Jul-31
5984569     COLUMBIA                        SC      29206 SFD              7.375       6.750  $ 3,237.54        360    1-Jun-31
5985058     CHARLOTTE                       NC      28207 SFD              7.250       6.750  $ 5,798.50        360    1-Jul-31
5985104     REDWOOD CITY                    CA      94062 SFD              7.375       6.750  $ 2,525.11        360    1-Jul-31
5985296     MORRISVILLE                     NC      27560 SFD              7.250       6.750  $ 2,813.98        360    1-Jul-31
5985334     NEW CITY                        NY      10956 SFD              7.500       6.750  $ 2,202.53        360    1-Jun-31
5985339     LINO LAKES                      MN      55014 SFD              7.375       6.750  $ 2,693.63        360    1-Jun-31
5985442     PORTOLA VALLEY                  CA      94028 SFD              7.625       6.750  $ 4,317.55        360    1-Jun-31
5985614     GARRISON                        NY      10524 SFD              7.375       6.750  $ 2,023.68        360    1-Apr-31
5985763     ROSLYN HEIGHTS                  NY      11577 SFD              8.000       6.750  $ 3,668.83        360    1-Jan-31
5985780     BELMONT                         CA      94002 SFD              7.500       6.750  $ 3,950.57        360    1-Jun-31
5986200     GRANITE BAY                     CA      95746 SFD              7.250       6.750  $ 3,325.61        360    1-May-31
5986481     CORNELIUS                       NC      28031 SFD              7.250       6.750  $ 2,438.79        360    1-Jun-31
5986546     HILLSBOROUGH                    NJ      08844 SFD              7.750       6.750  $ 2,636.40        360    1-Jul-31
5986589     PINOLE                          CA      94564 SFD              8.125       6.750  $ 2,652.20        360    1-Jul-31
5986858     STERLING                        VA      20165 SFD              7.750       6.750  $ 2,207.63        360    1-May-31
5986892     CHICAGO                         IL      60647 SFD              7.250       6.750  $ 2,150.22        360    1-Jul-31
5987012     LOS ANGELES                     CA      90035 SFD              7.500       6.750  $ 2,202.53        360    1-Jun-31
5987016     SAN PEDRO                       CA      90732 SFD              7.500       6.750  $ 2,517.17        360    1-May-31
5987177     SAN JOSE                        CA      95124 SFD              7.625       6.750  $ 2,618.84        360    1-Jul-31
5987259     HEWLETT                         NY      11557 SFD              7.500       6.750  $ 3,146.47        360    1-Jun-31
5987330     BROOKFIELD                      CT      06804 SFD              7.375       6.750  $ 3,211.64        360    1-Jun-31
5987333     STAMFORD                        CT      06903 SFD              7.375       6.750  $ 2,603.85        360    1-Jun-31
5987527     SOUTH SAN FRANCISCO             CA      94080 SFD              7.375       6.750  $ 2,203.26        360    1-Jun-31
5987705     CANNON FALLS                    MN      55009 SFD              7.375       6.750  $ 3,591.51        360    1-Jun-31
5987718     WEST NEW YORK                   NJ      07093 LCO              7.250       6.750  $ 2,768.96        360    1-May-31
5987796     GARRETT PARK                    MD      20896 SFD              7.250       6.750  $ 2,401.27        360    1-Jul-31
5988068     LAFAYETTE                       CA      94549 SFD              7.500       6.750  $ 4,153.33        360    1-Jun-31
5988093     OAK PARK                        CA      91377 SFD              7.250       6.750  $ 3,451.82        360    1-Jul-31
5988138     VERSAILLES                      KY      40383 SFD              7.250       6.750  $ 2,906.08        360    1-Jul-31
5988286     EAST MARLBOROUGH                PA      19348 SFD              7.375       6.750  $ 3,619.14        360    1-Jul-31
5988656     SILVER SPRING                   MD      20905 SFD              7.375       6.750  $ 2,244.70        360    1-Jul-31
5988726     ALLENTOWN                       NJ      08501 SFD              7.750       6.750  $ 2,284.64        360    1-May-31
5988824     CHICAGO                         IL      60607 HCO              9.500       6.750  $ 2,539.38        360    1-Feb-31
5988939     NEW HOPE                        PA      18938 SFD              7.125       6.750  $ 3,619.56        360    1-Jul-31
5989156     TEMECULA                        CA      92592 SFD              7.250       6.750  $ 2,660.49        360    1-Jun-31
5989197     BOGART                          GA      30622 SFD              7.375       6.750  $ 2,486.44        360    1-Jul-31
5989366     SARASOTA                        FL      34243 SFD              7.500       6.750  $ 3,600.96        360    1-Jun-31
5989737     FREMONT                         CA      94536 SFD              7.250       6.750  $ 2,387.62        360    1-Jun-31
5989755     NEWTON                          MA      02459 SFD              6.750       6.483  $ 2,399.82        360    1-Jul-31
5990039     WASHINGTON                      DC      20015 SFD              7.250       6.750  $ 3,642.83        360    1-Jun-31
5990226     MANHATTAN BEACH                 CA      90266 SFD              7.250       6.750  $ 3,023.41        360    1-Jul-31
5990297     WILMINGTON                      NC      28411 SFD              7.375       6.750  $ 3,259.99        360    1-Apr-31
5990311     SEA ISLE CITY                   NJ      08243 LCO              7.625       6.750  $ 2,429.15        360    1-May-31
5990360     BELMONT                         CA      94002 SFD              7.500       6.750  $ 4,544.90        360    1-Jun-31
5990371     DUBLIN                          CA      94568 SFD              7.875       6.750  $ 3,357.08        360    1-Jul-31
5990372     DALLAS                          TX      75229 SFD              7.125       6.750  $ 3,584.18        360    1-Jun-31
5990455     SUGARLOAF KEY                   FL      33042 SFD              7.750       6.750  $ 2,206.55        360    1-Jun-31
5990754     SUNNYVALE                       CA      94089 SFD              7.875       6.750  $ 2,827.78        360    1-Jul-31
5990970     GOLDEN                          CO      80403 SFD              7.000       6.733  $ 1,848.88        360    1-Jul-31
5991071     SOLVANG                         CA      93463 SFD              7.375       6.750  $ 2,258.51        360    1-Jun-31
5991077     POTOMAC                         MD      20854 SFD              6.875       6.608  $ 3,869.32        360    1-Jun-31
5991101     CHICO                           CA      95973 SFD              7.500       6.750  $ 3,517.05        360    1-Jun-31
5991281     SAN RAMON                       CA      94583 SFD              7.625       6.750  $ 2,194.16        360    1-Jun-31
5991436     WATCHUNG                        NJ      07069 SFD              7.375       6.750  $ 2,762.71        360    1-Jul-31
5991546     YORBA LINDA                     CA      92886 SFD              7.500       6.750  $ 3,433.15        360    1-Jun-31
5991664     AMHERST                         NH      03031 SFD              6.875       6.608  $ 2,364.95        360    1-Jul-31
5991786     GLENDALE                        CA      91208 SFD              7.625       6.750  $ 2,654.23        360    1-Jun-31
5991868     SAN JOSE                        CA      95121 SFD              7.125       6.750  $ 2,492.76        360    1-Jul-31
5992004     SAN FRANCISCO                   CA      94103 MF2              7.125       6.750  $ 3,671.77        360    1-Jul-31
5992090     NOVATO                          CA      94949 SFD              7.250       6.750  $ 2,708.24        360    1-Jun-31
5992168     BURKE                           VA      22015 SFD              7.000       6.733  $ 2,428.36        360    1-Jun-31
5992235     ELLICOTT CITY                   MD      21042 SFD              7.500       6.750  $ 3,265.33        360    1-May-31
5992395     LAGUNA NIGUEL                   CA      92677 SFD              8.125       6.750  $ 7,424.98        360    1-Jun-31
5992642     MENLO PARK                      CA      94025 LCO              7.750       6.750  $ 2,407.15        360    1-Jun-31
5992696     GILROY                          CA      95020 SFD              7.125       6.750  $ 1,859.16        360    1-Jun-31
5992725     MIAMI BEACH                     FL      33140 SFD              7.250       6.750  $ 3,730.14        360    1-May-31
5992913     RANCHO MIRAGE                   CA      92270 SFD              7.125       6.750  $ 2,425.39        360    1-Jun-31
5992936     REDWOOD CITY                    CA      94062 SFD              7.500       6.750  $ 4,195.29        360    1-Jun-31
5993010     SARASOTA                        FL      34241 SFD              7.375       6.750  $ 2,409.68        360    1-Jul-31
5993136     HASTINGS-ON-HUDSON              NY      10706 SFD              7.500       6.750  $ 2,936.71        360    1-Jul-31
5993441     APTOS                           CA      95003 SFD              7.750       6.750  $ 2,242.38        360    1-Jul-31
5993665     LOS ALTOS                       CA      94024 SFD              7.500       6.750  $ 6,992.15        360    1-Jun-31
5993766     PELHAM                          NY      10803 SFD              7.875       6.750  $ 1,087.61        360    1-Jun-31
5994184     WESTPORT                        CT      06880 SFD              7.250       6.750  $ 2,524.06        360    1-Jul-31
5994242     GROTON                          MA      01450 SFD              7.750       6.750  $ 2,181.48        360    1-Jun-31
5994412     CENTREVILLE                     VA      20120 SFD              7.250       6.750  $ 2,155.68        360    1-Jun-31
5994417     ALAMO                           CA      94507 SFD              7.875       6.750  $ 3,125.05        360    1-May-31
5994425     NATICK                          MA      01760 SFD              7.250       6.750  $ 2,558.17        360    1-Jun-31
5994524     POINT RICHMOND                  CA      94801 SFD              7.875       6.750  $ 4,292.42        360    1-Jun-31
5994528     RIDGEWOOD                       NJ      07450 SFD              7.250       6.750  $ 2,715.07        360    1-Jul-31
5994838     REDWOOD CITY                    CA      94062 SFD              7.500       6.750  $ 3,496.08        360    1-Jun-31
5994939     SANTA MONICA                    CA      90402 SFD              8.125       6.750  $ 6,311.23        360    1-Jun-31
5994949     EAST NORWICH                    NY      11732 SFD              7.750       6.750  $ 2,863.86        360    1-Jul-31
5995074     CORTLANDT MANOR                 NY      10567 SFD              7.625       6.750  $ 4,008.94        360    1-Jun-31
5995101     ASHLAND                         VA      23005 SFD              7.375       6.750  $ 2,072.03        360    1-Jun-31
5995123     LOS ANGELES                     CA      90045 SFD              7.375       6.750  $ 2,652.20        360    1-Jun-31
5995148     ARCADIA                         CA      91006 SFD              8.250       6.750  $ 4,511.36        360    1-Jun-31
5995172     EAST NORTHPORT                  NY      11731 SFD              7.375       6.750  $ 1,243.22        360    1-Jul-31
5995191     LEESBURG                        VA      20175 SFD              7.125       6.750  $ 2,072.36        360    1-Jun-31
5995206     PLEASANT HILL                   CA      94523 SFD              6.875       6.608  $ 2,049.09        360    1-Mar-31
5995236     SAN DIEGO                       CA      92119 SFD              8.000       6.750  $ 2,265.50        360    1-Jun-31
5995324     CAPITOLA                        CA      95010 SFD              7.375       6.750  $ 2,210.17        360    1-Jul-31
5995340     MANELEA BAY                     HI      96763 LCO              7.500       6.750  $ 5,135.73        360    1-Jun-31
5995543     DAVIS                           CA      95616 SFD              7.375       6.750  $ 2,529.94        360    1-May-31
5995624     CAMBRIDGE                       MA      02140 SFD              7.500       6.750  $ 2,293.43        360    1-Jun-31
5995940     SAN JOSE                        CA      95129 MF2              8.000       6.750  $ 3,301.95        360    1-Jul-31
5996289     NORTHVILLE                      MI      48167 SFD              7.250       6.750  $ 3,206.23        360    1-Jul-31
5996300     SAN JOSE                        CA      95120 SFD              7.375       6.750  $ 3,929.95        360    1-Jul-31
5996571     HOUSTON                         TX      77024 SFD              7.625       6.750  $ 7,077.94        360    1-Jun-31
5996580     CHESTERFIELD                    MO      63017 SFD              7.375       6.750  $ 2,900.14        360    1-Jun-31
5996991     ATLANTA                         GA      30327 SFD              7.500       6.750  $ 2,887.76        360    1-May-31
5997045     HOUSTON                         TX      77005 SFD              7.375       6.750  $ 2,499.90        360    1-Jun-31
5997068     MENLO PARK                      CA      94025 SFD              7.125       6.750  $ 3,503.34        360    1-May-31
5997369     SANTA BARBARA                   CA      93109 SFD              7.625       6.750  $ 3,284.17        360    1-Jun-31
5997541     SAN FRANCISCO                   CA      94114 SFD              7.500       6.750  $ 4,544.90        360    1-Jun-31
5997720     COLUMBUS                        OH      43212 SFD              7.250       6.750  $ 3,199.41        360    1-Jun-31
5997733     SAN DIEGO                       CA      92130 SFD              8.000       6.750  $ 3,445.03        360    1-Jun-31
5997836     LOS ALTOS                       CA      94024 SFD              7.125       6.750  $ 2,526.45        360    1-Jun-31
5997848     MENLO PARK                      CA      94025 SFD              7.750       6.750  $ 4,994.83        360    1-Jun-31
5997880     PEARL RIVER                     NY      10965 SFD              7.750       6.750  $ 2,722.37        360    1-Jul-31
5997899     SAN JOSE                        CA      95128 SFD              8.000       6.750  $ 2,384.74        360    1-Jul-31
5998045     OAKLAND                         CA      94618 SFD              7.750       6.750  $ 2,865.65        360    1-Jul-31
5998055     SANTA ROSA                      CA      95409 SFD              7.625       6.750  $ 2,533.91        360    1-Jun-31
5998099     LAGUNA HILLS                    CA      92653 SFD              7.750       6.750  $ 2,364.16        360    1-Jun-31
5998547     PETALUMA                        CA      94954 SFD              7.625       6.750  $ 2,243.71        360    1-Jul-31
5998630     NEWARK                          CA      94560 SFD              7.250       6.750  $ 2,220.49        360    1-Jul-31
5998651     GREENWICH                       CT      06831 SFD              7.250       6.750  $ 2,148.86        360    1-Jul-31
5998667     SHREWSBURY                      MA      01545 SFD              7.375       6.750  $ 3,256.54        360    1-Jun-31
5998768     LOS ANGELES                     CA      90056 SFD              6.875       6.608  $ 2,732.83        360    1-Apr-31
5998843     SAN JOSE                        CA      95126 SFD              8.250       6.750  $ 4,838.16        360    1-Jul-31
5998898     CAMBRIA                         CA      93428 SFD              7.750       6.750  $ 2,844.88        360    1-Jun-31
5998967     WHITTIER                        CA      90601 SFD              8.125       6.750  $ 2,639.58        360    1-Jun-31
5999164     MORGAN HILL                     CA      95037 SFD              7.750       6.750  $ 2,378.49        360    1-Jul-31
5999198     DANVILLE                        CA      94526 SFD              7.625       6.750  $ 3,963.65        360    1-Jul-31
5999250     EL GRANADA                      CA      94018 SFD              7.375       6.750  $ 2,141.10        360    1-Jul-31
5999289     PHILADELPHIA                    PA      19130 SFD              7.750       6.750  $ 2,212.28        360    1-Jun-31
5999380     MANHATTAN BEACH                 CA      90266 SFD              7.750       6.750  $ 7,128.31        360    1-Jul-31
5999394     TALLAHASSEE                     FL      32312 SFD              7.250       6.750  $ 2,264.83        360    1-Jul-31
5999513     ALPHARETTA                      GA      30202 SFD              7.375       6.750  $ 2,193.59        360    1-Jun-31
5999656     MARY ESTHER                     FL      32569 SFD              8.125       6.750  $ 2,969.99        360    1-Jul-31
5999682     MONTCLAIR                       NJ      07042 SFD              7.375       6.750  $ 3,007.48        360    1-Jul-31
5999870     SEBASTOPOL                      CA      95472 SFD              7.625       6.750  $ 1,769.49        360    1-Jun-31
5999876     LONG BEACH                      CA      90803 SFD              7.375       6.750  $ 2,417.37        360    1-Jun-31
6005317     BROOKLYN                        NY      11230 SFD              7.625       6.750  $ 2,831.18        360    1-Jun-31
6005455     WESTLAKE VILLAGE                CA      91361 SFD              8.125       6.750  $ 3,415.49        360    1-Jun-31
6005506     MANHATTAN BEACH                 CA      90266 SFD              7.250       6.750  $ 3,172.12        360    1-Jun-31
6005947     COMMACK                         NY      11725 SFD              7.375       6.750  $ 2,141.10        360    1-Jun-31
6005983     FRAMINGHAM                      MA      01701 SFD              7.625       6.750  $ 2,533.91        360    1-Jul-31
6006131     PASADENA                        CA      91105 SFD              8.125       6.750  $ 4,157.99        360    1-Jun-31
6006140     PROVIDENCE                      RI      02906 SFD              6.875       6.608  $ 2,627.72        360    1-Jun-31
6006402     NEWTON                          MA      02459 SFD              7.125       6.750  $ 2,155.90        360    1-Jun-31
6006484     NEW RICHMOND                    OH      45157 SFD              7.375       6.750  $ 4,489.39        360    1-Jun-31
6006503     PRIOR LAKE                      MN      55372 SFD              7.375       6.750  $ 2,099.66        360    1-Jul-31
6006728     NEWTON                          MA      02460 SFD              7.375       6.750  $ 2,840.06        360    1-Jul-31
6006778     BOISE                           ID      83712 SFD              7.125       6.750  $ 2,627.50        360    1-Jun-31
6006879     EVERGREEN                       CO      80439 SFD              7.375       6.750  $ 2,099.65        360    1-Jun-31
6007047     SUNLAND                         CA      91040 SFD              7.625       6.750  $ 3,255.86        360    1-Jun-31
6007162     UNIVERSITY PARK                 TX      75225 SFD              7.750       6.750  $ 4,312.80        360    1-Jun-31
6007243     SAN FRANCISCO                   CA      94121 LCO              8.000       6.750  $ 2,560.84        360    1-Jul-31
6007297     CINCINNATI                      OH      45237 SFD              7.750       6.750  $ 2,667.92        360    1-Jun-31
6007378     SAN JOSE                        CA      95123 SFD              7.250       6.750  $ 1,971.49        360    1-Jun-31
6007649     PALO ALTO                       CA      94306 SFD              7.375       6.750  $ 3,405.03        360    1-Jun-31
6007739     POTOMAC                         MD      20854 SFD              7.375       6.750  $ 3,315.25        360    1-Jun-31
6007741     CENTREVILLE                     VA      20120 SFD              7.250       6.750  $ 3,171.37        360    1-Jun-31
6008092     SAN DIEGO                       CA      92117 SFD              7.875       6.750  $ 1,413.89        360    1-Jun-31
6008185     TEMECULA                        CA      92592 SFD              7.375       6.750  $ 2,597.97        360    1-Jun-31
6008188     POTOMAC FALLS                   VA      20165 SFD              7.250       6.750  $ 2,240.95        360    1-Jun-31
6008244     BROOMFIELD                      CO      80020 SFD              7.500       6.750  $ 3,045.48        360    1-Jun-31
6008266     EL GRANADA                      CA      94018 SFD              7.625       6.750  $ 2,831.18        360    1-Jun-31
6008272     ALEXANDRIA                      VA      22304 PUD              7.125       6.750  $ 2,059.22        360    1-Jun-31
6008287     SOUTH SAN FRANCISCO             CA      94080 SFD              7.750       6.750  $ 2,213.72        360    1-Jun-31
6008343     SAN MATEO                       CA      94402 SFD              7.250       6.750  $ 3,274.45        360    1-Jul-31
6008517     YORBA LINDA                     CA      92887 SFD              7.625       6.750  $ 3,347.87        360    1-Jun-31
6008546     CHARLOTTE                       NC      28277 SFD              7.375       6.750  $ 2,624.57        360    1-Jul-31
6008638     RIVERBANK                       CA      95367 SFD              7.500       6.750  $ 1,960.60        360    1-Jun-31
6008712     MARIETTA                        GA      30068 SFD              7.250       6.750  $ 3,328.68        360    1-Jun-31
6008809     CAYUCOS                         CA      93430 SFD              7.750       6.750  $ 4,656.68        360    1-Jul-31
6008827     WEST ORANGE                     NJ      07052 SFD              7.500       6.750  $ 2,684.99        360    1-Jul-31
6009150     BRECKENRIDGE                    CO      80424 LCO              8.000       6.750    $ 559.87        360    1-Jun-31
6009311     PLEASANTON                      CA      94566 SFD              7.625       6.750  $ 2,760.40        360    1-Jun-31
6009417     SAN DIEGO                       CA      92126 LCO              7.375       6.750    $ 828.82        360    1-Jun-31
6009674     SANTA MONICA                    CA      90405 MF2              8.125       6.750  $ 4,054.04        360    1-Jun-31
6009698     SARASOTA                        FL      34242 HCO              7.375       6.750  $ 3,807.35        360    1-Jun-31
6009767     SANTA CLARA                     CA      95051 SFD              7.875       6.750  $ 2,990.92        360    1-Jul-31
6009782     OSSINING                        NY      10562 SFD              7.500       6.750  $ 3,070.95        360    1-Jun-31
6009819     DANVILLE                        CA      94506 SFD              7.625       6.750  $ 4,246.77        360    1-Jul-31
6009822     SAN CLEMENTE                    CA      92672 SFD              7.500       6.750  $ 2,831.82        360    1-Jun-31
6009849     DANVILLE                        CA      94506 SFD              7.625       6.750  $ 4,211.38        360    1-Jul-31
6010152     SAN JOSE                        CA      95136 SFD              7.750       6.750  $ 3,315.56        360    1-Jul-31
6010319     IRVINE                          CA      92620 SFD              7.250       6.750  $ 2,122.94        360    1-Jul-31
6010409     PLEASANTON                      CA      94588 SFD              7.500       6.750  $ 2,796.86        360    1-Jul-31
6010460     HAYWARD                         CA      94544 SFD              7.250       6.750  $ 2,155.68        360    1-Jun-31
6010552     MIAMI UNINCORP                  FL      33031 SFD              7.750       6.750  $ 1,520.59        360    1-Jul-31
6010591     SAN JOSE                        CA      95136 SFD              7.750       6.750  $ 2,937.30        360    1-Jun-31
6010624     REDWOOD CITY                    CA      94061 SFD              7.625       6.750  $ 2,774.56        360    1-Jul-31
6010662     QUINCY                          MA      02171 SFD              7.625       6.750  $ 2,725.01        360    1-Jun-31
6010775     CHESTER                         NJ      07930 SFD              7.125       6.750  $ 2,019.14        360    1-Jun-31
6010788     MIDDLEBURG                      VA      20117 SFD              7.375       6.750  $ 3,867.79        360    1-Jul-31
6010869     APPLE VALLEY                    MN      55124 SFD              7.500       6.750  $ 2,461.24        360    1-Jun-31
6011271     SAN MATEO                       CA      94401 SFD              7.750       6.750  $ 3,295.50        360    1-Jul-31
6011473     WILTON                          CT      06897 SFD              7.125       6.750  $ 3,361.86        360    1-Jul-31
6011498     JUPITER                         FL      33477 SFD              7.750       6.750  $ 2,435.81        360    1-Jul-31
6011531     NEWPORT COAST                   CA      92657 LCO              7.500       6.750  $ 2,863.29        360    1-Jun-31
6011549     SOMERVILLE                      MA      02144 SFD              7.375       6.750  $ 2,138.34        360    1-Jun-31
6011695     LITCHFIELD                      CT      06759 SFD              7.500       6.750  $ 4,894.51        360    1-Jul-31
6011751     SCARSDALE                       NY      10583 LCO              7.250       6.750  $ 2,217.07        360    1-Jun-31
6011763     SUNNYVALE                       CA      94087 SFD              7.625       6.750  $ 3,372.64        360    1-Jul-31
6011834     LA CRESCENTA                    CA      91214 SFD              7.250       6.750  $ 2,057.45        360    1-Jun-31
6011886     EAST PALO ALTO                  CA      94303 SFD              7.625       6.750  $ 3,165.26        360    1-Jun-31
6012058     DAHLONEGA                       GA      30533 SFD              7.625       6.750  $ 3,999.04        360    1-Jul-31
6012125     MARTINEZ                        CA      94553 SFD              7.375       6.750  $ 2,279.23        360    1-Jun-31
6012136     SAN DIEGO                       CA      92128 SFD              8.125       6.750  $ 2,479.95        360    1-Jun-31
6012294     BOSTON                          MA      02101 LCO              7.375       6.750  $ 3,094.23        360    1-Jul-31
6012585     STONE HARBOR                    NJ      08247 SFD              7.125       6.750  $ 6,063.47        360    1-Jul-31
6012592     ALEXANDRIA                      VA      22311 SFD              7.625       6.750  $ 2,717.93        360    1-Jun-31
6012624     CORONADO                        CA      92118 SFD              7.375       6.750  $ 2,438.09        360    1-Jun-31
6012791     LOS GATOS                       CA      95033 SFD              7.500       6.750  $ 2,796.86        360    1-Jul-31
6012842     LAFAYETTE                       CA      94549 SFD              7.500       6.750  $ 2,726.94        360    1-Jul-31
6013030     LOS ALTOS                       CA      94022 SFD              7.375       6.750  $ 4,972.87        360    1-Jun-31
6013043     NEWTON                          CT      06482 SFD              7.625       6.750  $ 2,689.62        360    1-Jul-31
6013067     TAMPA                           FL      33606 SFD              8.000       6.750  $ 2,725.21        360    1-Jul-31
6013181     NORRISTOWN                      PA      19403 SFD              8.000       6.750  $ 2,869.48        360    1-Apr-31
6013427     CORTE MADERA                    CA      94925 SFD              7.250       6.750  $ 2,489.95        360    1-Jul-31
6013544     NEWTON                          MA      02462 SFD              7.500       6.750  $ 2,796.86        360    1-Jul-31
6013624     ROWLEY                          MA      01969 SFD              7.250       6.750  $ 2,142.04        360    1-Jun-31
6013941     LOMPOC                          CA      93436 SFD              7.875       6.750    $ 942.60        360    1-Jul-31
6014086     PLEASANTON                      CA      94588 SFD              8.125       6.750  $ 6,274.11        360    1-Jun-31
6014221     SAN FRANCISCO                   CA      94103 LCO              7.500       6.750  $ 2,272.45        360    1-Jun-31
6014939     BELMONT                         CA      94002 SFD              7.125       6.750  $ 3,611.14        360    1-Jun-31
6015146     MILPITAS                        CA      95035 SFD              7.875       6.750  $ 2,175.21        360    1-Jul-31
6015207     FAIRFAX                         VA      22033 SFD              7.125       6.750  $ 2,041.37        360    1-Jul-31
6015223     BURLINGAME                      CA      94010 SFD              7.500       6.750  $ 2,517.18        360    1-Jul-31
6015235     NORWALK                         CT      06855 SFD              7.750       6.750  $ 3,223.86        360    1-Jul-31
6015342     LAGUNA BEACH                    CA      92651 SFD              7.250       6.750  $ 2,558.17        360    1-Jul-31
6015636     SAN JOSE                        CA      95126 SFD              7.250       6.750  $ 2,114.75        360    1-Jul-31
6015654     CARPINTERIA                     CA      93013 LCO              7.875       6.750  $ 1,169.18        360    1-Jun-31
6015933     STATESVILLE                     NC      28625 SFD              7.250       6.750  $ 2,298.94        360    1-Jun-31
6016373     FENWICK ISLAND                  DE      19944 LCO              7.125       6.750  $ 3,018.26        360    1-Jun-31
6016771     SAN JOSE                        CA      95111 SFD              7.500       6.750  $ 2,132.61        360    1-Jul-31
6016950     LAFAYETTE HILL                  PA      19444 SFD              7.625       6.750  $ 2,689.62        360    1-Jul-31
6017279     SAN LEANDRO                     CA      94579 SFD              7.250       6.750  $ 2,387.62        360    1-Jul-31
6017326     MENDHAM                         NJ      07945 SFD              6.750       6.483  $ 5,188.79        360    1-Jul-31
6017409     CHESTER                         NJ      07930 SFD              7.875       6.750  $ 2,537.75        360    1-Jun-31
6017464     FRANKTOWN                       CO      80116 SFD              7.875       6.750  $ 3,625.35        360    1-May-31
6017506     ROCHESTER                       NY      14625 SFD              8.125       6.750  $ 2,491.82        360    1-May-31
6017612     EMERYVILLE                      CA      94608 LCO              7.750       6.750  $ 3,925.94        360    1-Jul-31
6017667     SAN RAFAEL                      CA      94901 SFD              7.250       6.750  $ 3,342.67        360    1-Jul-31
6017885     KIRKLAND                        WA      98034 SFD              7.250       6.750  $ 3,301.06        360    1-Jun-31
6018047     ATLANTA                         GA      30327 SFD              7.500       6.750  $ 3,125.70        240    1-Jun-21
6018250     BOCA RATON                      FL      33432 HCO              8.000       6.750    $ 682.41        360    1-Jun-31
6018280     DESTIN                          FL      32541 LCO              7.625       6.750    $ 408.40        360    1-Jul-31
6018426     NOBLESVILLE                     IN      46060 SFD              7.875       6.750  $ 3,987.89        360    1-Jun-31
6018455     HINGHAM                         MA      02043 SFD              7.500       6.750  $ 3,356.23        360    1-Jul-31
6018472     FREMONT                         CA      94536 SFD              7.750       6.750  $ 2,471.63        360    1-Jul-31
6018641     IJAMSVILLE                      MD      21754 PUD              6.875       6.608  $ 2,627.06        360    1-Apr-31
6018755     STREAMBOAT SPRINGS              CO      80477 SFD              7.250       6.750  $ 2,070.41        360    1-Mar-31
6018776     AUSTIN                          TX      78746 PUD              6.875       6.608  $ 2,555.46        360    1-Apr-31
6018794     ALPHARETTA                      GA      30004 PUD              7.000       6.733  $ 2,677.18        360    1-Apr-31
6018795     HOBOKEN                         NJ      07030 SFD              7.625       6.750  $ 3,786.70        360    1-Apr-31
6018818     WILMINGTON                      NC      28405 PUD              7.500       6.750  $ 4,544.89        360    1-Apr-31
6018826     MEDINA                          MN      55359 SFD              7.000       6.733  $ 1,872.19        354    1-Aug-30
6018843     PLEASANT HILL                   CA      94523 SFD              7.500       6.750  $ 2,447.26        360    1-Jun-31
6018851     WESTFIELD                       NJ      07090 SFD              6.750       6.483  $ 2,529.53        360    1-Apr-31
6018855     SAN FRANCISCO                   CA      94105 LCO              7.125       6.750  $ 2,649.40        360    1-Apr-31
6018867     UPPER MERION TWP                PA      19087 SFD              7.250       6.750  $ 2,251.18        360    1-May-31
6018868     HIGHLAND PARK                   IL      60035 PUD              7.625       6.750  $ 3,234.62        360    1-Apr-31
6018881     SANTA CRUZ                      CA      95062 SFD              7.625       6.750  $ 2,831.18        360    1-Apr-31
6018883     OGDEN                           UT      84403 SFD              7.375       6.750  $ 2,244.70        360    1-Apr-31
6018886     MAMARONECK                      NY      10543 HCO              7.625       6.750  $ 3,199.23        360    1-May-31
6018894     SAN JOSE                        CA      95136 SFD              7.250       6.750  $ 2,660.49        360    1-Apr-31
6018906     REDDING                         CT      06896 SFD              7.875       6.750  $ 2,719.01        360    1-May-31
6018917     PALOS HEIGHTS                   IL      60463 SFD              7.625       6.750  $ 3,074.66        360    1-Mar-31
6018942     BALTIMORE                       MD      21212 SFD              7.000       6.733  $ 2,023.85        360    1-Apr-31
6018950     HERNDON                         VA      20171 PUD              7.750       6.750  $ 2,274.61        360    1-Apr-31
6018971     ALPHARETTA                      GA      30004 PUD              7.000       6.733  $ 2,604.66        360    1-Apr-31
6019000     BALDWIN CITY                    KS      66006 SFD              7.375       6.750  $ 2,105.18        360    1-Jun-31
6019001     FAIRPLAY                        MD      21733 SFD              7.375       6.750  $ 2,414.60        360    1-Apr-31
6019015     WESTON                          CT      06883 SFD              7.375       6.750  $ 3,743.46        360    1-May-31
6019033     BOSTON                          MA      02116 SFD              7.250       6.750  $ 4,360.47        360    1-May-31
6019050     QUINCY                          MA      02169 SFD              7.250       6.750  $ 2,046.87        360    1-May-31
6019278     KANSAS CITY                     MO      64113 PUD              7.875       6.750  $ 3,683.36        360    1-Mar-31
6019292     DAVIS                           CA      95616 SFD              7.750       6.750  $ 2,636.40        360    1-Apr-31
6019301     LAS VEGAS                       NV      89131 PUD              7.500       6.750  $ 2,254.62        360    1-Mar-31
6019317     OAKLAND                         CA      94619 SFD              7.875       6.750  $ 2,276.72        360    1-Apr-31
6019329     WATSONVILLE                     CA      95076 SFD              7.250       6.750  $ 2,670.73        360    1-Apr-31
6019340     ZIONSVILLE                      IN      46077 SFD              7.625       6.750  $ 3,185.08        360    1-Mar-31
6019344     EAST SETAUKET                   NY      11733 SFD              7.750       6.750  $ 4,292.75        360    1-Jul-31
6019409     WESTMINSTER                     CO      80021 PUD              7.625       6.750  $ 2,165.22        360    1-Apr-31
6019431     LOS ANGELES                     CA      90066 SFD              8.125       6.750  $ 2,366.34        360    1-Jul-31
6019484     HARRISON                        NY      10528 MF2              7.750       6.750  $ 3,094.90        360    1-Apr-31
6019499     CINCINNATI                      OH      45244 SFD              7.625       6.750  $ 2,654.23        360    1-Apr-31
6019548     COLUMBIA                        MD      21044 SFD              7.250       6.750  $ 2,766.32        240    1-Jul-21
6019603     PALO ALTO                       CA      94303 SFD              7.750       6.750  $ 2,865.65        360    1-Jul-31
6019811     AVENTURA                        FL      33180 HCO              7.250       6.750  $ 2,967.47        360    1-Jul-31
6019848     SANDY                           OR      97055 SFD              7.375       6.750  $ 2,296.50        360    1-May-31
6019866     REDWOOD CITY                    CA      94062 SFD              8.000       6.750  $ 4,769.47        360    1-Jul-31
6020090     PINE                            CO      80470 SFD              7.500       6.750  $ 2,747.91        360    1-May-31
6020114     BOULDER CITY                    NV      89005 SFD              7.250       6.750  $ 3,908.87        360    1-May-31
6020124     LOVELAND                        CO      80537 SFD              7.250       6.750  $ 3,274.45        360    1-May-31
6020129     MORGAN HILL                     CA      95037 SFD              7.250       6.750  $ 2,387.62        360    1-Apr-31
6020146     AURORA                          CO      80160 SFD              7.250       6.750  $ 3,592.34        360    1-Apr-31
6020158     SAN JOSE                        CA      95119 SFD              8.125       6.750  $ 2,554.19        360    1-May-31
6020166     CASTLE ROCK                     CO      80104 SFD              8.000       6.750  $ 2,018.22        360    1-May-31
6020183     LAYTON                          UT      84040 SFD              7.750       6.750  $ 2,321.18        360    1-Apr-31
6020221     CLAREMO                         CA      91711 SFD              7.250       6.750  $ 2,053.35        360    1-May-31
6020226     SALT LAKE CITY                  UT      84108 SFD              7.375       6.750  $ 3,978.29        360    1-Apr-31
6020235     SAN JOSE                        CA      95120 SFD              7.125       6.750  $ 2,967.73        360    1-May-31
6020259     PARK CITY                       UT      84098 SFD              7.375       6.750  $ 2,762.70        360    1-May-31
6020296     BELMONT                         CA      94002 SFD              7.250       6.750  $ 2,721.88        360    1-May-31
6020299     NAPLES                          FL      34102 SFD              7.625       6.750  $ 3,500.05        360    1-Jul-31
6020311     LOS ANGELES                     CA      90026 SFD              7.125       6.750  $ 2,851.18        360    1-May-31
6020326     PACIFICA                        CA      94044 SFD              7.375       6.750  $ 2,270.94        360    1-Apr-31
6020335     VERNON HILLS                    IL      60061 SFD              7.250       6.750  $ 2,015.83        360    1-Apr-31
6020354     ALPINE                          UT      84004 SFD              7.500       6.750  $ 2,880.76        360    1-Apr-31
6020372     HOLLAND                         MI      49423 LCO              7.375       6.750  $ 3,791.81        360    1-Apr-31
6020456     SANTA ANA                       CA      92705 SFD              7.875       6.750  $ 4,096.65        360    1-Jul-31
6020483     KEENSBU                         CO      80643 SFD              7.125       6.750  $ 3,449.44        360    1-May-31
6020511     GRAND LAKE                      CO      80447 SFD              7.250       6.750  $ 4,041.89        360    1-Apr-31
6020519     SAN DIEGO                       CA      92109 SFD              7.250       6.750  $ 2,221.17        360    1-Jul-31
6020532     SANDY                           UT      84092 SFD              7.500       6.750  $ 2,703.86        360    1-Apr-31
6020558     SAN JOSE                        CA      95148 SFD              7.250       6.750  $ 2,428.55        360    1-May-31
6020572     LITTLETON                       CO      80121 SFD              7.250       6.750  $ 2,210.25        360    1-May-31
6020587     PLANDOME                        NY      11030 SFD              7.625       6.750  $ 3,538.97        360    1-Jul-31
6020867     MARTINEZ                        CA      94553 SFD              7.500       6.750  $ 2,569.62        360    1-Jul-31
6020888     NEWPORT BEACH                   CA      92660 PUD              7.250       6.750  $ 2,387.62        360    1-Apr-31
6020920     DENVER                          CO      80209 SFD              7.375       6.750  $ 2,596.94        360    1-Apr-31
6020962     SAN DIEGO                       CA      92109 SFD              7.250       6.750  $ 2,537.70        360    1-Apr-31
6020963     UNIVERSITY PARK                 TX      75205 SFD              7.250       6.750  $ 3,240.34        360    1-Jul-31
6021137     SAN DIEGO                       CA      92109 SFD              7.250       6.750  $ 2,205.14        360    1-Apr-31
6021144     CHESTER                         VA      23838 SFD              7.125       6.750  $ 3,434.28        360    1-May-31
6021259     GAINESVILLE                     VA      20155 SFD              7.375       6.750  $ 2,348.30        360    1-Apr-31
6021287     GAITHERSBURG                    MD      20878 SFD              7.375       6.750  $ 2,207.40        360    1-Jul-31
6021292     SAN JOSE                        CA      95125 SFD              7.500       6.750  $ 2,175.96        360    1-May-31
6021297     CAMARILLO                       CA      93012 SFD              6.750       6.483  $ 2,338.36        360    1-May-31
6021313     FRESNO                          CA      93704 SFD              7.375       6.750  $ 2,123.83        360    1-May-31
6021388     CLAREMONT                       CA      91711 SFD              7.625       6.750  $ 2,519.75        360    1-May-31
6021423     WEST HARTFORD                   CT      06117 SFD              7.000       6.733  $ 4,217.35        360    1-May-31
6021425     ATLANTA                         GA      30327 SFD              7.250       6.750  $ 2,100.22        360    1-Apr-31
6021468     LOS ANGELES  ENCINO AREA        CA      91436 SFD              7.625       6.750  $ 3,227.54        360    1-May-31
6021492     HIGHLAND                        CO      80126 SFD              7.250       6.750  $ 2,541.95        360    1-Apr-31
6021565     LONG BEACH                      CA      90807 SFD              7.750       6.750  $ 3,582.06        360    1-May-31
6021709     LOS GATOS                       CA      95033 SFD              7.500       6.750  $ 2,517.18        360    1-Jul-31
6021721     VISTA                           CA      92084 SFD              7.375       6.750  $ 1,933.89        360    1-Apr-31
6021754     SHREVEPORT                      LA      71106 SFD              7.125       6.750  $ 1,987.47        360    1-Jun-31
6021896     SAN GABRIEL AREA                CA      91775 SFD              7.250       6.750  $ 2,144.76        360    1-Apr-31
6021918     DENVER                          CO      80209 SFD              7.375       6.750  $ 2,182.53        360    1-Apr-31
6021934     HUNTINGTON BEACH                CA      92647 SFD              8.000       6.750  $ 2,612.20        360    1-Apr-31
6021946     SAN DIEGO                       CA      92129 SFD              7.250       6.750  $ 2,182.96        360    1-Apr-31
6021974     CAMPBELL AREA                   CA      95008 SFD              7.375       6.750  $ 2,873.21        360    1-May-31
6021978     HOLLISTER                       CA      95023 SFD              7.750       6.750  $ 2,212.28        360    1-Apr-31
6021994     SAN JOSE                        CA      95135 SFD              7.375       6.750  $ 3,729.64        360    1-Apr-31
6022061     SIMI VILLEY                     CA      93063 SFD              7.375       6.750  $ 3,464.43        360    1-Jun-31
6022403     CLIFTON                         VA      20124 SFD              7.625       6.750  $ 2,441.89        360    1-May-31
6022436     CORNWALL-ON-HUDSON              NY      12520 SFD              7.125       6.750  $ 2,128.95        360    1-May-31
6022460     FALLBROOK                       CA      92028 SFD              7.500       6.750  $ 3,691.16        360    1-Jun-31
6022468     FENTON                          MI      48430 SFD              7.250       6.750  $ 2,728.71        360    1-May-31
6022646     FAIRFAX                         VA      22033 SFD              7.875       6.750  $ 2,965.54        360    1-Jul-31
6022684     SILVER SPRING                   MD      20910 SFD              7.125       6.750  $ 2,445.60        360    1-May-31
6022790     SUNSETHILLS                     MO      63127 SFD              7.250       6.750  $ 2,795.22        360    1-Apr-31
6022803     EVANSTON                        IL      60201 SFD              7.375       6.750  $ 4,054.26        360    1-May-31
6022815     DURHAM                          NC      27707 SFD              7.250       6.750  $ 2,339.86        360    1-May-31
6022819     CHICAGO                         IL      60618 SFD              7.375       6.750  $ 2,534.78        360    1-May-31
6022837     DALLAS                          TX      75243 SFD              7.125       6.750  $ 3,896.79        360    1-May-31
6022838     ATLANTA                         GA      30350 SFD              7.000       6.733  $ 2,594.68        360    1-Apr-31
6022852     DULUTH                          GA      30096 SFD              7.375       6.750  $ 3,259.99        360    1-May-31
6022872     BETHESDA                        MD      20817 SFD              7.500       6.750  $ 4,544.89        360    1-May-31
6022893     DEERFIELD                       IL      60015 SFD              7.125       6.750  $ 2,021.16        360    1-May-31
6022914     BOERNE                          TX      78006 SFD              7.250       6.750  $ 2,373.97        360    1-Apr-31
6022939     CHISAGO                         MN      55013 SFD              7.250       6.750  $ 2,387.62        360    1-May-31
6022967     CANTON                          GA      30114 SFD              7.125       6.750  $ 3,064.34        360    1-May-31
6022994     WILDWOOD                        MO      63038 PUD              7.750       6.750  $ 2,643.56        360    1-May-31
6023033     TULSA                           OK      74137 SFD              7.250       6.750  $ 2,728.71        360    1-May-31
6023035     DURHAM                          NC      27707 SFD              7.000       6.733  $ 2,128.97        360    1-May-31
6023077     BIRMINGHAM                      AL      35242 SFD              7.250       6.750  $ 4,263.60        360    1-Mar-31
6023133     SAN MATEO                       CA      94401 LCO              7.250       6.750  $ 3,138.01        360    1-May-31
6023141     LOS ANGELES                     CA      91325 SFD              7.500       6.750  $ 2,013.67        360    1-May-31
6023153     FAIRFIELD                       CA      94533 SFD              7.625       6.750  $ 2,038.09        360    1-May-31
6023161     WASHINGTON                      DC      20015 SFD              7.250       6.750  $ 1,957.85        360    1-Mar-31
6023173     CHICAGO                         IL      60657 MF2              7.750       6.750  $ 2,614.90        360    1-May-31
6023195     UNION HALL                      VA      24176 SFD              7.250       6.750  $ 3,410.88        360    1-Apr-31
6023252     SAN JOSE                        CA      95120 SFD              8.000       6.750  $ 2,992.30        360    1-Jul-31
6023265     GREAT FALLS                     VA      22066 SFD              7.625       6.750  $ 3,737.15        360    1-Apr-31
6023329     CEDAR HILL                      TX      75104 PUD              6.875       6.608  $ 3,767.57        360    1-Apr-31
6023362     BRUNSWICK                       ME      04011 SFD              7.875       6.750  $ 3,121.43        360    1-Mar-31
6023373     MORGAN HILL                     CA      95037 PUD              7.500       6.750  $ 3,195.42        360    1-Apr-31
6023400     LINCOLN                         NE      68512 SFD              7.375       6.750  $ 2,251.61        360    1-Apr-31
6023416     RIVER VALE                      NJ      07675 SFD              7.375       6.750  $ 2,451.90        360    1-Apr-31
6023425     SABILLASVILLE                   MD      21780 SFD              7.250       6.750  $ 1,991.95        360    1-Apr-31
6023438     NAPA                            CA      94558 LCO              7.250       6.750  $ 2,728.71        360    1-Mar-31
6023442     LOA ALTOS                       CA      94022 LCO              7.125       6.750  $ 2,452.34        360    1-May-31
6023467     RICHMOND                        VA      23220 SFD              7.250       6.750  $ 2,813.98        360    1-Apr-31
6023487     VENICE                          CA      90291 LCO              6.875       6.608  $ 2,542.32        360    1-Apr-31
6023490     ATLANTIC BEACH                  NY      11509 SFD              7.500       6.750  $ 2,545.14        360    1-Jun-31
6023512     VIENNA                          VA      22182 PUD              7.000       6.733  $ 4,025.08        360    1-May-31
6023528     ANNANDALE                       VA      22003 SFD              7.000       6.733  $ 2,049.14        360    1-Jul-31
6023539     APPLE VALLEY                    MN      55124 SFD              7.250       6.750  $ 3,915.69        360    1-Jun-31
6023543     CARMEL                          IN      46032 PUD              7.500       6.750  $ 4,544.90        360    1-Apr-31
6023560     ATLANTA                         GA      30342 PUD              6.875       6.608  $ 2,118.60        360    1-Apr-31
6023574     POUND RIDGE                     NY      10576 SFD              7.375       6.750  $ 2,763.39        360    1-May-31
6023623     HASTINGS-ON-HUDSON              NY      10706 PUD              7.250       6.750  $ 3,683.75        360    1-May-31
6023811     HUNTINGTON                      NY      11743 SFD              7.625       6.750  $ 2,406.50        360    1-Jun-31
6023937     KINGS PARK                      NY      11754 SFD              7.875       6.750  $ 2,465.24        360    1-Jul-31
6024664     LAS VEGAS                       NV      89117 SFD              7.375       6.750  $ 4,489.39        360    1-Jul-31
6024747     JACKSONVILLE                    FL      32259 SFD              7.625       6.750    $ 707.80        360    1-Jun-31
6024936     NEW YORK                        NY      10001 HCO              7.250       6.750  $ 2,578.63        360    1-Jun-31
6024976     SCOTTS VALLEY                   CA      95066 PUD              7.000       6.733  $ 2,230.10        360    1-May-31
6024992     PAOLI                           PA      19301 SFD              7.125       6.750  $ 2,819.51        360    1-Apr-31
6024998     WEST PALM BEACH                 FL      33408 SFD              7.000       6.733  $ 2,182.20        360    1-May-31
6025033     SANTA CRUZ                      CA      95065 SFD              7.250       6.750  $ 3,751.97        360    1-Apr-31
6025042     FOX POINT                       WI      53217 SFD              7.875       6.750  $ 2,066.45        360    1-Jul-31
6025098     BOCA RATON                      FL      33496 PUD              7.625       6.750  $ 3,538.97        360    1-Apr-31
6025252     WESTPORT                        CT      06880 SFD              7.250       6.750  $ 3,076.62        360    1-May-31
6025256     LEXINGTON                       SC      29072 PUD              7.750       6.750  $ 2,382.08        360    1-Apr-31
6025271     NAPERVILLE                      IL      60564 PUD              7.125       6.750  $ 2,256.96        360    1-Apr-31
6025454     ROCKFORD TOWNSHIP               MN      55328 SFD              7.375       6.750  $ 2,182.53        360    1-Jun-31
6025502     LAKELAND                        FL      33803 SFD              7.375       6.750  $ 2,797.24        360    1-Jun-31
6025535     CASTRO VALLEY                   CA      94546 SFD              7.250       6.750  $ 2,612.74        360    1-Jul-31
6025641     COLUMBIA                        MO      65203 SFD              7.375       6.750  $ 3,798.71        360    1-Jun-31
6025756     ANTIOCH                         CA      94509 SFD              7.375       6.750  $ 2,327.58        360    1-Jul-31
6025873     LEESBURG                        VA      20176 SFD              7.750       6.750  $ 2,877.28        360    1-Jun-31
6026049     CARLSBAD                        CA      92009 PUD              7.750       6.750  $ 3,719.62        360    1-Jul-31
6026490     SALINAS                         CA      93907 SFD              7.500       6.750  $ 2,359.85        360    1-Jul-31
6027798     SAN MATEO                       CA      94403 SFD              7.375       6.750  $ 3,038.98        360    1-Jul-31
6027869     ARLINGTON                       VA      22203 SFD              7.375       6.750  $ 2,417.37        360    1-Mar-31
6028095     LONG BEACH                      CA      90803 SFD              7.500       6.750  $ 2,164.77        360    1-Jul-31
6028336     SANTA BARBARA                   CA      93105 SFD              7.125       6.750  $ 3,334.91        360    1-Jul-31
6028621     MORGAN HILL                     CA      95037 SFD              7.750       6.750  $ 4,091.44        360    1-Jul-31
6028826     SAN FRANCISCO                   CA      94115 LCO              7.750       6.750  $ 3,066.25        360    1-Jul-31
6028956     KINGSTOWNE                      VA      22315 SFD              7.250       6.750  $ 2,547.01        360    1-Jun-31
6029066     SUPERIOR                        CO      80027 SFD              7.625       6.750  $ 2,098.61        360    1-Jun-31
6029149     LIVERMORE                       CA      94550 SFD              7.375       6.750  $ 2,988.90        360    1-May-31
6029228     WILSONVILLE                     OR      97070 PUD              7.875       6.750  $ 2,145.48        360    1-May-31
6029253     KIRKLAND                        WA      98033 SFD              7.125       6.750  $ 2,809.41        360    1-May-31
6029257     REDWOOD CITY                    CA      94061 SFD              7.500       6.750  $ 2,454.25        360    1-Jul-31
6029298     COTO DE CAZA                    CA      92679 SFD              7.250       6.750  $ 3,035.69        360    1-Jul-31
6029521     LOUISVILLE                      KY      40245 SFD              7.625       6.750  $ 3,538.97        360    1-Jun-31
6029647     SAN MATEO                       CA      94403 SFD              7.000       6.733  $ 3,180.15        360    1-Jul-31
6030157     SANTA ANA                       CA      92705 SFD              7.125       6.750  $ 4,379.18        360    1-Jul-31
6030307     AGUA DULCE                      CA      91350 SFD              8.125       6.750  $ 3,081.37        360    1-Jul-31
6030549     SAN DIEGO                       CA      92131 SFD              7.250       6.750  $ 2,258.00        360    1-May-31
6030573     LONG BEACH                      CA      90802 HCO              7.375       6.750  $ 3,636.40        360    1-May-31
6030697     BOWIE                           MD      20716 SFD              7.375       6.750  $ 2,375.92        360    1-Jun-31
6030733     FALLS CHURCH                    VA      22043 SFD              7.000       6.733  $ 3,393.05        360    1-Jun-31
6030799     HOPKINTON                       MA      01748 SFD              7.500       6.750  $ 3,915.60        360    1-Jun-31
6030950     AVON                            CO      81620 SFD              7.250       6.750  $ 2,728.71        360    1-Jun-31
6031979     KEY COLONY BEACH                FL      33051 LCO              7.750       6.750  $ 3,626.84        360    1-Jul-31
6032216     BRIGHTWATERS                    NY      11718 SFD              7.875       6.750  $ 4,350.42        360    1-Jun-31
6032277     LAREDO                          TX      78045 SFD              7.250       6.750  $ 2,537.70        360    1-Jun-31
6032388     BENTONVILLE                     AR      72712 SFD              7.375       6.750  $ 2,471.93        360    1-Jun-31
6032786     LA SELVA BEACH                  CA      95076 SFD              7.500       6.750  $ 3,887.64        360    1-Jul-31
6033135     SEABROOK ISLAND                 SC      29455 SFD              7.375       6.750  $ 2,417.36        360    1-May-31
6033597     DALLAS                          TX      75230 SFD              7.125       6.750  $ 3,099.11        360    1-Jun-31
6034398     DANVILLE                        CA      94526 SFD              7.500       6.750  $ 2,192.74        360    1-Jul-31
6034561     MISSION VIEJO                   CA      92692 SFD              7.375       6.750  $ 2,210.17        360    1-Jun-31
6034641     GOLDENS BRIDGE                  NY      10526 SFD              7.500       6.750  $ 2,377.33        360    1-Jul-31
6034838     UNION CITY                      CA      94587 SFD              7.625       6.750  $ 3,684.49        360    1-Jul-31
6034950     UNIVERSITY PARK                 TX      75205 SFD              6.625       6.358  $ 3,406.45        360    1-Jun-31
6035201     BETHPAGE                        NY      11750 SFD              7.625       6.750  $ 1,511.14        360    1-Jun-31
6036334     CALABASAS                       CA      91302 SFD              8.000       6.750  $ 3,345.97        360    1-Jul-31
6036485     COLUMBUS                        IN      47201 SFD              6.875       6.608  $ 2,102.18        360    1-Mar-31
6037027     GROVELAND                       MA      01834 SFD              7.375       6.750  $ 2,182.54        360    1-Jul-31
6037449     MANTECA                         CA      95337 SFD              8.000       6.750  $ 2,370.06        360    1-Jun-31
6037517     MT HOLLY                        NJ      08060 SFD              7.500       6.750  $ 4,160.33        360    1-Jun-31
6038132     CHANTILLY                       VA      20151 SFD              7.750       6.750  $ 2,292.52        360    1-Apr-31
6039847     FAYETTEVILLE                    AR      72701 SFD              7.375       6.750  $ 2,657.72        360    1-Jun-31
6040428     UNIVERSTY PARK                  TX      75225 SFD              7.500       6.750  $ 3,023.41        360    1-Jun-31
6040526     DULUTH                          GA      30097 SFD              7.000       6.733  $ 3,353.13        360    1-Jun-31
6040628     FAIRFAX                         VA      22033 PUD              7.500       6.750  $ 2,267.56        360    1-Jul-31
7105601     WASHINGTON TWP                  NJ      07853 SFD              7.625       6.750  $ 2,244.68        360    1-Jan-30
7298412     LARKSPUR                        CO      80118 SFD              7.500       6.750  $ 2,585.14        360    1-Feb-30
7671794     POWELL                          OH      43065 SFD              7.625       6.750  $ 3,842.67        360    1-May-30
7698684     PLACITAS                        NM      87043 SFD              7.875       6.750  $ 2,604.50        360    1-Jan-30
7741548     NEWINGTON                       NH      03801 SFD              7.500       6.750  $ 2,343.14        360    1-Apr-31
7742185     SCOTTSDALE                      AZ      85262 SFD              7.625       6.750  $ 2,336.37        360    1-Jan-30
7748228     CLARKSVILLE                     MD      21029 SFD              7.625       6.750  $ 2,678.29        360    1-Apr-30
7768641     CLARK                           CO      80428 SFD              7.500       6.750  $ 3,356.23        360    1-Jan-30
7818645     CAMAS                           WA      98607 SFD              7.625       6.750  $ 3,017.41        360    1-May-30
7851295     BRIDGEWATER                     NJ      08807 SFD              7.500       6.750  $ 2,058.49        360    1-Jan-30
7851628     AUSTIN                          TX      78751 SFD              7.625       6.750  $ 3,139.07        360    1-May-31
7872502     SAN DIEGO                       CA      92128 SFD              7.500       6.750  $ 2,320.69        360    1-Jan-30
7909499     MANKATO                         MN      56001 SFD              8.000       6.750  $ 2,642.09        360    1-Aug-30
7922132     SAN JOSE                        CA      95123 SFD              7.500       6.750  $ 3,027.25        360    1-Jan-30
7944797     OXNARD                          CA      93035 SFD              7.500       6.750  $ 2,489.20        360    1-Jan-30
7956377     ORONO                           MN      55391 SFD              7.750       6.750  $ 2,865.65        360    1-Dec-29
7972474     LOS ANGELES                     CA      91356 SFD              7.500       6.750  $ 2,209.46        360    1-Dec-29
7974729     SAN MATEO                       CA      94403 SFD              7.625       6.750  $ 2,272.02        360    1-Dec-29
7978990     THOUSAND OAKS                   CA      91320 SFD              7.500       6.750  $ 2,318.59        360    1-Jan-30
7980343     AVALON                          NJ      08202 SFD              7.750       6.750  $ 3,911.46        360    1-Jan-30
7982394     COLUMBUS                        MT      59019 SFD              7.625       6.750  $ 3,896.60        360    1-Aug-30
7984865     NORTH ANDOVER                   MA      01845 SFD              7.625       6.750  $ 2,237.26        360    1-Dec-29
7992818     LOS ANGELES                     CA      90067 SFD              7.500       6.750  $ 3,356.16        360    1-Jan-30
7993248     ALAMEDA                         CA      94501 SFD              7.625       6.750  $ 1,948.98        360    1-Apr-30
7998144     SCOTTSDALE                      AZ      85255 SFD              7.625       6.750  $ 2,319.68        360    1-Feb-30
8001833     CHAPEL HILL                     NC      27514 SFD              7.625       6.750  $ 4,246.76        360    1-Feb-30
8004270     GROSSE POINT PARK               MI      48230 SFD              7.500       6.750  $ 2,237.49        360    1-Jan-30
8004461     FRANKLIN                        MI      48025 SFD              7.625       6.750  $ 2,392.34        360    1-Jan-30
8008954     WYCKOFF TOWNSHIP                NJ      07481 SFD              7.500       6.750  $ 2,041.71        360    1-Jan-30
8009008     ELKHORN                         WI      53121 SFD              7.625       6.750  $ 2,123.38        360    1-Jan-30
8009138     JACKSON                         WY      83001 SFD              7.500       6.750  $ 2,168.39        360    1-Jan-30
8012137     GENEVA                          IL      60134 SFD              7.625       6.750  $ 2,102.09        360    1-Jan-30
8013084     MARRIOTTSVILLE                  MD      21104 SFD              7.500       6.750  $ 2,835.40        360    1-Nov-30
8015783     MISSION VIEJO                   CA      92692 SFD              7.500       6.750  $ 3,236.31        360    1-Jan-30
8017765     FT. MYERS                       FL      33908 SFD              7.625       6.750  $ 1,977.86        360    1-Jan-30
8021436     COTO DE CAZA                    CA      92679 PUD              7.625       6.750  $ 3,539.72        360    1-Mar-30
8022798     LOS ANGELES                     CA      91356 SFD              7.625       6.750  $ 3,185.07        360    1-Jan-30
8023504     ATLANTA                         GA      30327 SFD              7.625       6.750  $ 2,407.99        360    1-Mar-30
8030541     GRANBURY                        TX      76049 SFD              7.625       6.750  $ 2,123.72        360    1-Jun-30
8043757     BASALT                          CO      81621 SFD              7.625       6.750  $ 2,153.33        360    1-Feb-30
8047542     LOOMIS                          CA      95650 SFD              8.000       6.750  $ 2,935.94        360    1-Aug-30
8064496     MAPLE GROVE                     MN      55369 SFD              7.500       6.750  $ 2,796.86        360    1-Sep-30
8065810     CORAL SPRINGS                   FL      33076 SFD              7.625       6.750  $ 2,210.80        360    1-Apr-30
8069115     SAN DIEGO                       CA      92128 SFD              7.875       6.750  $ 2,649.77        360    1-Jun-30
8070767     THOUSAND OAKS                   CA      91362 LCO              7.625       6.750  $ 2,563.06        360    1-Apr-30
8099472     CLAYTON                         CA      94517 SFD              7.500       6.750  $ 2,405.30        360    1-May-30
8099490     JAMUL                           CA      91935 SFD              7.875       6.750  $ 2,668.26        360    1-May-30
8102741     BRECKENRIDGE                    CO      80424 LCO              7.625       6.750  $ 2,429.15        360    1-May-30
8106493     CHICAGO                         IL      60610 SFD              7.625       6.750  $ 4,460.00        360    1-May-30
8110817     MESA                            AZ      85207 SFD              7.625       6.750  $ 2,311.62        360    1-Apr-30
8119880     CHARLOTTE                       NC      28277 SFD              7.625       6.750  $ 2,418.87        360    1-Dec-30
8121531     GERMANTOWN                      MD      20876 SFD              7.625       6.750  $ 2,114.26        360    1-Jun-30
8128313     LEAWOOD                         KS      66209 SFD              7.625       6.750  $ 3,894.42        360    1-May-30
8144900     BEL AIR                         MD      21014 SFD              7.875       6.750  $ 2,218.71        360    1-Sep-30
8146020     FORT COLLINS                    CO      80528 SFD              6.875       6.608  $ 2,581.73        360    1-May-31
8153551     ROCHESTER HILLS                 MI      48309 SFD              7.625       6.750  $ 2,396.76        360    1-Jun-30
8170106     DAVIDSONVILLE                   MD      21035 SFD              7.375       6.750  $ 2,866.30        360    1-May-31
8172189     SAN CLEMENTE                    CA      92672 SFD              7.750       6.750  $ 2,579.08        360    1-Jul-30
8179431     KENT                            WA      98031 SFD              7.625       6.750  $ 1,976.91        360    1-Jul-30
8189447     WESTMINSTER                     CO      80031 SFD              7.625       6.750  $ 1,969.72        360    1-Dec-30
8193746     HOUSTON                         TX      77082 SFD              7.500       6.750  $ 3,690.66        360    1-May-31
8197068     SALT LAKE CITY                  UT      84108 SFD              7.625       6.750  $ 1,525.02        360    1-Jul-30
8198601     FOUNTAIN VALLEY                 CA      92708 SFD              7.500       6.750  $ 1,970.15        360    1-Jul-30
8198800     GREENSBORO                      NC      27410 SFD              7.750       6.750  $ 2,145.48        360    1-Oct-30
8200613     PORTLAND                        OR      97229 SFD              7.750       6.750  $ 2,867.66        360    1-Jul-30
8202946     MEREDITH                        NH      03253 SFD              7.750       6.750  $ 2,091.92        360    1-May-31
8208967     PRIOR LAKE                      MN      55372 SFD              7.375       6.750  $ 2,458.80        360    1-Mar-31
8210107     GARDNERVILLE                    NV      89410 SFD              7.500       6.750  $ 3,524.04        360    1-Jun-31
8223835     MILL CREEK                      WA      98012 SFD              7.625       6.750  $ 2,436.30        360    1-Sep-30
8225994     SCOTTSDALE                      AZ      85254 SFD              7.750       6.750  $ 2,031.61        360    1-Jul-30
8229629     OAKLAND                         CA      95012 SFD              7.625       6.750  $ 3,625.30        360    1-Aug-30
8236354     AUSTIN                          TX      78746 SFD              7.625       6.750  $ 2,847.61        360    1-Aug-30
8250015     LIVERMORE                       CA      94550 SFD              7.625       6.750  $ 2,351.18        360    1-Aug-30
8253975     GLENWOOD SPRINGS                CO      81601 SFD              7.250       6.750  $ 2,346.69        360    1-Jun-31
8261333     SAN JOSE                        CA      95111 SFD              7.625       6.750  $ 3,683.19        360    1-Sep-30
8279392     HARAHAN                         LA      70123 SFD              7.125       6.750  $ 2,694.87        360    1-May-31
8307429     BASALT                          CO      81621 SFD              7.500       6.750  $ 2,768.89        360    1-Mar-31
8311922     STATEN ISLAND                   NY      10307 SFD              8.000       6.750  $ 2,223.31        360    1-Nov-30
8312566     HOLLIS                          NH      03049 SFD              7.625       6.750  $ 2,831.17        360    1-May-31
8315359     WARREN                          NJ      07059 SFD              7.125       6.750  $ 2,998.05        360    1-May-31
8319059     EL DORADO HILLS                 CA      95762 SFD              7.250       6.750  $ 2,384.89        360    1-Jun-31
8319134     MILPITAS                        CA      95035 LCO              7.375       6.750  $ 3,060.52        360    1-Jun-31
8320353     MINNETRISTA                     MN      55364 SFD              7.500       6.750  $ 2,552.13        360    1-Apr-31
8322421     CHULA VISTA                     CA      91915 SFD              7.625       6.750  $ 2,253.63        360    1-Oct-30
8326393     EL DORADO HILLS                 CA      95762 SFD              7.250       6.750  $ 3,069.79        360    1-Jun-31
8329545     CALDWELL                        ID      83605 SFD              7.125       6.750  $ 4,379.17        360    1-May-31
8331883     LEESBURG                        VA      20175 SFD              6.875       6.608  $ 2,168.52        360    1-Jun-31
8333516     FREEHOLD TOWNSHIP               NJ      07728 SFD              7.500       6.750  $ 2,133.30        360    1-Jun-31
8337707     MINNEAPOLIS                     MN      55403 SFD              7.500       6.750  $ 2,735.33        360    1-Nov-30
8351659     ALPINE                          CA      91901 SFD              7.625       6.750  $ 2,264.94        360    1-Nov-30
8359737     ROSEVILLE                       CA      95661 SFD              7.500       6.750  $ 2,689.18        360    1-Jun-31
8363692     FAIRFAX                         VA      22033 SFD              6.750       6.483  $ 3,016.63        360    1-May-31
8364844     HENDERSON                       NV      89052 SFD              7.250       6.750  $ 2,711.47        360    1-May-31
8382318     BENNINGTON                      VT      05201 SFD              7.500       6.750  $ 2,321.39        360    1-May-31
8382365     FREDERICK                       MD      21704 SFD              7.125       6.750  $ 2,536.55        360    1-Jun-31
8383702     ESCONDIDO                       CA      92027 SFD              7.500       6.750  $ 2,449.15        360    1-May-31
8385008     FAIRFAX                         VA      22033 SFD              6.875       6.608  $ 3,228.67        360    1-May-31
8385600     CLARKSVILLE                     MD      21029 SFD              7.125       6.750  $ 3,047.56        360    1-Jun-31
8392592     LEESBURG                        VA      20175 SFD              7.000       6.733  $ 1,971.62        360    1-Jun-31
8406081     SAN DIEGO                       CA      92127 SFD              7.500       6.750  $ 2,594.06        360    1-Jun-31
8414037     SAN DIEGO                       CA      92127 SFD              7.125       6.750  $ 2,562.35        360    1-Jun-31
8425922     FORT COLLINS                    CO      80528 SFD              7.250       6.750  $ 3,410.88        360    1-Apr-31
8446364     COLLEYVILLE                     TX      76034 SFD              7.125       6.750  $ 2,526.44        360    1-May-31
8450180     SAN JOSE                        CA      95124 SFD              7.250       6.750  $ 3,947.75        360    1-Jun-31
8455226     HENDERSON                       NV      89012 SFD              7.125       6.750  $ 2,956.51        360    1-May-31
8455945     SAN DIEGO                       CA      92127 SFD              7.125       6.750  $ 2,339.10        360    1-Jun-31
8455964     ENCINITAS                       CA      92024 SFD              7.500       6.750  $ 3,318.86        360    1-May-31
8471071     HUNTINGTON BEACH                CA      92649 SFD              7.125       6.750  $ 2,881.16        360    1-Jun-31
8474791     LAKE ELMO                       MN      55042 SFD              7.500       6.750  $ 2,611.57        360    1-Apr-31
8476829     THE SEA RANCH                   CA      95497 SFD              7.000       6.733  $ 3,118.61        360    1-Jun-31
8480461     PLACERVILLE                     CA      95667 SFD              7.750       6.750  $ 2,442.97        360    1-Jun-31
8482734     CHULA VISTA                     CA      91915 SFD              7.375       6.750  $ 2,458.11        360    1-Jun-31
8484076     IRVINE                          CA      92602 SFD              7.500       6.750  $ 2,836.01        360    1-Jun-31
8486933     PENLLYN                         PA      19422 SFD              7.625       6.750  $ 3,022.28        360    1-May-31
8494045     SCOTTSDALE                      AZ      85251 SFD              7.125       6.750  $ 3,157.77        360    1-May-31
8494326     ARROYO GRANDE                   CA      93420 SFD              7.625       6.750  $ 2,921.96        360    1-Jun-31
8496261     NISSWA                          MN      55555 SFD              7.125       6.750  $ 2,748.77        360    1-May-31
8497875     BETHESDA                        MD      20817 SFD              7.375       6.750  $ 3,453.38        360    1-May-31
8500202     WHITESTONE                      NY      11357 SFD              7.625       6.750  $ 2,548.06        360    1-Jun-31
8502963     SCOTTSDALE                      AZ      85255 SFD              7.375       6.750  $ 2,590.03        360    1-May-31
8507259     SAN LUIS OBISPO                 CA      93401 SFD              7.625       6.750  $ 8,257.12        360    1-May-31
8509238     FARMINGTON                      MN      55024 SFD              7.250       6.750  $ 2,039.97        360    1-Jun-31
8512203     LA HABRA HEIGHTS                CA      90631 SFD              7.125       6.750  $ 3,031.73        360    1-May-31
8514632     HIGHLANDS RANCH                 CO      80126 SFD              7.500       6.750  $ 2,438.51        360    1-Apr-31
8516518     FRANKLIN SQUARE                 NY      11010 SFD              7.875       6.750  $ 2,212.19        360    1-Jun-31
8517513     SOUTH BEND                      IN      46617 SFD              7.625       6.750  $ 2,831.17        360    1-Jun-31
8531910     HILLSBOROUGH                    NJ      08844 SFD              7.625       6.750  $ 2,318.02        360    1-Jun-31
8532917     HUNTINGTON BEACH                CA      92649 SFD              7.375       6.750  $ 3,439.91        360    1-Apr-31
8533988     BURTONSVILLE                    MD      20866 SFD              7.250       6.750  $ 2,513.14        360    1-Jun-31
8534048     PRINCETON                       NJ      08540 SFD              7.375       6.750  $ 2,569.31        360    1-Jun-31
8536722     BETHESDA                        MD      20817 SFD              7.125       6.750  $ 3,568.01        360    1-May-31
8536854     DUBLIN                          CA      94586 SFD              7.250       6.750  $ 3,401.13        360    1-Jun-31
8538155     CRESTED BUTTE                   CO      81224 SFD              7.375       6.750  $ 2,210.16        360    1-Apr-31
8543017     FLAGSTAFF                       AZ      86001 SFD              7.500       6.750  $ 2,062.68        360    1-May-31
8548160     DALY CITY                       CA      94014 SFD              7.000       6.733  $ 2,029.17        360    1-May-31
8554338     BRENTWOOD                       CA      94513 SFD              7.500       6.750  $ 2,405.30        360    1-Jun-31
8559998     BELLEVUE                        WA      98005 SFD              7.250       6.750  $ 3,192.59        360    1-May-31
8560225     SAN FRANCISCO                   CA      94112 SFD              7.250       6.750  $ 2,609.32        360    1-Jun-31
8565052     WELLESLEY                       MA      02482 SFD              7.500       6.750  $ 3,600.95        360    1-Jun-31
8565703     BROOKLYN                        NY      11228 MF2              7.625       6.750  $ 2,643.61        360    1-Jun-31
8566013     DELAFIELD                       WI      53029 SFD              7.500       6.750  $ 3,076.54        360    1-May-31
8566203     MINNEAPOLIS                     MN      55409 SFD              7.750       6.750  $ 2,539.68        360    1-Apr-31
8566815     SACRAMENTO                      CA      95831 SFD              7.625       6.750  $ 2,229.55        360    1-May-31
8567288     UNION CITY                      CA      94587 SFD              7.000       6.733  $ 1,955.99        360    1-May-31
8567630     HOLLIS                          NY      11423 SFD              7.500       6.750  $ 2,286.43        360    1-May-31
8569072     LIVERMORE                       CA      94550 SFD              7.125       6.750  $ 2,034.63        360    1-Jun-31
8570801     SUPERIOR                        CO      80027 SFD              7.250       6.750  $ 2,246.60        360    1-May-31
8572724     TUCSON                          AZ      85750 SFD              7.250       6.750  $ 2,567.37        360    1-May-31
8574854     SAN FRANCISCO                   CA      94124 SFD              7.250       6.750  $ 2,080.64        360    1-May-31
8575333     OAKLAND                         CA      94602 SFD              7.375       6.750  $ 2,693.63        360    1-Jun-31
8576276     MUNSTER                         IN      46321 SFD              7.875       6.750  $ 2,715.38        360    1-May-31
8576984     SAN LUIS OBISPO                 CA      93401 SFD              7.250       6.750  $ 2,414.90        360    1-May-31
8579855     LAVALLETTE BORO.                NJ      08735 SFD              7.500       6.750  $ 2,293.42        360    1-Jun-31
8580720     FALLSTON                        MD      21047 SFD              7.250       6.750  $ 2,687.28        240    1-May-21
8581041     CLE ELUM                        WA      98922 SFD              7.875       6.750  $ 3,973.38        360    1-May-31
8581243     LOS ALTOS                       CA      94024 SFD              7.250       6.750  $ 3,410.88        360    1-Apr-31
8584593     ORINDA                          CA      94563 SFD              7.250       6.750  $ 3,110.72        360    1-Jun-31
8585471     ANNAPOLIS                       MD      21401 SFD              7.500       6.750  $ 2,059.19        360    1-Apr-31
8585798     SAN FRANCISCO                   CA      94117 LCO              7.375       6.750  $ 4,130.24        360    1-May-31
8586738     NISSEQUOGUE                     NY      11780 SFD              7.500       6.750  $ 3,244.36        360    1-Jun-31
8587132     BURR RIDGE                      IL      60521 SFD              7.500       6.750  $ 3,408.67        360    1-Jun-31
8587324     HENDERSON                       NV      89052 SFD              7.625       6.750  $ 4,600.66        360    1-Jun-31
8587501     PRIEST LAKE                     ID      83856 SFD              7.625       6.750  $ 2,972.73        360    1-Jun-31
8588152     ROCHESTER                       MN      55901 SFD              7.250       6.750  $ 4,352.28        360    1-Apr-31
8588257     CHESTER TWP                     NJ      07930 SFD              7.250       6.750  $ 3,922.51        360    1-May-31
8590240     MURRIETA                        CA      92562 SFD              7.375       6.750  $ 2,223.97        360    1-Jun-31
8590356     LOS ANGELES                     CA      90043 SFD              7.250       6.750  $ 1,978.31        360    1-May-31
8590596     FOLSOM                          CA      95630 SFD              7.500       6.750  $ 3,010.12        360    1-May-31
8591425     EL DORADO HILLS                 CA      95762 SFD              6.875       6.608  $ 4,270.04        360    1-Jun-31
8591912     IRVINE                          CA      92618 SFD              7.125       6.750  $ 2,223.27        360    1-May-31
8592176     WAYNE                           PA      19087 SFD              7.375       6.750  $ 2,306.85        360    1-May-31
8592808     HAPPY VALLEY                    OR      97266 SFD              7.375       6.750  $ 2,334.48        360    1-Jun-31
8593411     LEXINGTON                       MA      02421 SFD              7.375       6.750  $ 4,144.05        360    1-Jun-31
8593651     GALVESTON                       TX      77554 SFD              7.125       6.750  $ 3,200.16        360    1-May-31
8594686     AURORA                          CO      80016 SFD              7.125       6.750  $ 2,425.39        360    1-May-31
8594755     THOUSAND OAKS                   CA      91360 SFD              7.250       6.750  $ 2,087.46        360    1-Jun-31
8595426     BOULDER                         CO      80303 SFD              7.500       6.750  $ 3,915.60        360    1-May-31
8595615     URBANDALE                       IA      50322 SFD              7.000       6.733  $ 2,421.70        360    1-May-31
8597508     KIRKLAND                        WA      98034 SFD              7.125       6.750  $ 2,372.84        360    1-Jun-31
8598383     WASHINGTON                      DC      20008 SFD              7.250       6.750  $ 2,109.29        360    1-Apr-31
8600032     CAMAS                           WA      98607 SFD              7.125       6.750  $ 2,169.37        360    1-Jun-31
8600890     SAN DIEGO                       CA      92130 SFD              7.375       6.750  $ 2,659.10        360    1-May-31
8602208     ZIMMERMAN                       MN      55398 SFD              7.125       6.750  $ 3,040.49        360    1-May-31
8602330     STEVENSON RANCH                 CA      91381 SFD              7.375       6.750  $ 2,603.85        360    1-Jun-31
8603127     WESTLAKE VILLAGE                CA      91361 SFD              7.250       6.750  $ 2,592.27        360    1-Jun-31
8603283     CHICAGO                         IL      60614 LCO              7.375       6.750  $ 3,505.18        360    1-Jun-31
8607302     AURORA                          CO      80016 SFD              7.250       6.750  $ 3,342.66        360    1-May-31
8607847     WHITTIER                        CA      90605 SFD              7.250       6.750  $ 2,837.85        360    1-Jun-31
8608479     GREENVILLE                      DE      19807 SFD              7.375       6.750  $ 2,486.43        360    1-Apr-31
8608589     NORTHRIDGE                      CA      91326 SFD              7.750       6.750  $ 2,235.21        360    1-May-31
8609344     SAN FRANCISCO                   CA      94110 SFD              7.000       6.733  $ 4,226.00        360    1-Apr-31
8609374     BLOOMFILED HILLS                MI      48301 SFD              7.250       6.750  $ 3,001.58        360    1-May-31
8610183     GILROY                          CA      95020 SFD              7.375       6.750  $ 3,315.24        360    1-Jun-31
8610264     SONOMA                          CA      95470 SFD              7.250       6.750  $ 3,305.14        360    1-May-31
8611834     GOLDEN                          CO      80403 SFD              7.250       6.750  $ 3,956.62        360    1-May-31
8612354     SUN VALLEY                      ID      83353 PUD              7.125       6.750  $ 2,694.87        360    1-Jun-31
8613279     DALLAS                          TX      75220 SFD              7.125       6.750  $ 2,145.12        360    1-Jun-31
8614613     POWAY                           CA      92064 SFD              7.500       6.750  $ 2,698.97        360    1-Jun-31
8615698     ATLANTIC HIGHLAND               NJ      07716 SFD              7.375       6.750  $ 2,621.11        360    1-May-31
8616007     MUKILTEO                        WA      98275 SFD              7.375       6.750  $ 2,237.79        360    1-Jun-31
8616535     LITTLETON                       CO      80124 SFD              7.500       6.750  $ 3,600.95        360    1-May-31
8616868     HILLSBOROUGH                    CA      94010 SFD              7.250       6.750  $ 3,410.88        360    1-Jun-31
8617347     BELMONT                         CA      94002 SFD              6.875       6.608  $ 3,481.72        360    1-Jun-31
8617620     COLD SPRING                     NY      10516 SFD              7.125       6.750  $ 2,910.46        360    1-Jun-31
8619246     WELLESLEY                       MA      02481 SFD              7.375       6.750  $ 4,454.85        360    1-Jun-31
8619360     CONCORD                         CA      94521 SFD              7.500       6.750  $ 2,386.07        360    1-Jun-31
8620461     TUCSON                          AZ      85750 SFD              7.375       6.750  $ 2,562.40        360    1-May-31
8621126     SANTA BARBARA                   CA      93101 LCO              7.375       6.750  $ 2,293.04        360    1-May-31
8621174     BOZEMAN                         MT      59718 SFD              7.250       6.750  $ 2,182.96        360    1-Jun-31
8621605     CONCORD                         CA      94521 SFD              7.500       6.750  $ 2,307.41        360    1-Jun-31
8621846     CINCINNATI                      OH      45229 SFD              7.250       6.750  $ 2,728.71        360    1-May-31
8622075     TUSTIN                          CA      92782 SFD              7.250       6.750  $ 4,782.06        360    1-May-31
8622202     SAN RAMON                       CA      94583 SFD              7.250       6.750  $ 2,530.87        360    1-Jun-31
8622456     EVANSTON                        IL      60202 SFD              7.500       6.750  $ 4,544.89        360    1-Jun-31
8622742     LONGMONT                        CO      80503 SFD              7.375       6.750  $ 4,351.25        360    1-Jun-31
8624125     CARY                            NC      27511 SFD              7.000       6.733  $ 3,047.09        360    1-Jun-31
8625118     BELL CANYON                     CA      91307 SFD              7.375       6.750  $ 5,304.38        360    1-Jun-31
8625652     CORONA DEL MAR                  CA      92625 SFD              7.000       6.733  $ 3,844.45        360    1-Jun-31
8625688     DANA POINT                      CA      92629 SFD              7.250       6.750  $ 2,188.69        360    1-Jun-31
8626751     DENVER                          CO      80231 SFD              7.250       6.750  $ 2,237.54        360    1-Jun-31
8627133     FREMONT                         CA      94536 SFD              7.375       6.750  $ 2,227.43        360    1-Jun-31
8627212     ERIE                            CO      80516 SFD              7.500       6.750  $ 2,373.83        360    1-May-31
8627497     MIDLAND                         TX      79707 SFD              7.625       6.750  $ 4,534.83        360    1-Jun-31
8627610     CHEVY CHASE                     MD      20815 SFD              7.125       6.750  $ 3,896.79        360    1-Jun-31
8629317     EDINA                           MN      55436 SFD              7.500       6.750  $ 1,985.77        360    1-May-31
8629775     LOS GATOS                       CA      95030 SFD              7.250       6.750  $ 4,093.06        360    1-Jun-31
8630166     WOODRIDGE                       IL      60517 SFD              7.250       6.750  $ 2,124.98        360    1-Jun-31
8630358     RICHMOND                        CA      94803 SFD              7.500       6.750  $ 2,265.45        360    1-Jun-31
8630887     ROSSMOOR                        CA      90720 SFD              7.500       6.750  $ 2,887.76        360    1-Jun-31
8631146     KANSAS CITY                     MO      64108 SFD              7.375       6.750  $ 2,348.30        360    1-May-31
8631189     GRANITE BAY                     CA      95746 SFD              7.375       6.750  $ 2,776.51        360    1-Jun-31
8631279     SHREWSBURY                      MA      01545 SFD              7.375       6.750  $ 2,047.85        360    1-May-31
8631393     SANTA CLARA                     CA      95054 SFD              7.500       6.750  $ 3,321.27        360    1-May-31
8631437     HAYWARD                         CA      94544 SFD              7.375       6.750  $ 2,348.30        360    1-Jun-31
8631542     WASHINGTON                      DC      20007 SFD              7.000       6.733  $ 3,720.37        360    1-May-31
8633062     CONIFER                         CO      80433 SFD              7.125       6.750  $ 3,200.16        360    1-Jun-31
8635432     BETHESDA                        MD      20814 SFD              7.500       6.750  $ 2,490.95        360    1-Jun-31
8635612     WATERFORD                       VA      20197 SFD              7.500       6.750  $ 2,062.68        360    1-Jun-31
8635667     BROOKSVILLE                     FL      34602 SFD              7.250       6.750  $ 2,428.55        360    1-May-31
8637171     CYPRESS                         TX      77429 SFD              7.500       6.750  $ 4,764.45        360    1-Jun-31
8639522     GRASONVILLE                     MD      21638 SFD              7.500       6.750  $ 3,627.59        240    1-May-21
8640090     CAPISTRANO BEACH                CA      92624 SFD              7.250       6.750  $ 2,196.61        360    1-Jun-31
8641611     PHOENIX                         AZ      85018 SFD              7.250       6.750  $ 3,192.59        360    1-May-31
8641715     SAN DIMAS                       CA      91773 SFD              7.125       6.750  $ 2,344.54        360    1-Jun-31
8642313     PLEASANTON                      CA      94588 SFD              7.500       6.750  $ 2,227.00        360    1-Jun-31
8644332     WAUKEE                          IA      50263 SFD              7.375       6.750  $ 2,011.25        360    1-Jun-31
8644655     COPPELL                         TX      75019 SFD              7.125       6.750  $ 2,446.95        360    1-Jun-31
8645425     DUCK                            NC      27949 SFD              7.250       6.750  $ 1,981.04        360    1-Jun-31
8646758     ATLANTA                         GA      30328 SFD              7.125       6.750  $ 2,344.54        360    1-May-31
8646823     EAGAN                           MN      55123 SFD              7.125       6.750  $ 2,694.87        360    1-Jun-31
8648044     ALPHARETTA                      GA      30022 SFD              7.125       6.750  $ 2,991.31        360    1-May-31
8648088     SAN CLEMENTE                    CA      92672 SFD              7.250       6.750  $ 2,728.09        360    1-May-31
8649291     SAN FRANCISCO                   CA      94127 SFD              7.000       6.733  $ 4,989.77        360    1-May-31
8649611     CLEARWATER                      FL      33767 SFD              7.125       6.750  $ 2,021.16        360    1-Jun-31
8650278     WASHINGTON                      DC      20008 SFD              7.375       6.750  $ 5,131.72        360    1-Jun-31
8651102     GIG HARBOR                      WA      98332 SFD              7.375       6.750  $ 1,989.14        360    1-Jun-31
8651751     DURANGO                         CO      81301 SFD              7.375       6.750  $ 4,199.30        360    1-May-31
8652105     REDLANDS                        CA      92373 SFD              8.000       6.750  $ 2,201.29        360    1-Jun-31
8652636     BEVERLY HILLS                   CA      90212 LCO              7.500       6.750  $ 2,629.05        360    1-Jun-31
8652955     MINNEAPOLIS                     MN      55410 SFD              7.375       6.750  $ 3,204.73        360    1-May-31
8653930     ARLINGTON                       VA      22202 SFD              7.375       6.750  $ 2,431.18        360    1-May-31
8654103     MELROSE                         MA      02176 SFD              7.625       6.750  $ 2,605.57        360    1-Jun-31
8655141     OXNARD                          CA      93030 SFD              7.250       6.750  $ 2,608.64        360    1-Jun-31
8655414     CHARLOTTE                       NC      28203 SFD              7.125       6.750  $ 2,703.30        360    1-Jun-31
8655733     GAITHERSBURG                    MD      20877 SFD              7.250       6.750  $ 2,237.54        360    1-May-31
8655926     NORMANDY PARK                   WA      98166 SFD              7.250       6.750  $ 2,455.83        360    1-Jun-31
8656527     RENO                            NV      89511 SFD              7.125       6.750  $ 3,435.96        360    1-Jun-31
8658372     CHANHASSEN                      MN      55317 SFD              7.375       6.750  $ 2,072.03        360    1-May-31
8659747     AUSTIN                          TX      78746 SFD              7.500       6.750  $ 4,364.50        360    1-Jun-31
8661486     WEST WINDSOR TWP                NJ      08550 SFD              7.500       6.750  $ 2,912.23        360    1-Jun-31
8661912     W. UNIVERSITY PL.               TX      77005 SFD              7.500       6.750  $ 2,552.97        360    1-May-31
8661960     LAS VEGAS                       NV      89117 SFD              7.750       6.750  $ 3,897.28        360    1-May-31
8662844     ANGLETON                        TX      77515 SFD              7.250       6.750  $ 2,333.04        360    1-May-31
8663744     WESTMINSTER                     CO      80234 SFD              7.000       6.733  $ 2,992.08        360    1-Jun-31
8664235     WASHINGTON                      DC      20016 PUD              7.250       6.750  $ 3,056.15        360    1-Jun-31
8664355     SIOUX FALLS                     SD      57103 SFD              7.500       6.750  $ 4,772.14        360    1-May-31
8664434     COLORADO SPRINGS                CO      80906 SFD              7.250       6.750  $ 3,219.87        360    1-May-31
8668959     FAIRFAX                         VA      22035 SFD              7.500       6.750  $ 2,444.45        360    1-Jun-31
8670165     ALPHARETTA                      GA      30004 SFD              7.125       6.750  $ 2,739.17        360    1-Jun-31
8670565     BOTHELL                         WA      98012 SFD              7.375       6.750  $ 1,926.67        360    1-Jun-31
8671626     MONMOUTH JNCT                   NJ      08852 SFD              7.250       6.750  $ 2,401.26        360    1-Jun-31
8671913     NORTH ANDOVER                   MA      01845 SFD              7.375       6.750  $ 3,734.49        240    1-May-21
8672094     WOODACRE                        CA      94973 SFD              7.375       6.750  $ 2,210.16        360    1-Jun-31
8672607     SHREWSBURY                      NJ      07702 SFD              8.000       6.750  $ 2,179.28        360    1-Jun-31
8673505     OCEAN CITY                      NJ      08226 SFD              7.375       6.750  $ 2,327.58        360    1-Jun-31
8673836     LOS ANGELES                     CA      90039 SFD              7.500       6.750  $ 2,908.73        360    1-Jun-31
8674651     LAS FLORES                      CA      92688 SFD              6.875       6.608  $ 2,374.93        360    1-Jun-31
8675558     SCOTTSDALE                      AZ      85260 SFD              7.125       6.750  $ 2,223.27        360    1-Jun-31
8675570     ALISO VIEJO                     CA      92656 SFD              7.000       6.733  $ 2,554.76        360    1-Jun-31
8677360     SPOKANE                         WA      99224 SFD              7.625       6.750  $ 3,397.41        360    1-May-31
8677839     BETHESDA                        MD      20814 SFD              7.375       6.750  $ 2,762.70        360    1-May-31
8678780     MINNETONKA                      MN      55343 SFD              7.500       6.750  $ 3,377.21        360    1-May-31
8679007     ATLANTA                         GA      30324 SFD              7.250       6.750  $ 2,368.86        360    1-Jun-31
8681794     NEWPORT BEACH                   CA      92663 SFD              7.500       6.750  $ 2,782.17        360    1-Jun-31
8681938     ASPEN                           CO      81611 LCO              7.750       6.750  $ 3,044.75        360    1-Jun-31
8683866     LEWISVILLE                      TX      75056 SFD              7.625       6.750  $ 2,364.48        360    1-May-31
8684452     SANTA BARBARA                   CA      93103 MF2              7.125       6.750  $ 3,745.87        360    1-Jun-31
8685252     CASTLE ROCK                     CO      80104 SFD              7.375       6.750  $ 3,367.04        360    1-Jun-31
8687120     LONGBOAT                        FL      34228 SFD              7.375       6.750  $ 5,611.74        360    1-May-31
8687629     HOLLISTON                       MA      01746 SFD              6.750       6.483  $ 2,947.88        360    1-Jun-31
8688453     AVONDALE                        PA      19311 SFD              7.250       6.750  $ 2,401.26        360    1-May-31
8690624     COON RAPIDS                     MN      55433 SFD              7.500       6.750  $ 3,635.92        360    1-May-31
8691675     SARATOGA                        CA      95070 SFD              7.000       6.733  $ 4,324.47        360    1-Jun-31
8692427     THOUSAND OAKS                   CA      91361 SFD              7.375       6.750  $ 3,384.31        360    1-Jun-31
8693933     CHICAGO                         IL      60618 SFD              7.875       6.750  $ 2,900.28        360    1-Jun-31
8693951     WRIGHTSVILLE BEAC               NC      28403 SFD              7.625       6.750  $ 3,257.27        360    1-Jun-31
8695706     ELIZABETH                       CO      80107 SFD              7.625       6.750  $ 2,548.06        360    1-Jun-31
8697846     NEW PORT BEACH                  CA      92625 MF2              7.375       6.750  $ 3,418.84        360    1-Jun-31
8698901     SEA ISLE CITY                   NJ      08243 LCO              7.500       6.750  $ 3,356.23        360    1-Jun-31
8699263     PRIOR LAKE                      MN      55372 SFD              7.125       6.750  $ 2,263.69        360    1-Jun-31
8699432     SANTA ANA                       CA      92705 SFD              7.375       6.750  $ 4,751.84        360    1-May-31
8701109     CARBONDALE                      CO      81623 SFD              7.500       6.750  $ 2,265.45        360    1-Jun-31
8701301     KIRKLAND                        WA      98033 SFD              6.750       6.483  $ 2,567.93        360    1-Jun-31
8704059     MCKINNEY                        TX      75070 SFD              7.000       6.733  $ 2,328.56        360    1-Jun-31
8704752     REDMOND                         WA      98052 SFD              7.250       6.750  $ 3,438.17        360    1-Jun-31
8706508     AVALON                          NJ      08202 SFD              7.125       6.750  $ 4,379.17        360    1-Jun-31
8708884     OCEAN CITY                      NJ      08226 LCO              7.500       6.750  $ 3,496.07        360    1-Jun-31
8717369     GOLDEN VALLEY                   MN      55442 SFD              7.500       6.750  $ 2,237.49        360    1-Jun-31
8719140     PORTLAND                        OR      97212 SFD              7.500       6.750  $ 2,936.70        360    1-Jun-31
8722259     GREEN BAY                       WI      54313 SFD              7.625       6.750  $ 3,278.50        360    1-Jun-31
9010070     SAN JOSE                        CA      95111 SFD              7.750       6.750  $ 2,122.38        360    1-Feb-31
9010961     SAN JOSE                        CA      95127 SFD              8.000       6.750  $ 4,154.95        360    1-Feb-31
9011385     FREMONT                         CA      94536 SFD              7.375       6.750  $ 3,377.41        360    1-May-31
9012910     SAN JOSE                        CA      95121 SFD              7.500       6.750  $ 2,097.65        360    1-Apr-31
9013520     MILPITAS                        CA      95035 SFD              8.500       6.750  $ 2,614.31        360    1-Mar-31
9013697     SAN MATEO                       CA      94401 SFD              7.625       6.750  $ 2,717.93        360    1-May-31
9016022     FORESTHILL                      CA      95631 SFD              7.500       6.750  $ 3,020.26        360    1-Jun-31
9025435     HOLLISTER                       CA      95023 SFD              7.875       6.750  $ 2,283.97        360    1-Apr-31
9026496     ROSEBURG                        OR      97470 SFD              7.625       6.750  $ 2,293.26        360    1-May-31
9058860     MANTECA                         CA      95336 SFD              7.875       6.750  $ 2,719.01        360    1-May-31
9064352     COLUMBIA                        CA      95310 SFD              7.875       6.750  $ 3,621.65        360    1-May-31
9066727     RICHMOND                        CA      94801 SFD              8.000       6.750  $ 2,935.06        360    1-Mar-31
9068937     CARMICHAEL                      CA      95608 SFD              7.375       6.750  $ 2,189.44        360    1-May-31
9069117     SANTA ROSA                      CA      95404 SFD              7.625       6.750  $ 3,538.97        360    1-May-31
9069430     RICHMOND                        CA      94805 SFD              7.875       6.750  $ 2,394.91        360    1-Apr-31
9071083     ASHAROKEN                       NY      11768 SFD              8.000       6.750  $ 2,142.60        360    1-May-31
9071165     REDWOOD CITY                    CA      94061 SFD              8.000       6.750  $ 2,949.74        360    1-Apr-31
9071498     NEWPORT COAST (AR               CA      92657 SFD              7.875       6.750  $ 2,755.27        360    1-Apr-31
9072165     SAN FRANCISCO                   CA      94121 SFD              7.750       6.750  $ 3,900.87        360    1-May-31
9072342     SAN JOSE                        CA      95133 SFD              7.750       6.750  $ 3,080.58        360    1-Apr-31
9072343     MONTARA                         CA      94037 SFD              7.250       6.750  $ 2,796.93        360    1-Apr-31
9072577     SANTA ROSA                      CA      95403 SFD              7.500       6.750  $ 2,850.70        360    1-May-31
9072584     SUNNYVALE                       CA      94087 SFD              7.125       6.750  $ 2,636.94        360    1-May-31
9073351     SANTA MONICA                    CA      90405 SFD              7.250       6.750  $ 2,217.08        360    1-Apr-31
9073415     MILPITAS                        CA      95035 SFD              7.625       6.750  $ 2,335.72        360    1-May-31
9209612     SAN JOSE                        CA      95138 SFD              7.625       6.750  $ 3,538.97        360    1-May-31
9210509     JAMUL                           CA      91935 SFD              7.500       6.750  $ 2,936.70        360    1-May-31
9211047     OAKLAND                         CA      94611 SFD              7.500       6.750  $ 3,391.19        360    1-May-31
9211050     DENVER                          CO      80209 SFD              7.125       6.750  $ 2,828.95        360    1-Apr-31
9211417     BEND                            OR      97701 SFD              7.375       6.750  $ 2,072.03        360    1-Apr-31
9211491     SAN JOSE                        CA      95121 SFD              8.000       6.750  $ 2,696.59        360    1-May-31
9211766     PETALUMA                        CA      94952 SFD              8.250       6.750  $ 2,929.94        360    1-May-31
9212590     IRVINE                          CA      92618 SFD              7.750       6.750  $ 2,922.97        360    1-Apr-31
9212617     HOLLISTER                       CA      95023 SFD              7.250       6.750  $ 2,544.52        360    1-May-31
9212886     HOLLISTER                       CA      95023 SFD              7.250       6.750  $ 2,455.84        360    1-Apr-31
9212913     CARMICHAEL                      CA      95608 SFD              7.500       6.750  $ 3,549.92        360    1-Apr-31
9212963     SANTA ROSA                      CA      95401 SFD              7.125       6.750  $ 2,024.53        360    1-Apr-31
9213077     PLEASANTON                      CA      94588 SFD              8.375       6.750  $ 3,040.29        360    1-Apr-31
9213083     CORONADO                        CA      92118 SFD              8.500       6.750  $ 4,613.48        360    1-May-31
9213346     CHICAGO                         IL      60622 SFD              8.500       6.750  $ 3,075.66        360    1-May-31
9213649     HUNTINGTON BEACH                CA      92647 SFD              7.375       6.750  $ 2,467.44        360    1-Apr-31
9213733     CARLSBAD                        CA      92009 SFD              7.875       6.750  $ 2,900.28        360    1-Apr-31
9213765     SAN JOSE                        CA      95127 SFD              7.500       6.750  $ 2,125.62        360    1-May-31
9213792     SANTA MONICA                    CA      90402 SFD              7.125       6.750  $ 6,737.19        360    1-May-31
9213884     SAN JOSE                        CA      95120 SFD              7.750       6.750  $ 2,772.52        360    1-May-31
9213974     SAN JOSE                        CA      95127 SFD              7.750       6.750  $ 2,367.75        360    1-Apr-31
9213998     BERKELEY                        CA      94708 SFD              7.750       6.750  $ 3,206.67        360    1-May-31
9214021     LITTLETON                       CO      80123 SFD              7.375       6.750  $ 2,801.38        360    1-Apr-31
9214058     ROCKLIN                         CA      95765 SFD              7.875       6.750  $ 2,221.67        360    1-May-31
9214404     FREMONT                         CA      94539 SFD              7.375       6.750  $ 2,935.37        360    1-Jun-31
9214619     HAYWARD                         CA      94541 SFD              7.125       6.750  $ 3,271.58        360    1-May-31
9214621     SAN JOSE                        CA      95133 LCO              7.500       6.750  $ 2,041.71        360    1-May-31
9215805     HEATH                           TX      75032 SFD              7.250       6.750  $ 2,510.41        360    1-Apr-31
9216067     NAPA                            CA      94558 SFD              7.250       6.750  $ 3,410.89        360    1-May-31
9216121     VACAVILLE                       CA      95687 SFD              7.250       6.750  $ 1,937.38        360    1-May-31
9216227     LOS GATOS                       CA      95030 SFD              7.625       6.750  $ 7,077.94        360    1-May-31
9216610     PALO ALTO                       CA      94303 SFD              7.625       6.750  $ 4,062.74        360    1-Jun-31
9216614     GILROY                          CA      95020 SFD              7.750       6.750  $ 2,435.81        360    1-May-31
9216691     SAN JOSE                        CA      95138 SFD              7.375       6.750  $ 3,605.33        360    1-May-31
9216704     OAKLEY                          CA      94561 SFD              7.375       6.750  $ 2,210.16        360    1-May-31
9217053     OAKLAND                         CA      94610 SFD              7.125       6.750  $ 2,526.45        360    1-May-31
9218336     SAN JOSE                        CA      95138 SFD              7.500       6.750  $ 5,034.35        360    1-May-31
9218371     DENVER                          CO      80211 SFD              7.500       6.750  $ 2,153.58        360    1-May-31
9218373     EXETER                          CA      93221 SFD              7.375       6.750  $ 3,396.05        360    1-May-31
9218562     SAN JOSE                        CA      95123 SFD              7.625       6.750  $ 2,655.65        360    1-May-31
9218648     CALABASAS                       CA      91302 SFD              7.375       6.750  $ 5,269.86        360    1-Jun-31
9218677     DANVILLE                        CA      94526 SFD              7.500       6.750  $ 2,971.67        360    1-Apr-31
9218716     LIVERMORE                       CA      94550 SFD              7.875       6.750  $ 3,096.05        360    1-May-31
9218720     BEN LOMOND                      CA      95005 SFD              7.500       6.750  $ 2,700.72        360    1-May-31
9218906     MANHATTAN BEACH                 CA      90266 SFD              7.375       6.750  $ 3,733.10        360    1-May-31
9218951     GILROY                          CA      95020 SFD              7.375       6.750  $ 3,108.04        360    1-May-31
9219034     SAN JOSE                        CA      95123 SFD              7.000       6.733  $ 2,395.09        360    1-May-31
9219342     BOONEVILLE                      IN      47601 SFD              8.125       6.750  $ 2,338.87        360    1-May-31
9219348     GULF BREEZE                     FL      32561 SFD              7.625       6.750  $ 2,555.14        360    1-May-31
9219725     LEAWOOD                         KS      66224 SFD              7.500       6.750  $ 3,020.61        360    1-May-31
9220044     SAN JOSE                        CA      95118 SFD              7.625       6.750  $ 3,078.91        360    1-May-31
9220202     PACIFICA                        CA      94044 SFD              7.250       6.750  $ 1,889.63        360    1-May-31
9220294     GRANITE BAY                     CA      95746 SFD              8.000       6.750  $ 4,021.03        360    1-Jun-31
9220428     CUPERTINO                       CA      95014 SFD              7.625       6.750  $ 5,662.35        360    1-May-31
9220484     ALAMEDA                         CA      94610 SFD              8.125       6.750  $ 2,283.18        360    1-May-31
9220574     CASTRO VALLEY                   CA      94552 SFD              7.500       6.750  $ 2,950.69        360    1-May-31
9220583     ALAMO                           CA      94507 SFD              7.750       6.750  $ 2,453.00        360    1-May-31
9220648     SPRING                          TX      77381 SFD              7.375       6.750  $ 2,208.78        360    1-Jun-31
9220878     LIVERMORE                       CA      94550 SFD              7.625       6.750  $ 2,512.67        360    1-May-31
9221564     ROCKVILLE                       MD      20852 SFD              7.500       6.750  $ 2,482.22        360    1-May-31
9221686     HALF MOON BAY                   CA      94019 SFD              7.875       6.750  $ 3,371.58        360    1-May-31
9221727     APTOS                           CA      95003 SFD              7.375       6.750  $ 2,061.67        360    1-May-31
9221759     WOODINVILLE                     WA      98072 SFD              7.500       6.750  $ 2,069.68        360    1-May-31
9222533     DESTIN                          FL      32550 SFD              7.500       6.750  $ 2,161.98        360    1-May-31
9222570     TUCSON                          AZ      85749 SFD              7.500       6.750  $ 2,115.13        360    1-Jun-31
9222616     FORT COLLINS                    CO      80525 SFD              7.125       6.750  $ 2,483.05        360    1-Jun-31
9222646     MONTARA                         CA      94038 SFD              7.625       6.750  $ 2,229.55        360    1-May-31
9222780     WALNUT CREEK                    CA      94598 SFD              7.375       6.750  $ 3,149.48        360    1-May-31
9222784     ALAMO                           CA      94507 SFD              7.375       6.750  $ 3,798.72        360    1-Jun-31
9222790     SEBASTOPOL                      CA      95472 SFD              7.625       6.750  $ 2,388.81        360    1-May-31
9223718     EL CAJON                        CA      92020 SFD              8.625       6.750  $ 2,792.66        360    1-May-31
9223748     GILROY                          CA      95020 SFD              7.375       6.750  $ 2,442.23        360    1-May-31
9223852     HIGHLAND                        UT      84003 SFD              7.625       6.750  $ 2,123.39        360    1-May-31
9224410     SAN JOSE                        CA      95117 SFD              7.625       6.750  $ 2,378.19        360    1-May-31
9224685     BENICIA                         CA      94510 SFD              7.000       6.733  $ 2,554.77        360    1-Jun-31
9224773     GILROY                          CA      95020 SFD              7.375       6.750  $ 1,968.43        360    1-Jun-31
9225011     BURNET                          TX      78611 SFD              7.500       6.750  $ 2,097.65        360    1-Jun-31
9225373     GOLDEN                          CO      80401 SFD              7.250       6.750  $ 2,708.24        360    1-May-31
9226418     SANTA ROSA                      CA      95403 SFD              7.250       6.750  $ 3,547.32        360    1-May-31
9226698     PORTLAND                        OR      97210 SFD              7.750       6.750  $ 2,349.84        360    1-Jun-31
9226898     BENICIA                         CA      94510 SFD              7.375       6.750  $ 2,411.84        360    1-May-31
9227507     WEST BEND                       WI      53095 SFD              7.500       6.750  $ 2,041.71        360    1-Jun-31
9228274     BATAVIA                         IL      60510 SFD              7.750       6.750  $ 2,378.49        360    1-Apr-31
9228616     SAN JOSE                        CA      95124 SFD              7.500       6.750  $ 2,447.25        360    1-May-31
9228674     SAN RAMON                       CA      94583 SFD              7.500       6.750  $ 2,181.55        360    1-May-31
9229541     LAFAYETTE                       CO      80026 SFD              7.750       6.750  $ 7,020.84        360    1-May-31
9229666     SAN JOSE                        CA      95129 SFD              8.125       6.750  $ 4,566.36        360    1-Apr-31
9229699     BENICIA                         CA      94510 SFD              7.125       6.750  $ 2,459.08        360    1-May-31
9229733     SAN JOSE                        CA      95131 SFD              7.375       6.750  $ 3,108.04        360    1-May-31
9229801     FREMONT                         CA      94536 SFD              8.000       6.750  $ 2,282.01        360    1-May-31
9230301     DALY CITY                       CA      94015 SFD              7.250       6.750  $ 2,387.62        360    1-May-31
9230435     SAN DIEGO                       CA      92109 SFD              9.250       6.750  $ 3,915.94        360    1-May-31
9231216     UNION CITY                      CA      94587 SFD              7.375       6.750  $ 3,011.35        360    1-Jun-31
9231222     WINTERS                         CA      95694 SFD              7.250       6.750  $ 2,524.06        360    1-May-31
9231258     LA VERNE                        CA      91750 SFD              7.875       6.750  $ 2,356.48        360    1-May-31
9231345     SAN JOSE                        CA      95118 SFD              7.875       6.750  $ 2,436.24        360    1-May-31
9232163     POWAY                           CA      92064 SFD              7.250       6.750  $ 2,455.84        360    1-Apr-31
9232339     LOCKPORT                        IL      60441 SFD              7.750       6.750  $ 2,041.78        360    1-Apr-31
9232546     ROSEBURG                        OR      97470 SFD              7.625       6.750  $ 2,194.16        360    1-Apr-31
9232636     FREMONT                         CA      94536 SFD              7.500       6.750  $ 2,426.28        360    1-Apr-31
9233142     ATLANTA                         GA      30328 SFD              7.500       6.750  $ 3,146.47        360    1-Jul-31
9234121     SAN JUAN CAPISTRA               CA      92675 SFD              7.625       6.750  $ 3,538.97        360    1-Apr-31
9262651     RANCHO CUCAMONGA                CA      91739 SFD              7.750       6.750  $ 2,292.52        360    1-Jun-31
9262781     FLUSHING                        NY      11358 LCO              7.625       6.750  $ 2,786.94        360    1-Jun-31
9263185     SANTA CLARA                     CA      95051 SFD              7.500       6.750  $ 2,363.35        360    1-Jun-31
9263498     SAN JOSE                        CA      95110 SFD              7.500       6.750  $ 2,782.88        360    1-Jun-31
9263662     CUPERTINO                       CA      95014 SFD              7.500       6.750  $ 5,125.25        360    1-May-31
9263854     DIABLO                          CA      94528 SFD              7.625       6.750  $ 5,999.97        360    1-Apr-31
9264875     BETHESDA                        MD      20817 SFD              7.500       6.750  $ 3,039.84        360    1-Apr-31
9265111     GRANITE BAY                     CA      95746 SFD              7.625       6.750  $ 2,746.24        360    1-May-31
9265383     CLAYTON                         CA      94517 SFD              7.125       6.750  $ 2,753.83        360    1-May-31
9265391     OAKLAND                         CA      94611 SFD              7.625       6.750  $ 3,524.46        360    1-May-31
9265849     SOUTH JORDAN                    UT      84095 SFD              7.750       6.750  $ 2,288.94        360    1-May-31
9266050     WINDSOR                         CA      95492 SFD              7.750       6.750  $ 3,089.53        360    1-Apr-31
9266134     SUISUN CITY                     CA      94585 SFD              7.750       6.750  $ 2,435.81        360    1-May-31
9266533     SUNNYVALE                       CA      94085 SFD              7.250       6.750  $ 2,285.29        360    1-May-31
9266583     DUBLIN                          CA      94568 SFD              7.250       6.750  $ 3,622.36        360    1-Apr-31
9266590     SAN JOSE                        CA      95124 SFD              7.500       6.750  $ 2,517.18        360    1-Apr-31
9266648     WINDSOR                         CA      95492 SFD              7.500       6.750  $ 3,518.45        360    1-Apr-31
9266770     SANTA ROSA                      CA      95404 SFD              7.500       6.750  $ 2,548.64        360    1-Apr-31
9267480     MANTECA                         CA      95337 SFD              7.500       6.750  $ 2,146.59        360    1-May-31
9267567     LAFAYETTE                       CA      94549 SFD              7.500       6.750  $ 2,936.70        360    1-May-31
9268084     FREMONT                         CA      94536 SFD              7.375       6.750  $ 3,097.68        360    1-May-31
9268092     SAN JOSE                        CA      95125 SFD              8.000       6.750  $ 2,927.72        360    1-May-31
9268117     DUBLIN                          CA      94568 SFD              7.375       6.750  $ 2,210.16        360    1-May-31
9268207     TORRANCE                        CA      90503 SFD              7.625       6.750  $ 2,512.67        360    1-May-31
9268221     SCOTTS VALLEY                   CA      95066 SFD              7.625       6.750  $ 2,753.32        360    1-May-31
9268317     FAIRFAX                         CA      94930 SFD              7.375       6.750  $ 3,108.04        360    1-May-31
9268374     MARKLEEVILLE                    CA      96120 SFD              7.625       6.750  $ 2,399.42        360    1-May-31
9268385     GRANITE BAY                     CA      95746 SFD              7.625       6.750  $ 3,468.19        360    1-May-31
9268470     SAN JOSE                        CA      95120 SFD              8.250       6.750  $ 2,576.85        360    1-May-31
9269756     CHESTERTON                      IN      46304 SFD              7.500       6.750  $ 2,796.86        360    1-Jun-31
9269855     ISLE OF PALMS                   SC      29451 SFD              7.375       6.750  $ 2,610.76        360    1-Jun-31
9269971     BEND                            OR      97701 SFD              7.875       6.750  $ 2,991.28        360    1-Jun-31
9277801     IRVINE                          CA      92602 SFD              7.750       6.750  $ 3,077.71        360    1-May-31
9278097     LOS ANGELES                     CA      90036 SFD              7.250       6.750  $ 3,820.19        360    1-May-31
9278196     CASTRO VALLEY                   CA      94552 SFD              7.500       6.750  $ 3,293.30        360    1-May-31
9278415     APEX                            NC      27502 SFD              7.375       6.750  $ 2,281.30        360    1-Apr-31
9278723     VACAVILLE                       CA      95687 SFD              7.500       6.750  $ 2,517.18        360    1-May-31
9278733     DUBLIN                          CA      94568 SFD              7.250       6.750  $ 3,310.26        360    1-May-31
9278777     SANTA ROSA                      CA      95404 SFD              7.250       6.750  $ 3,481.15        360    1-May-31
9278787     KENSINGTON                      CA      94708 SFD              7.625       6.750  $ 2,702.71        360    1-May-31
9278788     BASS LAKE                       CA      93604 SFD              7.375       6.750  $ 2,451.90        360    1-May-31
9278851     SAN JOSE                        CA      95123 SFD              7.625       6.750  $ 2,491.44        360    1-May-31
9278865     MOUNTAIN VIEW                   CA      94040 SFD              7.375       6.750  $ 2,237.79        360    1-May-31
9278866     NEWPORT BEACH                   CA      92660 SFD              7.750       6.750  $ 3,089.53        360    1-May-31
9278930     WALNUT CREEK                    CA      94595 SFD              7.500       6.750  $ 2,625.55        360    1-May-31
9278955     SAN FRANCISCO                   CA      94127 SFD              7.500       6.750  $ 2,712.96        360    1-May-31
9279030     DANVILLE                        CA      94526 SFD              7.000       6.733  $ 2,188.85        360    1-May-31
9279099     GRANITE BAY                     CA      95746 SFD              9.000       6.750  $ 3,255.51        360    1-May-31
9279279     FREMONT                         CA      94536 SFD              7.250       6.750  $ 2,169.32        360    1-May-31
9279309     WALNUT CREEK                    CA      94598 SFD              7.375       6.750  $ 2,293.05        360    1-May-31
9279319     SAN DIEGO                       CA      92131 SFD              8.625       6.750  $ 2,985.16        360    1-May-31
9279369     MORGAN HILL                     CA      95037 SFD              7.375       6.750  $ 4,005.92        360    1-May-31
9279614     COLLEYVILLE                     TX      76034 SFD              7.125       6.750  $ 2,616.73        360    1-May-31
9280304     BAKERSFIELD                     CA      93311 SFD              7.250       6.750  $ 4,502.37        360    1-May-31
9280349     DANVILLE                        CA      94526 SFD              7.250       6.750  $ 2,933.36        360    1-May-31
9280433     DANVILLE                        CA      94526 SFD              7.125       6.750  $ 6,737.19        360    1-May-31
9280435     HUNTINGTON BEACH                CA      92646 SFD              7.250       6.750  $ 2,330.32        360    1-May-31
9280558     SEATTLE                         WA      98117 SFD              7.125       6.750  $ 3,179.62        360    1-Apr-31
9280581     BERKELEY                        CA      94707 SFD              7.000       6.733  $ 1,950.27        360    1-May-31
9280612     CLAYTON                         CA      94517 SFD              7.250       6.750  $ 2,319.40        360    1-May-31
9280685     KERSEY                          CO      80644 SFD              7.625       6.750  $ 2,279.10        360    1-May-31
9280692     WINDSOR                         CA      95492 SFD              7.750       6.750  $ 2,075.81        360    1-Apr-31
9281135     SAINT CHARLES                   IL      60175 SFD              7.750       6.750  $ 2,587.33        360    1-May-31
9281624     LIVERMORE                       CA      94550 SFD              7.750       6.750  $ 2,091.93        360    1-May-31
9281641     NEWARK                          CA      94560 SFD              7.625       6.750  $ 2,434.81        360    1-May-31
9281673     SAN JOSE                        CA      95118 SFD              7.375       6.750  $ 2,417.37        360    1-May-31
9281708     SAN FRANCISCO                   CA      94118 SFD              7.375       6.750  $ 2,313.77        360    1-May-31
9281784     BERKELEY                        CA      94705 SFD              7.125       6.750  $ 4,379.17        360    1-May-31
9281831     SAN FRANCISCO                   CA      94117 SFD              7.375       6.750  $ 2,969.91        360    1-May-31
9281832     PACIFICA                        CA      94044 SFD              7.625       6.750  $ 3,875.17        360    1-May-31
9281907     RENO                            NV      89509 SFD              7.125       6.750  $ 2,048.11        360    1-May-31
9283872     PLEASANTON                      CA      94588 SFD              7.750       6.750  $ 3,689.53        360    1-May-31
9283925     SUNNYVALE                       CA      94087 SFD              7.500       6.750  $ 4,405.06        360    1-May-31
9283940     SAN JOSE                        CA      95123 SFD              7.500       6.750  $ 2,447.25        360    1-May-31
9283969     TRUCKEE                         CA      96161 SFD              7.625       6.750  $ 2,123.39        360    1-May-31
9285345     LIVERMORE                       CA      94550 SFD              7.625       6.750  $ 2,689.62        360    1-May-31
9285355     DANVILLE                        CA      94526 SFD              7.250       6.750  $ 2,685.05        360    1-May-31
9285393     SAN JOSE                        CA      95129 SFD              8.250       6.750  $ 3,200.40        360    1-May-31
9285524     TURLOCK                         CA      95382 SFD              7.250       6.750  $ 2,123.28        360    1-May-31
9285541     DANVILLE                        CA      94506 SFD              7.500       6.750  $ 2,726.94        360    1-May-31
9285688     DANVILLE                        CA      94526 SFD              7.250       6.750  $ 2,919.72        360    1-May-31
9285737     COLORADO SPRINGS                CO      80920 SFD              7.250       6.750  $ 2,155.68        360    1-May-31
9286179     MORGAN HILL                     CA      95037 SFD              7.750       6.750  $ 2,417.90        360    1-May-31
9286219     RANCHO PALOS VERD               CA      90275 SFD              7.625       6.750  $ 3,963.65        360    1-May-31
9286272     WALNUT CREEK                    CA      94595 SFD              7.750       6.750  $ 2,364.16        360    1-May-31
9286315     FRESNO                          CA      93711 SFD              7.375       6.750  $ 2,417.37        360    1-May-31
9286364     SAN JOSE                        CA      95123 SFD              7.875       6.750  $ 2,392.73        360    1-May-31
9286571     SANTA ROSA                      CA      95409 SFD              7.250       6.750  $ 2,080.64        360    1-May-31
9286589     DANVILLE                        CA      94506 SFD              7.750       6.750  $ 3,367.14        360    1-May-31
9286591     FOSTER CITY                     CA      94404 SFD              7.875       6.750  $ 3,616.29        360    1-May-31
9287097     BEN LOMOND                      CA      95005 SFD              7.500       6.750  $ 2,517.18        360    1-May-31
9288487     FREMONT                         CA      94539 SFD              7.500       6.750  $ 5,733.56        360    1-Jun-31
9288504     FRESNO                          CA      93720 SFD              7.500       6.750  $ 2,125.62        360    1-May-31
9288520     SANTA CRUZ                      CA      95065 SFD              7.375       6.750  $ 3,591.51        360    1-May-31
9288522     TRACY                           CA      95377 SFD              8.000       6.750  $ 2,823.16        360    1-May-31
9288575     SOUTH SAN FRANCIS               CA      94080 SFD              7.375       6.750  $ 2,348.30        360    1-May-31
9288641     MORGAN HILL                     CA      95037 SFD              7.500       6.750  $ 2,517.18        360    1-May-31
9288665     SANDY                           OR      97055 SFD              7.625       6.750  $ 3,206.31        360    1-May-31
9288673     CARLSBAD                        CA      92009 LCO              7.000       6.733  $ 2,389.77        360    1-May-31
9288676     LIVERMORE                       CA      94550 SFD              7.625       6.750  $ 2,406.50        360    1-May-31
9288730     UNION CITY                      CA      94587 SFD              7.375       6.750  $ 2,175.63        360    1-May-31
9288793     FREMONT                         CA      94536 SFD              7.500       6.750  $ 3,251.35        360    1-May-31
9288842     VALLEJO                         CA      94591 SFD              7.875       6.750  $ 2,338.35        360    1-May-31
9298632     BODEGA BAY                      CA      94923 SFD              7.375       6.750  $ 2,797.24        360    1-Jun-31
9299901     FREMONT                         CA      94536 SFD              7.625       6.750  $ 2,123.39        360    1-Jun-31
9301221     AUBURN                          CA      95602 SFD              7.250       6.750  $ 2,455.84        360    1-Jun-31
9301757     BATAVIA                         IL      60510 SFD              7.625       6.750  $ 2,588.76        360    1-Jun-31
9302525     TAMPA                           FL      33629 SFD              7.375       6.750  $ 2,069.27        360    1-Jun-31
9304150     SAN RAFAEL                      CA      94901 SFD              7.375       6.750  $ 2,659.10        360    1-Jun-31
9304582     ERIE                            CO      80516 SFD              7.375       6.750  $ 2,493.34        360    1-Jun-31
9304703     HOUSTON                         TX      77059 SFD              7.500       6.750  $ 4,398.76        360    1-Jun-31
9305259     CUPERTINO                       CA      95014 SFD              7.500       6.750  $ 3,705.84        360    1-Jun-31
9305494     MELBOURNE BEACH                 FL      32951 SFD              7.250       6.750  $ 1,978.32        360    1-Jun-31
9308579     BOWIE                           MD      20720 SFD              7.875       6.750  $ 2,138.96        360    1-Jun-31
9311299     FREMONT                         CA      94536 SFD              7.000       6.733  $ 3,546.07        360    1-Jun-31
9311304     PARKER                          CO      80138 SFD              7.625       6.750  $ 2,130.46        360    1-Jun-31
9311503     NAPLES                          FL      34103 SFD              7.500       6.750  $ 6,738.68        360    1-Jun-31
9312395     ALBANY                          CA      94706 SFD              7.875       6.750  $ 2,840.10        360    1-Jun-31
9312951     LIVERMORE                       CA      94550 SFD              7.625       6.750  $ 3,178.00        360    1-May-31
9313015     SAN JOSE                        CA      95121 SFD              7.750       6.750  $ 2,930.13        360    1-Apr-31
9313030     SONORA                          CA      95370 SFD              7.250       6.750  $ 2,544.52        360    1-May-31


(i)         (ix)              (x)   (xi)        (xii)    (xiii)     (xv)       (xvi)
--------    ---------------   ----- -------   ---------- ---------- ---------- ----------
            CUT-OFF
MORTGAGE    DATE                               MORTGAGE             MASTER     FIXED
LOAN        PRINCIPAL                         INSURANCE  SERVICE    SERVICE    RETAINED
NUMBER      BALANCE           LTV   SUBSIDY     CODE     FEE        FEE        YIELD
--------    ---------------   ----- -------   ---------- ---------- ---------- ----------
4237360         $448,966.42   69.23                           0.250      0.017      0.358
4243479         $400,000.00   79.21                           0.250      0.017      0.483
5139156         $280,818.46   90.00                   33      0.250      0.017      0.608
5707089         $368,357.03   80.00                           0.250      0.017      1.358
5768630         $239,462.33   55.49                           0.250      0.017      0.483
5808315         $540,000.00   90.00                   13      0.250      0.017      0.858
5830303         $333,023.75   77.91                           0.250      0.017      1.233
5840069         $650,000.00   78.77                           0.250      0.017      0.483
5848065         $392,000.00   80.00                           0.250      0.017      0.858
5851473         $288,871.18   76.32                           0.250      0.017      1.233
5854894         $456,800.00   80.00                           0.250      0.017      0.000
5855913         $395,793.25   84.57                   01      0.250      0.017      0.858
5866866         $332,140.11   80.00                           0.250      0.017      1.233
5873865         $624,000.00   79.99                           0.250      0.017      0.358
5874074         $387,846.00   85.00                   24      0.250      0.017      0.233
5881599         $362,472.07   80.00                           0.250      0.017      0.858
5882747         $389,126.14   75.00                           0.250      0.017      0.483
5883619         $547,691.38   62.50                           0.250      0.017      0.858
5885558         $483,966.43   74.62                           0.250      0.017      0.733
5886997         $649,056.11   74.29                           0.250      0.017      0.608
5890290         $284,000.00   83.53                   33      0.250      0.017      0.108
5892741         $414,382.09   74.11                           0.250      0.017      0.483
5892749         $386,712.78   90.00                   33      0.250      0.017      0.483
5893961         $399,695.62   76.94                           0.250      0.017      0.358
5895238         $649,492.93   29.55                           0.250      0.017      0.233
5895462         $388,696.54   62.24                           0.250      0.017      0.233
5896226         $541,221.46   76.50                           0.250      0.017      0.233
5898950         $333,593.81   75.28                           0.250      0.017      0.858
5898981         $300,000.00   80.00                           0.250      0.017      0.358
5899488         $384,000.00   80.00                           0.250      0.017      0.483
5902954         $281,590.50   76.22                           0.250      0.017      0.608
5904010         $393,440.56   65.83                           0.250      0.017      0.233
5905519         $543,929.23   70.00                           0.250      0.017      0.108
5908184         $447,659.10   80.00                           0.250      0.017      0.358
5910585         $318,267.30   58.53                           0.250      0.017      0.358
5910764         $464,000.00   80.00                           0.250      0.017      0.000
5910985         $378,000.00   90.00              12           0.250      0.017      0.483
5911979         $399,125.96   65.57                           0.250      0.017      0.608
5912270         $488,000.00   80.00                           0.250      0.017      0.233
5913963         $300,000.00   75.00                           0.250      0.017      0.483
5916868         $350,000.00   63.06                           0.250      0.017      0.233
5918060         $335,000.00   84.81                   33      0.250      0.017      0.483
5918287         $311,445.14   73.41                           0.250      0.017      0.608
5919063         $499,950.00   80.00                           0.250      0.017      0.233
5919372         $585,374.12   35.55                           0.250      0.017      0.000
5920486         $296,024.57   75.00                           0.250      0.017      0.358
5923240         $334,267.97   68.02                           0.250      0.017      0.608
5927233         $319,682.57   80.00                           0.250      0.017      0.483
5927622         $364,722.27   59.35                           0.250      0.017      0.358
5927696         $540,000.00   60.07                           0.250      0.017      0.233
5928432         $649,007.76   78.79                           0.250      0.017      0.358
5929207         $339,728.10   80.00                           0.250      0.017      0.108
5929985         $499,197.93   51.02                           0.250      0.017      0.108
5933285         $993,555.12   31.09                           0.250      0.017      0.608
5933601         $290,863.03   40.71                           0.250      0.017      0.608
5933815         $392,000.00   68.17                           0.250      0.017      0.483
5933834         $359,726.07   54.96                           0.250      0.017      0.358
5934257         $374,714.65   51.02                           0.250      0.017      0.358
5935298         $315,783.00   68.65                           0.250      0.017      0.233
5935632         $550,678.86   78.79                           0.250      0.017      0.483
5937620         $407,041.03   40.74                           0.250      0.017      0.358
5938734         $444,652.85   67.42                           0.250      0.017      0.233
5939168         $386,712.78   61.92                           0.250      0.017      0.483
5939687         $387,758.84   80.00                           0.250      0.017      1.358
5940837         $383,500.00   75.20                           0.250      0.017      0.233
5942737         $395,156.10   69.47                           0.250      0.017      0.733
5943606         $355,000.00   72.45                           0.250      0.017      0.233
5943649         $566,579.20   63.35                           0.250      0.017      0.483
5944296         $598,988.96   42.86                           0.250      0.017      0.000
5944415         $583,798.16   80.00                           0.250      0.017      0.608
5944630         $308,000.00   74.22                           0.250      0.017      0.233
5944668         $407,000.00   74.95                           0.250      0.017      0.358
5944684         $404,706.87   64.29                           0.250      0.017      0.608
5945069         $650,000.00   77.38                           0.250      0.017      0.483
5945143         $377,615.04   75.00                           0.250      0.017      0.483
5946569         $433,693.69   70.00                           0.250      0.017      0.733
5947153         $468,000.00   80.00                           0.250      0.017      0.608
5950782         $430,000.00   47.78                           0.250      0.017      0.233
5950804         $699,440.22   63.64                           0.250      0.017      0.108
5952941         $338,735.55   71.37                           0.250      0.017      0.233
5953029         $606,568.51   80.00                           0.250      0.017      0.233
5953090         $431,671.28   57.60                           0.250      0.017      0.358
5953833         $370,000.00   94.87                   12      0.250      0.017      0.483
5953975         $370,000.00   80.00                           0.250      0.017      0.483
5954199         $308,704.00   77.18                           0.250      0.017      0.233
5954482         $388,000.00   80.00                           0.250      0.017      0.000
5954591         $394,979.46   72.00                           0.250      0.017      1.233
5955087         $292,500.00   75.00                           0.250      0.017      0.000
5955502         $321,742.50   56.49                           0.250      0.017      0.108
5956060         $594,535.84   70.00                           0.250      0.017      0.233
5956679         $494,613.85   67.35                           0.250      0.017      0.233
5956825         $675,000.00   45.00                           0.250      0.017      1.233
5956830         $332,070.96   50.03                           0.250      0.017      0.108
5957336         $336,000.00   74.67                           0.250      0.017      0.733
5957395         $379,696.12   59.38                           0.250      0.017      0.108
5957406         $411,335.92   75.00                           0.250      0.017      0.358
5960050         $325,452.17   80.00                           0.250      0.017      0.358
5960720         $366,391.81   69.78                           0.250      0.017      0.483
5960840         $450,000.00   60.16                           0.250      0.017      0.108
5961192         $341,353.38   78.17                           0.250      0.017      0.108
5961412         $324,752.71   64.36                           0.250      0.017      0.358
5961552         $452,639.58   69.85                           0.250      0.017      0.483
5961645         $424,351.22   74.88                           0.250      0.017      0.358
5961736         $288,000.00   90.00                   24      0.250      0.017      0.233
5961908         $426,200.00   60.45                           0.250      0.017      0.108
5962298         $698,957.73   59.07                           0.250      0.017      0.483
5962544         $307,793.33   80.00                           0.250      0.017      0.983
5962932         $309,404.90   73.99                           0.250      0.017      0.000
5963409         $400,000.00   59.26                           0.250      0.017      0.483
5963903         $499,628.93   27.78                           0.250      0.017      0.483
5964310         $899,315.17   75.00                           0.250      0.017      0.358
5964790         $999,276.23   44.44                           0.250      0.017      0.608
5965103         $320,000.00   51.20                           0.250      0.017      0.233
5965455         $571,930.80   80.00                           0.250      0.017      0.000
5965807         $440,704.09   52.81                           0.250      0.017      0.983
5965819         $288,900.14   48.01                           0.250      0.017      0.108
5966804         $323,765.50   80.00                           0.250      0.017      0.608
5968047         $473,000.00   61.83                           0.250      0.017      0.233
5968960         $295,900.00   78.91                           0.250      0.017      0.233
5969193         $358,740.17   71.09                           0.250      0.017      0.608
5969354         $563,560.02   77.26                           0.250      0.017      0.233
5969777         $581,000.00   52.82                           0.250      0.017      0.108
5969975         $433,000.00   69.06                           0.250      0.017      0.108
5970104         $317,764.19   79.99                           0.250      0.017      0.358
5970493         $799,406.28   57.14                           0.250      0.017      0.483
5970535         $599,554.71   80.00                           0.250      0.017      0.483
5970566         $649,529.55   43.33                           0.250      0.017      0.608
5970591         $422,761.65   69.13 GD 2YR                    0.250      0.017      0.108
5971059         $308,000.00   80.00                           0.250      0.017      0.483
5971260         $366,750.00   75.00                           0.250      0.017      0.733
5971431         $324,733.59   65.00                           0.250      0.017      0.000
5971549         $332,405.00   95.00                   33      0.250      0.017      0.733
5971689         $399,687.96   25.81                           0.250      0.017      0.233
5971720         $444,685.92   51.45                           0.250      0.017      0.733
5971881         $932,000.00   64.99                           0.250      0.017      0.858
5972014         $345,475.00   67.08                           0.250      0.017      0.233
5972566         $400,000.00   76.92                           0.250      0.017      0.108
5972572         $569,555.35   64.04                           0.250      0.017      0.233
5972573         $549,904.44   76.35                           0.250      0.017      0.983
5972582         $383,535.57   59.69                           0.250      0.017      0.858
5972903         $400,000.00   93.24                   11      0.250      0.017      0.608
5972915         $350,000.00   63.64                           0.250      0.017      0.108
5973353         $315,237.51   90.89                   06      0.250      0.017      0.858
5973503         $490,000.00   68.06                           0.250      0.017      0.233
5973591         $296,000.00   20.41                           0.250      0.017      0.108
5973714         $499,579.93   77.52                           0.250      0.017      0.000
5973780         $281,306.26   49.82                           0.250      0.017      0.858
5973989         $309,764.11   72.60                           0.250      0.017      0.358
5973992         $399,419.13   26.67                           0.250      0.017      0.608
5973994         $637,989.39   76.01                           0.250      0.017      0.108
5975741         $383,400.00   90.00                   01      0.250      0.017      0.108
5976090         $347,680.00   80.00                           0.250      0.017      0.233
5976239         $350,662.33   79.99                           0.250      0.017      0.000
5976348         $305,000.00   75.31                           0.250      0.017      0.233
5976473         $399,034.68   74.77                           0.250      0.017      0.108
5976825         $499,638.11   55.56                           0.250      0.017      0.608
5977245         $559,200.00   80.00                           0.250      0.017      0.358
5977568         $360,000.00   80.00                           0.250      0.017      0.358
5977833         $399,274.18   79.99                           0.250      0.017      0.233
5977865         $385,000.00   52.74                           0.250      0.017      0.358
5977961         $421,987.75   70.44                           0.250      0.017      0.483
5978500         $748,910.91   29.66                           0.250      0.017      0.608
5978591         $729,401.62   74.57                           0.250      0.017      0.000
5979820         $389,123.15   95.00                   13      0.250      0.017      0.608
5979969         $649,492.93   29.55                           0.250      0.017      0.233
5980203         $393,043.36   79.99                           0.250      0.017      0.483
5980276         $307,360.04   75.95                           0.250      0.017      0.233
5980426         $344,137.93   68.88                           0.250      0.017      0.358
5980628         $391,694.19   68.77 GD 5YR                    0.250      0.017      0.233
5981454         $428,000.00   79.26                           0.250      0.017      0.233
5981620         $481,500.00   79.76                           0.250      0.017      0.000
5981724         $998,547.85   65.36                           0.250      0.017      0.608
5982182         $302,945.27   80.00                           0.250      0.017      0.000
5982245         $459,364.78   80.00                           0.250      0.017      0.858
5982389         $650,000.00   48.15                           0.250      0.017      0.233
5982430         $344,774.32   75.00                           0.250      0.017      1.108
5982523         $361,431.57   73.82                           0.250      0.017      0.483
5982631         $289,884.71   89.57                   12      0.250      0.017      0.483
5983195         $464,000.00   80.00                           0.250      0.017      0.233
5983439         $594,590.53   70.00                           0.250      0.017      0.858
5983441         $789,413.70   64.23                           0.250      0.017      0.483
5984454         $393,750.00   75.00                           0.250      0.017      0.108
5984569         $468,393.32   75.00                           0.250      0.017      0.358
5985058         $850,000.00   53.13                           0.250      0.017      0.233
5985104         $365,600.00   40.62                           0.250      0.017      0.358
5985296         $412,500.00   86.84                   24      0.250      0.017      0.233
5985334         $314,766.22   58.28                           0.250      0.017      0.483
5985339         $389,590.95   61.90                           0.250      0.017      0.358
5985442         $609,558.49   42.07                           0.250      0.017      0.608
5985614         $292,327.03   48.83                           0.250      0.017      0.358
5985763         $497,953.18   80.00                           0.250      0.017      0.983
5985780         $564,580.68   68.48                           0.250      0.017      0.483
5986200         $486,737.11   58.04                           0.250      0.017      0.233
5986481         $357,221.11   68.10                           0.250      0.017      0.233
5986546         $368,000.00   80.00                           0.250      0.017      0.733
5986589         $357,200.00   95.00                   33      0.250      0.017      1.108
5986858         $307,713.61   79.99                           0.250      0.017      0.733
5986892         $315,200.00   69.73                           0.250      0.017      0.233
5987012         $314,766.22   66.32                           0.250      0.017      0.483
5987016         $359,463.99   75.00                           0.250      0.017      0.483
5987177         $370,000.00   64.91                           0.250      0.017      0.608
5987259         $449,666.03   56.25                           0.250      0.017      0.483
5987330         $464,646.17   79.62                           0.250      0.017      0.358
5987333         $376,713.13   57.03                           0.250      0.017      0.358
5987527         $318,657.26   38.67                           0.250      0.017      0.358
5987705         $519,604.32   77.61                           0.250      0.017      0.358
5987718         $405,264.79   79.96                           0.250      0.017      0.233
5987796         $352,000.00   80.00                           0.250      0.017      0.233
5988068         $593,559.17   64.22                           0.250      0.017      0.483
5988093         $506,000.00   77.25                           0.250      0.017      0.233
5988138         $426,000.00   74.74                           0.250      0.017      0.233
5988286         $524,000.00   80.00                           0.250      0.017      0.358
5988656         $325,000.00   78.31                           0.250      0.017      0.358
5988726         $318,448.39   80.00                           0.250      0.017      0.733
5988824         $301,245.41   89.88                   06      0.250      0.017      2.483
5988939         $537,250.00   78.32                           0.250      0.017      0.108
5989156         $389,695.76   66.10                           0.250      0.017      0.233
5989197         $360,000.00   80.00                           0.250      0.017      0.358
5989366         $514,617.79   66.88                           0.250      0.017      0.483
5989737         $349,726.96   61.30                           0.250      0.017      0.233
5989755         $370,000.00   45.40                           0.250      0.017      0.000
5990039         $533,583.42   64.73                           0.250      0.017      0.233
5990226         $443,200.00   80.00                           0.250      0.017      0.233
5990297         $470,915.89   78.67                           0.250      0.017      0.358
5990311         $342,701.62   80.00                           0.250      0.017      0.608
5990360         $649,517.60   54.17                           0.250      0.017      0.483
5990371         $463,000.00   73.49                           0.250      0.017      0.858
5990372         $531,574.57   72.88                           0.250      0.017      0.108
5990455         $307,602.70   80.00                           0.250      0.017      0.733
5990754         $390,000.00   75.00                           0.250      0.017      0.858
5990970         $277,900.00   89.65                   24      0.250      0.017      0.000
5991071         $326,751.18   51.90                           0.250      0.017      0.358
5991077         $588,505.16   62.66                           0.250      0.017      0.000
5991101         $502,626.70   67.07                           0.250      0.017      0.483
5991281         $309,775.63   47.33                           0.250      0.017      0.608
5991436         $400,000.00   53.69                           0.250      0.017      0.358
5991546         $490,635.60   73.83                           0.250      0.017      0.483
5991664         $360,000.00   70.31                           0.250      0.017      0.000
5991786         $374,728.58   60.98                           0.250      0.017      0.608
5991868         $370,000.00   67.27                           0.250      0.017      0.108
5992004         $545,000.00   50.00                           0.250      0.017      0.108
5992090         $396,690.30   63.52                           0.250      0.017      0.233
5992168         $364,700.81   64.49                           0.250      0.017      0.000
5992235         $466,304.67   79.93                           0.250      0.017      0.483
5992395         $999,345.85   35.71                           0.250      0.017      1.108
5992642         $335,762.85   80.00                           0.250      0.017      0.733
5992696         $275,734.32   62.72                           0.250      0.017      0.108
5992725         $545,944.31   80.00                           0.250      0.017      0.233
5992913         $359,712.11   54.55                           0.250      0.017      0.108
5992936         $599,554.71   66.67                           0.250      0.017      0.483
5993010         $348,000.70   87.22                   24      0.250      0.017      0.358
5993136         $420,000.00   80.00                           0.250      0.017      0.483
5993441         $313,000.00   46.37                           0.250      0.017      0.733
5993665         $999,257.85   59.00                           0.250      0.017      0.483
5993766         $149,896.77   27.42                           0.250      0.017      0.858
5994184         $370,000.00   48.06                           0.250      0.017      0.233
5994242         $304,285.08   70.98                           0.250      0.017      0.733
5994412         $315,753.49   80.00                           0.250      0.017      0.233
5994417         $430,404.82   59.45                           0.250      0.017      0.858
5994425         $374,707.46   75.00                           0.250      0.017      0.233
5994524         $591,592.58   68.44                           0.250      0.017      0.858
5994528         $398,000.00   62.19                           0.250      0.017      0.233
5994838         $499,628.92   33.33                           0.250      0.017      0.483
5994939         $849,443.98   45.95                           0.250      0.017      1.108
5994949         $399,750.00   75.00                           0.250      0.017      0.733
5995074         $565,990.06   80.00                           0.250      0.017      0.608
5995101         $299,771.72   75.00                           0.250      0.017      0.358
5995123         $383,707.80   80.00                           0.250      0.017      0.358
5995148         $600,117.08   69.83                           0.250      0.017      1.233
5995172         $180,000.00   48.65                           0.250      0.017      0.358
5995191         $307,354.02   83.67                   12      0.250      0.017      0.108
5995206         $310,862.76   80.00                           0.250      0.017      0.000
5995236         $308,542.83   95.00                   11      0.250      0.017      0.983
5995324         $320,000.00   50.39                           0.250      0.017      0.358
5995340         $733,954.90   65.00                           0.250      0.017      0.483
5995543         $365,740.85   80.00                           0.250      0.017      0.358
5995624         $327,756.57   80.00                           0.250      0.017      0.483
5995940         $450,000.00   75.63                           0.250      0.017      0.983
5996289         $470,000.00   69.79                           0.250      0.017      0.233
5996300         $569,000.00   77.41 GD 3YR                    0.250      0.017      0.358
5996571         $999,276.23   64.52                           0.250      0.017      0.608
5996580         $419,580.50   67.74                           0.250      0.017      0.358
5996991         $411,847.77   70.00                           0.250      0.017      0.483
5997045         $361,674.58   77.84                           0.250      0.017      0.358
5997068         $519,165.85   30.68                           0.250      0.017      0.108
5997369         $463,664.16   80.00                           0.250      0.017      0.608
5997541         $649,517.60   68.21                           0.250      0.017      0.483
5997720         $468,634.13   75.65                           0.250      0.017      0.233
5997733         $469,184.97   47.66                           0.250      0.017      0.983
5997836         $374,700.11   35.71                           0.250      0.017      0.108
5997848         $696,707.92   50.71                           0.250      0.017      0.733
5997880         $380,000.00   78.35                           0.250      0.017      0.733
5997899         $325,000.00   74.71                           0.250      0.017      0.983
5998045         $400,000.00   69.93                           0.250      0.017      0.733
5998055         $357,740.88   68.19                           0.250      0.017      0.608
5998099         $329,767.09   75.00                           0.250      0.017      0.733
5998547         $317,000.00   60.15                           0.250      0.017      0.608
5998630         $325,500.00   72.33                           0.250      0.017      0.233
5998651         $315,000.00   65.76                           0.250      0.017      0.233
5998667         $471,141.22   69.34                           0.250      0.017      0.358
5998768         $414,945.49   59.86                           0.250      0.017      0.000
5998843         $644,000.00   67.65                           0.250      0.017      1.233
5998898         $396,819.72   69.67                           0.250      0.017      0.733
5998967         $355,267.45   86.71                   33      0.250      0.017      1.108
5999164         $332,000.00   80.00                           0.250      0.017      0.733
5999198         $560,000.00   80.00                           0.250      0.017      0.608
5999250         $310,000.00   59.05                           0.250      0.017      0.358
5999289         $308,582.05   80.00                           0.250      0.017      0.733
5999380         $995,000.00   67.46                           0.250      0.017      0.733
5999394         $332,000.00   80.00                           0.250      0.017      0.233
5999513         $317,358.33   80.00                           0.250      0.017      0.358
5999656         $400,000.00   80.00                           0.250      0.017      1.108
5999682         $435,440.00   72.57                           0.250      0.017      0.358
5999870         $249,819.05   33.56                           0.250      0.017      0.608
5999876         $349,733.67   74.47                           0.250      0.017      0.358
6005317         $399,710.49   30.77                           0.250      0.017      0.608
6005455         $459,699.09   59.35                           0.250      0.017      1.108
6005506         $464,637.26   41.33                           0.250      0.017      0.233
6005947         $309,764.11   56.36                           0.250      0.017      0.358
6005983         $358,000.00   80.00                           0.250      0.017      0.608
6006131         $559,633.68   70.00                           0.250      0.017      1.108
6006140         $399,663.95   41.11                           0.250      0.017      0.000
6006402         $319,744.10   58.93                           0.250      0.017      0.108
6006484         $649,504.40   59.09                           0.250      0.017      0.358
6006503         $304,000.00   80.00                           0.250      0.017      0.358
6006728         $411,200.00   80.00                           0.250      0.017      0.358
6006778         $389,688.13   65.00                           0.250      0.017      0.108
6006879         $303,768.68   56.40                           0.250      0.017      0.358
6007047         $459,667.06   80.00                           0.250      0.017      0.608
6007162         $598,958.02   79.74                           0.250      0.017      0.733
6007243         $349,000.00   65.85                           0.250      0.017      0.983
6007297         $372,137.16   88.24                   12      0.250      0.017      0.733
6007378         $288,774.55   59.59                           0.250      0.017      0.233
6007649         $492,624.87   49.30                           0.250      0.017      0.358
6007739         $479,634.75   76.19                           0.250      0.017      0.358
6007741         $464,527.34   80.00                           0.250      0.017      0.233
6008092         $194,865.80   75.00                           0.250      0.017      0.858
6008185         $375,863.79   89.99                   33      0.250      0.017      0.358
6008188         $328,243.74   79.99                           0.250      0.017      0.233
6008244         $435,232.75   73.13                           0.250      0.017      0.483
6008266         $399,710.49   62.50                           0.250      0.017      0.608
6008272         $305,405.58   79.99                           0.250      0.017      0.108
6008287         $308,775.62   64.38                           0.250      0.017      0.733
6008343         $480,000.00   53.33                           0.250      0.017      0.233
6008517         $472,657.65   65.24                           0.250      0.017      0.608
6008546         $380,000.00   76.77                           0.250      0.017      0.358
6008638         $280,191.90   80.00                           0.250      0.017      0.483
6008712         $487,569.35   79.99                           0.250      0.017      0.233
6008809         $650,000.00   59.09                           0.250      0.017      0.733
6008827         $384,000.00   80.00                           0.250      0.017      0.483
6009150          $76,248.80   70.00                           0.250      0.017      0.983
6009311         $389,717.73   58.65                           0.250      0.017      0.608
6009417         $119,908.68   69.77                           0.250      0.017      0.358
6009674         $545,642.83   68.25                           0.250      0.017      1.108
6009698         $550,830.54   74.49                           0.250      0.017      0.358
6009767         $412,500.00   75.00                           0.250      0.017      0.858
6009782         $438,874.05   80.00                           0.250      0.017      0.483
6009819         $600,000.00   69.77                           0.250      0.017      0.608
6009822         $404,699.43   79.41                           0.250      0.017      0.483
6009849         $595,000.00   44.07                           0.250      0.017      0.608
6010152         $462,800.00   80.00                           0.250      0.017      0.733
6010319         $311,200.00   74.81                           0.250      0.017      0.233
6010409         $400,000.00   80.00                           0.250      0.017      0.483
6010460         $315,753.49   61.36                           0.250      0.017      0.233
6010552         $212,250.00   75.00                           0.250      0.017      0.733
6010591         $409,710.62   67.21                           0.250      0.017      0.733
6010624         $392,000.00   67.59                           0.250      0.017      0.608
6010662         $384,721.34   59.23                           0.250      0.017      0.608
6010775         $299,460.33   90.00                   01      0.250      0.017      0.108
6010788         $560,000.00   80.00                           0.250      0.017      0.358
6010869         $351,738.76   80.00                           0.250      0.017      0.483
6011271         $460,000.00   46.00                           0.250      0.017      0.733
6011473         $499,000.00   60.48                           0.250      0.017      0.108
6011498         $340,000.00   80.00                           0.250      0.017      0.733
6011531         $409,196.09   70.00                           0.250      0.017      0.483
6011549         $309,364.41   80.00                           0.250      0.017      0.358
6011695         $700,000.00   58.33                           0.250      0.017      0.483
6011751         $324,746.47   48.15                           0.250      0.017      0.233
6011763         $476,500.00   52.94                           0.250      0.017      0.608
6011834         $301,364.72   80.00                           0.250      0.017      0.233
6011886         $446,876.32   80.00                           0.250      0.017      0.608
6012058         $565,000.00   51.36                           0.250      0.017      0.608
6012125         $329,748.89   68.75                           0.250      0.017      0.358
6012136         $333,781.51   76.78                           0.250      0.017      1.108
6012294         $448,000.00   67.88                           0.250      0.017      0.358
6012585         $900,000.00   58.06                           0.250      0.017      0.108
6012592         $383,722.07   80.00                           0.250      0.017      0.608
6012624         $352,731.39   43.05                           0.250      0.017      0.358
6012791         $400,000.00   59.26                           0.250      0.017      0.483
6012842         $390,000.00   75.00                           0.250      0.017      0.483
6013030         $719,452.13   49.66                           0.250      0.017      0.358
6013043         $380,000.00   80.00                           0.250      0.017      0.608
6013067         $371,400.00   94.99                   12      0.250      0.017      0.983
6013181         $390,002.27   78.47                           0.250      0.017      0.983
6013427         $365,000.00   54.89                           0.250      0.017      0.233
6013544         $400,000.00   80.00                           0.250      0.017      0.483
6013624         $313,755.04   78.89                           0.250      0.017      0.233
6013941         $130,000.00   65.00                           0.250      0.017      0.858
6014086         $844,447.24   65.00                           0.250      0.017      1.108
6014221         $324,758.80   51.59                           0.250      0.017      0.483
6014939         $535,571.36   80.00                           0.250      0.017      0.108
6015146         $300,000.00   49.18                           0.250      0.017      0.858
6015207         $303,000.00   59.41                           0.250      0.017      0.108
6015223         $360,000.00   44.44                           0.250      0.017      0.483
6015235         $450,000.00   56.25                           0.250      0.017      0.733
6015342         $375,000.00   51.72                           0.250      0.017      0.233
6015636         $310,000.00   65.26                           0.250      0.017      0.233
6015654         $161,139.02   75.00                           0.250      0.017      0.858
6015933         $336,737.10   74.89                           0.250      0.017      0.233
6016373         $447,641.74   80.00                           0.250      0.017      0.108
6016771         $305,000.00   71.76                           0.250      0.017      0.483
6016950         $380,000.00   80.00                           0.250      0.017      0.608
6017279         $350,000.00   70.00                           0.250      0.017      0.233
6017326         $800,000.00   44.95 FX30YR                    0.250      0.017      0.000
6017409         $349,759.13   63.50                           0.250      0.017      0.858
6017464         $499,309.54   68.49                           0.250      0.017      0.858
6017506         $335,159.47   80.00                           0.250      0.017      1.108
6017612         $548,000.00   80.00                           0.250      0.017      0.733
6017667         $490,000.00   39.20                           0.250      0.017      0.233
6017885         $483,522.50   79.98                           0.250      0.017      0.233
6018047         $387,269.61   80.00                           0.250      0.017      0.483
6018250          $92,937.59   75.00                           0.250      0.017      0.983
6018280          $57,700.00   74.26                           0.250      0.017      0.608
6018426         $549,621.49   69.18                           0.250      0.017      0.858
6018455         $480,000.00   68.57                           0.250      0.017      0.483
6018472         $345,000.00   40.59                           0.250      0.017      0.733
6018641         $398,886.32   80.00                           0.250      0.017      0.000
6018755         $302,544.33   18.12                           0.250      0.017      0.233
6018776         $387,352.29   54.18                           0.250      0.017      0.000
6018794         $401,404.68   76.18                           0.250      0.017      0.000
6018795         $533,717.76   69.03                           0.250      0.017      0.608
6018818         $648,360.82   76.47                           0.250      0.017      0.483
6018826         $278,791.71   80.00                           0.250      0.017      0.000
6018843         $349,740.24   70.00                           0.250      0.017      0.483
6018851         $388,986.99   65.00                           0.250      0.017      0.000
6018855         $392,300.96   65.00                           0.250      0.017      0.108
6018867         $329,483.59   78.57                           0.250      0.017      0.233
6018868         $456,001.39   53.45                           0.250      0.017      0.608
6018881         $399,125.93   72.99                           0.250      0.017      0.608
6018883         $324,253.52   79.08                           0.250      0.017      0.358
6018886         $451,343.63   80.00                           0.250      0.017      0.608
6018894         $389,081.76   72.76                           0.250      0.017      0.233
6018906         $374,482.17   49.34                           0.250      0.017      0.858
6018917         $433,130.32   80.00                           0.250      0.017      0.608
6018942         $303,447.59   66.86                           0.250      0.017      0.000
6018950         $316,822.89   73.84                           0.250      0.017      0.733
6018971         $390,400.66   57.15                           0.250      0.017      0.000
6019000         $304,568.07   71.72                           0.250      0.017      0.358
6019001         $348,797.04   76.00                           0.250      0.017      0.358
6019015         $541,172.63   77.43                           0.250      0.017      0.358
6019033         $638,199.72   80.00                           0.250      0.017      0.233
6019050         $299,379.25   90.00                   11      0.250      0.017      0.233
6019278         $506,587.14   80.00                           0.250      0.017      0.858
6019292         $367,215.77   80.00                           0.250      0.017      0.733
6019301         $321,483.76   92.31                   06      0.250      0.017      0.483
6019317         $313,347.45   67.53                           0.250      0.017      0.858
6019329         $390,578.21   75.00                           0.250      0.017      0.233
6019340         $448,684.71   64.29                           0.250      0.017      0.608
6019344         $599,200.00   79.89                           0.250      0.017      0.733
6019409         $305,239.12   90.00                   11      0.250      0.017      0.608
6019431         $318,700.00   77.73                           0.250      0.017      1.108
6019484         $431,079.38   80.00                           0.250      0.017      0.733
6019499         $374,180.57   64.66                           0.250      0.017      0.608
6019548         $350,000.00   74.47                           0.250      0.017      0.233
6019603         $400,000.00   48.19                           0.250      0.017      0.733
6019811         $435,000.00   68.50                           0.250      0.017      0.233
6019848         $331,992.41   70.00                           0.250      0.017      0.358
6019866         $650,000.00   72.63                           0.250      0.017      0.983
6020090         $392,414.86   78.60                           0.250      0.017      0.483
6020114         $572,103.31   54.57                           0.250      0.017      0.233
6020124         $479,248.84   66.21                           0.250      0.017      0.233
6020129         $349,175.93   50.72                           0.250      0.017      0.233
6020146         $525,360.14   79.99                           0.250      0.017      0.233
6020158         $343,548.43   55.48                           0.250      0.017      1.108
6020166         $274,679.67   67.62                           0.250      0.017      0.983
6020183         $322,940.12   57.14                           0.250      0.017      0.733
6020221         $300,528.97   87.76                   06      0.250      0.017      0.233
6020226         $574,677.04   80.00                           0.250      0.017      0.358
6020235         $439,793.39   67.77                           0.250      0.017      0.108
6020259         $399,389.40   57.14                           0.250      0.017      0.358
6020296         $398,375.61   79.96                           0.250      0.017      0.233
6020299         $494,500.00    9.87                           0.250      0.017      0.608
6020311         $422,372.31   80.00                           0.250      0.017      0.108
6020326         $328,044.82   80.00                           0.250      0.017      0.358
6020335         $294,804.26   68.72                           0.250      0.017      0.233
6020354         $411,076.98   77.74                           0.250      0.017      0.483
6020372         $547,717.41   72.24                           0.250      0.017      0.358
6020456         $565,000.00   68.48                           0.250      0.017      0.858
6020483         $511,178.69   70.14                           0.250      0.017      0.108
6020511         $591,105.01   75.00                           0.250      0.017      0.233
6020519         $325,600.00   80.00                           0.250      0.017      0.233
6020532         $385,231.69   72.96                           0.250      0.017      0.483
6020558         $355,442.90   67.81                           0.250      0.017      0.233
6020572         $323,492.97   80.00                           0.250      0.017      0.233
6020587         $500,000.00   80.00                           0.250      0.017      0.608
6020867         $367,500.00   70.00                           0.250      0.017      0.483
6020888         $349,175.93   53.85                           0.250      0.017      0.233
6020920         $375,136.40   75.20                           0.250      0.017      0.358
6020962         $371,124.13   71.54                           0.250      0.017      0.233
6020963         $475,000.00   69.57                           0.250      0.017      0.233
6021137         $321,684.06   70.27                           0.250      0.017      0.233
6021144         $508,932.31   75.52                           0.250      0.017      0.108
6021259         $339,219.07   72.34                           0.250      0.017      0.358
6021287         $319,600.00   80.00                           0.250      0.017      0.358
6021292         $310,736.64   80.00                           0.250      0.017      0.483
6021297         $359,902.45   80.00                           0.250      0.017      0.000
6021313         $307,030.60   75.00                           0.250      0.017      0.358
6021388         $355,483.04   71.20                           0.250      0.017      0.608
6021423         $632,857.77   75.73                           0.250      0.017      0.000
6021425         $307,145.13   50.47                           0.250      0.017      0.233
6021468         $455,337.82   77.55                           0.250      0.017      0.608
6021492         $371,617.02   80.00                           0.250      0.017      0.233
6021565         $499,291.94   80.00                           0.250      0.017      0.733
6021709         $360,000.00   80.00                           0.250      0.017      0.483
6021721         $279,356.90   49.56                           0.250      0.017      0.358
6021754         $294,764.09   89.39                   12      0.250      0.017      0.108
6021896         $313,659.77   80.00                           0.250      0.017      0.233
6021918         $315,274.22   89.52                   06      0.250      0.017      0.358
6021934         $355,278.62   79.11                           0.250      0.017      0.983
6021946         $319,246.59   80.00                           0.250      0.017      0.233
6021974         $415,364.97   80.00                           0.250      0.017      0.358
6021978         $308,141.93   80.00                           0.250      0.017      0.733
6021994         $538,759.74   65.45                           0.250      0.017      0.358
6022061         $501,218.32   75.00                           0.250      0.017      0.358
6022403         $344,499.01   75.00                           0.250      0.017      0.608
6022436         $315,493.10   80.00                           0.250      0.017      0.108
6022460         $527,508.22   80.00                           0.250      0.017      0.483
6022468         $399,374.03   66.67                           0.250      0.017      0.233
6022646         $409,000.00   75.74                           0.250      0.017      0.858
6022684         $362,417.71   75.63                           0.250      0.017      0.108
6022790         $408,785.26   68.29                           0.250      0.017      0.233
6022803         $586,103.95   69.06                           0.250      0.017      0.358
6022815         $342,463.26   79.77                           0.250      0.017      0.233
6022819         $366,439.77   79.96                           0.250      0.017      0.358
6022837         $577,472.17   80.00                           0.250      0.017      0.108
6022838         $389,035.36   78.00                           0.250      0.017      0.000
6022852         $471,279.49   80.00                           0.250      0.017      0.358
6022872         $649,032.21   74.29                           0.250      0.017      0.483
6022893         $299,218.76   56.07                           0.250      0.017      0.108
6022914         $347,180.66   79.09                           0.250      0.017      0.233
6022939         $349,452.28   81.40                   06      0.250      0.017      0.233
6022967         $454,110.39   80.00                           0.250      0.017      0.108
6022994         $368,477.45   78.51                           0.250      0.017      0.733
6023033         $399,374.03   50.00                           0.250      0.017      0.233
6023035         $319,473.87   80.00                           0.250      0.017      0.000
6023077         $622,814.94   64.43                           0.250      0.017      0.233
6023133         $459,243.11   71.88                           0.250      0.017      0.233
6023141         $287,561.20   90.00                   06      0.250      0.017      0.483
6023153         $287,531.87   80.00                           0.250      0.017      0.608
6023161         $286,091.92   52.47                           0.250      0.017      0.233
6023173         $364,483.13   73.00                           0.250      0.017      0.733
6023195         $498,822.78   58.82                           0.250      0.017      0.233
6023252         $407,800.00   49.73                           0.250      0.017      0.983
6023265         $526,846.25   64.39                           0.250      0.017      0.608
6023329         $570,812.99   79.00                           0.250      0.017      0.000
6023362         $428,188.22   79.72                           0.250      0.017      0.858
6023373         $454,865.31   74.31                           0.250      0.017      0.483
6023400         $325,153.54   70.11                           0.250      0.017      0.358
6023416         $354,184.63   75.53                           0.250      0.017      0.358
6023425         $291,312.52   80.00                           0.250      0.017      0.233
6023438         $398,521.49   61.54                           0.250      0.017      0.233
6023442         $363,416.10   60.67                           0.250      0.017      0.108
6023467         $411,528.78   73.66                           0.250      0.017      0.233
6023487         $386,019.01   79.96                           0.250      0.017      0.000
6023490         $363,729.86   80.00                           0.250      0.017      0.483
6023512         $604,005.29   66.12                           0.250      0.017      0.000
6023528         $308,000.00   80.00                           0.250      0.017      0.000
6023539         $573,552.23   70.00                           0.250      0.017      0.233
6023543         $648,543.75   59.09                           0.250      0.017      0.483
6023560         $320,674.81   65.55                           0.250      0.017      0.000
6023574         $399,489.25   77.76                           0.250      0.017      0.358
6023623         $539,154.96   70.00                           0.250      0.017      0.233
6023811         $339,753.92   61.82                           0.250      0.017      0.608
6023937         $340,000.00   85.00                   33      0.250      0.017      0.858
6024664         $650,000.00   64.12                           0.250      0.017      0.358
6024747          $99,927.62   54.79                           0.250      0.017      0.608
6024936         $377,705.12   61.46                           0.250      0.017      0.233
6024976         $334,648.87   80.00                           0.250      0.017      0.000
6024992         $417,490.03   78.81                           0.250      0.017      0.108
6024998         $327,460.70   80.00                           0.250      0.017      0.000
6025033         $546,897.94   74.32                           0.250      0.017      0.233
6025042         $285,000.00   75.00                           0.250      0.017      0.858
6025098         $498,907.43   79.37                           0.250      0.017      0.608
6025252         $450,294.22   71.14                           0.250      0.017      0.233
6025256         $331,791.40   95.00                   11      0.250      0.017      0.733
6025271         $334,191.53   71.51                           0.250      0.017      0.108
6025454         $315,759.55   88.72                   06      0.250      0.017      0.358
6025502         $404,691.82   90.00                   33      0.250      0.017      0.358
6025535         $383,000.00   79.96                           0.250      0.017      0.233
6025641         $549,581.50   64.71                           0.250      0.017      0.358
6025756         $337,000.00   69.22                           0.250      0.017      0.358
6025873         $400,944.58   80.00                           0.250      0.017      0.733
6026049         $519,200.00   80.00                           0.250      0.017      0.733
6026490         $337,500.00   75.00                           0.250      0.017      0.483
6027798         $440,000.00   53.33                           0.250      0.017      0.358
6027869         $348,924.86   77.78                           0.250      0.017      0.358
6028095         $309,600.00   80.00                           0.250      0.017      0.483
6028336         $495,000.00   58.24                           0.250      0.017      0.108
6028621         $571,100.00   67.99                           0.250      0.017      0.733
6028826         $428,000.00   80.00                           0.250      0.017      0.733
6028956         $373,072.74   80.00                           0.250      0.017      0.233
6029066         $296,285.40   94.93                   33      0.250      0.017      0.608
6029149         $432,089.39   75.00                           0.250      0.017      0.358
6029228         $295,491.39   79.99                           0.250      0.017      0.858
6029253         $416,331.07   60.00                           0.250      0.017      0.108
6029257         $351,000.00   52.00                           0.250      0.017      0.483
6029298         $445,000.00   77.26                           0.250      0.017      0.233
6029521         $499,638.11   74.63                           0.250      0.017      0.608
6029647         $478,000.00   65.48                           0.250      0.017      0.000
6030157         $650,000.00   48.15                           0.250      0.017      0.108
6030307         $415,000.00   69.63                           0.250      0.017      1.108
6030549         $330,482.02   75.23                           0.250      0.017      0.233
6030573         $525,696.28   70.67                           0.250      0.017      0.358
6030697         $343,738.25   80.00                           0.250      0.017      0.358
6030733         $509,581.95   68.56                           0.250      0.017      0.000
6030799         $559,584.40   70.00                           0.250      0.017      0.483
6030950         $399,687.96   61.16                           0.250      0.017      0.233
6031979         $506,250.00   75.00                           0.250      0.017      0.733
6032216         $599,587.08   80.00                           0.250      0.017      0.858
6032277         $371,709.80   80.00                           0.250      0.017      0.233
6032388         $356,763.27   79.36                           0.250      0.017      0.358
6032786         $556,000.00   67.80                           0.250      0.017      0.483
6033135         $349,465.73   62.50                           0.250      0.017      0.358
6033597         $459,632.14   80.00                           0.250      0.017      0.108
6034398         $313,600.00   59.17                           0.250      0.017      0.483
6034561         $319,756.50   78.82                           0.250      0.017      0.358
6034641         $340,000.00   37.57                           0.250      0.017      0.483
6034838         $520,560.00   80.00                           0.250      0.017      0.608
6034950         $531,530.63   80.00                           0.250      0.017      0.000
6035201         $212,995.47   70.00                           0.250      0.017      0.608
6036334         $456,000.00   60.80                           0.250      0.017      0.983
6036485         $317,909.61   80.00                           0.250      0.017      0.000
6037027         $316,000.00   80.00                           0.250      0.017      0.358
6037449         $322,782.33   60.37                           0.250      0.017      0.983
6037517         $594,558.42   70.00                           0.250      0.017      0.483
6038132         $319,318.05   74.42                           0.250      0.017      0.733
6039847         $384,507.20   80.00                           0.250      0.017      0.358
6040428         $432,079.09   80.00                           0.250      0.017      0.483
6040526         $503,586.87   80.00                           0.250      0.017      0.000
6040628         $324,300.00   58.22                           0.250      0.017      0.483
7105601         $312,014.79   87.62              33           0.250      0.017      0.608
7298412         $364,535.36   74.75                           0.250      0.017      0.483
7671794         $537,173.73   80.00                           0.250      0.017      0.608
7698684         $354,369.25   90.00              06           0.250      0.017      0.858
7741548         $334,359.22   54.49                           0.250      0.017      0.483
7742185         $325,550.68   80.00                           0.250      0.017      0.608
7748228         $374,103.43   90.00              11           0.250      0.017      0.608
7768641         $473,235.58   64.00                           0.250      0.017      0.483
7818645         $421,809.04   79.61                           0.250      0.017      0.608
7851295         $290,251.14   80.00                           0.250      0.017      0.483
7851628         $442,855.96   72.47                           0.250      0.017      0.608
7872502         $327,222.74   80.00                           0.250      0.017      0.483
7909499         $357,275.08   79.17                           0.250      0.017      0.983
7922132         $426,848.23   78.60                           0.250      0.017      0.483
7944797         $350,983.15   64.73                           0.250      0.017      0.483
7956377         $394,312.48   80.00                           0.250      0.017      0.733
7972474         $311,276.19   80.00                           0.250      0.017      0.483
7974729         $316,323.92   69.78                           0.250      0.017      0.608
7978990         $326,926.86   79.99                           0.250      0.017      0.483
7980343         $538,648.84   70.00                           0.250      0.017      0.733
7982394         $470,525.39   79.26                           0.250      0.017      0.608
7984865         $311,484.32   70.44                           0.250      0.017      0.608
7992818         $473,140.86   80.00                           0.250      0.017      0.483
7993248         $272,130.87   79.82                           0.250      0.017      0.608
7998144         $323,365.24   80.00                           0.250      0.017      0.608
8001833         $592,230.12   78.95                           0.250      0.017      0.608
8004270         $315,490.30   80.00                           0.250      0.017      0.483
8004461         $333,350.56   51.21                           0.250      0.017      0.608
8008954         $287,884.93   60.21                           0.250      0.017      0.483
8009008         $295,873.22   92.31              33           0.250      0.017      0.608
8009138         $305,582.18   90.00              33           0.250      0.017      0.483
8012137         $292,906.84   90.00              13           0.250      0.017      0.608
8013084         $403,051.29   80.00                           0.250      0.017      0.483
8015783         $456,327.36   79.99                           0.250      0.017      0.483
8017765         $197,761.57   80.00                           0.250      0.017      0.608
8021436         $493,989.81   80.00                           0.250      0.017      0.608
8022798         $443,004.73   75.00                           0.250      0.017      0.608
8023504         $336,077.27   44.39                           0.250      0.017      0.608
8030541         $297,009.63   75.00                           0.250      0.017      0.608
8043757         $300,290.84   69.89                           0.250      0.017      0.608
8047542         $397,066.26   89.39              11           0.250      0.017      0.983
8064496         $396,946.51   77.67                           0.250      0.017      0.483
8065810         $307,831.64   75.76                           0.250      0.017      0.608
8069115         $362,048.49   78.05                           0.250      0.017      0.858
8070767         $357,600.82   80.00                           0.250      0.017      0.608
8099472         $340,276.91   80.00                           0.250      0.017      0.483
8099490         $364,299.07   80.00                           0.250      0.017      0.858
8102741         $339,575.06   80.00                           0.250      0.017      0.608
8106493         $623,310.65   70.79                           0.250      0.017      0.608
8110817         $322,886.91   80.00                           0.250      0.017      0.608
8119880         $339,979.34   80.00                           0.250      0.017      0.608
8121531         $295,791.45   94.99              33           0.250      0.017      0.608
8128313         $544,408.03   77.46                           0.250      0.017      0.608
8144900         $303,830.86   89.74              01           0.250      0.017      0.858
8146020         $392,337.77   62.84                           0.250      0.017      0.000
8153551         $334,947.60   80.00                           0.250      0.017      0.608
8170106         $414,366.50   66.44                           0.250      0.017      0.358
8172189         $356,840.38   64.29                           0.250      0.017      0.733
8179431         $276,489.01   80.00                           0.250      0.017      0.608
8189447         $276,852.25   90.00              01           0.250      0.017      0.608
8193746         $527,044.11   80.00                           0.250      0.017      0.483
8197068         $213,522.35   80.00                           0.250      0.017      0.608
8198601         $279,168.82   79.89                           0.250      0.017      0.483
8198800         $297,522.79   90.00              11           0.250      0.017      0.733
8200613         $396,493.32   88.89              33           0.250      0.017      0.733
8202946         $291,586.49   80.00                           0.250      0.017      0.733
8208967         $354,906.44   79.89                           0.250      0.017      0.358
8210107         $503,625.96   80.00                           0.250      0.017      0.483
8223835         $341,546.67   80.00                           0.250      0.017      0.608
8225994         $280,337.21   90.00              33           0.250      0.017      0.733
8229629         $507,763.08   80.00                           0.250      0.017      0.608
8236354         $399,014.86   78.11                           0.250      0.017      0.608
8250015         $329,449.42   80.00                           0.250      0.017      0.608
8253975         $343,731.64   73.19                           0.250      0.017      0.233
8261333         $516,500.95   80.00                           0.250      0.017      0.608
8279392         $399,358.36   80.00                           0.250      0.017      0.108
8307429         $394,813.37   80.00                           0.250      0.017      0.483
8311922         $301,335.05   64.47                           0.250      0.017      0.983
8312566         $399,419.16   80.00                           0.250      0.017      0.608
8315359         $444,286.16   77.40                           0.250      0.017      0.108
8319059         $349,327.28   79.61                           0.250      0.017      0.233
8319134         $442,782.82   80.00                           0.250      0.017      0.358
8320353         $364,182.27   78.49                           0.250      0.017      0.483
8322421         $316,191.35   80.00                           0.250      0.017      0.608
8326393         $449,648.96   74.04                           0.250      0.017      0.233
8329545         $648,957.33   78.79                           0.250      0.017      0.108
8331883         $329,822.68   80.00                           0.250      0.017      0.000
8333516         $304,873.58   79.98                           0.250      0.017      0.483
8337707         $388,825.91   80.00                           0.250      0.017      0.483
8351659         $318,105.40   80.00                           0.250      0.017      0.608
8359737         $384,314.57   75.00                           0.250      0.017      0.483
8363692         $464,296.87   80.00                           0.250      0.017      0.000
8364844         $396,852.00   80.00                           0.250      0.017      0.233
8382318         $331,505.68   89.73              01           0.250      0.017      0.483
8382365         $376,198.92   79.99                           0.250      0.017      0.108
8383702         $349,750.48   80.00                           0.250      0.017      0.483
8385008         $490,651.84   80.00                           0.250      0.017      0.000
8385600         $451,987.26   80.00                           0.250      0.017      0.108
8392592         $296,107.09   80.00                           0.250      0.017      0.000
8406081         $370,720.67   80.00                           0.250      0.017      0.483
8414037         $380,025.86   80.00                           0.250      0.017      0.108
8425922         $498,822.78   50.00                           0.250      0.017      0.233
8446364         $374,197.87   79.79                           0.250      0.017      0.108
8450180         $578,248.56   74.99                           0.250      0.017      0.233
8455226         $438,130.05   70.00                           0.250      0.017      0.108
8455945         $346,914.35   80.00                           0.250      0.017      0.108
8455964         $473,948.26   75.00                           0.250      0.017      0.483
8471071         $427,308.01   69.99                           0.250      0.017      0.108
8474791         $372,637.90   90.00              06           0.250      0.017      0.483
8476829         $468,365.76   73.82                           0.250      0.017      0.000
8480461         $340,559.32   78.39                           0.250      0.017      0.733
8482734         $355,629.19   79.99                           0.250      0.017      0.358
8484076         $405,298.99   80.00                           0.250      0.017      0.483
8486933         $426,379.94   28.47                           0.250      0.017      0.608
8494045         $467,955.13   78.77                           0.250      0.017      0.108
8494326         $412,528.21   80.00                           0.250      0.017      0.608
8496261         $407,345.52   80.00                           0.250      0.017      0.108
8497875         $499,236.74   60.98                           0.250      0.017      0.358
8500202         $359,739.44   74.23                           0.250      0.017      0.608
8502963         $374,427.56   75.00                           0.250      0.017      0.358
8507259       $1,164,905.94   68.62                           0.250      0.017      0.608
8509238         $298,804.72   90.00              13           0.250      0.017      0.233
8512203         $449,278.16   41.86                           0.250      0.017      0.108
8514632         $347,968.67   75.00                           0.250      0.017      0.483
8516518         $304,790.03   90.00              01           0.250      0.017      0.858
8517513         $399,710.50   80.00                           0.250      0.017      0.608
8531910         $327,262.97   78.92                           0.250      0.017      0.608
8532917         $496,906.06   80.00                           0.250      0.017      0.358
8533988         $368,112.61   80.00                           0.250      0.017      0.233
8534048         $371,716.94   80.00                           0.250      0.017      0.358
8536722         $528,750.47   79.93                           0.250      0.017      0.108
8536854         $498,182.07   80.00                           0.250      0.017      0.233
8538155         $319,265.02   33.68                           0.250      0.017      0.358
8543017         $294,560.77   55.66                           0.250      0.017      0.483
8548160         $304,498.54   59.80                           0.250      0.017      0.000
8554338         $343,744.70   72.42                           0.250      0.017      0.483
8559998         $467,267.61   80.00                           0.250      0.017      0.233
8560225         $381,701.62   75.00                           0.250      0.017      0.233
8565052         $514,617.80   57.22                           0.250      0.017      0.483
8565703         $373,229.67   84.89              01           0.250      0.017      0.608
8566013         $439,344.88   77.19                           0.250      0.017      0.483
8566203         $353,744.54   59.58                           0.250      0.017      0.733
8566815         $314,533.94   75.00                           0.250      0.017      0.608
8567288         $293,516.61   78.40                           0.250      0.017      0.000
8567630         $326,513.12   83.85              01           0.250      0.017      0.483
8569072         $301,758.50   37.75                           0.250      0.017      0.108
8570801         $328,813.64   80.00                           0.250      0.017      0.233
8572724         $375,761.05   79.23                           0.250      0.017      0.233
8574854         $304,522.70   80.26                           0.250      0.017      0.233
8575333         $389,703.24   78.00                           0.250      0.017      0.358
8576276         $373,982.86   72.02                           0.250      0.017      0.858
8576984         $353,446.03   80.00                           0.250      0.017      0.233
8579855         $327,756.58   80.00                           0.250      0.017      0.483
8580720         $338,729.95   89.47              13           0.250      0.017      0.233
8581041         $547,243.27   57.99                           0.250      0.017      0.858
8581243         $498,822.78   15.15                           0.250      0.017      0.233
8584593         $455,644.28   77.29                           0.250      0.017      0.233
8585471         $293,840.20   93.05              12           0.250      0.017      0.483
8585798         $597,087.14   74.75                           0.250      0.017      0.358
8586738         $463,655.64   58.36                           0.250      0.017      0.483
8587132         $487,138.21   75.00                           0.250      0.017      0.483
8587324         $649,529.55   76.00                           0.250      0.017      0.608
8587501         $419,696.02   80.00                           0.250      0.017      0.608
8588152         $636,497.87   79.25                           0.250      0.017      0.233
8588257         $574,100.19   78.77                           0.250      0.017      0.233
8590240         $321,754.99   66.26                           0.250      0.017      0.358
8590356         $289,546.18   58.00                           0.250      0.017      0.233
8590596         $429,859.02   80.00                           0.250      0.017      0.483
8591425         $649,453.92   52.00                           0.250      0.017      0.000
8591912         $329,068.27   60.00                           0.250      0.017      0.108
8592176         $333,490.16   78.22                           0.250      0.017      0.358
8592808         $337,742.81   51.21                           0.250      0.017      0.358
8593411         $599,543.45   80.00                           0.250      0.017      0.358
8593651         $474,238.05   61.72                           0.250      0.017      0.108
8594686         $359,422.51   75.00                           0.250      0.017      0.108
8594755         $305,761.29   80.00                           0.250      0.017      0.233
8595426         $357,916.20   80.00                           0.250      0.017      0.483
8595615         $363,401.52   80.00                           0.250      0.017      0.000
8597508         $351,918.35   73.38                           0.250      0.017      0.108
8598383         $308,472.00   80.00                           0.250      0.017      0.233
8600032         $320,565.12   73.18                           0.250      0.017      0.108
8600890         $384,412.30   46.67                           0.250      0.017      0.358
8602208         $450,576.06   87.63              06           0.250      0.017      0.108
8602330         $376,713.13   89.98              16           0.250      0.017      0.358
8603127         $379,703.56   65.52                           0.250      0.017      0.233
8603283         $504,233.60   84.58              01           0.250      0.017      0.358
8607302         $489,233.21   70.00                           0.250      0.017      0.233
8607847         $415,675.48   80.00                           0.250      0.017      0.233
8608479         $359,173.15   80.00                           0.250      0.017      0.358
8608589         $311,558.06   75.00                           0.250      0.017      0.733
8609344         $633,628.87   80.00                           0.250      0.017      0.000
8609374         $439,311.43   48.89                           0.250      0.017      0.233
8610183         $479,634.76   68.09                           0.250      0.017      0.358
8610264         $483,741.81   30.04                           0.250      0.017      0.233
8611834         $579,092.36   78.80                           0.250      0.017      0.233
8612354         $399,680.13   55.17                           0.250      0.017      0.108
8613279         $317,910.65   58.42                           0.250      0.017      0.108
8614613         $385,713.53   69.55                           0.250      0.017      0.483
8615698         $378,920.69   75.00                           0.250      0.017      0.358
8616007         $323,753.46   80.00                           0.250      0.017      0.358
8616535         $513,009.67   75.74                           0.250      0.017      0.483
8616868         $499,609.95   22.22                           0.250      0.017      0.233
8617347         $529,554.74   75.71                           0.250      0.017      0.000
8617620         $431,654.54   80.00                           0.250      0.017      0.108
8619246         $644,509.21   79.63                           0.250      0.017      0.358
8619360         $340,996.74   75.00                           0.250      0.017      0.483
8620461         $370,433.67   75.87                           0.250      0.017      0.358
8621126         $331,493.20   73.78                           0.250      0.017      0.358
8621174         $319,750.37   52.29                           0.250      0.017      0.233
8621605         $329,755.09   69.47                           0.250      0.017      0.483
8621846         $399,374.03   69.57                           0.250      0.017      0.233
8622075         $699,902.99   74.57                           0.250      0.017      0.233
8622202         $370,710.59   70.00                           0.250      0.017      0.233
8622456         $649,517.61   71.43                           0.250      0.017      0.483
8622742         $629,520.62   70.00                           0.250      0.017      0.358
8624125         $457,624.58   59.10                           0.250      0.017      0.000
8625118         $767,415.62   80.00                           0.250      0.017      0.358
8625652         $577,376.34   67.19                           0.250      0.017      0.000
8625688         $320,589.72   80.00                           0.250      0.017      0.233
8626751         $327,744.13   80.00                           0.250      0.017      0.233
8627133         $322,254.60   75.00                           0.250      0.017      0.358
8627212         $338,994.52   70.00                           0.250      0.017      0.483
8627497         $638,556.03   78.61                           0.250      0.017      0.608
8627610         $577,937.46   42.84                           0.250      0.017      0.108
8629317         $283,577.14   80.00                           0.250      0.017      0.483
8629775         $599,531.94   50.00                           0.250      0.017      0.233
8630166         $311,257.00   70.00                           0.250      0.017      0.233
8630358         $323,759.55   76.24                           0.250      0.017      0.483
8630887         $412,693.49   62.11                           0.250      0.017      0.483
8631146         $339,438.88   85.00              06           0.250      0.017      0.358
8631189         $401,694.11   73.76                           0.250      0.017      0.358
8631279         $295,044.32   73.57                           0.250      0.017      0.358
8631393         $474,292.76   66.71                           0.250      0.017      0.483
8631437         $339,741.28   68.00                           0.250      0.017      0.358
8631542         $558,280.59   80.00                           0.250      0.017      0.000
8633062         $473,620.15   50.26                           0.250      0.017      0.108
8635432         $355,985.61   95.00              01           0.250      0.017      0.483
8635612         $294,781.07   51.30                           0.250      0.017      0.483
8635667         $355,442.89   80.00                           0.250      0.017      0.233
8637171         $680,894.30   75.71                           0.250      0.017      0.483
8639522         $448,618.18   75.05                           0.250      0.017      0.483
8640090         $321,748.81   62.52                           0.250      0.017      0.233
8641611         $467,267.61   78.66                           0.250      0.017      0.233
8641715         $347,721.71   73.26                           0.250      0.017      0.108
8642313         $318,263.63   69.24                           0.250      0.017      0.483
8644332         $290,850.42   80.00                           0.250      0.017      0.358
8644655         $362,909.55   62.09                           0.250      0.017      0.108
8645425         $290,173.46   80.00                           0.250      0.017      0.233
8646758         $347,441.77   80.00                           0.250      0.017      0.108
8646823         $399,680.13   80.00                           0.250      0.017      0.108
8648044         $443,287.77   80.00                           0.250      0.017      0.108
8648088         $399,284.18   80.00                           0.250      0.017      0.233
8649291         $748,766.87   62.50                           0.250      0.017      0.000
8649611         $299,760.09   62.11                           0.250      0.017      0.108
8650278         $742,434.63   53.07                           0.250      0.017      0.358
8651102         $287,780.86   72.00                           0.250      0.017      0.358
8651751         $607,071.89   55.27                           0.250      0.017      0.358
8652105         $299,798.71   94.34              01           0.250      0.017      0.983
8652636         $375,720.95   80.00                           0.250      0.017      0.483
8652955         $463,291.71   80.00                           0.250      0.017      0.358
8653930         $351,462.66   80.00                           0.250      0.017      0.358
8654103         $367,858.56   95.00              06           0.250      0.017      0.608
8655141         $382,101.69   80.00                           0.250      0.017      0.233
8655414         $400,929.12   75.00                           0.250      0.017      0.108
8655733         $327,486.71   80.00                           0.250      0.017      0.233
8655926         $359,719.17   80.00                           0.250      0.017      0.233
8656527         $509,592.17   60.00                           0.250      0.017      0.108
8658372         $299,542.04   69.61                           0.250      0.017      0.358
8659747         $623,736.75   62.42                           0.250      0.017      0.483
8661486         $416,190.90   75.45                           0.250      0.017      0.483
8661912         $364,576.37   79.98                           0.250      0.017      0.483
8661960         $543,229.62   80.00                           0.250      0.017      0.733
8662844         $341,464.81   90.00              06           0.250      0.017      0.233
8663744         $449,363.36   80.00                           0.250      0.017      0.000
8664235         $447,650.52   80.00                           0.250      0.017      0.233
8664355         $681,483.81   70.00                           0.250      0.017      0.483
8664434         $471,261.37   80.00                           0.250      0.017      0.233
8668959         $349,340.55   95.00              01           0.250      0.017      0.483
8670165         $406,249.87   69.54                           0.250      0.017      0.108
8670565         $278,742.74   90.00              01           0.250      0.017      0.358
8671626         $351,725.41   69.84                           0.250      0.017      0.233
8671913         $466,278.25   82.83              01           0.250      0.017      0.358
8672094         $319,756.51   71.11                           0.250      0.017      0.358
8672607         $296,800.72   90.00              12           0.250      0.017      0.983
8673505         $336,743.57   67.40                           0.250      0.017      0.358
8673836         $415,691.27   80.00                           0.250      0.017      0.483
8674651         $361,091.21   80.00                           0.250      0.017      0.000
8675558         $329,736.11   62.26                           0.250      0.017      0.108
8675570         $383,685.24   80.00                           0.250      0.017      0.000
8677360         $479,302.97   80.00                           0.250      0.017      0.608
8677839         $399,389.39   80.00                           0.250      0.017      0.358
8678780         $482,280.84   70.00                           0.250      0.017      0.483
8679007         $346,649.04   70.15                           0.250      0.017      0.233
8681794         $397,604.71   19.90                           0.250      0.017      0.483
8681938         $424,700.04   56.67                           0.250      0.017      0.733
8683866         $333,578.90   80.00                           0.250      0.017      0.608
8684452         $555,555.38   80.00                           0.250      0.017      0.108
8685252         $487,129.05   75.00                           0.250      0.017      0.358
8687120         $811,259.70   65.00                           0.250      0.017      0.358
8687629         $454,108.68   72.14                           0.250      0.017      0.000
8688453         $351,449.16   60.59                           0.250      0.017      0.233
8690624         $519,225.75   80.00                           0.250      0.017      0.483
8691675         $649,467.20   22.81                           0.250      0.017      0.000
8692427         $489,627.15   43.36                           0.250      0.017      0.358
8693933         $399,724.72   60.15                           0.250      0.017      0.858
8693951         $459,866.92   55.11                           0.250      0.017      0.608
8695706         $359,739.44   80.00                           0.250      0.017      0.608
8697846         $494,623.35   58.58                           0.250      0.017      0.358
8698901         $479,643.77   80.00                           0.250      0.017      0.483
8699263         $335,694.96   80.00                           0.250      0.017      0.108
8699432         $686,949.77   70.56                           0.250      0.017      0.358
8701109         $323,759.55   80.00                           0.250      0.017      0.483
8701301         $395,579.12   80.00                           0.250      0.017      0.000
8704059         $349,613.11   63.07                           0.250      0.017      0.000
8704752         $503,606.83   50.40                           0.250      0.017      0.233
8706508         $649,480.21   74.29                           0.250      0.017      0.108
8708884         $499,628.93   53.76                           0.250      0.017      0.483
8717369         $319,762.51   80.00                           0.250      0.017      0.483
8719140         $419,688.30   75.00                           0.250      0.017      0.483
8722259         $462,864.75   80.00                           0.250      0.017      0.608
9010070         $294,886.75   75.00                           0.250      0.017      0.733
9010961         $564,324.76   75.00                           0.250      0.017      0.983
9011385         $488,253.52   75.23                           0.250      0.017      0.358
9012910         $299,327.87   69.77                           0.250      0.017      0.483
9013520         $339,167.29   60.71                           0.250      0.017      1.483
9013697         $383,410.10   80.00                           0.250      0.017      0.608
9016022         $431,629.43   79.99                           0.250      0.017      0.483
9025435         $314,345.37   72.50                           0.250      0.017      0.858
9026496         $323,529.49   90.00              01           0.250      0.017      0.608
9058860         $374,482.16   75.00                           0.250      0.017      0.858
9064352         $498,800.25   85.00              01           0.250      0.017      0.858
9066727         $398,849.84   52.63                           0.250      0.017      0.983
9068937         $316,516.10   79.25                           0.250      0.017      0.358
9069117         $499,273.92   68.49                           0.250      0.017      0.608
9069430         $329,613.56   74.22                           0.250      0.017      0.858
9071083         $289,742.76   35.83                           0.250      0.017      0.983
9071165         $401,185.37   53.60                           0.250      0.017      0.983
9071498         $379,210.28   54.29                           0.250      0.017      0.858
9072165         $543,728.90   77.79                           0.250      0.017      0.733
9072342         $429,029.32   71.07                           0.250      0.017      0.733
9072343         $409,034.65   55.41                           0.250      0.017      0.233
9072577         $407,092.96   77.66                           0.250      0.017      0.483
9072584         $390,772.14   69.89                           0.250      0.017      0.108
9073351         $324,234.78   56.03                           0.250      0.017      0.233
9073415         $329,520.80   73.01                           0.250      0.017      0.608
9209612         $499,273.92   68.03                           0.250      0.017      0.608
9210509         $419,374.65   70.00                           0.250      0.017      0.483
9211047         $482,271.62   69.29                           0.250      0.017      0.483
9211050         $418,886.63   80.00                           0.250      0.017      0.108
9211417         $299,310.95   65.22                           0.250      0.017      0.358
9211491         $367,005.18   75.00                           0.250      0.017      0.983
9211766         $389,430.37   75.00                           0.250      0.017      1.233
9212590         $407,130.50   80.00                           0.250      0.017      0.733
9212617         $372,416.28   48.13                           0.250      0.017      0.233
9212886         $359,152.38   74.23                           0.250      0.017      0.233
9212913         $506,562.54   67.69                           0.250      0.017      0.483
9212963         $299,774.78   69.88                           0.250      0.017      0.108
9213077         $399,248.91   22.86                           0.250      0.017      1.358
9213083         $599,270.47   80.00                           0.250      0.017      1.483
9213346         $399,513.63   72.73                           0.250      0.017      1.483
9213649         $356,429.46   78.52                           0.250      0.017      0.358
9213733         $399,168.73   72.73                           0.250      0.017      0.858
9213765         $303,547.35   67.56                           0.250      0.017      0.483
9213792         $996,384.00   34.48                           0.250      0.017      0.108
9213884         $386,451.94   44.08                           0.250      0.017      0.733
9213974         $329,489.40   60.09                           0.250      0.017      0.733
9213998         $446,872.19   55.95                           0.250      0.017      0.733
9214021         $401,782.91   80.00                           0.250      0.017      0.358
9214058         $305,984.88   80.00                           0.250      0.017      0.858
9214404         $424,611.98   53.06                           0.250      0.017      0.358
9214619         $483,717.77   80.00                           0.250      0.017      0.108
9214621         $291,565.23   78.92                           0.250      0.017      0.483
9215805         $366,729.92   79.57                           0.250      0.017      0.233
9216067         $499,027.27   49.02                           0.250      0.017      0.233
9216121         $283,555.56   80.00                           0.250      0.017      0.233
9216227         $998,123.12   63.09                           0.250      0.017      0.608
9216610         $573,584.55   41.00                           0.250      0.017      0.608
9216614         $339,518.49   74.89                           0.250      0.017      0.733
9216691         $521,203.14   72.00                           0.250      0.017      0.358
9216704         $319,511.52   65.44                           0.250      0.017      0.358
9217053         $374,398.44   47.77                           0.250      0.017      0.108
9218336         $718,927.96   50.00                           0.250      0.017      0.483
9218371         $307,541.41   80.00                           0.250      0.017      0.483
9218373         $490,949.42   68.20                           0.250      0.017      0.358
9218562         $374,655.14   80.00                           0.250      0.017      0.608
9218648         $762,419.41   70.00                           0.250      0.017      0.358
9218677         $424,047.81   40.48                           0.250      0.017      0.483
9218716         $426,410.35   70.00                           0.250      0.017      0.858
9218720         $383,662.39   75.00                           0.250      0.017      0.483
9218906         $539,674.92   76.67                           0.250      0.017      0.358
9218951         $449,313.06   71.00                           0.250      0.017      0.358
9219034         $359,302.58   75.00                           0.250      0.017      0.000
9219342         $314,586.49   70.00                           0.250      0.017      1.108
9219348         $360,475.76   95.00              13           0.250      0.017      0.608
9219725         $430,894.35   80.00                           0.250      0.017      0.483
9220044         $434,368.30   75.00                           0.250      0.017      0.608
9220202         $276,566.52   60.22                           0.250      0.017      0.233
9220294         $547,632.30   80.00                           0.250      0.017      0.983
9220428         $798,838.28   68.97                           0.250      0.017      0.608
9220484         $307,096.34   75.00                           0.250      0.017      1.108
9220574         $421,371.66   59.02                           0.250      0.017      0.483
9220583         $341,915.10   40.28                           0.250      0.017      0.733
9220648         $319,556.66   82.85              11           0.250      0.017      0.358
9220878         $354,484.49   64.55                           0.250      0.017      0.608
9221564         $354,471.41   68.27                           0.250      0.017      0.483
9221686         $464,357.86   75.00                           0.250      0.017      0.858
9221727         $298,044.33   39.48                           0.250      0.017      0.358
9221759         $295,559.27   80.00                           0.250      0.017      0.483
9222533         $308,739.61   80.00                           0.250      0.017      0.483
9222570         $302,275.50   73.78                           0.250      0.017      0.483
9222616         $368,263.26   80.00                           0.250      0.017      0.108
9222646         $314,542.57   70.00                           0.250      0.017      0.608
9222780         $455,303.91   80.00                           0.250      0.017      0.358
9222784         $549,581.49   40.29                           0.250      0.017      0.358
9222790         $337,009.63   75.00                           0.250      0.017      0.608
9223718         $358,624.50   89.99              13           0.250      0.017      1.608
9223748         $353,060.22   80.00                           0.250      0.017      0.358
9223852         $299,564.34   74.07                           0.250      0.017      0.608
9224410         $335,512.07   62.80                           0.250      0.017      0.608
9224685         $383,685.23   68.57                           0.250      0.017      0.000
9224773         $284,783.13   78.08                           0.250      0.017      0.358
9225011         $299,777.35   76.92                           0.250      0.017      0.483
9225373         $396,378.73   68.10                           0.250      0.017      0.233
9226418         $519,186.25   80.00                           0.250      0.017      0.233
9226698         $327,768.49   80.00                           0.250      0.017      0.733
9226898         $348,666.93   80.00                           0.250      0.017      0.358
9227507         $291,783.29   80.00                           0.250      0.017      0.483
9228274         $331,292.48   80.00                           0.250      0.017      0.733
9228616         $349,478.88   72.92                           0.250      0.017      0.483
9228674         $311,535.45   80.00                           0.250      0.017      0.483
9229541         $978,612.19   70.00                           0.250      0.017      0.733
9229666         $613,784.92   53.48                           0.250      0.017      1.108
9229699         $364,414.48   50.34                           0.250      0.017      0.108
9229733         $449,313.06   60.00                           0.250      0.017      0.358
9229801         $310,581.25   66.17                           0.250      0.017      0.983
9230301         $349,452.27   63.64                           0.250      0.017      0.233
9230435         $475,504.55   66.30                           0.250      0.017      2.233
9231216         $435,668.23   80.00                           0.250      0.017      0.358
9231222         $369,420.97   60.66                           0.250      0.017      0.233
9231258         $324,551.19   94.75              01           0.250      0.017      0.858
9231345         $335,536.00   80.00                           0.250      0.017      0.858
9232163         $358,819.10   64.29                           0.250      0.017      0.233
9232339         $284,275.43   76.61                           0.250      0.017      0.733
9232546         $308,003.23   93.94              06           0.250      0.017      0.608
9232636         $346,222.57   70.96                           0.250      0.017      0.483
9233142         $450,000.00   60.00                           0.250      0.017      0.483
9234121         $498,907.42   67.57                           0.250      0.017      0.608
9262651         $319,774.15   80.00                           0.250      0.017      0.733
9262781         $393,465.01   75.00                           0.250      0.017      0.608
9263185         $337,749.15   54.08                           0.250      0.017      0.483
9263498         $397,704.62   89.94              12           0.250      0.017      0.483
9263662         $731,908.60   73.30                           0.250      0.017      0.483
9263854         $845,847.66   49.86                           0.250      0.017      0.608
9264875         $433,074.04   74.32                           0.250      0.017      0.483
9265111         $387,436.57   59.69                           0.250      0.017      0.608
9265383         $408,094.30   75.00                           0.250      0.017      0.108
9265391         $497,226.91   56.27                           0.250      0.017      0.608
9265849         $319,047.54   88.75              06           0.250      0.017      0.733
9266050         $430,330.97   75.00                           0.250      0.017      0.733
9266134         $339,302.10   79.81                           0.250      0.017      0.733
9266533         $334,262.48   62.62                           0.250      0.017      0.233
9266583         $529,749.77   60.69                           0.250      0.017      0.233
9266590         $359,193.44   80.00                           0.250      0.017      0.483
9266648         $502,072.64   80.00                           0.250      0.017      0.483
9266770         $363,683.37   69.10                           0.250      0.017      0.483
9267480         $306,542.90   88.73              13           0.250      0.017      0.483
9267567         $419,374.65   57.14                           0.250      0.017      0.483
9268084         $447,815.36   65.96                           0.250      0.017      0.358
9268092         $398,462.78   66.50                           0.250      0.017      0.983
9268117         $319,511.52   63.43                           0.250      0.017      0.358
9268207         $354,484.49   63.39                           0.250      0.017      0.608
9268221         $388,435.11   56.46                           0.250      0.017      0.608
9268317         $449,289.07   65.69                           0.250      0.017      0.358
9268374         $338,507.72   41.85                           0.250      0.017      0.608
9268385         $489,288.45   70.00                           0.250      0.017      0.608
9268470         $342,561.05   46.67                           0.250      0.017      1.233
9269756         $399,703.14   47.06                           0.250      0.017      0.483
9269855         $377,712.36   69.36                           0.250      0.017      0.358
9269971         $412,266.08   79.95                           0.250      0.017      0.858
9277801         $428,991.62   80.00                           0.250      0.017      0.733
9278097         $559,123.64   69.14                           0.250      0.017      0.233
9278196         $469,990.10   72.46                           0.250      0.017      0.483
9278415         $329,541.36   90.00              13           0.250      0.017      0.358
9278723         $359,463.97   80.00                           0.250      0.017      0.483
9278733         $484,490.63   74.65                           0.250      0.017      0.233
9278777         $509,501.42   70.00                           0.250      0.017      0.233
9278787         $381,094.87   60.04                           0.250      0.017      0.608
9278788         $354,458.08   71.00                           0.250      0.017      0.358
9278851         $351,414.37   80.00                           0.250      0.017      0.608
9278865         $323,304.79   50.23                           0.250      0.017      0.358
9278866         $430,639.29   75.00                           0.250      0.017      0.733
9278930         $374,740.29   44.44                           0.250      0.017      0.483
9278955         $387,422.28   60.63                           0.250      0.017      0.483
9279030         $326,257.45   45.07                           0.250      0.017      0.000
9279099         $404,156.32   89.91              01           0.250      0.017      1.983
9279279         $317,491.35   67.66                           0.250      0.017      0.233
9279309         $331,493.18   60.36                           0.250      0.017      0.358
9279319         $383,345.17   69.15                           0.250      0.017      1.608
9279369         $579,114.61   40.96                           0.250      0.017      0.358
9279614         $387,776.95   80.00                           0.250      0.017      0.108
9280304         $658,967.15   68.75                           0.250      0.017      0.233
9280349         $429,327.09   71.67                           0.250      0.017      0.233
9280433         $998,395.87   46.95                           0.250      0.017      0.108
9280435         $340,842.65   79.44                           0.250      0.017      0.233
9280558         $470,811.01   80.00                           0.250      0.017      0.108
9280581         $292,657.02   41.88                           0.250      0.017      0.000
9280612         $339,467.93   64.15                           0.250      0.017      0.233
9280685         $321,532.40   62.52                           0.250      0.017      0.608
9280692         $289,132.50   95.00              12           0.250      0.017      0.733
9281135         $360,638.55   76.84                           0.250      0.017      0.733
9281624         $291,369.63   69.52                           0.250      0.017      0.733
9281641         $343,480.33   80.00                           0.250      0.017      0.608
9281673         $349,465.70   63.64                           0.250      0.017      0.358
9281708         $334,488.60   33.50                           0.250      0.017      0.358
9281784         $648,957.33   69.89                           0.250      0.017      0.108
9281831         $429,343.59   72.88                           0.250      0.017      0.358
9281832         $546,704.96   79.93                           0.250      0.017      0.608
9281907         $303,512.34   79.58                           0.250      0.017      0.108
9283872         $514,270.67   68.39                           0.250      0.017      0.733
9283925         $629,061.96   70.00                           0.250      0.017      0.483
9283940         $349,478.88   67.31                           0.250      0.017      0.483
9283969         $299,564.34   47.62                           0.250      0.017      0.608
9285345         $379,350.97   78.84                           0.250      0.017      0.608
9285355         $392,984.05   80.00                           0.250      0.017      0.233
9285393         $425,454.83   48.69                           0.250      0.017      1.233
9285524         $310,762.91   75.00                           0.250      0.017      0.233
9285541         $389,034.75   63.41                           0.250      0.017      0.483
9285688         $427,330.21   73.79                           0.250      0.017      0.233
9285737         $315,505.49   80.00                           0.250      0.017      0.233
9286179         $337,022.04   75.00                           0.250      0.017      0.733
9286219         $559,186.79   80.00                           0.250      0.017      0.608
9286272         $329,532.68   64.71                           0.250      0.017      0.733
9286315         $349,465.70   63.64                           0.250      0.017      0.358
9286364         $329,544.30   75.00                           0.250      0.017      0.858
9286571         $304,522.70   51.96                           0.250      0.017      0.233
9286589         $469,334.41   55.29                           0.250      0.017      0.733
9286591         $498,061.26   75.00                           0.250      0.017      0.858
9287097         $359,463.97   75.00                           0.250      0.017      0.483
9288487         $819,391.44   67.77                           0.250      0.017      0.483
9288504         $303,547.17   76.00                           0.250      0.017      0.483
9288520         $519,206.21   53.61                           0.250      0.017      0.358
9288522         $384,231.96   95.00              06           0.250      0.017      0.983
9288575         $339,428.96   80.00                           0.250      0.017      0.358
9288641         $359,463.97   80.00                           0.250      0.017      0.483
9288665         $452,342.17   62.05                           0.250      0.017      0.608
9288673         $358,609.41   80.00                           0.250      0.017      0.000
9288676         $339,264.88   73.12                           0.250      0.017      0.608
9288730         $314,519.14   75.00                           0.250      0.017      0.358
9288793         $464,307.64   75.00                           0.250      0.017      0.483
9288842         $321,954.00   75.00                           0.250      0.017      0.858
9298632         $404,691.82   51.27                           0.250      0.017      0.358
9299901         $299,782.86   80.00                           0.250      0.017      0.608
9301221         $359,719.16   69.90                           0.250      0.017      0.233
9301757         $365,485.28   95.00              12           0.250      0.017      0.608
9302525         $299,372.02   70.00                           0.250      0.017      0.358
9304150         $384,707.05   68.75                           0.250      0.017      0.358
9304582         $360,725.31   75.37                           0.250      0.017      0.358
9304703         $628,633.12   78.64                            0.25      0.017      0.483
9305259         $529,606.66   66.25                            0.25      0.017      0.483
9305494         $289,773.76   78.38                            0.25      0.017      0.233
9308579         $294,796.98   93.65              13            0.25      0.017      0.858
9311299         $532,563.10   60.91                            0.25      0.017      0.000
9311304         $300,782.14   48.55                            0.25      0.017      0.608
9311503         $963,034.76   68.84                            0.25      0.017      0.483
9312395         $391,430.43   79.94                            0.25      0.017      0.858
9312951         $448,347.98   37.42                            0.25      0.017      0.608
9313015         $408,128.38   75.74                            0.25      0.017      0.733
9313030         $372,416.28   69.72                            0.25      0.017      0.233

            $504,202,776.68


COUNT:                 1208
WAC:            7.457821093
WAM:            356.5020253
WALTV:          69.89347205

                                   EXHIBIT F-2

                       [Schedule of Type 2 Mortgage Loans]

WFMBS
WFMBS 2001-17 EXHIBIT F-2
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)          (ii)                                          (iii)       (iv)        (v)          (vi)       (vii)      (viii)
--------     ---------------------------   -----  ------   --------    ----------- -----------  ---------- ---------- -----------
                                                                                   NET
MORTGAGE                                                               MORTGAGE    MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                              ZIP      PROPERTY    INTEREST    INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER       CITY                          STATE  CODE     TYPE        RATE        RATE         PAYMENT    MATURITY   DATE
--------     ---------------------------   -----  ------   --------    ----------- -----------  ---------- ---------- -----------
8199944      MORGAN HILL                   CA      95037   SFD               8.250       6.750  $ 2,901.47        360    1-Jul-30
8488172      NAPERVILLE                    IL      60565   SFD               7.750       6.750  $ 2,471.63        360    1-Mar-31


(i)          (ix)          (x)    (xi)        (xii)    (xiii)    (xv)       (xvi)
--------     ------------  -----  --------  ---------  --------  ---------  ----------
             CUT-OFF
MORTGAGE     DATE                            MORTGAGE            MASTER     FIXED
LOAN         PRINCIPAL                      INSURANCE  SERVICE   SERVICE    RETAINED
NUMBER       BALANCE       LTV    SUBSIDY     CODE     FEE       FEE        YIELD
--------     ------------  -----  --------  ---------  --------  ---------  ----------
8199944       $397,007.89  71.56                          0.250      0.017      1.233
8488172       $344,016.50  75.00                          0.250      0.017      0.733

              $741,024.39


COUNT:                   2
WAC:           8.017877748
WAM:            351.713956
WALTV:         73.15700109

                                   EXHIBIT F-3

                   [Schedule of Other Servicer Mortgage Loans]

WFMBS
WFMBS 2001-17 EXHIBIT F-3
30 YEAR FIXED RATE NON-RELOCATION LOANS

(i)          (ii)                                          (iii)       (iv)        (v)          (vi)       (vii)      (viii)
--------     -----------------------------  -----   -----  --------    ----------- -----------  --------- ---------- ------------
                                                                                   NET
MORTGAGE                                                               MORTGAGE    MORTGAGE     CURRENT    ORIGINAL   SCHEDULED
LOAN                                                ZIP    PROPERTY    INTEREST    INTEREST     MONTHLY    TERM TO    MATURITY
NUMBER       CITY                           STATE   CODE   TYPE        RATE        RATE         PAYMENT    MATURITY   DATE
--------     -----------------------------  -----   -----  --------    ----------- -----------  ---------- ---------- ------------
5824379      PALOS VERDES                   CA      90275  SFD               8.750       6.750  $ 3,776.16        360     1-Sep-30
5832318      KERSHAW                        SC      29067  SFD               7.375       6.750  $   911.69        360     1-May-31
5838748      MARION                         IA      52302  SFD               8.250       6.750  $ 3,586.36        360     1-Oct-30
5905014      ALAMO                          CA      94507  SFD               8.000       6.750  $ 5,187.72        360     1-Jan-31
5909693      KINGSTON                       NY      12401  SFD               8.500       6.750  $ 2,796.92        348     1-Dec-29
5909888      CLIFTON                        VA      20124  PUD               7.750       6.750  $ 7,164.12        360     1-Jan-31
5936969      LOS ANGELES                    CA      90065  SFD               7.750       6.750  $ 2,081.18        360     1-Mar-31
5944216      SOUTH ELGIN                    IL      60177  SFD               7.500       6.750  $ 2,097.64        360     1-Apr-31
5945555      ATLANTA                        GA      30331  SFD               7.800       6.750  $ 3,070.97        360     1-Mar-31
5945565      WOODBRIDGE                     VA      22191  SFD               7.425       6.750  $ 1,975.92        360     1-Mar-31
5952313      UPPER MARLBORO                 MD      20772  SFD               7.625       6.750  $ 1,946.43        360     1-Dec-30
5954879      WAUKESHA                       WI      53188  SFD               7.750       6.750  $ 2,840.58        360     1-Mar-31
5955486      ROSLINDALE                     MA      02131  SFD               7.500       6.750  $ 2,349.36        360     1-Jun-31
5955499      MONTGOMERY                     TX      77356  SFD               7.250       6.750  $ 2,455.83        360     1-May-31
5960344      MERRICK                        NY      11566  SFD               7.500       6.750  $ 2,036.46        360     1-Mar-31
5960362      HUNTINGTON                     NY      11743  SFD               7.625       6.750  $ 2,477.28        360     1-Feb-31
5961604      EL CERRITO                     CA      94530  SFD               7.125       6.750  $ 3,200.16        360     1-Apr-31
5962020      SACRAMENTO                     CA      95831  SFD               7.625       6.750  $ 3,008.12        360     1-Mar-31
5962374      GUNNISON                       CO      81230  SFD               7.250       6.750  $ 2,728.71        360     1-Apr-31
5962401      SAN FRANCISCO                  CA      94110  SFD               7.250       6.750  $ 2,544.52        360     1-Apr-31
5962480      LOS ANGELES                    CA      90005  SFD               8.625       6.750  $ 7,466.78        360     1-Mar-31
5964013      ALAMEDA                        CA      94501  SFD               8.625       6.750  $ 2,722.26        360     1-Apr-31
5964030      GLENDORA                       CA      91740  SFD               7.625       6.750  $ 2,392.34        360     1-Mar-31
5964053      CARLSBAD                       CA      92009  SFD               8.250       6.750  $ 2,589.62        360     1-Mar-31
5964113      ANAHEIM                        CA      92808  SFD               7.250       6.750  $ 2,261.41        360     1-Mar-31
5964178      THOUSAND OAKS                  CA      91362  LCO               7.250       6.750  $ 2,341.23        360     1-Mar-31
5964685      TRACY                          CA      95377  SFD               7.500       6.750  $ 2,821.33        360     1-Mar-31
5965039      DENVER                         CO      80127  SFD               7.625       6.750  $ 2,632.99        360     1-Mar-31
5965411      SAN DIEGO                      CA      92119  SFD               8.000       6.750  $ 2,201.29        360     1-Mar-31
5965460      TRACY                          CA      95376  SFD               7.500       6.750  $ 2,348.30        240     1-Mar-21
5965528      HOUSTON                        TX      77024  SFD               7.625       6.750  $ 2,880.72        360     1-Apr-31
5969627      TUCSON                         AZ      85750  SFD               7.375       6.750  $ 1,873.11        360     1-Mar-31
5970425      HAM LAKE                       MN      55304  SFD               8.000       6.750  $ 2,546.16        360     1-Apr-31
5973844      METAIRIE                       LA      70005  SFD               7.500       6.750  $ 2,412.29        360     1-Jun-31
5974156      BEVERLY HILLS                  CA      90210  SFD               7.875       6.750  $ 8,338.30        360     1-Apr-31
5977011      ROCHESTER                      MI      48307  SFD               6.750       6.483  $ 2,237.67        360     1-Jun-31
5977370      CARNATION                      WA      98014  SFD               7.750       6.750  $ 3,553.40        360     1-Mar-31
5979602      OCEAN CITY                     NJ      08226  SFD               7.750       6.750  $ 3,201.70        240     1-Apr-21
5979936      MAMARONECK                     NY      10543  SFD               7.250       6.750  $ 3,751.97        360     1-Apr-31
5982233      TENAFLY                        NJ      07670  SFD               8.000       6.750  $ 2,373.34        300     1-Apr-26
5983369      BRISTOW                        VA      20136  SFD               8.250       6.750  $ 2,223.00        360     1-Mar-31
6005338      OMAHA                          NE      68130  SFD               7.750       6.750  $ 2,371.32        360     1-Mar-31
6005424      WASHINGTON TOWNSHIP            MI      48095  SFD               7.750       6.750  $ 3,209.53        360     1-Mar-31
6005481      OMAHA                          NE      68132  SFD               7.750       6.750  $ 5,265.63        360     1-Mar-31
6005675      COLUMBIA                       MD      21044  SFD               7.750       6.750  $ 2,865.65        360     1-Mar-31
6005921      OAK BROOK                      IL      60523  SFD               7.750       6.750  $ 2,507.44        360     1-Apr-31
6007786      BOULDER                        CO      80302  SFD               7.750       6.750  $ 3,617.89        360     1-Jun-31
6007880      MERCER ISLAND                  WA      98040  SFD               7.375       6.750  $ 3,011.34        360     1-Apr-31
6007930      VIRGINIA BEACH                 VA      23455  SFD               7.375       6.750  $ 2,426.52        300     1-Apr-26
6008295      SANTA FE                       NM      87505  SFD               7.375       6.750  $ 2,735.08        360     1-Jun-31
6008830      ANN ARBOR                      MI      48104  SFD               7.625       6.750  $ 2,378.19        360     1-Apr-31
6009046      NEW BERLIN                     WI      53151  SFD               7.625       6.750  $ 2,328.64        360     1-Apr-31
6010917      TULSA                          OK      74114  SFD               7.125       6.750  $ 4,379.17        360     1-Jun-31
6011425      DALLAS                         TX      75214  SFD               7.500       6.750  $   400.31        360     1-Jun-31
6012097      BOULDER                        CO      80304  SFD               7.750       6.750  $ 3,582.07        360     1-Jun-31
6015294      WARREN                         NJ      07059  SFD               7.875       6.750  $ 2,900.28        360     1-Apr-31
6015311      COLUMBUS                       OH      43220  SFD               7.250       6.750  $ 2,728.71        360     1-Apr-31
6015347      INDIANAPOLIS                   IN      46278  PUD               7.250       6.750  $ 2,059.49        360     1-May-31
6015359      CARY                           NC      27511  PUD               7.250       6.750  $ 2,352.15        360     1-Mar-31
6015389      BLUE BELL                      PA      19422  PUD               7.000       6.733  $ 3,484.99        360     1-Apr-31
6016688      CAPE CORAL                     FL      33904  SFD               7.375       6.750  $ 2,762.70        360     1-May-31
6016779      BETHESDA                       MD      20817  SFD               7.625       6.750  $ 3,220.46        360     1-Apr-31
6016797      GERMANTOWN                     MD      20874  PUD               7.750       6.750  $ 2,435.80        360     1-Apr-31
6016832      POMPANO BEACH                  FL      33062  SFD               7.750       6.750  $ 3,008.94        360     1-Apr-31
6017735      LA PLATA                       MD      20646  SFD               6.875       6.608  $ 3,079.36        360     1-May-31
6017749      CHEVY CHASE                    MD      20815  SFD               7.125       6.750  $ 2,304.12        360     1-May-31
6017759      CARY                           NC      27511  SFD               7.125       6.750  $ 4,210.75        360     1-May-31
6017769      ISLE OF PALMS                  SC      29451  PUD               7.000       6.733  $ 2,960.60        360     1-May-31
6017779      SAN DIEGO                      CA      92129  SFD               7.500       6.750  $ 3,412.17        360     1-May-31
6017789      LOVELAND                       CO      80537  SFD               7.625       6.750  $   900.32        360     1-May-31
6017806      MADISON                        VA      22727  SFD               7.250       6.750  $   852.73        360     1-May-31
6017815      HOWELL                         NJ      07731  SFD               7.375       6.750  $ 2,016.78        360     1-May-31
6017914      LITTLETON                      CO      80124  PUD               7.250       6.750  $ 3,595.07        360     1-May-31
6017932      SOCIAL CIRCLE                  GA      30025  SFD               7.250       6.750  $ 2,276.42        360     1-May-31
6017947      SIMPSONVILLE                   SC      29681  SFD               7.750       6.750  $ 2,378.49        360     1-May-31
6017970      LONGMONT                       CO      80501  SFD               7.500       6.750  $ 1,625.67        360     1-May-31
6017989      EVANSTON                       IL      60201  SFD               7.500       6.750  $ 3,013.62        360     1-May-31
6018007      MIAMI                          FL      33133  SFD               7.625       6.750  $ 2,123.39        360     1-May-31
6018028      BURR RIDGE                     IL      60521  SFD               8.000       6.750  $ 4,769.47        360     1-May-31
6018051      DEXTER                         MI      48130  LCO               7.375       6.750  $ 2,554.81        360     1-May-31
6018070      HOLLAND                        OH      43528  PUD               7.375       6.750  $ 1,968.43        360     1-May-31
6019036      PHOENIX                        AZ      85045  SFD               7.625       6.750  $ 3,241.70        360     1-May-31
6019179      CONIFER                        CO      80433  SFD               7.250       6.750  $ 2,298.93        360     1-May-31
6019220      CONCORD                        NC      28027  PUD               7.250       6.750  $ 2,172.05        360     1-May-31
6019316      CHANDLER                       AZ      85248  PUD               7.125       6.750  $ 2,169.38        360     1-May-31
6019557      EAST GREENWICH                 RI      02818  SFD               6.750       6.483  $   684.28        360     1-May-31
6019625      EVANSTON                       IL      60203  SFD               7.375       6.750  $ 2,185.99        360     1-May-31
6019700      ANN ARBOR                      MI      48105  SFD               7.250       6.750  $ 3,663.29        360     1-May-31
6019747      OAKBROOK                       IL      60523  SFD               7.500       6.750  $ 3,076.55        360     1-May-31
6019782      FENWICK ISLAND                 DE      19944  SFD               8.250       6.750  $   946.60        360     1-Apr-31
6019800      NORTHFIELD                     IL      60093  SFD               7.750       6.750  $ 2,306.85        360     1-May-31
6019827      AUSTIN                         TX      78736  SFD               7.000       6.733  $ 2,085.73        360     1-May-31
6020117      YACOLT                         WA      98675  SFD               7.125       6.750  $ 2,080.11        360     1-May-31
6020144      PORTLAND                       MI      48875  SFD               7.250       6.750  $ 2,299.96        360     1-Apr-31
6020204      THOMPSONVILLE                  MI      49683  SFD               7.375       6.750  $ 2,417.36        360     1-May-31
6020279      TRAVERSE CITY                  MI      49686  SFD               7.750       6.750  $ 3,761.16        360     1-May-31
6020310      STERLING HEIGHTS               MI      48313  SFD               7.500       6.750  $ 2,475.92        360     1-May-31
6020337      CHICAGO                        IL      60613  SFD               7.375       6.750  $ 3,108.04        360     1-May-31
6020548      ADA                            MI      49301  SFD               7.500       6.750  $ 2,798.96        360     1-May-31
6020718      CHESTERFIELD                   MO      63017  PUD               7.375       6.750  $ 2,337.94        360     1-May-31
6020789      GRANDVILLE                     MI      49418  SFD               7.500       6.750  $ 2,377.33        360     1-Apr-31
6020832      DOVER                          PA      17315  SFD               7.875       6.750  $ 1,247.12        360     1-May-31
6020871      IRVING                         TX      75063  SFD               7.250       6.750  $ 2,554.07        360     1-May-31
6020882      LITTLETON                      CO      80124  SFD               7.125       6.750  $ 2,802.34        360     1-May-31
6020901      MILFORD                        MI      48380  SFD               7.375       6.750  $ 4,199.30        360     1-May-31
6020921      ORLANDO                        FL      32817  SFD               8.375       6.750  $ 2,179.89        360     1-Apr-31
6020937      AURORA                         CO      80016  PUD               7.375       6.750  $ 2,149.38        360     1-May-31
6020941      VIRGINIA BEACH                 VA      23451  SFD               6.875       6.608  $ 1,976.05        360     1-May-31
6020969      SCOTTSDALE                     AZ      85260  SFD               7.500       6.750  $ 2,908.73        360     1-May-31
6020984      OAKTON                         VA      22124  SFD               7.000       6.733  $ 3,133.58        360     1-May-31
6021005      FOUNTAIN HILLS                 AZ      85268  SFD               7.125       6.750  $ 2,037.32        360     1-May-31
6021017      DEXTER                         MI      48130  LCO               7.250       6.750  $ 2,387.62        360     1-May-31
6021021      FREDERICK                      MD      21701  PUD               7.500       6.750  $ 1,219.44        360     1-May-31
6021033      NEEDHAM                        MA      02492  SFD               7.750       6.750  $ 2,268.45        360     1-May-31
6021049      ATLANTA                        GA      30327  SFD               7.500       6.750  $ 3,579.98        360     1-May-31
6021330      GRAND RAPIDS                   MI      49506  SFD               7.500       6.750  $ 4,544.89        360     1-Apr-31
6021383      TRAVERSE CITY                  MI      49684  SFD               7.375       6.750  $ 2,811.05        360     1-Mar-31
6021496      MIAMI BEACH                    FL      33139  LCO               7.375       6.750  $ 1,933.89        360     1-Apr-31
6021508      ELMHURST                       IL      60126  SFD               9.375       6.750  $ 4,019.84        360     1-Apr-31
6021557      WILMETTE                       IL      60091  SFD               7.500       6.750  $ 2,629.05        360     1-Apr-31
6021592      HOLLAND                        MI      49424  SFD               7.375       6.750  $ 2,652.19        360     1-May-31
6021642      SPRING LAKE                    MI      49456  SFD               7.625       6.750  $ 4,600.66        360     1-May-31
6021857      BELLAIRE                       MI      49615  SFD               7.250       6.750  $ 3,240.34        360     1-May-31
6021863      MILLERSVILLE                   MD      21108  SFD               7.375       6.750  $ 2,413.57        360     1-May-31
6021880      LENEXA                         KS      66220  SFD               7.625       6.750  $ 2,420.66        360     1-Mar-31
6021888      LOUISVILLE                     KY      40245  SFD               7.250       6.750  $ 2,285.29        360     1-May-31
6021910      MILWAUKEE                      WI      53211  SFD               7.250       6.750  $ 2,646.84        360     1-May-31
6021922      MONTVALE                       NJ      07645  SFD               7.000       6.733  $ 2,581.38        360     1-May-31
6021982      DES PERES                      MO      63131  SFD               7.125       6.750  $ 4,296.98        360     1-May-31
6021992      LOS ANGELES                    CA      90068  SFD               7.375       6.750  $ 2,739.91        360     1-May-31
6022092      BUTLER                         NJ      07405  SFD               8.250       6.750  $ 1,502.54        360     1-Apr-31
6022113      SCOTTSDALE                     AZ      85262  PUD               7.625       6.750  $ 2,831.17        360     1-May-31
6022166      SUPERIOR                       CO      80027  PUD               7.250       6.750  $ 2,292.12        360     1-May-31
6022188      WILLOWBROOK                    IL      60521  SFD               7.500       6.750  $ 2,824.83        360     1-May-31
6022212      CRYSTAL LAKE                   IL      60014  SFD               7.500       6.750  $ 2,552.14        360     1-May-31
6022239      SUPERIOR                       CO      80027  SFD               7.500       6.750  $ 3,017.11        360     1-May-31
6022304      CLIFTON                        VA      20124  SFD               7.125       6.750  $ 2,328.38        360     1-May-31
6022312      GLEN ARBOR                     MI      49636  SFD               7.250       6.750  $ 2,728.71        360     1-Apr-31
6022318      LAKE FOREST                    IL      60045  SFD               7.375       6.750  $ 4,489.39        360     1-May-31
6022330      RALEIGH                        NC      27614  SFD               7.500       6.750  $ 2,279.44        360     1-May-31
6022347      ORLAND PARK                    IL      60467  SFD               7.375       6.750  $ 2,382.83        360     1-Apr-31
6022379      ROCKFORD                       MI      49341  SFD               7.500       6.750  $ 2,710.51        360     1-Apr-31
6022712      ELMHURST                       IL      60126  SFD               7.375       6.750  $ 2,679.82        360     1-May-31
6022740      LAKE FOREST                    IL      60045  SFD               7.250       6.750  $ 3,581.43        360     1-May-31
6023076      ADA                            MI      49301  LCO               7.625       6.750  $ 2,191.33        360     1-Apr-31
6023112      CHICAGO                        IL      60613  MF2               8.500       6.750  $ 3,844.57        360     1-Apr-31
6024359      SAN JOSE                       CA      95125  SFD               7.875       6.750  $ 2,919.85        360     1-May-31
6024385      MADISON                        WI      53717  SFD               7.250       6.750  $ 2,865.15        360     1-May-31
6024388      WINNECONNE                     WI      54986  SFD               7.250       6.750  $ 2,728.71        360     1-Feb-31
6024627      EVANSTON                       IL      60201  SFD               8.125       6.750  $ 3,415.49        360     1-May-31
6024642      BENNET                         NE      68317  SFD               7.250       6.750  $ 3,751.97        360     1-May-31
6024650      ANN ARBOR                      MI      48105  SFD               7.625       6.750  $ 2,647.15        360     1-Apr-31
6024654      ALISO VIEJO                    CA      92630  PUD               7.750       6.750  $ 2,709.47        360     1-May-31
6024677      NORTHFIELD                     MN      55057  SFD               7.250       6.750  $ 3,172.12        360     1-May-31
6024683      LOS ANGELES                    CA      90049  SFD               8.250       6.750  $ 4,352.84        360     1-May-31
6024697      CINCINNATI                     OH      45208  SFD               8.125       6.750  $ 2,465.10        360     1-Apr-31
6024709      MADISON                        WI      53717  SFD               7.250       6.750  $ 2,174.44        360     1-May-31
6024724      LIVERMORE                      CA      94550  SFD               7.750       6.750  $ 2,364.16        360     1-May-31
6024727      RICHARDSON                     TX      75082  PUD               7.375       6.750  $ 2,348.30        360     1-Apr-31
6024733      MARLBOROUGH                    MA      01752  SFD               7.750       6.750  $ 2,424.34        360     1-Mar-31
6024788      ARLINGTON                      VA      22207  SFD               7.875       6.750  $ 2,854.60        360     1-May-31
6024804      LAKEWOOD                       OH      44107  SFD               7.750       6.750  $ 3,059.09        360     1-Apr-31
6024851      MINNETONKA                     MN      55305  SFD               7.375       6.750  $ 2,963.00        360     1-May-31
6024876      SAN FRANCISCO                  CA      94108  LCO               8.125       6.750  $ 3,155.61        360     1-May-31
6024889      DEERFIELD                      IL      60015  SFD               8.125       6.750  $ 3,356.09        360     1-May-31
6024892      DEL MAR                        CA      92014  SFD               7.750       6.750  $ 3,234.60        360     1-May-31
6024914      CARLSBAD                       CA      92009  SFD               7.250       6.750  $ 2,024.70        360     1-May-31
6024925      ELMHURST                       IL      60126  SFD               8.125       6.750  $ 2,843.76        360     1-May-31
6024926      WHEATON                        IL      60187  PUD               8.125       6.750  $ 4,276.78        360     1-May-31
6024943      SAN CLEMENTE                   CA      92673  PUD               8.125       6.750  $ 2,944.45        360     1-May-31
6024961      THE WOODLANDS                  TX      77381  SFD               7.250       6.750  $ 2,865.14        360     1-May-31
6024985      TRACY                          CA      95304  SFD               7.375       6.750  $ 2,486.43        360     1-May-31
6024991      SALINAS                        CA      93908  SFD               7.250       6.750  $ 3,197.70        360     1-May-31
6025021      SAN JOSE                       CA      95125  SFD               8.000       6.750  $ 2,557.90        360     1-May-31
6025026      SANTA ANA                      CA      92705  SFD               7.500       6.750  $ 2,237.49        360     1-May-31
6025052      HOPKINTON                      MA      01748  SFD               7.250       6.750  $ 2,387.62        360     1-May-31
6025059      SAN JOSE                       CA      95148  SFD               7.500       6.750  $ 2,764.69        360     1-May-31
6025061      FREMONT                        CA      94536  SFD               7.500       6.750  $ 2,097.64        360     1-May-31
6025086      GAITHERSBURG                   MD      20882  SFD               7.125       6.750  $ 2,051.47        360     1-May-31
6025115      LOS ANGELES                    CA      90045  SFD               7.250       6.750  $ 2,380.80        360     1-May-31
6025116      ELK GROVE                      CA      95624  SFD               7.375       6.750  $ 2,615.93        360     1-May-31
6025134      NOVATO                         CA      94947  SFD               7.500       6.750  $ 2,150.08        360     1-May-31
6025192      SONOMA                         CA      95476  SFD               7.375       6.750  $ 2,762.70        360     1-May-31
6025194      GLENVIEW                       IL      60025  SFD               8.125       6.750  $ 3,860.99        360     1-Apr-31
6025218      ANN ARBOR                      MI      48103  SFD               7.500       6.750  $ 2,447.95        360     1-Apr-31
6025226      SALINAS                        CA      93908  SFD               7.250       6.750  $ 3,090.26        360     1-May-31
6025235      SAN JOSE                       CA      95120  SFD               7.125       6.750  $ 3,537.02        360     1-May-31
6025248      ANNAPOLIS                      MD      21403  SFD               7.500       6.750  $ 2,018.98        360     1-May-31
6025260      HAYWARD                        CA      94545  SFD               7.750       6.750  $ 2,027.45        360     1-May-31
6025262      FREMONT                        CA      94536  SFD               7.500       6.750  $ 3,118.50        360     1-May-31
6025275      SAN DIEGO                      CA      92130  PUD               7.250       6.750  $ 2,250.50        360     1-May-31
6025289      SANDY                          UT      84070  SFD               7.750       6.750  $ 2,405.00        360     1-May-31
6025290      LOS ALTOS                      CA      94024  SFD               8.375       6.750  $ 2,941.48        360     1-May-31
6025298      SAN JOSE                       CA      95131  SFD               7.500       6.750  $ 2,517.17        360     1-May-31
6025300      APTOS                          CA      95003  SFD               7.250       6.750  $ 2,796.92        360     1-May-31
6025309      HUNTINGTON BEACH               CA      92647  SFD               7.250       6.750  $ 2,537.70        360     1-May-31
6025311      WEST HILLS AREA                CA      91304  SFD               7.250       6.750  $ 2,414.90        360     1-May-31
6025317      SPRING VALLEY                  CA      91978  SFD               7.625       6.750  $ 1,217.41        360     1-May-31
6025320      EL CERRITO                     CA      94530  SFD               7.500       6.750  $ 3,356.23        360     1-May-31
6025340      SAN FRANCISCO                  CA      94131  SFD               7.500       6.750  $ 1,817.96        360     1-Apr-31
6025362      UNION CITY                     CA      94587  SFD               7.500       6.750  $ 2,230.49        360     1-May-31
6025379      SHERMAN OAKS                   CA      91403  SFD               7.375       6.750  $ 2,707.45        360     1-May-31
6025400      BETHESDA                       MD      20816  SFD               7.375       6.750  $ 3,626.04        360     1-May-31
6025411      ANDOVER                        MA      01810  SFD               7.250       6.750  $ 4,433.46        360     1-May-31
6025414      SAN CARLOS                     CA      94070  SFD               7.375       6.750  $ 2,275.08        360     1-May-31
6025425      BLUFFDALE                      UT      84065  SFD               7.125       6.750  $ 3,793.04        360     1-May-31
6025431      SANTA BARBARA                  CA      93103  SFD               7.375       6.750  $ 1,989.14        360     1-May-31
6025432      CARMEL                         CA      93923  SFD               7.250       6.750  $ 2,762.81        360     1-May-31
6025439      VALLEY CENTER                  CA      92082  PUD               7.000       6.733  $ 2,194.83        360     1-May-31
6025450      GILROY                         CA      95020  SFD               7.500       6.750  $ 2,377.33        360     1-May-31
6025459      EL DORADO HILLS                CA      95762  SFD               7.875       6.750  $ 2,588.50        360     1-May-31
6025479      OAKLAND                        CA      94602  SFD               7.500       6.750  $ 2,358.10        360     1-May-31
6025494      ST. CHARLES                    IL      60174  SFD               7.375       6.750  $ 2,113.47        360     1-May-31
6025496      NAPA                           CA      94558  SFD               7.500       6.750  $ 1,907.81        360     1-May-31
6025511      HIGHLAND                       UT      84003  PUD               7.875       6.750  $ 2,610.25        360     1-May-31
6025519      CAMPBELL                       CA      95008  SFD               7.250       6.750  $ 2,558.16        360     1-May-31
6025523      DRIPPING SPRINGS               TX      78620  SFD               7.625       6.750  $ 4,190.14        360     1-May-31
6025733      CARY                           NC      27511  PUD               7.250       6.750  $ 2,947.01        360     1-Apr-31
6025793      DAVISON                        MI      48423  SFD               8.125       6.750  $ 3,489.74        360     1-Apr-31
6025822      MONTEREY                       CA      93940  SFD               7.750       6.750  $ 2,263.86        360     1-May-31
6025839      GLADWYNE                       PA      19035  SFD               7.250       6.750  $ 4,434.15        360     1-May-31
6025856      KIRKLAND                       WA      98033  SFD               7.500       6.750  $ 3,565.99        360     1-May-31
6025868      ATLANTA                        GA      30350  SFD               7.375       6.750  $ 3,418.84        360     1-May-31
6025876      ONTARIO                        CA      91762  SFD               7.125       6.750  $ 1,744.59        360     1-May-31
6025891      SAN LEANDRO                    CA      94577  SFD               7.250       6.750  $ 1,944.20        360     1-May-31
6025900      CHANDLER                       AZ      85248  SFD               7.125       6.750  $ 2,395.07        360     1-May-31
6025923      SAN JOSE                       CA      95139  SFD               7.250       6.750  $ 2,295.52        360     1-May-31
6026058      EDISON                         NJ      08820  SFD               7.750       6.750  $ 2,342.67        360     1-May-31
6026059      BOULDER                        CO      80303  SFD               7.375       6.750  $ 3,934.09        360     1-May-31
6026067      WESTON                         MA      02493  SFD               7.250       6.750  $ 4,386.40        360     1-May-31
6026076      FOUNTAIN HILLS                 AZ      85268  SFD               7.375       6.750  $ 2,900.84        360     1-May-31
6026085      ALPHARETTA                     GA      30004  PUD               7.250       6.750  $ 3,922.51        360     1-May-31
6026089      TENAFLY                        NJ      07670  SFD               7.875       6.750  $ 3,444.08        360     1-May-31
6026096      CHILLICOTHE                    OH      45601  SFD               7.250       6.750  $ 2,311.22        360     1-May-31
6026105      GREAT FALLS                    VA      22066  SFD               7.500       6.750  $ 4,111.39        360     1-May-31
6026106      NOBLESVILLE                    IN      46060  PUD               7.375       6.750  $ 2,514.06        360     1-May-31
6026109      FRANKLIN LAKES                 NJ      07417  SFD               7.125       6.750  $ 2,223.28        360     1-May-31
6026121      TEMPE                          AZ      85284  PUD               7.125       6.750  $ 2,378.23        360     1-May-31
6026134      BETHESDA                       MD      20814  PUD               7.500       6.750  $ 3,528.19        360     1-May-31
6026143      BIRMINGHAM                     MI      48009  SFD               7.500       6.750  $ 2,657.02        360     1-May-31
6026151      ST CHARLES                     MO      63303  SFD               7.375       6.750  $ 3,114.95        360     1-May-31
6026169      ALAMEDA                        CA      94501  MF2               7.750       6.750  $ 3,226.73        360     1-May-31
6026204      MADISON                        WI      53711  SFD               7.625       6.750  $ 3,023.45        360     1-Feb-31
6026261      MAITLAND                       FL      32751  SFD               7.250       6.750  $ 2,182.97        360     1-May-31
6026334      LEESBURG                       VA      20176  PUD               7.875       6.750  $ 3,027.89        360     1-May-31
6026361      WATERFORD                      MI      48329  SFD               7.375       6.750  $ 2,624.57        360     1-May-31
6026374      BLOOMFIELD HILLS               MI      48302  SFD               7.250       6.750  $ 3,615.54        360     1-May-31
6026393      LONGMONT                       CO      80503  SFD               7.250       6.750  $ 2,217.07        360     1-May-31
6026408      UNIVERSITY PARK                TX      75205  SFD               7.250       6.750  $ 4,434.15        360     1-May-31
6026437      TUCSON                         AZ      85718  SFD               7.500       6.750  $ 3,859.66        360     1-May-31
6026463      SMYRNA                         GA      30080  PUD               7.000       6.733  $ 2,246.07        360     1-May-31
6026464      ATLANTA                        GA      30345  SFD               7.250       6.750  $ 2,319.40        360     1-May-31
6026487      TUCSON                         AZ      85749  PUD               7.625       6.750  $ 3,357.77        360     1-May-31
6026507      OWENSBORO                      KY      42303  SFD               7.750       6.750  $   920.59        360     1-May-31
6026514      MORRISTOWN                     NJ      07960  SFD               7.625       6.750  $ 3,185.08        360     1-May-31
6026531      BOULDER                        CO      80302  SFD               7.500       6.750  $ 2,622.05        360     1-May-31
6026532      WASHINGTON                     DC      20007  SFD               7.125       6.750  $ 2,905.08        360     1-May-31
6026543      NEPTUNE                        NJ      07753  SFD               7.875       6.750  $   725.07        360     1-May-31
6026563      DENVER                         CO      80203  SFD               7.125       6.750  $ 3,159.75        360     1-May-31
6026572      PRESCOTT                       AZ      86303  SFD               7.250       6.750  $ 3,642.83        360     1-May-31
6026603      FOUNTAIN HILLS                 AZ      85268  SFD               7.625       6.750  $ 2,335.72        360     1-May-31
6026607      SANTA ROSA                     CA      95404  SFD               7.375       6.750  $   966.95        360     1-May-31
6026619      LAGUNA NIGUEL                  CA      92677  SFD               7.000       6.733  $ 2,678.66        240     1-May-21
6026631      BEVERLY HILLS                  MI      48025  SFD               7.250       6.750  $ 3,069.80        360     1-May-31
6026636      SAN DIEGO                      CA      92103  SFD               7.250       6.750  $ 4,434.15        360     1-May-31
6026659      LAFAYETTE                      CO      80026  SFD               7.375       6.750  $ 2,403.55        360     1-May-31
6026711      SANTA CRUZ                     CA      95060  SFD               7.375       6.750  $ 2,106.56        360     1-May-31
6026737      SAN RAFAEL                     CA      94901  SFD               7.250       6.750  $ 3,069.79        360     1-May-31
6026751      CASTLE ROCK                    CO      80104  SFD               7.375       6.750  $ 3,660.58        360     1-May-31
6026766      ANN ARBOR                      MI      48103  SFD               7.250       6.750  $ 2,728.71        360     1-May-31
6026783      NEW LONDON                     NC      28127  SFD               7.500       6.750  $ 2,188.55        360     1-May-31
6026809      RIVERSIDE                      CA      92506  SFD               7.375       6.750  $ 4,106.06        360     1-May-31
6026830      MIAMI BEACH                    FL      33140  SFD               7.875       6.750  $ 4,263.41        360     1-May-31
6026853      PLEASANTON                     CA      94588  SFD               7.375       6.750  $ 2,320.67        360     1-May-31
6026866      DANVILLE                       CA      94526  PUD               7.125       6.750  $ 3,368.59        360     1-May-31
6026889      POWAY                          CA      92064  SFD               7.375       6.750  $ 2,106.56        360     1-May-31
6026910      ABERDEEN                       MD      21001  SFD               7.500       6.750  $   827.87        360     1-May-31
6026920      SAN RAMON                      CA      94583  SFD               7.375       6.750  $ 2,873.21        360     1-May-31
6027133      SPRINGVILLE                    UT      84663  SFD               7.250       6.750  $ 2,886.29        360     1-May-31
6027161      CROWNSVILLE                    MD      21032  PUD               7.250       6.750  $ 3,089.58        360     1-May-31
6027164      LIVERMORE                      CA      94550  SFD               7.750       6.750  $ 2,296.82        360     1-May-31
6027174      ALEXANDRIA                     VA      22308  SFD               7.250       6.750  $ 2,101.10        360     1-May-31
6027188      ANNAPOLIS                      MD      21403  SFD               7.250       6.750  $ 2,115.43        360     1-May-31
6027191      SAN FRANCISCO                  CA      94109  HCO               7.500       6.750  $ 2,936.70        360     1-May-31
6027192      NAMPA                          ID      83687  SFD               7.625       6.750  $   844.36        360     1-May-31
6027207      NEWPORT BEACH                  CA      92663  SFD               7.750       6.750  $ 2,579.08        360     1-May-31
6027220      WALNUT CREEK                   CA      94596  SFD               7.375       6.750  $ 2,817.95        360     1-May-31
6027227      PLEASANT HILL                  CA      94523  SFD               7.250       6.750  $ 3,683.75        360     1-May-31
6027235      SAN BRUNO                      CA      94066  SFD               7.875       6.750  $ 2,864.02        360     1-May-31
6027251      GILROY                         CA      95020  PUD               7.375       6.750  $ 2,286.13        360     1-May-31
6027252      PROVO                          UT      84604  SFD               7.250       6.750  $ 2,865.14        360     1-May-31
6027272      MILPITAS                       CA      95035  SFD               7.250       6.750  $ 2,292.11        360     1-May-31
6027280      VENTURA                        CA      93001  SFD               7.250       6.750  $ 2,148.86        360     1-May-31
6027287      LOS GATOS                      CA      95032  SFD               7.625       6.750  $ 4,282.15        360     1-May-31
6027303      SAN JOSE                       CA      95111  SFD               7.750       6.750  $ 2,163.56        360     1-May-31
6027305      DISCOVERY BAY                  CA      94514  SFD               7.375       6.750  $ 4,012.82        360     1-May-31
6027315      WESTMINSTER                    CA      92683  SFD               7.750       6.750  $ 2,460.88        360     1-May-31
6027323      RANCHO SANTA MARGARITA         CA      92688  PUD               7.250       6.750  $ 2,504.95        360     1-Apr-31
6027335      SAN DIEGO                      CA      92130  PUD               7.125       6.750  $ 4,379.17        360     1-May-31
6027337      ROCKLIN                        CA      95765  SFD               7.375       6.750  $ 2,417.36        360     1-May-31
6027339      YORBA LINDA                    CA      92886  SFD               7.250       6.750  $ 1,991.95        360     1-May-31
6027350      SALT LAKE CITY                 UT      84121  SFD               7.875       6.750  $ 4,234.41        360     1-May-31
6027377      LIVERMORE                      CA      94550  SFD               7.375       6.750  $ 1,657.62        360     1-May-31
6027399      MARINA                         CA      93933  SFD               7.750       6.750  $ 2,177.89        360     1-May-31
6027404      SOQUEL                         CA      95073  SFD               7.375       6.750  $ 2,693.63        360     1-May-31
6027418      OAK HARBOR                     WA      98277  LCO               7.250       6.750  $   837.03        360     1-May-31
6027420      SALINAS                        CA      93908  SFD               7.250       6.750  $ 2,660.49        360     1-May-31
6027468      DALY CITY                      CA      94014  SFD               7.250       6.750  $ 2,217.07        360     1-May-31
6027484      CHULA VISTA                    CA      91911  SFD               7.375       6.750  $   801.18        360     1-May-31
6027499      EDGEWATER                      MD      21037  PUD               7.250       6.750  $ 2,728.71        360     1-May-31
6027546      FREMONT                        CA      94539  SFD               7.500       6.750  $ 3,670.88        360     1-May-31
6027547      SANTA ROSA                     CA      95404  PUD               7.500       6.750  $ 2,307.41        360     1-May-31
6027565      SAN LEANDRO                    CA      94579  SFD               7.500       6.750  $ 1,748.04        360     1-May-31
6027577      SAN FRANCISCO                  CA      94112  SFD               7.875       6.750  $ 2,385.48        360     1-May-31
6027590      SAN DIEGO                      CA      92102  SFD               7.375       6.750  $ 2,486.43        360     1-May-31
6027613      SAN JOSE                       CA      95132  SFD               7.875       6.750  $ 2,697.26        360     1-May-31
6027632      SAN JOSE                       CA      95125  SFD               7.250       6.750  $ 3,751.97        360     1-May-31
6027651      SAN FRANCISCO                  CA      94112  SFD               7.500       6.750  $ 2,517.17        360     1-May-31
6027700      DUBLIN                         CA      94568  PUD               7.875       6.750  $ 3,625.35        360     1-May-31
6027719      LIVERMORE                      CA      94550  SFD               7.125       6.750  $ 2,593.82        360     1-May-31
6027761      CARMICHAEL                     CA      95608  SFD               7.000       6.733  $ 2,744.37        360     1-May-31
6027785      BETHESDA                       MD      20814  SFD               7.375       6.750  $ 2,265.41        360     1-May-31
6027941      FALLS CHURCH                   VA      22046  SFD               8.625       6.750  $ 2,466.38        360     1-Apr-31
6028003      CHANTILLY                      VA      20151  SFD               7.500       6.750  $ 1,006.87        360     1-May-31
6028040      CHANTILLY                      VA      20152  SFD               7.250       6.750  $ 2,592.27        360     1-May-31
6028183      NEW ALBANY                     OH      43054  SFD               7.250       6.750  $ 4,434.15        360     1-May-31
6028196      BLACKLICK                      OH      43004  SFD               7.250       6.750  $ 2,073.82        360     1-May-31
6028223      VENTURA                        CA      93003  SFD               7.625       6.750  $ 2,360.50        360     1-May-31
6028244      DUXBURY                        MA      02332  SFD               7.125       6.750  $ 2,169.38        360     1-May-31
6028263      SUDBURY                        MA      01776  SFD               7.375       6.750  $ 4,282.19        360     1-May-31
6028283      MOUNT LAUREL                   NJ      08053  SFD               7.125       6.750  $ 2,021.16        360     1-May-31
6028509      LA CANADA FLINTRIDGE           CA      91011  SFD               7.250       6.750  $ 4,130.58        360     1-May-31
6028522      MARTINEZ                       CA      94553  SFD               7.250       6.750  $ 1,981.72        360     1-May-31
6028535      SAN JOSE                       CA      95148  SFD               7.375       6.750  $ 3,674.39        360     1-May-31
6028558      MILPITAS                       CA      95035  SFD               7.375       6.750  $ 1,270.84        360     1-May-31
6028589      PLEASANT HILL                  CA      94523  SFD               7.750       6.750  $ 3,195.20        360     1-May-31
6028622      SOLANA BEACH                   CA      92075  LCO               7.500       6.750  $ 3,649.90        360     1-May-31
6028623      SAN JOSE                       CA      95111  SFD               6.875       6.608  $ 1,701.45        360     1-May-31
6028627      VALLEJO                        CA      94591  SFD               7.375       6.750  $ 2,199.11        360     1-May-31
6028637      LAKE ARROWHEAD                 CA      92352  SFD               7.250       6.750  $ 3,223.28        360     1-May-31
6028640      SAN JOSE                       CA      95148  SFD               7.750       6.750  $ 2,708.04        360     1-May-31
6028646      ORINDA                         CA      94563  SFD               7.500       6.750  $ 3,045.08        360     1-May-31
6028655      TRACY                          CA      95304  SFD               7.875       6.750  $ 3,045.29        360     1-May-31
6028673      UNION CITY                     CA      94587  SFD               7.125       6.750  $ 2,223.27        360     1-May-31
6028692      TEMECULA                       CA      92590  SFD               7.625       6.750  $ 2,760.40        360     1-May-31
6028728      SAN JOSE                       CA      95116  SFD               7.125       6.750  $ 2,209.80        360     1-May-31
6028746      SACRAMENTO                     CA      95864  SFD               7.375       6.750  $ 3,660.58        360     1-May-31
6028753      DALY CITY                      CA      94015  SFD               7.250       6.750  $ 2,046.53        360     1-May-31
6028764      SAN JOSE                       CA      95148  SFD               7.125       6.750  $ 2,256.96        360     1-May-31
6028769      KENSINGTON                     CA      94707  SFD               7.625       6.750  $ 4,600.66        360     1-May-31
6028770      OAKLAND                        CA      94602  SFD               7.500       6.750  $ 2,251.47        360     1-May-31
6028781      GLENDALE                       AZ      85308  SFD               7.250       6.750  $ 2,169.32        360     1-May-31
6028785      NAPA                           CA      94558  PUD               7.250       6.750  $ 2,101.10        360     1-May-31
6028788      WINDSOR                        CA      95492  SFD               7.750       6.750  $ 1,798.19        360     1-May-31
6028791      PASADENA                       CA      91106  SFD               7.250       6.750  $ 2,251.18        360     1-May-31
6028800      SAN JOSE                       CA      95120  SFD               7.375       6.750  $ 3,798.71        360     1-May-31
6028807      CARLSBAD                       CA      92009  SFD               7.250       6.750  $ 2,189.79        360     1-May-31
6028810      OCEANSIDE                      CA      92054  SFD               7.875       6.750  $ 2,378.23        360     1-May-31
6028818      SAN DIEGO                      CA      92127  PUD               7.250       6.750  $ 2,455.83        360     1-May-31
6028819      SANTA CLARA                    CA      95051  SFD               7.750       6.750  $ 3,433.05        360     1-May-31
6028832      MISSION VIEJO                  CA      92692  PUD               7.000       6.733  $ 3,619.25        360     1-May-31
6028857      SAN DIEGO                      CA      92109  SFD               7.125       6.750  $ 2,142.42        360     1-May-31
6028900      JAMISON                        PA      18929  SFD               7.250       6.750  $ 2,210.25        360     1-May-31
6029027      ALAMEDA                        CA      94502  SFD               7.125       6.750  $ 2,010.71        360     1-May-31
6029041      CONCORD                        CA      94521  SFD               7.500       6.750  $ 2,498.29        360     1-May-31
6029082      SEATTLE                        WA      98119  SFD               7.125       6.750  $ 2,969.75        360     1-May-31
6029109      SAN FRANCISCO                  CA      94127  SFD               7.125       6.750  $ 3,658.29        360     1-May-31
6029453      EL CAJON                       CA      92019  SFD               7.625       6.750  $ 3,623.90        360     1-May-31
6029461      GLENDALE                       CA      91203  LCO               6.500       6.233  $   924.40        360     1-May-31
6029476      SALINAS                        CA      93908  PUD               7.000       6.733  $ 3,033.78        360     1-May-31
6029636      ENCINITAS                      CA      92024  SFD               8.250       6.750  $ 2,554.31        360     1-May-31
6029644      HOLLISTER                      CA      95023  SFD               7.875       6.750  $ 2,521.43        360     1-May-31
6029660      GLENDALE                       AZ      85301  SFD               7.000       6.733  $   560.85        360     1-May-31
6029671      FRONTENAC                      MO      63131  SFD               7.250       6.750  $ 2,755.99        360     1-May-31
6029681      CEDARBURG COURT                WI      53012  SFD               7.250       6.750  $ 3,581.43        360     1-May-31
6029691      CRETE                          IL      60417  SFD               7.375       6.750  $ 2,393.19        360     1-May-31
6029696      BRIGHTON                       MI      48114  SFD               7.125       6.750  $ 2,211.82        360     1-May-31
6029701      GLEN ELLYN                     IL      60137  SFD               8.250       6.750  $ 2,963.00        360     1-May-31
6029716      NIPOMO                         CA      93444  SFD               7.625       6.750  $ 2,083.04        360     1-May-31
6029727      LAFAYETTE                      CO      80026  SFD               7.250       6.750  $ 2,612.74        360     1-May-31
6029743      N. PALM BEACH                  FL      33408  HCO               8.000       6.750  $   657.46        360     1-May-31
6029745      NAPERVILLE                     IL      60563  SFD               7.500       6.750  $ 2,210.92        360     1-Apr-31
6029749      LEANDER                        TX      78641  SFD               7.000       6.733  $ 3,838.80        360     1-May-31
6029753      ARCADIA                        CA      91006  SFD               7.250       6.750  $ 2,326.22        360     1-May-31
6029758      COLTS NECK                     NJ      07722  SFD               7.125       6.750  $ 2,694.88        360     1-May-31
6029781      SPRINGFIELD                    MO      65809  SFD               7.250       6.750  $ 3,571.88        360     1-May-31
6029787      BRIDGEWATER                    NJ      08807  SFD               7.250       6.750  $ 2,114.75        360     1-May-31
6029789      CHARLOTTESVILLE                VA      22911  PUD               7.500       6.750  $   925.23        360     1-Apr-31
6029793      CARROLLTON                     TX      75010  SFD               7.125       6.750  $ 2,209.80        360     1-Apr-31
6029803      HERNDON                        VA      20170  SFD               7.250       6.750  $ 3,410.89        360     1-May-31
6029809      OVERLAND PARK                  KS      66223  SFD               7.500       6.750  $ 2,447.25        360     1-May-31
6029816      NEEDHAM                        MA      02492  SFD               7.625       6.750  $ 3,100.14        360     1-May-31
6029818      MCLEAN                         VA      22101  SFD               7.000       6.733  $ 3,246.68        360     1-May-31
6029822      BRIGHTON                       CO      80602  SFD               7.500       6.750  $ 2,782.88        360     1-May-31
6029849      ALPHARETTA                     GA      30004  SFD               7.125       6.750  $ 3,907.57        360     1-May-31
6029875      LAVALLETTE                     NJ      08735  SFD               7.375       6.750  $ 2,859.40        360     1-May-31
6029876      ASHBURN                        VA      20148  SFD               7.250       6.750  $ 2,521.67        360     1-May-31
6029900      SPRINGBORO                     OH      45066  SFD               7.250       6.750  $ 2,019.25        360     1-May-31
6029952      BOCA RATON                     FL      33487  SFD               7.250       6.750  $ 4,127.17        360     1-May-31
6029965      SPOKANE                        WA      99223  SFD               7.500       6.750  $ 2,504.59        360     1-May-31
6029970      CHESTER SPRINGS                PA      19425  PUD               7.250       6.750  $ 2,950.42        360     1-May-31
6029986      NORFOLK                        MA      02056  SFD               7.500       6.750  $ 1,985.22        360     1-May-31
6029990      EVERGREEN                      CO      80439  PUD               7.000       6.733  $ 3,459.58        360     1-May-31
6029996      RAMONA                         CA      92065  SFD               7.500       6.750  $ 3,311.48        360     1-May-31
6030004      SAN FRANSICO                   CA      94107  HCO               7.375       6.750  $ 2,196.35        360     1-May-31
6030013      BRIGHTON                       CO      80602  PUD               7.250       6.750  $ 2,264.83        360     1-May-31
6030018      SAN FRANCISCO                  CA      94121  LCO               7.750       6.750  $ 2,600.58        360     1-May-31
6030032      ALBANY                         CA      94706  SFD               7.000       6.733  $ 2,262.03        360     1-May-31
6030033      SOUTH RIDING                   VA      20152  SFD               7.000       6.733  $ 2,228.43        360     1-May-31
6030046      RAMONA                         CA      92065  SFD               7.500       6.750  $ 2,629.05        360     1-May-31
6030047      LOOMIS                         CA      95650  SFD               7.375       6.750  $ 1,356.83        360     1-May-31
6030061      UPLAND                         CA      91784  SFD               7.125       6.750  $ 2,358.01        360     1-May-31
6030077      BROOKLINE                      MA      02446  LCO               7.875       6.750  $ 1,206.52        360     1-May-31
6030102      POWAY                          CA      92064  SFD               7.375       6.750  $ 3,736.55        360     1-May-31
6030130      LOS ANGELES                    CA      90027  MF2               6.875       6.608  $ 1,799.98        360     1-May-31
6030161      ARLINGTON HEIGHTS              IL      60004  SFD               7.500       6.750  $ 2,097.64        360     1-May-31
6030265      AUSTIN                         TX      78746  PUD               7.000       6.733  $ 3,812.18        360     1-May-31
6030300      SAN DIEGO                      CA      92103  SFD               6.750       6.483  $ 2,500.02        360     1-May-31
6030312      GLENVIEW                       IL      60025  SFD               7.500       6.750  $ 2,447.25        360     1-May-31
6030351      NOVATO                         CA      94949  SFD               7.250       6.750  $ 2,455.83        360     1-May-31
6030377      LIVERMORE                      CA      94550  SFD               7.375       6.750  $ 2,175.63        360     1-May-31
6030412      THORNTON                       CO      80241  PUD               7.250       6.750  $ 2,564.99        360     1-May-31
6030460      MORRIS                         NJ      07960  SFD               7.250       6.750  $ 2,161.14        360     1-May-31
6030557      PROSPECT                       KY      40059  SFD               7.125       6.750  $ 2,209.80        360     1-May-31
6030600      SOUTH RIDING                   VA      20152  SFD               7.250       6.750  $ 2,155.68        360     1-May-31
6030631      MCDONOUGH                      GA      30253  PUD               7.375       6.750  $ 3,614.62        360     1-May-31
6030706      SIMPSONVILLE                   SC      29681  PUD               7.000       6.733  $ 2,228.77        360     1-May-31
6030777      WAYNE                          NJ      07470  SFD               7.375       6.750  $ 2,417.37        360     1-May-31
6030802      GERMANTOWN                     MD      20874  PUD               7.250       6.750  $ 2,210.26        360     1-May-31
6030830      LUSBY                          MD      20657  SFD               7.375       6.750  $ 3,108.04        360     1-May-31
6030871      DUBLIN                         CA      94568  PUD               7.625       6.750  $ 2,279.10        360     1-May-31
6030888      FOUNTAIN VALLEY                CA      92708  SFD               7.250       6.750  $ 3,214.41        360     1-May-31
6030913      PLANO                          TX      75093  PUD               7.375       6.750  $ 2,244.70        360     1-May-31
6030934      SANTA FE                       NM      87505  LCO               7.250       6.750  $ 1,637.23        360     1-May-31
6030968      ELMWOOD PARK                   IL      60707  HCO               7.625       6.750  $   764.42        360     1-May-31
6030980      RALEIGH                        NC      27613  SFD               7.125       6.750  $ 2,896.99        360     1-May-31
6031179      GLENCOE                        IL      60022  SFD               7.250       6.750  $ 4,065.78        360     1-Jun-31
6031192      RANCHO SANTA MARGARITA         CA      92688  SFD               7.875       6.750  $ 2,494.24        360     1-May-31
6031209      HIGHLAND PARK                  TX      75205  SFD               7.250       6.750  $ 4,434.15        360     1-May-31
6031216      SAN FRANCISCO                  CA      94127  SFD               7.250       6.750  $ 3,080.03        360     1-May-31
6031218      BELLEVUE                       NE      68005  SFD               7.250       6.750  $ 3,983.91        360     1-May-31
6031228      WINFIELD                       IL      60190  SFD               8.250       6.750  $ 2,235.02        360     1-May-31
6031236      CHICAGO                        IL      60614  LCO               7.500       6.750  $ 2,447.26        360     1-Jun-31
6031245      WEST ISLIP                     NY      11795  SFD               8.125       6.750  $ 2,598.74        360     1-Apr-31
6031249      RANCHO MIRAGE                  CA      92270  SFD               8.000       6.750  $ 2,758.95        360     1-May-31
6031259      KILL DEVIL HILLS               NC      27948  SFD               7.750       6.750  $ 2,437.24        360     1-May-31
6031263      PARKER                         CO      80138  SFD               7.500       6.750  $ 2,123.86        360     1-May-31
6031275      TUSTIN                         CA      92782  PUD               7.125       6.750  $ 4,379.17        360     1-May-31
6031277      LIVERMORE                      CA      94550  PUD               7.750       6.750  $ 2,235.21        360     1-May-31
6031280      VIENNA                         VA      22182  SFD               7.750       6.750  $ 2,543.26        360     1-May-31
6031289      AUSTIN                         TX      78730  SFD               7.125       6.750  $ 3,355.12        360     1-May-31
6031294      BROOKINGS                      OR      97415  SFD               7.125       6.750  $ 3,853.67        360     1-May-31
6031313      STAMFORD                       CT      06905  SFD               7.375       6.750  $ 2,417.36        360     1-May-31
6031315      LAKE OZARK                     MO      65049  SFD               7.125       6.750  $ 2,614.03        360     1-May-31
6031328      MILPITAS                       CA      95035  LCO               7.250       6.750  $ 2,564.98        360     1-May-31
6031331      SEATTLE                        WA      98136  SFD               7.750       6.750  $ 3,008.93        360     1-May-31
6031336      GILROY                         CA      95020  SFD               7.250       6.750  $ 2,994.75        360     1-May-31
6031339      SANFORD                        FL      32771  SFD               6.750       6.483  $ 2,205.24        360     1-May-31
6031340      LONG GROVE                     IL      60047  SFD               8.125       6.750  $ 4,669.56        360     1-May-31
6031349      CARDIFF                        CA      92007  SFD               7.625       6.750  $ 3,025.82        360     1-May-31
6031352      PIKESVILLE                     MD      21208  SFD               7.500       6.750  $ 2,460.68        360     1-May-31
6031361      THOUSAND PALMS                 CA      92276  SFD               7.375       6.750  $   629.90        360     1-May-31
6031367      DISCOVERY BAY                  CA      94514  SFD               7.125       6.750  $ 3,166.48        360     1-May-31
6031370      ROACH                          MO      65787  SFD               7.375       6.750  $ 3,453.38        360     1-May-31
6031375      SAN JOSE                       CA      95127  SFD               7.125       6.750  $ 2,963.35        360     1-May-31
6031378      LIBERTYVILLE                   IL      60048  SFD               8.375       6.750  $ 2,135.80        360     1-May-31
6031399      AUSTIN                         TX      78750  PUD               7.000       6.733  $ 2,341.86        360     1-May-31
6031426      LINCOLNSHIRE                   IL      60069  SFD               7.375       6.750  $ 3,537.98        360     1-May-31
6031435      STOCKTON                       CA      95210  SFD               6.875       6.608  $   676.64        360     1-May-31
6031455      SAN JOSE                       CA      95119  SFD               7.875       6.750  $ 2,690.01        360     1-May-31
6031457      SAN DIMAS                      CA      91773  SFD               7.250       6.750  $ 2,330.31        360     1-May-31
6031464      TEMECULA                       CA      92590  SFD               7.500       6.750  $ 3,216.39        360     1-May-31
6031481      ENCINITAS                      CA      92024  SFD               7.250       6.750  $ 2,990.32        360     1-May-31
6031505      DANVILLE                       CA      94526  PUD               7.250       6.750  $ 2,162.50        360     1-May-31
6031516      HINGHAM                        MA      02043  SFD               7.375       6.750  $ 2,127.28        360     1-May-31
6031539      BROOKLINE                      MA      02467  SFD               7.375       6.750  $ 3,894.08        240     1-May-21
6031552      GRANBY                         MA      01033  SFD               7.500       6.750  $   908.98        360     1-May-31
6032141      VIENNA                         VA      22182  SFD               7.750       6.750  $ 2,642.76        348     1-May-30
6032204      HAWTHORN WOODS                 IL      60047  SFD               7.625       6.750  $ 3,114.30        360     1-May-31
6032268      APEX                           NC      27502  PUD               7.000       6.733  $ 2,368.48        360     1-May-31
6032328      ATLANTA                        GA      30831  PUD               7.750       6.750  $ 2,808.34        360     1-May-31
6032363      MULLICA HILL                   NJ      08062  SFD               8.000       6.750  $ 2,392.08        360     1-May-31
6032387      HOUSTON                        TX      77019  PUD               7.375       6.750  $ 2,665.32        360     1-May-31
6032400      GOLDEN                         CO      80403  SFD               7.625       6.750  $ 2,144.62        360     1-May-31
6032404      WASHINGTON                     DC      20008  SFD               7.000       6.733  $ 3,053.41        360     1-May-31
6032412      NEWPORT COAST                  CA      92657  PUD               7.375       6.750  $ 3,585.64        360     1-May-31
6032416      VENETIA                        PA      15367  SFD               7.000       6.733  $ 2,262.03        360     1-May-31
6032419      SPRINGBORO                     OH      45066  SFD               7.125       6.750  $ 3,004.79        360     1-May-31
6032423      PALM CITY                      FL      34990  PUD               7.250       6.750  $ 2,288.71        360     1-May-31
6032431      SOUTHBOROUGH                   MA      01772  SFD               7.125       6.750  $ 4,150.11        360     1-May-31
6032622      LEXINGTON                      MA      02420  SFD               7.375       6.750  $ 3,038.98        360     1-May-31
6032633      WASHINGTON                     DC      20016  SFD               7.375       6.750  $ 4,485.94        360     1-May-31
6032643      MAGNOLIA                       TX      77355  PUD               7.125       6.750  $ 1,953.79        360     1-May-31
6032660      SOUTH RUSSELL                  OH      44023  SFD               7.375       6.750  $ 2,728.17        360     1-May-31
6032676      HUNTINGTON BEACH               CA      92649  SFD               7.000       6.733  $ 2,836.52        360     1-May-31
6032677      KENSINGTON                     MD      20895  SFD               7.250       6.750  $ 2,701.42        360     1-May-31
6032679      LONG GROVE                     IL      60047  PUD               7.500       6.750  $ 4,440.01        360     1-May-31
6032680      TUSTIN RANCH                   CA      92782  SFD               7.125       6.750  $ 4,167.63        360     1-May-31
6032738      YORK                           PA      17402  SFD               7.250       6.750  $ 2,622.97        360     1-May-31
6032922      LOUISVILLE                     KY      40205  SFD               7.125       6.750  $ 2,829.62        360     1-May-31


(i)          (ix)             (x)    (xi)        (xii)    (xiii)   (xv)      (xvi)
--------     ---------------  -----  -------------------  -------- --------- -----------
             CUT-OFF
MORTGAGE     DATE                               MORTGAGE           MASTER    FIXED
LOAN         PRINCIPAL                         INSURANCE  SERVICE  SERVICE   RETAINED
NUMBER       BALANCE          LTV    SUBSIDY     CODE     FEE      FEE       YIELD
--------     ---------------  -----  -------   ---------  -------- --------- -----------
5824379          $477,146.01  72.73                          0.250     0.017     1.733
5832318          $131,798.51  69.47                          0.250     0.017     0.358
5838748          $474,558.77  75.00                          0.250     0.017     1.233
5905014          $704,105.82  48.76                          0.250     0.017     0.983
5909693          $359,285.04  89.80               06         0.250     0.017     1.483
5909888          $995,696.31  80.00                          0.250     0.017     0.733
5936969          $289,671.89  70.00                          0.250     0.017     0.733
5944216          $299,327.90  78.53                          0.250     0.017     0.483
5945555          $425,396.04  89.99               11         0.550     0.017     0.483
5945565          $283,814.16  85.00               12         0.550     0.017     0.108
5952313          $273,514.28  94.18               13         0.250     0.017     0.608
5954879          $395,369.70  84.36               06         0.250     0.017     0.733
5955486          $335,750.64  77.06                          0.250     0.017     0.483
5955499          $359,436.44  48.00                          0.250     0.017     0.233
5960344          $290,377.26  71.74                          0.250     0.017     0.483
5960362          $348,717.20  73.68                          0.250     0.017     0.608
5961604          $473,853.68  73.08                          0.250     0.017     0.108
5962020          $423,757.83  75.22                          0.250     0.017     0.608
5962374          $399,058.20  69.57                          0.250     0.017     0.233
5962401          $371,202.54  79.36                          0.250     0.017     0.233
5962480          $957,708.32  60.00                          0.250     0.017     1.608
5964013          $349,093.88  67.31                          0.250     0.017     1.608
5964030          $337,012.11  79.34                          0.250     0.017     0.608
5964053          $343,811.66  79.98                          0.250     0.017     1.233
5964113          $330,456.20  76.29                          0.250     0.017     0.233
5964178          $342,119.34  80.00                          0.250     0.017     0.233
5964685          $402,290.91  77.60                          0.250     0.017     0.483
5965039          $370,912.74  80.00                          0.250     0.017     0.608
5965411          $297,978.03  80.00                          0.250     0.017     0.983
5965460          $289,374.47  79.64                          0.250     0.017     0.483
5965528          $406,110.65  67.83                          0.250     0.017     0.608
5969627          $270,375.97  42.44                          0.250     0.017     0.358
5970425          $342,725.81  57.83                          0.250     0.017     0.983
5973844          $344,743.96  79.28                          0.250     0.017     0.483
5974156        $1,147,610.11  58.97                          0.250     0.017     0.858
5977011          $344,702.96  56.10                          0.250     0.017     0.000
5977370          $494,586.11  79.36                          0.250     0.017     0.733
5979602          $387,561.44  45.88                          0.250     0.017     0.733
5979936          $548,705.05  55.00                          0.250     0.017     0.233
5982233          $306,523.49  76.88                          0.250     0.017     0.983
5983369          $295,137.43  95.00                          0.250     0.017     1.233
6005338          $330,056.46  78.81                          0.250     0.017     0.733
6005424          $444,307.37  77.24                          0.250     0.017     0.733
6005481          $730,141.51  52.50                          0.250     0.017     0.733
6005675          $398,859.74  72.73                          0.250     0.017     0.733
6005921          $349,254.14  61.08                          0.250     0.017     0.733
6007786          $504,643.57  40.40                          0.250     0.017     0.733
6007880          $434,998.59  78.56                          0.250     0.017     0.358
6007930          $330,786.02  76.15                          0.250     0.017     0.358
6008295          $395,698.67  80.00                          0.250     0.017     0.358
6008830          $335,146.11  80.00                          0.250     0.017     0.608
6009046          $328,281.10  72.95                          0.250     0.017     0.608
6010917          $649,480.21  75.58                          0.250     0.017     0.108
6011425           $57,207.50  25.44                          0.250     0.017     0.483
6012097          $499,647.10  76.98                          0.250     0.017     0.733
6015294          $399,168.73  79.05                          0.250     0.017     0.858
6015311          $399,058.20  67.23                          0.250     0.017     0.233
6015347          $301,427.56  75.48                          0.250     0.017     0.233
6015359          $343,714.28  80.00                          0.250     0.017     0.233
6015389          $520,621.79  79.37                          0.250     0.017     0.000
6016688          $399,389.39  80.00                          0.250     0.017     0.358
6016779          $454,005.77  56.17                          0.250     0.017     0.608
6016797          $339,275.43  74.73                          0.250     0.017     0.733
6016832          $419,104.93  78.50                          0.250     0.017     0.733
6017735          $467,805.27  75.00                          0.250     0.017     0.000
6017749          $341,451.39  72.00                          0.250     0.017     0.108
6017759          $623,997.41  73.53                          0.250     0.017     0.108
6017769          $444,268.34  62.94                          0.250     0.017     0.000
6017779          $487,273.40  80.00                          0.250     0.017     0.483
6017789          $127,015.28  80.00                          0.250     0.017     0.608
6017806          $124,804.37  69.44                          0.250     0.017     0.233
6017815          $291,554.24  80.00                          0.250     0.017     0.358
6017914          $525,975.41  72.19                          0.250     0.017     0.233
6017932          $333,177.79  75.84                          0.250     0.017     0.233
6017947          $331,529.84  79.05                          0.250     0.017     0.733
6017970          $232,153.84  64.58                          0.250     0.017     0.483
6017989          $430,358.26  69.97                          0.250     0.017     0.483
6018007          $299,564.34  80.00                          0.250     0.017     0.608
6018028          $649,124.82  70.65                          0.250     0.017     0.983
6018051          $369,335.33  78.72                          0.250     0.017     0.358
6018070          $284,564.93  74.03                          0.250     0.017     0.358
6019036          $457,334.91  76.33                          0.250     0.017     0.608
6019179          $336,472.63  73.58                          0.250     0.017     0.233
6019220          $317,901.74  80.00                          0.250     0.017     0.233
6019316          $321,483.47  79.99                          0.250     0.017     0.108
6019557          $105,312.45  44.80                          0.250     0.017     0.000
6019625          $316,016.86  86.24                          0.250     0.017     0.358
6019700          $511,485.71  58.05                          0.250     0.017     0.233
6019747          $439,344.86  64.71                          0.250     0.017     0.483
6019782          $125,757.29  67.38                          0.250     0.017     1.233
6019800          $321,544.00  70.00                          0.250     0.017     0.733
6019827          $312,869.60  75.54                          0.250     0.017     0.000
6020117          $308,254.32  95.00               06         0.250     0.017     0.108
6020144          $336,196.23  84.29               13         0.250     0.017     0.233
6020204          $349,465.72  77.78                          0.250     0.017     0.358
6020279          $524,256.53  75.00                          0.250     0.017     0.733
6020310          $353,572.77  73.77                          0.250     0.017     0.483
6020337          $449,313.06  55.69                          0.250     0.017     0.358
6020548          $399,703.98  74.13                          0.250     0.017     0.483
6020718          $337,909.83  72.02                          0.250     0.017     0.358
6020789          $339,228.14  80.00                          0.250     0.017     0.483
6020832          $171,762.48  80.00                          0.250     0.017     0.858
6020871          $373,814.10  80.00                          0.250     0.017     0.233
6020882          $415,282.75  80.00                          0.250     0.017     0.108
6020901          $607,071.89  78.45                          0.250     0.017     0.358
6020921          $286,261.47  89.63                          0.250     0.017     1.358
6020937          $310,724.95  80.00                          0.250     0.017     0.358
6020941          $299,891.97  80.00                          0.250     0.017     0.000
6020969          $415,380.61  80.00                          0.250     0.017     0.483
6020984          $470,225.59  73.71                          0.250     0.017     0.000
6021005          $301,914.92  80.00                          0.250     0.017     0.108
6021017          $349,452.27  79.55                          0.250     0.017     0.233
6021021          $174,140.31  80.00                          0.250     0.017     0.483
6021033          $316,191.59  80.00                          0.250     0.017     0.733
6021049          $510,051.30  78.77                          0.250     0.017     0.483
6021330          $648,543.77  76.47                          0.250     0.017     0.483
6021383          $405,749.75  50.88                          0.250     0.017     0.358
6021496          $279,356.89  80.00                          0.250     0.017     0.358
6021508          $482,562.08  79.23                          0.250     0.017     2.358
6021557          $375,157.61  47.90                          0.250     0.017     0.483
6021592          $383,118.03  34.91                          0.250     0.017     0.358
6021642          $649,056.11  59.09                          0.250     0.017     0.608
6021857          $474,256.66  43.18                          0.250     0.017     0.233
6021863          $348,916.55  79.60                          0.250     0.017     0.358
6021880          $340,877.83  74.35                          0.250     0.017     0.608
6021888          $334,475.76  79.76                          0.250     0.017     0.233
6021910          $387,392.83  76.08                          0.250     0.017     0.233
6021922          $387,362.05  80.00                          0.250     0.017     0.000
6021982          $636,776.89  80.00                          0.250     0.017     0.108
6021992          $396,094.43  61.98                          0.250     0.017     0.358
6022092          $199,614.74  48.78                          0.250     0.017     1.233
6022113          $399,419.16  70.18                          0.250     0.017     0.608
6022166          $335,474.18  68.15                          0.250     0.017     0.233
6022188          $396,142.67  80.00                          0.250     0.017     0.483
6022212          $364,056.18  73.00                          0.250     0.017     0.483
6022239          $430,857.53  79.17                          0.250     0.017     0.483
6022304          $345,045.60  74.32                          0.250     0.017     0.108
6022312          $399,058.20  47.80                          0.250     0.017     0.233
6022318          $649,007.76  65.00                          0.250     0.017     0.358
6022330          $325,514.61  74.94                          0.250     0.017     0.483
6022347          $344,207.19  76.67                          0.250     0.017     0.358
6022379          $386,781.50  83.33                          0.250     0.017     0.483
6022712          $387,407.71  79.18                          0.250     0.017     0.358
6022740          $524,178.42  54.69                          0.250     0.017     0.233
6023076          $308,923.48  79.38                          0.250     0.017     0.608
6023112          $288,946.45  74.07                          0.250     0.017     1.483
6024359          $402,143.92  67.45                          0.250     0.017     0.858
6024385          $419,342.72  72.41                          0.250     0.017     0.233
6024388          $398,420.82  80.00                          0.250     0.017     0.233
6024627          $459,396.15  55.42                          0.250     0.017     1.108
6024642          $549,139.30  61.11                          0.250     0.017     0.233
6024650          $373,182.76  87.38               01         0.250     0.017     0.608
6024654          $377,664.42  78.30                          0.250     0.017     0.733
6024677          $464,272.32  58.13                          0.250     0.017     0.233
6024683          $578,658.53  47.30                          0.250     0.017     1.233
6024697          $331,344.04  80.00                          0.250     0.017     1.108
6024709          $318,251.18  75.00                          0.250     0.017     0.233
6024724          $329,395.96  75.00                          0.250     0.017     0.733
6024727          $339,219.06  80.00                          0.250     0.017     0.358
6024733          $337,435.34  80.00                          0.250     0.017     0.733
6024788          $393,156.34  72.91                          0.250     0.017     0.858
6024804          $426,090.00  70.00                          0.250     0.017     0.733
6024851          $428,345.12  73.27                          0.250     0.017     0.358
6024876          $424,442.10  78.70                          0.250     0.017     1.108
6024889          $451,406.65  80.00                          0.250     0.017     1.108
6024892          $450,860.62  79.91                          0.250     0.017     0.733
6024914          $296,286.17  80.00                          0.250     0.017     0.233
6024925          $382,497.24  87.05                          0.250     0.017     1.108
6024926          $575,243.89  65.83                          0.250     0.017     1.108
6024943          $396,039.43  85.10                          0.250     0.017     1.108
6024961          $419,342.74  77.35                          0.250     0.017     0.233
6024985          $359,450.46  49.66                          0.250     0.017     0.358
6024991          $467,997.55  68.43                          0.250     0.017     0.233
6025021          $348,130.64  49.10                          0.250     0.017     0.983
6025026          $319,523.54  46.38                          0.250     0.017     0.483
6025052          $349,452.27  63.64                          0.250     0.017     0.233
6025059          $394,810.97  72.29                          0.250     0.017     0.483
6025061          $299,553.33  77.92                          0.250     0.017     0.483
6025086          $304,011.55  70.00                          0.250     0.017     0.108
6025115          $348,453.84  69.11                          0.250     0.017     0.233
6025116          $378,074.90  75.00                          0.250     0.017     0.358
6025134          $307,042.17  75.00                          0.250     0.017     0.483
6025192          $399,389.39  47.06                          0.250     0.017     0.358
6025194          $518,945.93  76.57                          0.250     0.017     1.108
6025218          $349,315.64  90.00               13         0.250     0.017     0.483
6025226          $452,291.10  67.11                          0.250     0.017     0.233
6025235          $524,157.84  43.75                          0.250     0.017     0.108
6025248          $288,218.50  75.00                          0.250     0.017     0.483
6025260          $282,599.23  79.72                          0.250     0.017     0.733
6025262          $445,335.93  77.57                          0.250     0.017     0.483
6025275          $329,383.74  65.98                          0.250     0.017     0.233
6025289          $335,224.59  90.00               13         0.250     0.017     0.733
6025290          $386,517.24  26.24                          0.250     0.017     1.358
6025298          $359,337.34  72.00                          0.250     0.017     0.483
6025300          $409,358.39  65.08                          0.250     0.017     0.233
6025309          $371,417.85  80.00                          0.250     0.017     0.233
6025311          $353,446.03  80.00                          0.250     0.017     0.233
6025317          $171,548.96  80.00                          0.250     0.017     0.608
6025320          $479,285.31  78.05                          0.250     0.017     0.483
6025340          $259,417.47  40.00                          0.250     0.017     0.483
6025362          $318,253.85  74.19                          0.250     0.017     0.483
6025379          $391,401.60  80.00                          0.250     0.017     0.358
6025400          $524,198.59  70.00                          0.250     0.017     0.358
6025411          $648,749.18  74.27                          0.250     0.017     0.233
6025414          $328,777.61  48.09                          0.250     0.017     0.358
6025425          $560,850.99  74.97                          0.250     0.017     0.108
6025431          $287,560.37  76.80                          0.250     0.017     0.358
6025432          $404,366.23  47.65                          0.250     0.017     0.233
6025439          $329,247.22  77.37                          0.250     0.017     0.000
6025450          $339,493.76  80.00                          0.250     0.017     0.483
6025459          $356,432.83  79.33                          0.250     0.017     0.858
6025479          $333,505.95  77.53                          0.250     0.017     0.483
6025494          $305,532.87  78.87                          0.250     0.017     0.358
6025496          $272,443.74  79.78                          0.250     0.017     0.483
6025511          $359,502.87  80.00                          0.250     0.017     0.858
6025519          $374,111.36  50.00                          0.250     0.017     0.233
6025523          $591,140.33  80.00                          0.250     0.017     0.608
6025733          $430,982.85  80.00                          0.250     0.017     0.233
6025793          $469,071.39  58.60                          0.250     0.017     1.108
6025822          $315,552.50  80.00                          0.250     0.017     0.733
6025839          $648,982.80  50.98                          0.250     0.017     0.233
6025856          $509,240.65  75.00                          0.250     0.017     0.483
6025868          $494,244.38  78.57                          0.250     0.017     0.358
6025876          $258,534.63  64.74                          0.250     0.017     0.108
6025891          $284,554.01  79.17                          0.250     0.017     0.233
6025900          $354,929.73  66.70                          0.250     0.017     0.108
6025923          $335,973.42  68.67                          0.250     0.017     0.233
6026058          $326,536.91  79.95                          0.250     0.017     0.733
6026059          $568,730.49  80.00                          0.250     0.017     0.358
6026067          $640,325.39  68.40                          0.250     0.017     0.233
6026076          $419,358.86  77.06                          0.250     0.017     0.358
6026085          $574,100.19  77.81                          0.250     0.017     0.233
6026089          $474,344.07  69.96                          0.250     0.017     0.858
6026096          $338,263.72  79.72                          0.250     0.017     0.233
6026105          $587,124.49  70.00                          0.250     0.017     0.483
6026106          $363,444.34  72.80                          0.250     0.017     0.358
6026109          $329,097.53  55.09                          0.250     0.017     0.108
6026121          $352,148.09  70.60                          0.250     0.017     0.108
6026134          $503,841.50  78.84                          0.250     0.017     0.483
6026143          $371,974.74  52.56                          0.250     0.017     0.483
6026151          $450,311.53  72.74                          0.250     0.017     0.358
6026169          $449,762.15  80.00                          0.250     0.017     0.733
6026204          $425,600.39  76.28                          0.250     0.017     0.608
6026261          $319,499.22  74.42                          0.250     0.017     0.233
6026334          $417,023.33  80.00                          0.250     0.017     0.858
6026361          $379,419.92  80.00                          0.250     0.017     0.358
6026374          $529,170.59  64.24                          0.250     0.017     0.233
6026393          $324,491.41  55.08                          0.250     0.017     0.233
6026408          $648,982.80  74.97                          0.250     0.017     0.233
6026437          $551,178.12  80.00                          0.250     0.017     0.483
6026463          $337,044.91  80.00                          0.250     0.017     0.000
6026464          $339,467.93  66.28                          0.250     0.017     0.233
6026487          $473,711.12  80.00                          0.250     0.017     0.608
6026507          $128,318.03  61.19                          0.250     0.017     0.733
6026514          $449,321.37  73.77                          0.250     0.017     0.608
6026531          $374,441.66  44.12                          0.250     0.017     0.483
6026532          $430,508.29  80.00                          0.250     0.017     0.108
6026543           $99,825.42  80.00                          0.250     0.017     0.858
6026563          $468,247.65  67.97                          0.250     0.017     0.108
6026572          $533,164.32  66.75                          0.250     0.017     0.233
6026603          $329,520.80  73.33                          0.250     0.017     0.608
6026607          $139,786.28  60.87                          0.250     0.017     0.358
6026619          $344,169.65  69.10                          0.250     0.017     0.000
6026631          $449,295.78  62.94                          0.250     0.017     0.233
6026636          $648,759.75  64.36                          0.250     0.017     0.233
6026659          $347,468.77  73.26                          0.250     0.017     0.358
6026711          $304,534.41  70.11                          0.250     0.017     0.358
6026737          $449,044.29  64.29                          0.250     0.017     0.233
6026751          $529,190.94  73.10                          0.250     0.017     0.358
6026766          $399,374.03  61.54                          0.250     0.017     0.233
6026783          $312,533.95  79.24                          0.250     0.017     0.483
6026809          $593,592.50  69.53                          0.250     0.017     0.358
6026830          $587,188.02  70.00                          0.250     0.017     0.858
6026853          $335,487.09  80.00                          0.250     0.017     0.358
6026866          $499,197.95  71.94                          0.250     0.017     0.108
6026889          $304,534.41  47.84                          0.250     0.017     0.358
6026910          $118,223.71  80.00                          0.250     0.017     0.483
6026920          $415,364.97  80.00                          0.250     0.017     0.358
6027133          $422,036.68  72.95                          0.250     0.017     0.233
6027161          $452,191.25  74.49                          0.250     0.017     0.233
6027164          $320,145.98  74.99                          0.250     0.017     0.733
6027174          $307,453.88  80.00                          0.250     0.017     0.233
6027188          $309,508.31  79.99                          0.250     0.017     0.233
6027191          $419,374.65  80.00                          0.250     0.017     0.483
6027192          $119,120.76  80.00                          0.250     0.017     0.608
6027207          $359,490.20  65.45                          0.250     0.017     0.733
6027220          $407,377.19  80.00                          0.250     0.017     0.358
6027227          $539,154.96  80.00                          0.250     0.017     0.233
6027235          $394,317.68  71.82                          0.250     0.017     0.858
6027251          $330,192.89  69.68                          0.250     0.017     0.358
6027252          $419,342.74  65.12                          0.250     0.017     0.233
6027272          $335,474.20  79.81                          0.250     0.017     0.233
6027280          $314,507.05  70.00                          0.250     0.017     0.233
6027287          $603,905.99  78.06                          0.250     0.017     0.608
6027303          $301,572.34  80.00                          0.250     0.017     0.733
6027305          $580,113.10  70.00                          0.250     0.017     0.358
6027315          $343,013.55  86.96               12         0.250     0.017     0.733
6027323          $366,335.45  80.00                          0.250     0.017     0.233
6027335          $648,957.33  68.78                          0.250     0.017     0.108
6027337          $349,465.72  67.31                          0.250     0.017     0.358
6027339          $291,543.06  80.00                          0.250     0.017     0.233
6027350          $581,819.88  80.00                          0.250     0.017     0.858
6027377          $239,633.64  80.00                          0.250     0.017     0.358
6027399          $303,569.50  68.47                          0.250     0.017     0.733
6027404          $389,404.66  80.00                          0.250     0.017     0.358
6027418          $122,507.98  79.99                          0.250     0.017     0.233
6027420          $389,256.66  39.80                          0.250     0.017     0.233
6027468          $324,483.94  74.71                          0.250     0.017     0.233
6027484          $115,822.93  52.73                          0.250     0.017     0.358
6027499          $399,324.23  57.14                          0.250     0.017     0.233
6027546          $524,218.30  64.02                          0.250     0.017     0.483
6027547          $329,508.65  25.78                          0.250     0.017     0.483
6027565          $249,627.76  64.94                          0.250     0.017     0.483
6027577          $328,545.68  70.00                          0.250     0.017     0.858
6027590          $359,450.46  80.00                          0.250     0.017     0.358
6027613          $371,486.30  66.43                          0.250     0.017     0.858
6027632          $549,139.30  52.38                          0.250     0.017     0.233
6027651          $359,463.99  80.00                          0.250     0.017     0.483
6027700          $499,309.54  70.92                          0.250     0.017     0.858
6027719          $384,382.41  79.06                          0.250     0.017     0.108
6027761          $411,821.79  75.00                          0.250     0.017     0.000
6027785          $327,499.31  80.00                          0.250     0.017     0.358
6027941          $316,534.29  87.36               11         0.250     0.017     1.608
6028003          $143,550.62  74.23                          0.250     0.017     0.483
6028040          $379,405.33  80.00                          0.250     0.017     0.233
6028183          $648,982.80  64.74                          0.250     0.017     0.233
6028196          $303,524.26  80.00                          0.250     0.017     0.233
6028223          $333,015.69  81.34               06         0.250     0.017     0.608
6028244          $321,483.47  79.12                          0.250     0.017     0.108
6028263          $619,053.56  80.00                          0.250     0.017     0.358
6028283          $299,518.76  68.24                          0.250     0.017     0.108
6028509          $604,552.45  70.00                          0.250     0.017     0.233
6028522          $290,045.40  70.85                          0.250     0.017     0.233
6028535          $531,187.90  80.00                          0.250     0.017     0.358
6028558          $183,719.12  40.89                          0.250     0.017     0.358
6028589          $445,368.40  57.55                          0.250     0.017     0.733
6028622          $521,222.78  63.66                          0.250     0.017     0.483
6028623          $258,563.56  64.75                          0.250     0.017     0.000
6028627          $317,803.31  80.00                          0.250     0.017     0.358
6028637          $471,760.59  75.00                          0.250     0.017     0.233
6028640          $377,464.70  62.90                          0.250     0.017     0.733
6028646          $434,851.58  67.00                          0.250     0.017     0.483
6028655          $419,420.02  80.00                          0.250     0.017     0.858
6028673          $329,470.65  73.33                          0.250     0.017     0.108
6028692          $389,433.66  75.00                          0.250     0.017     0.608
6028728          $327,473.84  80.00                          0.250     0.017     0.108
6028746          $529,190.94  67.09                          0.250     0.017     0.358
6028753          $299,530.53  68.18                          0.250     0.017     0.233
6028764          $334,462.61  71.28                          0.250     0.017     0.108
6028769          $649,056.11  76.47                          0.250     0.017     0.608
6028770          $321,520.57  70.00                          0.250     0.017     0.483
6028781          $317,502.36  77.58                          0.250     0.017     0.233
6028785          $307,518.01  83.24               11         0.250     0.017     0.233
6028788          $250,443.27  79.94                          0.250     0.017     0.733
6028791          $329,483.58  62.26                          0.250     0.017     0.233
6028800          $549,160.43  47.29                          0.250     0.017     0.358
6028807          $320,497.66  79.85                          0.250     0.017     0.233
6028810          $327,547.06  78.47                          0.250     0.017     0.858
6028818          $359,436.64  73.47                          0.250     0.017     0.233
6028819          $478,521.38  80.00                          0.250     0.017     0.733
6028832          $543,105.56  80.00                          0.250     0.017     0.000
6028857          $317,489.91  80.00                          0.250     0.017     0.108
6028900          $323,334.21  73.80                          0.250     0.017     0.233
6029027          $297,971.26  89.89               12         0.250     0.017     0.108
6029041          $356,768.02  79.75                          0.250     0.017     0.483
6029082          $440,092.91  80.00                          0.250     0.017     0.108
6029109          $542,128.96  59.67                          0.250     0.017     0.108
6029453          $511,256.51  80.00                          0.250     0.017     0.608
6029461          $145,984.86  75.00                          0.250     0.017     0.000
6029476          $455,247.78  80.00                          0.250     0.017     0.000
6029636          $339,436.29  80.00                          0.250     0.017     1.233
6029644          $347,027.32  79.99                          0.250     0.017     0.858
6029660           $84,161.40  72.05                          0.250     0.017     0.000
6029671          $403,122.30  61.21                          0.250     0.017     0.233
6029681          $524,178.42  52.50                          0.250     0.017     0.233
6029691          $345,971.06  90.00               11         0.250     0.017     0.358
6029696          $327,773.36  78.17                          0.250     0.017     0.108
6029701          $380,691.10  47.58                          0.250     0.017     1.233
6029716          $293,841.65  90.00               06         0.250     0.017     0.608
6029727          $382,400.63  73.65                          0.250     0.017     0.233
6029743           $89,479.34  80.00                          0.250     0.017     0.983
6029745          $315,491.58  93.00               13         0.250     0.017     0.483
6029749          $570,802.60  71.23                          0.250     0.017     0.000
6029753          $340,466.37  56.83                          0.250     0.017     0.233
6029758          $399,331.30  58.06                          0.250     0.017     0.108
6029781          $522,780.61  77.00                          0.250     0.017     0.233
6029787          $309,514.88  77.50                          0.250     0.017     0.233
6029789          $132,003.29  32.46                          0.250     0.017     0.483
6029793          $327,208.42  78.93                          0.250     0.017     0.108
6029803          $499,217.53  74.07                          0.250     0.017     0.233
6029809          $349,478.88  78.65                          0.250     0.017     0.483
6029816          $437,363.96  58.40                          0.250     0.017     0.608
6029818          $487,197.64  68.73                          0.250     0.017     0.000
6029822          $397,407.39  74.95                          0.250     0.017     0.483
6029849          $579,069.61  55.24                          0.250     0.017     0.108
6029875          $413,368.01  67.87                          0.250     0.017     0.358
6029876          $369,071.52  75.44                          0.250     0.017     0.233
6029900          $295,536.77  80.00                          0.250     0.017     0.233
6029952          $604,053.23  71.18                          0.250     0.017     0.233
6029965          $357,405.79  79.98                          0.250     0.017     0.483
6029970          $431,773.49  79.94                          0.250     0.017     0.233
6029986          $283,498.26  79.75                          0.250     0.017     0.483
6029990          $519,145.02  68.42                          0.250     0.017     0.000
6029996          $472,894.84  80.00                          0.250     0.017     0.483
6030004          $317,514.56  67.66                          0.250     0.017     0.358
6030013          $331,480.44  80.00                          0.250     0.017     0.233
6030018          $362,485.93  71.18                          0.250     0.017     0.733
6030032          $339,440.98  80.00                          0.250     0.017     0.000
6030033          $334,399.27  79.99                          0.250     0.017     0.000
6030046          $375,440.16  80.00                          0.250     0.017     0.483
6030047          $196,133.85  80.00                          0.250     0.017     0.358
6030061          $349,438.57  71.43                          0.250     0.017     0.108
6030077          $166,170.21  80.00                          0.250     0.017     0.858
6030102          $540,174.17  58.49                          0.250     0.017     0.358
6030130          $273,538.30  69.72                          0.250     0.017     0.000
6030161          $299,553.33  52.63                          0.250     0.017     0.483
6030265          $572,057.90  59.07                          0.250     0.017     0.000
6030300          $384,784.41  69.70                          0.250     0.017     0.000
6030312          $349,478.88  63.64                          0.250     0.017     0.483
6030351          $359,436.64  66.06                          0.250     0.017     0.233
6030377          $314,519.14  70.00                          0.250     0.017     0.358
6030412          $375,411.58  79.83                          0.250     0.017     0.233
6030460          $316,304.23  80.00                          0.250     0.017     0.233
6030557          $327,473.84  53.59                          0.250     0.017     0.108
6030600          $315,505.49  80.00                          0.250     0.017     0.233
6030631          $522,546.09  79.90                          0.250     0.017     0.358
6030706          $334,449.19  70.08                          0.250     0.017     0.000
6030777          $349,264.00  66.16                          0.250     0.017     0.358
6030802          $323,492.95  80.00                          0.250     0.017     0.233
6030830          $449,313.06  51.41                          0.250     0.017     0.358
6030871          $321,532.40  73.02                          0.250     0.017     0.608
6030888          $470,462.62  80.00                          0.250     0.017     0.233
6030913          $324,470.56  72.22                          0.250     0.017     0.358
6030934          $239,624.41  80.00                          0.250     0.017     0.233
6030968          $107,843.16  80.00                          0.250     0.017     0.608
6030980          $429,310.23  68.25                          0.250     0.017     0.108
6031179          $593,930.62  70.12                          0.250     0.017     0.233
6031192          $343,524.97  80.00                          0.250     0.017     0.858
6031209          $648,982.80  72.54                          0.250     0.017     0.233
6031216          $450,068.95  70.00                          0.250     0.017     0.233
6031218          $583,086.09  80.00                          0.250     0.017     0.233
6031228          $297,053.85  70.00                          0.250     0.017     1.233
6031236          $349,740.24  77.78                          0.250     0.017     0.483
6031245          $349,308.49  50.00                          0.250     0.017     1.108
6031249          $375,493.75  80.00                          0.250     0.017     0.983
6031259          $339,718.21  63.71                          0.250     0.017     0.733
6031263          $303,297.75  80.00                          0.250     0.017     0.483
6031275          $648,957.33  80.00                          0.250     0.017     0.108
6031277          $311,558.16  80.00                          0.250     0.017     0.733
6031280          $354,120.96  76.34                          0.250     0.017     0.733
6031289          $497,201.15  66.40                          0.250     0.017     0.108
6031294          $571,082.44  80.00                          0.250     0.017     0.108
6031313          $349,465.72  50.00                          0.250     0.017     0.358
6031315          $387,377.60  79.67                          0.250     0.017     0.108
6031328          $375,411.60  80.00                          0.250     0.017     0.233
6031331          $419,405.23  70.00                          0.250     0.017     0.733
6031336          $438,313.01  73.17                          0.250     0.017     0.233
6031339          $339,116.46  73.12                          0.250     0.017     0.000
6031340          $628,074.45  73.99                          0.250     0.017     1.108
6031349          $426,879.21  65.17                          0.250     0.017     0.608
6031352          $351,396.01  80.00                          0.250     0.017     0.483
6031361           $90,859.94  80.00                          0.250     0.017     0.358
6031367          $469,246.06  74.60                          0.250     0.017     0.108
6031370          $499,236.74  49.00                          0.250     0.017     0.358
6031375          $439,144.43  68.99                          0.250     0.017     0.108
6031378          $280,649.48  58.54                          0.250     0.017     1.358
6031399          $351,421.26  78.75                          0.250     0.017     0.000
6031426          $511,468.05  79.42                          0.250     0.017     0.358
6031435          $102,826.43  73.57                          0.250     0.017     0.000
6031455          $370,487.68  70.00                          0.250     0.017     0.858
6031457          $341,065.43  80.00                          0.250     0.017     0.233
6031464          $459,315.09  71.99                          0.250     0.017     0.483
6031481          $437,664.02  80.00                          0.250     0.017     0.233
6031505          $316,503.92  53.73                          0.250     0.017     0.233
6031516          $307,529.84  79.79                          0.250     0.017     0.358
6031539          $486,087.14  65.07                          0.250     0.017     0.358
6031552          $129,806.44  67.01                          0.250     0.017     0.483
6032141          $365,085.64  76.98                          0.250     0.017     0.733
6032204          $439,059.13  77.88                          0.250     0.017     0.608
6032268          $355,414.67  80.00                          0.250     0.017     0.000
6032328          $391,444.87  80.00                          0.250     0.017     0.733
6032363          $325,561.05  74.94                          0.250     0.017     0.983
6032387          $385,310.91  63.26                          0.250     0.017     0.358
6032400          $302,358.72  75.75                          0.250     0.017     0.608
6032404          $458,195.40  76.49                          0.250     0.017     0.000
6032412          $518,177.13  42.87                          0.250     0.017     0.358
6032416          $339,440.98  80.00                          0.250     0.017     0.000
6032419          $445,284.56  79.50                          0.250     0.017     0.108
6032423          $334,974.96  69.90                          0.250     0.017     0.233
6032431          $615,011.86  80.00                          0.250     0.017     0.108
6032622          $439,328.32  80.00                          0.250     0.017     0.358
6032633          $648,508.52  72.57                          0.250     0.017     0.358
6032643          $289,439.50  78.89                          0.250     0.017     0.108
6032660          $394,397.02  79.00                          0.250     0.017     0.358
6032676          $425,649.00  79.99                          0.250     0.017     0.000
6032677          $395,380.29  80.00                          0.250     0.017     0.233
6032679          $632,042.03  57.73                          0.250     0.017     0.483
6032680          $617,607.68  80.00                          0.250     0.017     0.108
6032738          $383,898.29  78.74                          0.250     0.017     0.233
6032922          $419,326.27  80.00                          0.250     0.017     0.108

             $195,478,000.17


COUNT:                   500
WAC:             7.453871462
WAM:             356.5464953
WALTV:           71.71673117

WFMBS
WFHMI / 2001-17 Exhibit F-3  (continued)
30 YEAR FIXED RATE NON-RELOCATION LOANS


(i)            (xvii)                            (xviii)
-----          -----------                       -----------

MORTGAGE                                         NMI
LOAN                                             LOAN
NUMBER         SERVICER                          SELLER
--------       -------------------------------   -------------------------------
5824379        WASHINGTON MUTUAL BANK, F.A.      WASHINGTON MUTUAL BANK, F.A.
5832318        CUNA MUTUAL MORTGAGE CORP         CUNA MUTUAL MORTGAGE CORP
5838748        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5905014        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5909693        FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5909888        FIRST UNION MORTGAGE CORP         FIRST UNION MORTGAGE CORP
5936969        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5944216        HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
5945555        CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5945565        CHEVY CHASE SAVINGS BANK          CHEVY CHASE SAVINGS BANK
5952313        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5954879        FLEET REAL ESTATE FUNDIN          FLEET REAL ESTATE FUNDIN
5955486        HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
5955499        HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
5960344        HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
5960362        HSBC MORTGAGE CORP (USA)          HSBC MORTGAGE CORP (USA)
5961604        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5962020        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5962374        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5962401        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5962480        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5964013        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5964030        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5964053        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5964113        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5964178        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5964685        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5965039        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5965411        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5965460        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5965528        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5969627        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5970425        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5973844        HIBERNIA NATIONAL BANK            HIBERNIA NATIONAL BANK
5974156        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
5977011        HUNTINGTON MORTGAGE COMPANY       HUNTINGTON MORTGAGE COMPANY
5977370        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5979602        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
5979936        CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5982233        CHASE MANHATTAN MORTGAGE          CHASE MANHATTAN MORTGAGE
5983369        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6005338        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6005424        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6005481        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6005675        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6005921        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6007786        COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
6007880        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6007930        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6008295        COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
6008830        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6009046        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6010917        BANK OF OKLAHOMA, N.A.            BANK OF OKLAHOMA, N.A.
6011425        COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
6012097        COLONIAL SAVINGS & LOAN           COLONIAL SAVINGS & LOAN
6015294        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6015311        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6015347        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6015359        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6015389        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6016688        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6016779        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6016797        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6016832        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6017735        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017749        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017759        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017769        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017779        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017789        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017806        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017815        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017914        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017932        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017947        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017970        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6017989        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6018007        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6018028        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6018051        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6018070        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019036        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019179        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019220        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019316        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019557        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019625        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019700        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019747        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019782        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019800        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6019827        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020117        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6020144        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6020204        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6020279        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6020310        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6020337        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6020548        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6020718        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020789        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020832        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020871        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020882        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020901        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020921        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020937        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020941        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020969        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6020984        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021005        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021017        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021021        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021033        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021049        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021330        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6021383        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6021496        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6021508        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6021557        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6021592        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6021642        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6021857        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021863        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021880        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021888        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021910        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021922        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021982        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6021992        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022092        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022113        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022166        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022188        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022212        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022239        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022304        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022312        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6022318        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022330        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6022347        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6022379        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6022712        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6022740        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6023076        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6023112        OLD KENT MORTGAGE COMPANY         OLD KENT MORTGAGE COMPANY
6024359        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024385        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024388        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024627        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024642        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024650        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024654        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024677        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024683        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024697        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024709        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024724        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024727        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024733        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024788        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024804        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024851        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024876        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024889        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024892        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024914        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6024925        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024926        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024943        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6024961        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6024985        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6024991        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025021        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6025026        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025052        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6025059        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025061        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025086        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025115        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025116        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6025134        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025192        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025194        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6025218        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6025226        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025235        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025248        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025260        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025262        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025275        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025289        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025290        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025298        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025300        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025309        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025311        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025317        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025320        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025340        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025362        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025379        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025400        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025411        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025414        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025425        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025431        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025432        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025439        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025450        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025459        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025479        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025494        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025496        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025511        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025519        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025523        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025733        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6025793        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6025822        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025839        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025856        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025868        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025876        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025891        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025900        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6025923        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026058        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026059        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026067        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026076        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026085        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026089        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026096        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026105        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026106        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026109        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026121        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026134        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026143        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026151        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026169        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026204        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026261        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026334        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026361        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026374        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026393        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026408        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026437        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026463        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026464        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026487        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026507        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026514        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026531        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026532        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026543        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026563        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026572        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026603        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026607        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026619        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026631        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026636        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026659        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026711        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026737        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026751        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026766        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026783        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026809        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026830        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026853        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026866        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026889        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026910        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6026920        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027133        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027161        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027164        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027174        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027188        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027191        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027192        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027207        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027220        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027227        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027235        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027251        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027252        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027272        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027280        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027287        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027303        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027305        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027315        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027323        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027335        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027337        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027339        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027350        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027377        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027399        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027404        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027418        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027420        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027468        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027484        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027499        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027546        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027547        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027565        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027577        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027590        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027613        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027632        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027651        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027700        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027719        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027761        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027785        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6027941        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028003        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028040        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028183        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028196        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028223        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028244        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028263        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028283        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028509        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028522        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028535        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028558        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028589        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028622        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028623        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028627        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028637        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028640        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028646        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028655        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028673        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028692        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028728        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028746        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028753        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028764        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028769        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028770        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028781        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028785        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028788        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028791        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028800        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028807        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028810        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028818        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028819        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028832        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028857        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6028900        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029027        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029041        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029082        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029109        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029453        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029461        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029476        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029636        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029644        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029660        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029671        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029681        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029691        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029696        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029701        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029716        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029727        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029743        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029745        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029749        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029753        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029758        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029781        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029787        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029789        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029793        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029803        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029809        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6029816        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029818        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029822        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029849        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029875        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029876        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029900        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029952        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029965        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029970        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029986        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029990        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6029996        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030004        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030013        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030018        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030032        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030033        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030046        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030047        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030061        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030077        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030102        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030130        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030161        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030265        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030300        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030312        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030351        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030377        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030412        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030460        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030557        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030600        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030631        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030706        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030777        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030802        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030830        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030871        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030888        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030913        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030934        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030968        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6030980        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031179        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031192        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031209        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031216        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031218        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031228        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031236        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031245        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031249        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031259        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031263        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031275        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031277        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031280        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031289        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031294        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031313        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031315        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031328        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031331        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031336        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031339        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031340        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031349        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031352        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031361        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031367        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031370        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031375        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031378        HOMESIDE LENDING, INC.            HOMESIDE LENDING, INC.
6031399        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031426        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031435        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031455        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031457        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031464        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031481        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031505        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031516        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031539        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6031552        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032141        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032204        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032268        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032328        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032363        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032387        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032400        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032404        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032412        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032416        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032419        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032423        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032431        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032622        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032633        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032643        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032660        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032676        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032677        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032679        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032680        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032738        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C
6032922        NATIONAL CITY MORTGAGE C          NATIONAL CITY MORTGAGE C

COUNT:                                       500
WAC:                                 7.453871462
WAM:                                 356.5464953
WALTV:                               71.71673117

                                    EXHIBIT G

                               REQUEST FOR RELEASE
                       (for Trust Administrator/Custodian)

Loan Information

      Name of Mortgagor:
                                          ------------------------------------

      Servicer

      Loan No.:
                                          ------------------------------------

Custodian/Trust Administrator

      Name:
                                          ------------------------------------

      Address:
                                          ------------------------------------

                                          ------------------------------------

      Custodian/Trustee

      Mortgage File No.:
                                          ------------------------------------

Seller

      Name:
                                          ------------------------------------

      Address:
                                          ------------------------------------

                                          ------------------------------------

      Certificates:                        Mortgage Pass-Through Certificates,
                                           Series 2001-17

            The undersigned Master Servicer hereby acknowledges that it has received from First Union National Bank, as Trust Administrator for the Holders of Mortgage Pass-Through Certificates, Series 2001-17, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement dated as of July 30, 2001 (the "Pooling and Servicing Agreement") among the Trust Administrator, the Seller, the Master Servicer and the United States Trust Company of New York, as Trustee.

( ) Promissory Note dated ______________, 20__, in the original principal sum of $___________, made by ____________________, payable to, or endorsed to the order of, the Trustee.

( )   Mortgage recorded on _____________________ as instrument no.
      ______________ in the County Recorder's Office of the County of
      ____________________, State of _______________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Deed of Trust recorded on ____________________ as instrument no.
      _________________ in the County Recorder's Office of the County of
      ___________________, State of _________________ in book/reel/docket
      ____________________ of official records at page/image ____________.

( )   Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
      ______________________________ as instrument no. ______________ in the
      County Recorder's Office of the County of ______________________, State of _____________________ in book/reel/docket ____________________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

      ( )   ---------------------------------------------

      ( )   ---------------------------------------------

      ( )   ---------------------------------------------

      ( )   ---------------------------------------------

      The undersigned Master Servicer hereby acknowledges and agrees as follows:

(1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2) The Master Servicer shall not cause or permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3) The Master Servicer shall return the Documents to the Trust Administrator when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trust Administrator, on behalf of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                               WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION



                               By:
                                  ------------------------------------
                                  Name:
                                  Title:

Date:                 , 20
      ----------------    --

                                    EXHIBIT H

                                             AFFIDAVIT PURSUANT TO SECTION
                                             860E(e)(4) OF THE INTERNAL REVENUE
                                             CODE OF 1986, AS AMENDED, AND FOR
                                             NON-ERISA INVESTORS

STATE OF                )
                        )  ss.:
COUNTY OF               )


             [NAME OF OFFICER], being first duly sworn, deposes and says:

            1. That he is [Title of Officer] of [Name of Purchaser] (the "Purchaser"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

            2.  That the Purchaser's Taxpayer Identification Number is [   ].

            3. That the Purchaser is not a "disqualified organization" within the meaning of Section 860E(e)(5),of the Internal Revenue Code of 1986, as amended (the "Code"), or an ERISA Prohibited Holder, and will not be a "disqualified organization" or an ERISA Prohibited Holder, as of [date of transfer], and that the Purchaser is not acquiring Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-17, Class A-R Certificate (the "Class A-R Certificate") for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a "disqualified organization" means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
Section 1381(a)(2)(C), or any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511. For these purposes, an "ERISA Prohibited Holder" means an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Code Section 4975 or a governmental plan, as defined in Section 3(32) of ERISA, subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan") or a Person acting on behalf of or investing the assets of such a Plan.

            4. That the Purchaser historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Purchaser intends to pay taxes associated with holding the Class A-R Certificate as they become due.

            5. That the Purchaser understands that it may incur tax liabilities with respect to the Class A-R Certificate in excess of cash flows generated by the Class A-R Certificate.

            6. That the Purchaser will not transfer the Class A-R Certificate to any person or entity from which the Purchaser has not received an affidavit substantially in the form of this affidavit and as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, 4 or 7 hereof are not satisfied or that the Purchaser has reason to know does not satisfy the requirements set forth in paragraph 4 hereof.

            7. That the Purchaser (i) is a U.S. Person or (ii) is a person other than a U.S. Person (a "Non-U.S. Person") that holds the Class A-R Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Trust Administrator with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to both the transferor and the Trust Administrator an opinion of a nationally recognized tax counsel to the effect that the transfer of the Class A-R Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of the Class A-R Certificate will not be disregarded for federal income tax purposes. "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

            8. That the Purchaser agrees to such amendments of the Pooling and Servicing Agreement as may be required to further effectuate the restrictions on transfer of the Class A-R Certificate to such a "disqualified organization," an agent thereof, an ERISA Prohibited Holder or a person that does not satisfy the requirements of paragraph 4, paragraph 5 and paragraph 7 hereof.

            9. That the Purchaser consents to the designation of the Master Servicer as its agent to act as "tax matters person" of the REMIC pursuant to
Section 8.14 of the Pooling and Servicing Agreement, and if such designation is not permitted by the Code and applicable law, to act as tax matters person if requested to do so.

            IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [Title of Officer] this ___ day of , 20__.

                                        [Name of Purchaser]



                                       By:
                                          ------------------------------------
                                          [Name of Officer]
                                          [Title of Officer]

            Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer], of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

            Subscribed and sworn before me this    day of           , 20  .
                                                --        ----------    --



------------------------------------
Notary Public

COUNTY OF
         --------------------

STATE OF
        ---------------------

My commission expires the    day of           , 20  .
                          --        ----------    --

CWT\NYLIB1\584421.2

                                    EXHIBIT I

                [Letter from Transferor of Class A-R Certificate]




                                     [Date]

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Re:  Wells Fargo Asset Securities Corporation,
     Series 2001-17, Class A-R

Ladies and Gentlemen:

            [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the information contained in paragraph 4 thereof is not true.

                                                Very truly yours,
                                                [Transferor]



                                                ----------------------

                                    EXHIBIT J

                    WELLS FARGO ASSET SECURITIES CORPORATION

                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2001-17
                      CLASS [B-4] [B-5] [B-6] CERTIFICATES

                               TRANSFEREE'S LETTER

                                                     ----------------- --, ----

First Union National Bank
401 South Tryon Street
Charlotte, North Carolina 28202

Wells Fargo Asset Securities Corporation
7485 New Horizon Way

Frederick, Maryland 21703

            The undersigned (the "Purchaser") proposes to purchase Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-17, Class [B-4] [B-5] [B-6] Certificates (the "Class [B-4] [B-5] [B-6] Certificates") in the principal amount of $___________. In doing so, the Purchaser hereby acknowledges and agrees as follows:

            Section 1. Definitions. Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Pooling and Servicing Agreement, dated as of July 30, 2001 (the "Pooling and Servicing Agreement") among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), First Union National Bank, as trust administrator (the "Trust Administrator") and the United States Trust Company of New York, as trustee (the "Trustee"), of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-17.

            Section 2. Representations and Warranties of the Purchaser. In connection with the proposed transfer, the Purchaser represents and warrants to the Seller, the Master Servicer and the Trust Administrator that:

            (a) The Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which the Purchaser is organized, is authorized to invest in the Class [B-4] [B-5] [B-6] Certificates, and to enter into this Agreement, and duly executed and delivered this Agreement.

            (b) The Purchaser is acquiring the Class [B-4] [B-5] [B-6] Certificates for its own account as principal and not with a view to the distribution thereof, in whole or in part.

            (c) [The Purchaser has knowledge of financial and business matters and is capable of evaluating the merits and risks of an investment in the Class [B-4] [B-5] [B-6] Certificates; the Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Purchaser is able to bear the economic risk of an investment in the Class [B-4] [B-5] [B-6] Certificates and can afford a complete loss of such investment.]

            [(d) The Purchaser is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act.]

            (e) The Purchaser confirms that (a) it has received and reviewed a copy of the Private Placement Memorandum dated _______________, relating to the Class [B-4] [B-5] [B-6] Certificates and reviewed, to the extent it deemed appropriate, the documents attached thereto or incorporated by reference therein, (b) it has had the opportunity to ask questions of, and receive answers from the Seller concerning the Class [B-4] [B-5] [B-6] Certificates and all matters relating thereto, and obtain any additional information (including documents) relevant to its decision to purchase the Class [B-4] [B-5] [B-6] Certificates that the Seller possesses or can possess without unreasonable effort or expense and (c) it has undertaken its own independent analysis of the investment in the Class [B-4] [B-5] [B-6] Certificates. The Purchaser will not use or disclose any information it receives in connection with its purchase of the Class [B-4] [B-5] [B-6] Certificates other than in connection with a subsequent sale of Class [B-4] [B-5] [B-6] Certificates.

            (f) Either (i) the Purchaser is not an employee benefit plan or other retirement arrangement subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan, as defined in Section 3(32) of ERISA subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, a "Plan"), an agent acting on behalf of a Plan, or a person utilizing the assets of a Plan or (ii) if the Purchaser is an insurance company, (A) the source of funds used to purchase the Class [B-4] [B-5] [B-6] Certificate is an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTE 95-60"), 60 Fed. Reg. 35925 (July 12, 1995), (B) there is no Plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other Plans maintained by the same employer (or affiliate thereof as defined in Section V(a)(1) of PTE 95-60) or by the same employee organization exceeds 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under Section I(a) of PTE 95-60) at the date of acquisition and (C) the purchase and holding of such Class [B-4] [B-5] [B-6] Certificates are covered by Sections I and III of PTE 95-60 or (iii) the Purchaser has provided (a) a "Benefit Plan Opinion" satisfactory to the Seller and the Trust Administrator of the Trust Estate and (b) such other opinions of counsel, officers' certificates and agreements as the Seller or the Master Servicer may have required. A Benefit Plan Opinion is an opinion of counsel to the effect that the proposed transfer will not cause the assets of the Trust Estate to be regarded as "plan assets" and subject to the prohibited transaction provisions of ERISA, the Code or Similar Law and will not subject the Trust Administrator, the Trustee, the Seller or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement (including any liability for civil penalties or excise taxes imposed pursuant to ERISA, Section 4975 of the Code or Similar Law).

            (g) If the Purchaser is a depository institution subject to the jurisdiction of the Office of the Comptroller of the Currency ("OCC"), the Board of Governors of the Federal Reserve System ("FRB"), the Federal Deposit Insurance Corporation ("FDIC"), the Office of Thrift Supervision ("OTS") or the National Credit Union Administration ("NCUA"), the Purchaser has reviewed the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 of the Federal Financial Institutions Examination Council and the April 15, 1994 Interim Revision thereto as adopted by the OCC, FRB, FDIC, OTS and NCUA (with modifications as applicable), as appropriate, other applicable investment authority, rules, supervisory policies and guidelines of these agencies and, to the extent appropriate, state banking authorities and has concluded that its purchase of the Class [B-4] [B-5] [B-6] Certificates is in compliance therewith.

            Section 3.  Transfer of Class [B-4] [B-5] [B-6] Certificates.

            (a) The Purchaser understands that the Class [B-4][B-5][B-6] Certificates have not been registered under the Securities Act of 1933 (the "Act") or any state securities laws and that no transfer may be made unless the Class [B-4][B-5][B-6] Certificates are registered under the Act and applicable state law or unless an exemption from registration is available. The Purchaser further understands that neither the Seller, the Master Servicer nor the Trust Administrator is under any obligation to register the Class [B-4][B-5][B-6] Certificates or make an exemption available. In the event that such a transfer is to be made in reliance upon an exemption from the Act or applicable state securities laws, (i) the Trust Administrator shall require, in order to assure compliance with such laws, that the Certificateholder's prospective transferee certify to the Seller and the Trust Administrator as to the factual basis for the registration or qualification exemption relied upon, and (ii) unless the transferee is a "Qualified Institutional Buyer" within the meaning of Rule 144A of the Act, the Trust Administrator or the Seller may, if such transfer is made within three years from the later of (a) the Closing Date or (b) the last date on which the Seller or any affiliate thereof was a holder of the Certificates proposed to be transferred, require an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act and state securities laws, which Opinion of Counsel shall not be an expense of the Trust Administrator, the Master Servicer or the Seller. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Master Servicer, any Paying Agent acting on behalf of the Trust Administrator and the Seller against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            (b) No transfer of a Class [B-4][B-5][B-6] Certificate shall be made unless the transferee provides the Seller and the Trust Administrator with a Transferee's Letter, substantially in the form of this Agreement.

            (c) The Purchaser acknowledges that its Class [B-4][B-5][B-6] Certificates bear a legend setting forth the applicable restrictions on transfer.

            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be validly executed by its duly authorized representative as of the day and the year first above written.

                                       [PURCHASER]

                                       By:
                                          ------------------------------------



                                       Its:
                                           -----------------------------------

                                    EXHIBIT K

                                   [Reserved]

                                    EXHIBIT L

                              SERVICING AGREEMENTS

                            WFHM Servicing Agreement

                 National City Mortgage Co. Servicing Agreement

                    HomeSide Lending Inc. Servicing Agreement

                  Old Kent Mortgage Company Servicing Agreement

               HSBC Mortgage Corporation (USA) Servicing Agreement

                    Colonial Savings F.A. Servicing Agreement

              First Union Mortgage Corporation Servicing Agreement

            Chase Manhattan Mortgage Corporation Servicing Agreement

                  Chevy Chase Bank, F.S.B. Servicing Agreement

                   Bank of Oklahoma, N.A. Servicing Agreement

                Washington Mutual Bank, F.A. Servicing Agreement

                    Fleet Mortgage Corp. Servicing Agreement

                   Hibernia National Bank Servicing Agreement

               The Huntington Mortgage Company Servicing Agreement

              CUNA Mutual Mortgage Corporation Servicing Agreement

                                    EXHIBIT M

                      [FORM OF SPECIAL SERVICING AGREEMENT]

                 SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT

            This SPECIAL SERVICING AND COLLATERAL FUND AGREEMENT (the "Agreement") is made and entered into as of , between Wells Fargo Bank Minnesota, National Association (the "Company" and "Wells Fargo Bank") and (the "Purchaser").

                              PRELIMINARY STATEMENT

            ________________________ is the holder of the entire interest in Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-17, Class ____ (the "Class B Certificates"). The Class B Certificates were issued pursuant to a Pooling and Servicing Agreement dated as of July 30, 2001 among Wells Fargo Asset Securities Corporation, as seller (the "Seller"), Wells Fargo Bank Minnesota, National Association, as Master Servicer and First Union National Bank, as Trust Administrator and the United States Trust Company of New York, as Trustee.

            ________________________ intends to resell all of the Class B Certificates directly to the Purchaser on or promptly after the date hereof.

            In connection with such sale, the parties hereto have agreed that the Company will cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreements, the related servicers (each a related "Servicer"), which service the Mortgage Loans which comprise the Trust Estate related to the above referenced series under the related servicing agreements (each a related "Servicing Agreement"), to engage in certain special servicing procedures relating to foreclosures for the benefit of the Purchaser, and that the Purchaser will deposit funds in a collateral fund to cover any losses attributable to such procedures as well as all advances and costs in connection therewith, as set forth herein.

            In consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the Company and the Purchaser agree that the following provisions shall become effective and shall be binding on and enforceable by the Company and the Purchaser:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 Defined Terms

            Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York are required or authorized by law or executive order to be closed.

            Collateral Fund: The fund established and maintained pursuant to
Section 3.01 hereof.

            Collateral Fund Permitted Investments: Either (i) obligations of, or obligations fully guaranteed as to principal and interest by, the United States, or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States, (ii) a money market fund rated in the highest rating category by a nationally recognized rating agency selected by the Company, (iii) cash, (iv) mortgage pass-through certificates issued or guaranteed by Government National Mortgage Association, FNMA or FHLMC,
(v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date), the issuer of which may be an affiliate of the Company, having at the time of such investment a rating of at least P-1 by Moody's Investors Service, Inc. ("Moody's") or at least F-1 by Fitch, Inc. ("Fitch") or (vi) demand and time deposits in, certificates of deposit of, any depository institution or trust company (which may be an affiliate of the Company) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment either (x) the long-term debt obligations of such depository institution or trust company have a rating of at least AA by Fitch or Moody's, (y) the certificate of deposit or other unsecured short-term debt obligations of such depository institution or trust company have a rating of at least A-1 by Moody's or F-1 by Fitch or (z) the depository institution or trust company is one that is acceptable to either Moody's or Fitch and, for each of the preceding clauses (i), (iv), (v) and (vi), the maturity thereof shall be not later than the earlier to occur of (A) 30 days from the date of the related investment and (B) the next succeeding Distribution Date as defined in the related Pooling and Servicing Agreement.

            Commencement of Foreclosure: The first official action required under local law in order to commence foreclosure proceedings or to schedule a trustee's sale under a deed of trust, including (i) in the case of a mortgage, any filing or service of process necessary to commence an action to foreclose, or (ii) in the case of a deed of trust, posting, the publishing, filing or delivery of a notice of sale, but not including in either case (x) any notice of default, notice of intent to foreclose or sell or any other action prerequisite to the actions specified in (i) or (ii) above, (y) the acceptance of a deed-in-lieu of foreclosure (whether in connection with a sale of the related property or otherwise) or (z) initiation and completion of a short pay-off.

            Current Appraisal: With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, an appraisal of the related Mortgaged Property obtained by the Purchaser at its own expense from an independent appraiser (which shall not be an affiliate of the Purchaser) acceptable to the Company as nearly contemporaneously as practicable to the time of the Purchaser's election, prepared based on the Company's customary requirements for such appraisals.

            Election to Delay Foreclosure: Any election by the Purchaser to delay the Commencement of Foreclosure, made in accordance with Section 2.02(b).

            Election to Foreclose: Any election by the Purchaser to proceed with the Commencement of Foreclosure, made in accordance with Section 2.03(a).

            Monthly Advances: Principal and interest advances and servicing advances including costs and expenses of foreclosure.

            Required Collateral Fund Balance: As of any date of determination, an amount equal to the aggregate of all amounts previously required to be deposited in the Collateral Fund pursuant to Section 2.02(d) (after adjustment for all withdrawals and deposits pursuant to Section 2.02(e)) and Section 2.03(b) (after adjustment for all withdrawals and deposits pursuant to Section 2.03(c)) and Section 3.02 to be reduced by all withdrawals therefrom pursuant to
Section 2.02(g) and Section 2.03(d).

            Section 1.02 Definitions Incorporated by Reference

            All capitalized terms not otherwise defined in this Agreement shall have the meanings assigned in the Pooling and Servicing Agreement.

                                   ARTICLE II

                          SPECIAL SERVICING PROCEDURES

            Section 2.01 Reports and Notices

            (a) In connection with the performance of its duties under the Pooling and Servicing Agreement relating to the realization upon defaulted Mortgage Loans, the Company as Master Servicer shall provide to the Purchaser the following notices and reports:

            (i)___Within five Business Days after each Distribution Date (or included in or with the monthly statements to Certificateholders pursuant to the Pooling and Servicing Agreement), the Company, shall provide to the Purchaser a report, using the same methodology and calculations in its standard servicing reports, indicating for the Trust Estate the number of Mortgage Loans that are (A) thirty days, (B) sixty days, (C) ninety days or more delinquent or (D) in foreclosure, and indicating for each such Mortgage Loan the loan number and outstanding principal balance.

            (ii) Prior to the Commencement of Foreclosure in connection with any Mortgage Loan, the Company shall cause (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the Servicer to provide the Purchaser with a notice (sent by telecopier) of such proposed and imminent foreclosure, stating the loan number and the aggregate amount owing under the Mortgage Loan. Such notice may be provided to the Purchaser in the form of a copy of a referral letter from such Servicer to an attorney requesting the institution of foreclosure.

            (b) If requested by the Purchaser, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to make its servicing personnel available (during their normal business hours) to respond to reasonable inquiries, by phone or in writing by facsimile, electronic, or overnight mail transmission, by the Purchaser in connection with any Mortgage Loan identified in a report under subsection (a) (i) (B), (a) (i) (C), (a) (i) (D), or (a) (ii) which has been given to the Purchaser; provided, that (1) the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential and (2) the related Servicer shall respond within five Business Days orally or in writing by facsimile transmission.

            (c) In addition to the foregoing, the Company shall cause the Servicer (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) to provide to the Purchaser such information as the Purchaser may reasonably request provided, however, that such information is consistent with normal reporting practices, concerning each Mortgage Loan that is at least ninety days delinquent and each Mortgage Loan which has become real estate owned, through the final liquidation thereof; provided, that the related Servicer shall only be required to provide information that is readily accessible to its servicing personnel and is non-confidential provided, however, that the Purchaser will reimburse the Company and the related Servicer for any out of pocket expenses.

            Section 2.02 Purchaser's Election to Delay Foreclosure Proceedings

            (a) The Purchaser shall be deemed to direct the Company to direct (to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement) the related Servicer that in the event that the Company does not receive written notice of the Purchaser's election pursuant to subsection (b) below within 24 hours (exclusive of any intervening non-Business
Days) of transmission of the notice provided by the Company under Section 2.01
(a) (ii) subject to extension as set forth in Section 2.02(b), the related Servicer may proceed with the Commencement of Foreclosure in respect of such Mortgage Loan in accordance with its normal foreclosure policies without further notice to the Purchaser. Any foreclosure that has been initiated may be discontinued (i) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the related Servicer) or (ii) if the related Servicer has reached the terms of a forbearance agreement with the borrower. In the latter case, the related Servicer may complete such forbearance agreement unless instructed otherwise by the Purchaser within two Business Days notification.

            (b) In connection with any Mortgage Loan with respect to which a notice under Section 2.01(a)(ii) has been given to the Purchaser, the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to delay the Commencement of Foreclosure until such time as the Purchaser determines that the related Servicer may proceed with the Commencement of Foreclosure. Such election must be evidenced by written notice received within 24 hours (exclusive of any intervening non-Business Days) of transmission of the notice provided by the Company under Section 2.01(a)(ii). Such 24 hour period shall be extended for no longer than an additional four Business Days after the receipt of the information if the Purchaser requests additional information related to such foreclosure; provided, however, that the Purchaser will have at least one Business Day to respond to any requested additional information. Any such additional information shall be provided only to the extent it (i) is not confidential in nature and (ii) is obtainable by the related Servicer from existing reports, certificates or statements or is otherwise readily accessible to its servicing personnel. The Purchaser agrees that it has no right to deal with the mortgagor during such period. However, if such servicing activities include acceptance of a deed-in-lieu of foreclosure or short payoff, the Purchaser will be notified and given two Business Days to respond.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Purchaser shall obtain a Current Appraisal as soon as practicable, but in no event more than 15 business days thereafter, and shall provide the Company with a copy of such Current Appraisal.

            (d) Within two Business Days of making any Election to Delay Foreclosure, the Purchaser shall remit by wire transfer to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to the sum of (i) 125% of the greater of the unpaid principal balance of the Mortgage Loan and the value shown in the Current Appraisal referred to in subsection (c) above (or, if such Current Appraisal has not yet been obtained, the Company's estimate thereof, in which case the required deposit under this subsection shall be adjusted upon obtaining such Current Appraisal), and (ii) three months' interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If any Election to Delay Foreclosure extends for a period in excess of three months (such excess period being referred to herein as the "Excess Period"), within two Business Days the Purchaser shall remit by wire transfer in advance to the Company for deposit in the Collateral Fund the amount of each additional month's interest, as calculated by the Company, equal to interest on the Mortgage Loan at the applicable Mortgage Interest Rate for the Excess Period. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit any of the above amounts relating to the Mortgage Loan within two Business Days of the Election to Delay Foreclosure or within two Business Days of the commencement of the Excess Period subject to Section 3.01.

            (e) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the Company may withdraw from the Collateral Fund from time to time amounts necessary to reimburse the related Servicer for all related Monthly Advances and Liquidation Expenses thereafter made by such Servicer in accordance with the Pooling and Servicing Agreement and the related Servicing Agreement. To the extent that the amount of any such Liquidation Expenses is determined by the Company based on estimated costs, and the actual costs are subsequently determined to be higher, the Company may withdraw the additional amount from the Collateral Fund. In the event that the Mortgage Loan is brought current by the mortgagor and the foreclosure action is discontinued, the amounts so withdrawn from the Collateral Fund shall be redeposited if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. Except as provided in the preceding sentence, amounts withdrawn from the Collateral Fund to cover Monthly Advances and Liquidation Expenses shall not be redeposited therein or otherwise reimbursed to the Purchaser. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this subsection) shall be released to the Purchaser.

            (f) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Delay Foreclosure, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than the delay in Commencement of Foreclosure as provided herein). If and when the Purchaser shall notify the Company that it believes that it is appropriate to do so, the related Servicer may proceed with the Commencement of Foreclosure. In any event, if the Mortgage Loan is not brought current by the mortgagor by the time the loan becomes 6 months delinquent, the Purchaser's election shall no longer be effective and at the Purchaser's option, either (i) the Purchaser shall purchase the Mortgage Loan from the related Trust Estate at a purchase price equal to the fair market value as shown on the Current Appraisal, to be paid by (x) applying any balance in the Collateral Fund to such to such purchase price, and (y) to the extent of any deficiency, by wire transfer of immediately available funds from the Purchaser to the Company for deposit in the related Certificate Account; or (ii) the related Servicer shall proceed with the Commencement of Foreclosure.

            (g) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Delay Foreclosure and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (f) above, the Company shall calculate the amount, if any, by which the value shown on the Current Appraisal obtained under subsection (c) exceeds the actual sales price obtained for the related Mortgaged Property (net of Liquidation Expenses and accrued interest related to the extended foreclosure period), and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser.

            Section 2.03 Purchaser's Election to Commence Foreclosure
                         Proceedings

            (a) In connection with any Mortgage Loan identified in a report under Section 2.01(a)(i)(B), the Purchaser may elect to instruct the Company to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure as soon as practicable. Such election must be evidenced by written notice received by the Company by 5:00 p.m., New York City time, on the third Business Day following the delivery of such report under
Section 2.01(a)(i).

            (b) Within two Business Days of making any Election to Foreclose, the Purchaser shall remit to the Company, for deposit in the Collateral Fund, an amount, as calculated by the Company, equal to 125% of the current unpaid principal balance of the Mortgage Loan and three months interest on the Mortgage Loan at the applicable Mortgage Interest Rate. If and when any such Mortgage Loan is brought current by the mortgagor, all amounts in the Collateral Fund in respect of such Mortgage Loan (after adjustment for all permitted withdrawals and deposits pursuant to this Agreement) shall be released to the Purchaser if and to the extent that reimbursement therefor from amounts paid by the mortgagor is not prohibited pursuant to the Pooling and Servicing Agreement or the related Servicing Agreement, applicable law or the related mortgage note. The terms of this Agreement will no longer apply to the servicing of any Mortgage Loan upon the failure of the Purchaser to deposit the above amounts relating to the Mortgage Loan within two Business Days of the Election to Foreclose subject to
Section 3.01.

            (c) With respect to any Mortgage Loan as to which the Purchaser has made an Election to Foreclose, the related Servicer shall continue to service the Mortgage Loan in accordance with its customary procedures (other than Commencement of Foreclosure as provided herein). In connection therewith, the Company shall have the same rights to make withdrawals for Monthly Advances and Liquidations Expenses from the Collateral Fund as are provided under Section 2.02(e), and the Company shall make reimbursements thereto to the limited extent provided under such subsection in accordance with its customary procedures. The Company shall not be required to cause, to the extent that the Company as Master Servicer is granted such authority in the related Servicing Agreement, the related Servicer to proceed with the Commencement of Foreclosure if (i) the same is stayed as a result of the mortgagor's bankruptcy or is otherwise barred by applicable law, or to the extent that all legal conditions precedent thereto have not yet been complied with, or (ii) the Company believes there is a breach of representations or warranties by the Company, a Servicer, or a Seller, which may result in a repurchase or substitution of such Mortgage Loan, or (iii) the Company or related Servicer reasonably believes the Mortgaged Property may be contaminated with or affected by hazardous wastes or hazardous substances (and, without limiting the related Servicer's right not to proceed with the Commencement of Foreclosure, the Company supplies the Purchaser with information supporting such belief). Any foreclosure that has been initiated may be discontinued (x) without notice to the Purchaser if the Mortgage Loan has been brought current or if a refinancing or prepayment occurs with respect to the Mortgage Loan (including by means of a short payoff approved by the Purchaser) or (y) with notice to the Purchaser if the related Servicer has reached the terms of a forbearance agreement unless instructed otherwise by the Purchaser within two Business Days of such notification. Any such instruction shall be based upon a decision that such forbearance agreement is not in conformity with reasonable servicing practices.

            (d) Upon the occurrence of a liquidation with respect to any Mortgage Loan as to which the Purchaser made an Election to Foreclose and as to which the related Servicer proceeded with the Commencement of Foreclosure in accordance with subsection (c) above, the Company shall calculate the amount, if any, by which the unpaid principal balance of the Mortgage Loan at the time of liquidation (plus all unreimbursed interest and servicing advances and Liquidation Expenses in connection therewith other than those paid from the Collateral Fund) exceeds the actual sales price obtained for the related Mortgaged Property, and the Company shall withdraw the amount of such excess from the Collateral Fund, shall remit the same to the Trust Estate and in its capacity as Master Servicer shall apply such amount as additional Liquidation Proceeds pursuant to the Pooling and Servicing Agreement. After making such withdrawal, all amounts remaining in the Collateral Fund (after adjustment for all withdrawals and deposits pursuant to subsection (c) in respect of such Mortgage Loan shall be released to the Purchaser.

            Section 2.04 Termination

            (a) With respect to all Mortgage Loans included in the Trust Estate, the Purchaser's right to make any Election to Delay Foreclosure or any Election to Foreclose and the Company's obligations under Section 2.01 shall terminate
(i) at such time as the Principal Balance of the Class B Certificates has been reduced to zero, (ii) if the greater of (x) 43% (or such lower or higher percentage that represents the related Servicer's actual historical loss experience with respect to the Mortgage Loans in the related pool as determined by the Company) of the aggregate principal balance of all Mortgage Loans that are in foreclosure or are more than 90 days delinquent on a contractual basis and REO properties or (y) the aggregate amount that the Company estimates through the normal servicing practices of the related Servicer will be required to be withdrawn from the Collateral Fund with respect to Mortgage Loans as to which the Purchaser has made an Election to Delay Foreclosure or an Election to Foreclosure, exceeds (z) the then-current principal balance of the Class B Certificates, (iii) upon any transfer by the Purchaser of any interest (other than the minority interest therein, but only if the transferee provides written acknowledgment to the Company of the Purchaser's right hereunder and that such transferee will have no rights hereunder) in the Class B Certificates (whether or not such transfer is registered under the Pooling and Servicing Agreement), including any such transfer in connection with a termination of the Trust Estate or (iv) upon any breach of the terms of this Agreement by the Purchaser.

            (b) Except as set forth in 2.04(a), this Agreement and the respective rights, obligations and responsibilities of the Purchaser and the Company hereunder shall terminate upon the later to occur of (i) the final liquidation of the last Mortgage Loan as to which the Purchaser made any Election to Delay Foreclosure or any Election to Foreclose and the withdrawal of all remaining amounts in the Collateral Fund as provided herein and (ii) ten Business Days' notice. The Purchaser's right to make an election pursuant to
Section 2.02 or Section 2.03 hereof with respect to a particular Mortgage Loan shall terminate if the Purchaser fails to make any deposit required pursuant to
Section 2.02(d) or 2.03(b) or if the Purchaser fails to make any other deposit to the Collateral Fund pursuant to this Agreement.

                                   ARTICLE III

                       COLLATERAL FUND; SECURITY INTEREST

            Section 3.01 Collateral Fund

            Upon receipt from the Purchaser of the initial amount required to be deposited in the Collateral Fund pursuant to Article II, the Company shall establish and maintain with Bankers Trust Company as a segregated account on its books and records an account (the "Collateral Fund"), entitled "Wells Fargo Bank Minnesota, National Association, as Master Servicer, for the benefit of registered holders of Wells Fargo Asset Securities Corporation Mortgage Pass-Through Certificates, Series 2001-17." Amounts held in the Collateral Fund shall continue to be the property of the Purchaser, subject to the first priority security interest granted hereunder for the benefit of the Certificateholders, until withdrawn from the Collateral Fund pursuant to Section
2.02 or 2.03 hereof. The Collateral Fund shall be an "outside reserve fund" within the meaning of the REMIC Provisions, beneficially owned by the Purchaser for federal income tax purposes. All income, gain, deduction or loss with respect to the Collateral Fund shall be that of the Purchaser. All distributions from the Trust Fund to the Collateral Fund shall be treated as distributed to the Purchaser as the beneficial owner thereof.

            Upon the termination of this Agreement and the liquidation of all Mortgage Loans as to which the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose pursuant to Section 2.04 hereof, the Company shall distribute or cause to be distributed to the Purchaser all amounts remaining in the Collateral Fund (after adjustment for all deposits and permitted withdrawals pursuant to this Agreement) together with any investment earnings thereon. In the event the Purchaser has made any Election to Delay Foreclosure or any Election to Foreclose, prior to any distribution to the Purchaser of all amounts remaining in the Collateral Fund, funds in the Collateral Fund shall be applied consistent with the terms of this Agreement.

            Section 3.02 Collateral Fund Permitted Investments

            The Company shall, at the written direction of the Purchaser, invest the funds in the Collateral Fund in Collateral Fund Permitted Investments. Such direction shall not be changed more frequently than quarterly. In the absence of any direction, the Company shall select such investments in accordance with the definition of Collateral Fund Permitted Investments in its discretion.

            All income and gain realized from any investment as well as any interest earned on deposits in the Collateral Fund (net of any losses on such investments) and any payments of principal made in respect of any Collateral Fund Permitted Investment shall be deposited in the Collateral Fund upon receipt. All costs and realized losses associated with the purchase and sale of Collateral Fund Permitted Investments shall be borne by the Purchaser and the amount of net realized losses shall be deposited by the Purchaser in the Collateral Fund promptly upon realization. The Company shall periodically (but not more frequently than monthly) distribute to the Purchaser upon request an amount of cash, to the extent cash is available therefore in the Collateral Fund, equal to the amount by which the balance of the Collateral Fund, after giving effect to all other distributions to be made from the Collateral Fund on such date, exceeds the Required Collateral Fund Balance. Any amounts so distributed shall be released from the lien and security interest of this Agreement.

            Section 3.03 Grant of Security Interest

            The Purchaser hereby grants to the Company for the benefit of the Certificateholders under the Pooling and Servicing Agreement a security interest in and lien on all of the Purchaser's right, title and interest, whether now owned or hereafter acquired, in and to: (1) the Collateral Fund, (2) all amounts deposited in the Collateral Fund and Collateral Fund Permitted Investments in which such amounts are invested (and the distributions and proceeds of such investments) and (3) all cash and non-cash proceeds of any of the foregoing, including proceeds of the voluntary conversion thereof (all of the foregoing collectively, the "Collateral").

            The Purchaser acknowledges the lien on and the security interest in the Collateral for the benefit of the Certificateholders. The Purchaser shall take all actions requested by the Company as may be reasonably necessary to perfect the security interest created under this Agreement in the Collateral and cause it to be prior to all other security interests and liens, including the execution and delivery to the Company for filing of appropriate financing statements in accordance with applicable law. The Company shall file appropriate continuation statements, or appoint an agent on its behalf to file such statements, in accordance with applicable law.

            Section 3.04 Collateral Shortfalls

            In the event that amounts on deposit in the Collateral Fund at any time are insufficient to cover any withdrawals therefrom that the Company is then entitled to make hereunder, the Purchaser shall be obligated to pay such amounts to the Company immediately upon demand. Such obligation shall constitute a general corporate obligation of the Purchaser. The failure to pay such amounts within two Business Days of such demand (except for amounts to cover interest on a Mortgage Loan pursuant to Sections 2.02(d) and 2.03 (b)), shall cause an immediate termination of the Purchaser's right to make any Election to Delay Foreclosure or Election to Foreclose and the Company's obligations under this Agreement with respect to all Mortgage Loans to which such insufficiencies relate, without the necessity of any further notice or demand on the part of the Company.

                                   ARTICLE IV

                            MISCELLANEOUS PROVISIONS

            Section 4.01 Amendment

            This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

            Section 4.02 Counterparts

            This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 4.03 Governing Law

            This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

            Section 4.04 Notices

            All demands, notices and direction hereunder shall be in writing or by telecopy and shall be deemed effective upon receipt to:

            (a)   in the case of the Company,

                  Wells Fargo Bank Minnesota, National Association 7485 New Horizon Way

                  Frederick, MD 21703

                  Attention:  Vice President, Master Servicing
                  Phone:      301-696-7800
                  Fax:        301-815-6365

            (b)   in the case of the Purchaser,

                  ---------------------------------
                  ---------------------------------
                  Attention:
                            -----------------------

            Section 4.05 Severability of Provisions

            If any one or more of the covenants, agreements, provision or terms of this Agreement shall be for any reason whatsoever, including regulatory, held invalid, then such covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

            Section 4.06 Successors and Assigns

            The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders; provided, however, that the rights under this Agreement cannot be assigned by the Purchaser without the consent of the Company.

            Section 4.07 Article and Section Headings

            The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            Section 4.08 Confidentiality

            The Purchaser agrees that all information supplied by or on behalf of the Company pursuant to Sections 2.01 or 2.02, including individual account information, is the property of the Company and the Purchaser agrees to hold such information confidential and not to disclose such information.

            Each party hereto agrees that neither it, nor any officer, director, employee, affiliate or independent contractor acting at such party's direction will disclose the terms of Section 4.09 of this Agreement to any person or entity other than such party's legal counsel except pursuant to a final, non-appealable order of court, the pendency of such order the other party will have received notice of at least five business days prior to the date thereof, or pursuant to the other party's prior express written consent.

            Section 4.09 Indemnification

            The Purchaser agrees to indemnify and hold harmless the Company, the Seller, and each Servicer and each person who controls the Company, the Seller, or a Servicer and each of their respective officers, directors, affiliates and agents acting at the Company's, the Seller's, or a Servicer's direction (the "Indemnified Parties") against any and all losses, claims, damages or liabilities to which they may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, actions taken by, or actions not taken by, the Company, the Seller, or a Servicer, or on their behalf, in accordance with the provisions of this Agreement and (i) which actions conflict with the Company's, the Seller's, or a Servicer's obligations under the Pooling and Servicing Agreement or the related Servicing Agreement, or (ii) give rise to securities law liability under federal or state securities laws with respect to the Certificates. The Purchaser hereby agrees to reimburse the Indemnified Parties for the reasonable legal or other expenses incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action. The indemnification obligations of the Purchaser hereunder shall survive the termination or expiration of this Agreement.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                                       Wells Fargo Bank Minnesota, National
                                         Association


                                       By:
                                          ------------------------------------
                                          Name:
                                          Title:



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                                       By:
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                                          Name:
                                          Title: